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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on December 19, 2014

Registration Statement No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Reverse Mortgage Investment Trust Inc.
(Exact name of registrant as specified in its governing instruments)

1455 Broad Street, Floor 2
Bloomfield, New Jersey 07003
(973) 542-7170
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Craig M. Corn
Chief Executive Officer
1455 Broad Street, Floor 2
Bloomfield, New Jersey 07003
(973) 542-7024
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew S. Epstein, Esq. Audrey S. Leigh, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Daniel M. LeBey, Esq. David S. Freed, Esq. Hunton & Williams LLP 200 Park Avenue, 53rd Floor New York, NY 10166 Tel (212) 309-1000 Fax (212) 309-1808

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

         If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b 2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)

Common stock, $0.01 par value per share	$100,000,000	$11,620

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Includes the offering price of common stock that may be purchased by the underwriters upon the exercise of their overallotment option.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these shares until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these shares and it is not soliciting an offer to buy these shares in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 19, 2014

Preliminary Prospectus

                  Shares

Common Stock

         Reverse Mortgage Investment Trust Inc. is a leading fully integrated finance company solely focused on the reverse mortgage industry. We originate, acquire, service, invest in and manage reverse mortgage loans and securities backed by reverse mortgage loans. We focus primarily on home equity conversion mortgage loans, which are reverse mortgage loans that are insured by the Federal Housing Administration, and mortgage-backed securities backed by such loans, the ultimate payment of principal and interest of which is guaranteed by the Government National Mortgage Association.

         This is our initial public offering and no public market currently exists for shares of our common stock. We are offering                        shares of our common stock, and the selling stockholders named in this prospectus are offering                        shares of our common stock. We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We expect the initial public offering price of our shares of common stock to be between $            and $            per share. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol "RMIT."

         We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012.

         We intend to elect to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2014. To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter will prohibit, with certain exceptions, ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the aggregate outstanding shares of all classes and series of our capital stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer."

         Investing in our common stock involves risks. You should read the section entitled "Risk Factors" beginning on page 25 for a discussion of certain risk factors that you should consider before investing in our common stock.

	Per Share	Total

Initial public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds to us before expenses	$	$

Proceeds to selling stockholders before expenses	$	$

(1)
See "Underwriting" for a detailed description of compensation payable to the underwriters.

         We have granted the underwriters an option to purchase up to an additional                shares of our common stock from us at the initial public offering price, less the underwriting discounts and commissions, within 30 days after the date of this prospectus to cover overallotments, if any.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         The shares sold will be ready for delivery on or about                , 2015.

         FBR

The date of this prospectus is                , 2015.

        You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We and the selling stockholders have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We and the selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

- i -

MARKET AND INDUSTRY DATA AND FORECASTS

        Certain market and industry data included in this prospectus has been obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry sources and publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. Although we believe that these sources are reliable, we have not independently verified such third-party information and we cannot assure you of the accuracy or completeness of the data. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Cautionary Statements Concerning Forward-Looking Statements" and "Risk Factors" in this prospectus.

- ii -

 GLOSSARY

        The following is a glossary of certain industry terms used in this prospectus:

        "Agency" means a U.S. government agency, such as Ginnie Mae, or a U.S. government sponsored enterprise, such as Fannie Mae or Freddie Mac.

        "Agency HMBS" means mortgage-backed securities backed by HECM loans, the ultimate payment of principal and interest of which is guaranteed by Ginnie Mae.

        "Agency MBS" means traditional forward mortgage-backed securities, the timely payment of principal and interest of which is guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. For purposes of this definition, Agency MBS does not include Agency HMBS.

        "Agency H-REMIC securities" means securities issued by real estate mortgage investment conduits collateralized by Agency HMBS.

        "ARM" means a mortgage loan whose rate of interest is adjusted periodically to reflect market conditions.

        "CFPB" means the Consumer Financial Protection Bureau.

        "CFTC" means the Commodity Futures Trading Commission.

        "convexity" is a measurement of the sensitivity of the duration of a security to changes in interest rates.

        "CPR" means conditional prepayment rate.

        "Dodd-Frank Act" means the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

        "expected interest rate" means the interest rate as utilized by the FHA to calculate available loan proceeds in accordance with FHA guidelines for adjustable and fixed-rate HECM loans, respectively.

        "Fannie Mae" means the Federal National Mortgage Association, a U.S. government sponsored enterprise.

        "FHA" means the Federal Housing Administration, a division of HUD.

        "FHA debenture rate" means the regulatory established interest rate of the FHA used for purposes of calculating a mortgage claim.

        "FHA insurance" means the insurance provided by the U.S. federal government through the FHA for qualifying mortgage insurance loans made by FHA-approved lenders.

        "Freddie Mac" means the Federal Home Loan Mortgage Corporation, a U.S. government sponsored enterprise.

        "funded fair value" means the fair value gain associated with the securitization through the Ginnie Mae HMBS program of a HECM loan based on its unpaid principal balance at the time of securitization.

        "futures" or "forward contracts" means a financial contract obligating counterparties to buy or sell an asset or financial instrument at a predetermined future date and price.

        "Ginnie Mae" means the Government National Mortgage Association, a division of HUD.

        "Ginnie Mae issuer" means an issuer that has been approved by Ginnie Mae to issue Agency HMBS and service the related underlying collateral.

        "HECM loan" means a home equity conversion mortgage loan, more commonly known as a reverse mortgage loan, that is insured by the FHA.

- iii -

        "H-REMIC" means a real estate mortgage investment conduit comprised of Agency HMBS.

        "HUD" means the Department of Housing and Urban Development, a U.S. government agency.

        "LIBOR" means the London Interbank Offered Rate, which is the benchmark interest rate that banks charge each other for loans.

        "loan limit" means the FHA-prescribed maximum claim amount limit for a HECM loan.

        "mandatory purchase event" means an issuer's obligation under Ginnie Mae's HMBS program to purchase all participations related to a HECM loan when the outstanding principal balance of the related HECM loan equals or exceeds 98% of the maximum claim amount.

        "maturity event" means an event that causes a reverse mortgage loan to become due and payable, which for a HECM loan includes the death of a borrower (provided there is no deferral of the due and payable status by an eligible non-borrowing spouse), a change in ownership of the home or status of the home as a principal residence, failure of the borrower to occupy the property for a period of longer than 12 consecutive months because of physical or mental illness, or the failure of the borrower to meet certain obligations (which remain uncured) such as the payment of property taxes or insurance premiums.

        "maximum claim amount" means the maximum dollar amount that the FHA will pay on a claim for insurance benefits with respect to a HECM loan or on assignment of a HECM loan to the FHA. This amount is the lowest of the appraised value of the property at the time of loan origination, the sale price of the property being purchased, or the national mortgage limit as determined by FHA guidelines (the current limit is $625,500).

        "MIP" means the mortgage insurance premium paid by a mortgagor to obtain mortgage insurance on a mortgage loan. The fee may be collected as a lump sum at loan closing or as a periodic amount included in the monthly payment, or both.

        "non-Agency HMBS" means private label reverse mortgage-backed securities that are issued outside of the Ginnie Mae HMBS program that are backed by HECM loans. The ultimate payment of principal and interest on these securities is not guaranteed by an Agency.

        "non-Agency reverse mortgage-backed securities" means private label mortgage-backed securities that are issued outside of the Ginnie Mae HMBS program that are backed by private reverse mortgage loans. The ultimate payment of principal and interest on these securities is not guaranteed by an Agency.

        "non-supervised FHA mortgagee" means non-depository mortgage lenders approved by the FHA to perform the origination, underwriting, purchasing, holding, servicing, and selling of FHA insured mortgages.

        "originate" means to fund or purchase a loan.

        "principal limit" means the full committed amount of the originated loan and is equal to the principal limit factor multiplied by the maximum claim amount, which amount is determined at the time of loan origination and does not change over the life of the loan.

        "principal limit factor" is the factor based on the youngest spouse's age and the expected interest rate that is used to calculate the initial principal limit as mandated by HUD.

        "private reverse mortgage loan" means a non-FHA insured reverse mortgage loan.

        "REO" means real estate owned.

        "re-securitization" means the process of pooling already-securitized financial instruments and creating new financial instruments that are repaid from the collection or other liquidation of the already-securitized financial instruments.

- iv -

        "reverse mortgage loan" is a type of home loan that is available to homeowners who are 62 years or older that enables them to convert a portion of the equity in their home into cash.

        "securitization" means the process of pooling loans or other income producing financial assets and issuing new financial instruments that are repaid primarily from the cash flows, servicing, collection or other liquidation of the underlying pooled assets.

        "tail" means a principal addition to a reverse mortgage borrower's loan balance that may be securitized.

        "tail fair value" means the fair value gain we recognize based on the discounted net present value of all anticipated cash flows associated with future tail securitizations, including future net Ginnie Mae required servicing fees, the estimated gain or loss on the securitization of tails, and the cash outflows associated with credit losses or operational costs that may arise from certain shortfalls on FHA loss claims or potential losses on disposition of REO retained by us after a claim is settled with the FHA.

        "undisbursed principal limit" means, at any time, the difference between the principal limit and the unpaid principal balance of a reverse mortgage loan at such time.

        "unpaid principal balance" means, at any time, the used (or drawn against) portion, including accrued interest, of a reverse mortgage loan at such time.

- v -

SUMMARY

        This summary highlights information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the "Risk Factors" section beginning on page 22 of this prospectus. As used in this prospectus, unless the context otherwise requires or indicates, references to "RMF" refer to Reverse Mortgage Funding LLC, a Delaware limited liability company that we acquired through the merger of our wholly owned subsidiary with and into RMF and references to "the Company," "our company," "we," "our" and "us" refer to Reverse Mortgage Investment Trust Inc. and its subsidiaries, including RMF, taken as a whole. Unless the context otherwise requires or indicates, the information in this prospectus assumes that: (i) we will issue a total of                shares of our common stock in this offering; (ii) the shares of our common stock to be sold in this offering will be sold at an initial public offering price of $            per share, which is the midpoint of the price range set forth on the cover page of this prospectus; and (iii) the underwriters will not exercise their overallotment option.

Our Company

        We are a leading fully integrated finance company solely focused on the reverse mortgage industry. We originate, acquire, service, invest in and manage reverse mortgage loans and securities backed by reverse mortgage loans. We focus primarily on home equity conversion mortgage loans, or HECM loans, which are reverse mortgage loans that are insured by the Federal Housing Administration, or the FHA, and mortgage-backed securities backed by HECM loans. The ultimate payment of principal and interest of mortgage-backed securities backed by HECM loans is guaranteed by the Government National Mortgage Association, or Ginnie Mae, which we refer to herein as Agency HMBS. In addition, we acquire, service, invest in, and manage private label mortgage-backed securities issued outside of the Ginnie Mae HMBS program that are backed by HECM loans. Although the ultimate payment of principal and interest of these securities is not guaranteed by an Agency, the underlying loans are insured by the FHA. We refer to such assets herein as non-Agency HMBS. Depending on market conditions, we may diversify our assets to include other reverse mortgage assets, including non-FHA insured reverse mortgage loans, which we refer to herein as private reverse mortgage loans and private label mortgage-backed securities that are issued outside of the Ginnie Mae HMBS program that are backed by non-FHA insured reverse mortgage loans, which we refer to herein as non-Agency reverse mortgage-backed securities.

        We believe we are one of the most well capitalized companies focused on the reverse mortgage industry. During 2014, we experienced rapid growth. We achieved an approximate 12% HECM loan origination market share during the month of September 2014 (measured by Agency HMBS issuance) and managed approximately $785 million of reverse mortgage assets as of September 30, 2014.

        Currently, virtually all newly originated reverse mortgage loans are FHA-insured HECM loans. With a reverse mortgage loan, unlike a traditional forward mortgage loan, the borrower does not make ongoing cash payments of principal or interest. Rather, with a reverse mortgage loan, payment of interest and repayment of principal is not triggered until a maturity event. The loan balance of a reverse mortgage loan accrues at a fixed or floating rate of interest and, similar to a traditional forward mortgage loan, the borrower continues to own and live in the home and remains responsible for maintaining the home in good repair and paying real estate taxes and property insurance premiums for the life of the loan.

        We believe our involvement with a reverse mortgage loan throughout its life cycle from origination to maturity and ultimate payment gives us the ability to deliver a greater value proposition to the consumer and our customers, control asset quality and earn income in multiple ways. Through our fully integrated business model, we earn net interest income from our portfolio of reverse mortgage assets. In addition, where applicable, we earn origination fees and servicing fees and seek to profit from the securitization and, in the future, the sale of HECM loans and other reverse mortgage assets we originate or acquire.

        We originate, securitize and service HECM loans through our subsidiary, Reverse Mortgage Funding LLC, or RMF. We are an approved non-supervised FHA mortgagee and an approved Ginnie Mae issuer and can currently originate and service HECM loans in 52 states and jurisdictions.

        We currently retain the HECM loans originated and securitized by RMF in a portfolio of Agency HMBS. We also acquire reverse mortgage loans and securities backed by reverse mortgage loans originated and issued by third parties. Our ability to originate, securitize and service our own HECM loans helps us reduce our reliance on the secondary market for HECM loans and Agency HMBS and allows us to grow our Agency HMBS portfolio because we have access to a steady supply of internally originated FHA-insured reverse mortgage assets.

        We believe that one of the most attractive features of Agency HMBS is that they have much more predictable prepayment and security duration characteristics than Agency MBS and the underlying forward mortgage loans. Unlike Agency MBS and their underlying forward mortgage loans, which typically prepay faster when rates decline and prepay slower (or extend) when rates increase, prepayments on Agency HMBS and the underlying HECM loans are less sensitive to interest rate movements because the underlying HECM loans are generally assignable to the FHA at par when the loan balance reaches 98% of its maximum claim amount, which results in a more predictable cash flow on the Agency HMBS. The maximum claim amount is the maximum dollar amount that the FHA will pay on a claim for insurance benefits with respect to a HECM loan or on assignment of a HECM loan to the FHA. This amount is the lowest of the appraised value of the property at the time of loan origination, the sale price of the property being purchased or the national mortgage limit as determined by FHA guidelines. We believe the relatively predictable prepayment and security duration of Agency HMBS allows us to largely offset exposure to interest rate movements with interest rate swaps.

        The table below quantifies the estimated changes in the fair value of our investment portfolio (including derivatives and other securities used for hedging purposes) as of September 30, 2014 should interest rates go up by 200 basis points or down by 100 basis points, assuming instantaneous parallel shifts in the yield curve. All changes in value in the table below are measured as percentage changes from the investment portfolio value at the base interest rate scenario. The base interest rate scenario assumes interest rates and prepayment projections as of September 30, 2014:

Interest Rate Sensitivity as of September 30, 2014
Interest Rate Shock Scenario	Duration Gap (years)	Change in Portfolio Market Value
+200 basis points	-0.15	0.1%
+100 basis points	-0.10	0.1%
+50 basis points	-0.08	0.0%
-50 basis points	-0.03	-0.1%
-100 basis points	0.00	-0.1%

        For more information regarding interest rate sensitivity on our portfolio, please see "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk."

        We intend to capitalize on the combined experience of our senior management team in originating, securitizing and servicing reverse mortgage loans, sourcing, acquiring, investing in and managing portfolios of reverse mortgage loans and reverse mortgage-backed securities. We believe their combined experience will provide us with a strong foundation for continued growth and position us as a leader in the reverse mortgage industry. Prior to forming our company, our founders have successfully grown reverse mortgage platforms, which have obtained substantial market share, at both private mortgage banks and well-known publicly traded companies. Craig M. Corn, our Chief Executive Officer and Chairman, has been in the industry for over 15 years and was most recently Head of the Reverse Mortgage Business unit at MetLife Bank, N.A., where he helped MetLife Bank, N.A. achieve a market share of approximately 31.4% for retail and wholesale reverse mortgage loan originations at its peak in December 2011 and oversaw the servicing of over 66,000 reverse mortgage loans in May 2012. He also held senior positions at EverBank Reverse Mortgage LLC (f/k/a BNY Mortgage Company LLC) and Financial Freedom Senior Funding Corporation. Mr. Corn led the first reverse mortgage-backed securitization in 1999 and played a leading role in the first HECM loan securitization in December 2007. David Peskin, our President, who leads our origination business, founded Senior Lending Network in 1996 and, under his supervision, the company began to originate reverse mortgage loans in 2005 and grew to have an approximately 11.6% market share for retail and wholesale originations in the reverse mortgage space at its peak in June 2009. In July and August of 2009, Senior Lending Network (d/b/a World Alliance Financial Corp.) serviced a portfolio of over 19,600 reverse mortgage loans under Mr. Peskin's oversight. While at Senior Lending Network, Mr. Peskin also created one of the industry's first direct-to-consumer televised advertising campaigns. Robert V. Sivori, our Chief Operating Officer, was Vice President at MetLife Bank, N.A., responsible for the operations and servicing group of its reverse mortgage division, and Co-President of EverBank Reverse Mortgage LLC before it was purchased by MetLife Bank, N.A. in May 2008. St. John Bannon, our Chief Financial Officer and Treasurer, served as Chief Operating Officer of Senior Lending Network. He previously co-founded and served as Executive Vice President of AIG International Consumer Finance Group, Inc. for 13 years, a company that grew to more than 5,500 employees worldwide, and co-founded and served as Chairman of AIG Federal Savings Bank. In addition, Timothy A. Isgro, our Chief Investment Officer, most recently served as a portfolio manager of PNC Financial Services, where, as part of the bank's $57 billion portfolio as of September 2013, he was responsible for managing its reverse mortgage-backed securities portfolio.

Overview of Reverse Mortgage Loans

        A reverse mortgage loan is a fully-secured, non-recourse loan that enables homeowners, generally 62 years and older, to convert the equity in their home into cash in the form of a lump sum payment, a line of credit, a series of monthly advances or a combination of the three methods. The first reverse mortgage loan in the United States was made in 1961. Throughout the next several decades, policymakers and mortgage companies explored ways for older homeowners to access their home equity. In 1987, Congress approved a program which authorized the FHA to insure reverse mortgage loans through a newly created HECM loan pilot program. In 1998, the HECM loan program was authorized permanently and the FHA-insured product quickly came to dominate the reverse mortgage market.

        The primary goal of the FHA HECM loan program is to provide older Americans with more affordable options to support their financial needs during their retirement years. This program provides insurance protection for both the lender and the borrower. FHA insurance protects lenders against the risk that the value of the homes will be insufficient to repay the loans upon a maturity event, and it protects borrowers by allowing them to remain in their homes even if their homes become worth less than the balance of the reverse mortgage loans and to continue to draw funds generally on their loans in the event of a lender default (absent the occurrence of a maturity event). The HECM loan is typically repaid by the borrower (or the borrower's estate) with the proceeds from the sale of the home. If the proceeds from the sale of the home are insufficient to cover the balance of the HECM loan, the FHA reimburses the lender the difference between the then appraised value and the loan balance, up to the maximum claim amount, with certain deductions for non-reimbursable foreclosure costs. See "Business—General Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities—HECM Loans and the FHA HECM Loan Program."

        The Ginnie Mae HMBS program started in 2007, with collateral and servicing for the first transaction provided by EverBank Reverse Mortgage LLC (where Mr. Corn, our Chief Executive Officer and Chairman, and Mr. Sivori, our Chief Operating Officer, served as Co-Presidents). The market for Agency HMBS has grown rapidly since its inception in 2007. As of September 30, 2014, there were over $48.2 billion of Agency HMBS outstanding. Agency HMBS are backed by the cash flows from the underlying HECM loans, which are passed on to the securities' investors, and are typically known as "pass-through securities." For investors who demand a specific type of reverse mortgage cash flow, Agency HMBS may be re-securitized into Agency HMBS real estate mortgage investment conduits, or Agency H-REMIC securities. Agency H-REMIC securities can be structured to provide different cash flows whose timing or other characteristics are more suitable for a given investor than a pure pass-through Agency HMBS. Agency HMBS and Agency H-REMIC securities can be attractive because they have a security guarantee from Ginnie Mae, which guarantees the ultimate payment of principal and interest due on the securities, in addition to the loan-level insurance from the FHA.

Comparison of Reverse Mortgage and Forward Mortgage Assets

        Reverse mortgage loans and securities backed by reverse mortgage loans exhibit certain fundamental characteristics which we believe make them more attractive investments than traditional forward mortgage loans and securities backed by traditional forward mortgage loans. The predictability of HECM loan cash flows is greater than a traditional forward mortgage loan for reasons which include the following:

  •
  The primary factors affecting reverse mortgage maturities are death and mobility, which are not driven by changes in interest rates.

  •
  Reverse mortgage borrowers make no monthly principal and interest payments and therefore are less sensitive to changes in interest rates than traditional forward mortgage borrowers who often refinance to lower monthly cash payments to their lenders.

  •
  Falling interest rates do not have the same impact on reverse mortgages as with traditional forward mortgages primarily because the maximum amount of the HECM loan that a borrower is eligible for is calculated based on an expected interest rate which has a current effective floor of 5%. As a result, as interest rates fall below 5%, borrowers thinking about refinancing would not benefit from greater proceeds associated with a lower rate as would borrowers using traditional forward mortgages.

  •
  The average life of an investment directly in a HECM loan or through an Agency HMBS is significantly more predictable than a traditional forward mortgage loan because when the outstanding loan balance reaches 98% of the maximum claim amount, the lender may assign the loan to the FHA, which will purchase the loan from the lender at par, provided the loan is not in default. Thus, the lender's extension risk is mitigated.

        The charts below illustrate the basic behavior of a hypothetical traditional forward mortgage loan and hypothetical reverse mortgage loan over time. With a traditional forward mortgage loan, the borrower generally makes regular principal and interest payments and the value of the borrower's equity will typically rise over time. With a reverse mortgage loan, however, the loan balance increases over time as interest and fees are added to the loan's principal balance. As a result, a borrower's home equity value typically declines over time.

Hypothetical Traditional Forward Mortgage Loan

 Hypothetical Reverse Mortgage Loan

*
Assumes (1) a home appraisal and maximum claim amount of $250,000, (2) a one-time, lump sum loan of $150,000 with no future draws, (3) annual home price appreciation of 2% and (4) a mortgage interest rate of 6%. When the outstanding loan balance reaches 98% of the maximum claim amount, the lender may assign the loan to the FHA, which will purchase the loan from the lender at par, provided the loan is not in default.

Our Strategy

        Our principal objective is to provide attractive risk-adjusted returns to our stockholders over the long term through distributions and capital appreciation. We use our proprietary technology and management experience to originate HECM loans through our subsidiary, RMF. We securitize such loans into Agency HMBS, which we intend to retain for our portfolio or sell to third parties.

        We originate such loans through three distinct channels—retail, wholesale and correspondent. Our three separate origination channels allow us to diversify our production without becoming dependent on any one particular segment of the market. We believe that our strategy of originating, securitizing and servicing internally sourced reverse mortgage assets enables us to attain more consistent asset quality. In addition, we service the HECM loans we originate, which allows us to capture real-time, loan-level data and further enables us to efficiently manage our Agency HMBS portfolio. We believe that access to both internally sourced Agency HMBS and third-party Agency HMBS provides us with investment flexibility and a significant market advantage.

        The following chart provides information regarding our HECM loan origination volumes through our three origination channels for the three months ended September 30, 2014:

        For the three months ended September 30, 2014, our HECM loan production volumes, by channel and on an aggregate basis, were as follows:

	Retail	Wholesale	Correspondent	Total
Aggregate principal limit	$18,152,934	$59,375,659	$133,819,435	$211,348,027

	Retail	Wholesale	Correspondent	Total
Aggregate principal balance	$11,206,412	$34,684,053	$86,937,688	$132,828,153

        The following table provides information regarding the HECM loans we originated during the three months ended September 30, 2014:

	Fixed-Rate HECM Loans	Adjustable-Rate HECM Loans
Average maximum claim amount	$293,241	$301,004
Average principal limit	$166,538	$177,292
Average unpaid principal balance	$158,467	$101,044
Average borrower age at origination	70	73
Weighted average interest rates	5.01%	2.51%

        We seek to achieve our return objectives by continuing to build a portfolio consisting primarily of Agency HMBS, non-Agency HMBS and Agency H-REMIC securities and through loan origination, securitization and servicing of HECM loans and other reverse mortgage loans. Our comprehensive portfolio selection process uses in-house research, proprietary models, rigorous underwriting and portfolio optimization. In order to optimize our portfolio's returns, cash flows and duration, we intend to augment our newly issued Agency HMBS originated by us with a portfolio of seasoned third-party issued Agency HMBS, non-Agency HMBS and Agency H-REMIC securities. By acquiring securities that we anticipate will reach 98% of the maximum claim amount and become assignable to the FHA before the loans we originate become assignable, we seek to generate cash flows approximating our reported interest income. As of September 30, 2014, our portfolio consisted of newly issued and seasoned fixed-rate and adjustable-rate Agency HMBS and adjustable-rate non-Agency HMBS. We anticipate that as demand for non-FHA insured reverse mortgage loans grows and the private label reverse mortgage securitization market re-emerges, we may diversify our assets to include private reverse mortgage loans and non-Agency reverse mortgage-backed securities. Depending on market conditions, we may also expand our strategy to opportunistically invest in other reverse mortgage real estate-related assets, including through the bulk acquisition of reverse mortgage loans and loan servicing from third parties, to the extent consistent with our ability to qualify, and remain qualified, as a REIT and maintain our exclusion from registration as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act. We refer collectively herein to reverse mortgage loans, which include HECM loans and private reverse mortgage loans, and securities backed by reverse mortgage loans, which include Agency HMBS, non-Agency HMBS, Agency H-REMIC securities, non-Agency reverse mortgage-backed securities and other real estate-related assets in which we may opportunistic invest, as our target assets.

        We believe we are well positioned for opportunistic purchases of legacy reverse mortgage assets because we are well capitalized, can service the loans, issue Agency HMBS, and offer borrowers refinance opportunities through in-house origination. For example, in May 2014, we acquired 100% of the issued securities, including the equity interests, in Mortgage Equity Conversion Trust 2006-SFG1, or MECA, a private label reverse mortgage securitization collateralized by HECM loans, for $175 million. The assets of MECA include approximately $26 million of cash and HECM loans with an unpaid principal balance of approximately $169 million. We intend to liquidate MECA, securitize approximately $120 million of the HECM loans currently eligible for Agency HMBS, and retain and service the remaining approximately $49 million of the HECM loans which have either matured or are in the process of liquidation.

Our Portfolio

        As of September 30, 2014, our investment portfolio consisted of the following:

				Gross Unrealized(2)			Weighted Average
	Current Notional Balance	Premium / (Discount)	Amortized Cost(1)			Fair Value
				Gains	Losses		Coupon	Yield(3)
Agency HMBS
Fixed interest rate	$246,945,798	$21,461,064	$268,406,862	$884,799	$(1,226,970)	$268,064,691	4.61%	2.12%
Non-Agency HMBS
Variable interest rate(4)	257,875,946	(27,666,104)	230,209,842	11,377,784	(172,613)	241,415,013	0.57	4.09
Loans Held for Investment in Agency HMBS, at Fair Value
Fixed interest rate	68,722,563	8,060,768	76,783,331	1,376,772	(169,458)	77,990,645	4.64	3.10
Variable interest rate	97,340,554	10,903,102	108,243,656	4,067,629	(38,496)	112,272,789	2.15	1.12

	166,063,117	18,963,870	185,026,987	5,444,401	(207,954)	190,263,434	3.25	1.99

Total HMBS	670,884,861	12,758,830	683,643,691	17,706,984	(1,607,537)	699,743,138	2.89	2.74
Loans Held for Investment, at Fair Value(5)	75,252,118	—	75,252,118	9,975,038	—	85,227,156	3.45	3.45

Total Portfolio	$746,136,979	$12,758,830	$758,895,809	$27,682,022	$(1,607,537)	$784,970,294	2.78%	2.81%

(1)
Reflects amortized cost as of the date of the merger with RMF.
(2)
We have elected the fair value option pursuant to Accounting Standards Codification Topic 825—Financial Instruments, or ASC 825, for our Agency HMBS and non-Agency HMBS.
(3)
Unleveraged yield.
(4)
Includes an interest-only non-Agency HMBS with a notional balance of $194.0 million.
(5)
Represents HECM loans we originated but had not yet securitized into Agency HMBS as of September 30, 2014.

Our Competitive Strengths

        We believe the following strengths provide us with a significant competitive advantage in executing our business strategy:

  •
  Experienced leadership in the reverse mortgage market.  Certain members of our senior management team have an established track record across various economic cycles. Since 1998, certain members of our senior management team have built, managed and sold several leading reverse mortgage companies that have made significant contributions to our industry—including innovations in product and process improvements, consumer marketing, securitization financing, trade association leadership and technology. In 2011 and 2012, certain members of our senior management team, in their capacity as senior executives at MetLife Bank, N.A., led the issuance of more than $3.9 billion of Agency HMBS, or approximately 21.6% of the total issuance of Agency HMBS. Certain members of our senior management team also have extensive experience overseeing the servicing of reverse mortgage loans, with Messrs. Corn and Peskin overseeing the servicing of over 66,000 and 19,600 reverse mortgage loans, respectively, at their peaks during their tenure at MetLife Bank, N.A. and Senior Lending Network, respectively.

  •
  Vertically and horizontally integrated business model.  We have a vertically and horizontally integrated portfolio management and reverse mortgage origination, securitization and servicing business model that has the ability to originate, acquire, service, invest in, and manage reverse mortgage loans and reverse mortgage-backed securities. We currently employ 165 full-time employees, including more than nine seasoned executive officers with an average of 15 years of experience in the reverse mortgage industry. We believe our ability to originate our own loans and create our own securities will give us access to a captured source of reverse mortgage assets and allow us to capture greater economics than a reverse mortgage company without a similar origination, securitization and servicing platform. We believe that our synergistic origination and investment business model will allow us to identify, assess and manage the risks associated with each opportunity, and to quickly and efficiently execute on opportunities we deem desirable.

  •
  Proprietary technology.  Certain members of our senior management team have developed reverse mortgage technology, both point of sale tools and loan origination software, that during the period from 2008 through 2012, was one of the most widely used technologies in the reverse mortgage space to originate loans. More recently, our founders developed proprietary state-of-the-art loan origination and operations software for RMF, which we refer to as Tango 2.0. Having our own proprietary technology will allow us to customize our solutions based on different origination strategies and enable us to integrate seamlessly with third-party solutions to maximize speed, efficiency and ease of use.

  •
  Critical industry relationships.  Certain members of our senior management team have been involved in the reverse mortgage industry since 1989 when the FHA HECM loan program was first launched. As a result, we have developed an in-depth knowledge of the industry and a wide-ranging network of long-standing relationships with reverse mortgage loan officers, mortgage brokers and mortgage banks focused on the reverse mortgage market, real estate companies and agents, commercial and regional banks, credit unions, senior living communities, developers, and other key market participants. We believe these broad and deep relationships will give us access to an ongoing pipeline of attractive origination and acquisition opportunities.

  •
  Differentiated business strategy.  We believe there are relatively few institutional investors whose core strategy is focused on the reverse mortgage market, and no public or private REITs currently focused exclusively on originating, acquiring, servicing, investing in, and managing reverse mortgage loans and reverse mortgage-backed securities. Since we focus exclusively on reverse mortgage products and not other financial or insurance products, we believe that we are uniquely positioned to partner with the universe of potential reverse mortgage lenders, such as community banks and credit unions that may be interested in offering reverse mortgage loans to their aging customer base. Similarly, we can focus our strategy on the many financial advisors who focus on the retirement income planning space and wish to use the reverse mortgage loan as a means of unlocking home equity for their clients without the distractions that many of our competitors face in focusing on much broader business models.

  •
  Management alignment.  Our executive officers and directors and their affiliates have invested over $            in our company. Upon completion of this offering, we expect our executive officers and directors and their affiliates will collectively own approximately        % of the outstanding shares of our common stock, or         % if the underwriters exercise their overallotment option in full.

Market Opportunity

        Reverse mortgage loans have had a low market penetration. Based on data from Reverse Market Insight and the U.S. Census Bureau and assuming that the percentage of Americans aged 62 and over who were homeowners in 2010 remained constant in 2014, we estimate that only about 2.16% of eligible households had a reverse mortgage loan as of February 2014. We believe that reverse mortgage loans will become an increasingly important financial planning tool for baby boomers (those ages 49 to 67 in 2014) and other elderly Americans in their retirement years. In addition, market factors including favorable aging demographics, potential home price appreciation, ongoing effects of the recent mortgage crisis, large lender exits from the reverse mortgage market, increased liquidity needs and recent changes to the FHA HECM loan program have created an attractive investment opportunity in the industry. We believe that all of these factors have created an exceptional opportunity for us to implement our business plan as a new company with no constraining legacy portfolio issues.

Supportive Demographic Trends

        According to the U.S. Census Bureau, the number of Americans aged 62 and over was projected to be approximately 55.2 million in 2013 and is expected to rise substantially going forward. According to the U.S. Census Bureau, this segment of the population is expected to increase by an average of about 1.9 million individuals every year from 2014 through 2020. The first baby boomers became eligible for a reverse mortgage loan in 2008 and, as they continue to age and approach retirement, they will be an important driving force in creating a large and growing addressable market. In addition to the growing population, older Americans also have relatively high homeownership rates. According to the U.S. Census Bureau, as of 2011, those 65 years of age and over had a homeownership rate of about 81% compared to the national average of about 66%. According to Reverse Market Insight, the number of older homeowners with a first or second lien mortgage is expected to grow from 6.2 million in 2009 to 18 million in 2016 and the number of older homeowners with no mortgage is expected to grow from 12.1 million in 2009 to 15.2 million in 2016. We expect these favorable aging and homeownership demographics to provide us with a substantial market and the opportunity to expand our reverse mortgage loan originations.

Over $3 Trillion in Home Equity

        Today's financial environment for older Americans in the United States creates a unique opportunity for individuals to improve their quality of life by accessing equity in their primary residences. Many older homeowners have accumulated significant equity in their homes through many years of mortgage payments and appreciation of housing prices. According to research by the National Reverse Mortgage Lenders Association, older Americans in the United States held approximately $3.54 trillion of home equity as of the fourth quarter of 2013. For many Americans, their primary residence is their largest single asset. According to the U.S. Census Bureau, median home equity for households age 65 and over in 2011 was about $130,000, while total net worth, excluding home equity, was just over $27,000.

        With no real way to access such equity without either having to sell their homes or taking out forward mortgage or home equity loans which require monthly payments, we believe reverse mortgage loans are becoming an increasingly important tool that provides older Americans with greater financial flexibility. Furthermore, beginning in January 2014, the implementation by the Consumer Financial Protection Bureau, or the CFPB, of the "qualified mortgage" rule, which, among other things, limits a borrower's total debt-to-income ratio on all outstanding indebtedness to 43% of the borrower's pre-tax income for qualified mortgages, effectively created a barrier that prevents retirees with minimal or no income from obtaining conforming forward mortgage loans. A reverse mortgage loan can provide cash to meet immediate unexpected financial obligations, such as medical bills, as well as being an important tool in long-term retirement planning. According to the CFPB, reverse mortgage borrowers are taking out loans at younger ages than they have historically. As of September 30, 2014, nearly half of the reverse mortgage borrowers were under age 70, which we consider indicative of a growing propensity to tap home equity, rather than pass it on to an heir or estate.

        We believe many baby boomers and other elderly Americans are insufficiently prepared for retirement and do not have enough savings to maintain their desired lifestyles once eligible for retirement. According to the National Institute on Retirement Security, the retirement outlook in the United States has been devastated by the decline of traditional defined-benefit pensions and the inadequate availability and employee participation in 401(k) plans and similar defined-contribution programs. With social security distributions often being insufficient to cover desired living expenses, we believe personal savings and wealth will become an increasingly important driver in long-term financial planning. As such, we expect that reverse mortgage loans will become an increasingly important tool that will allow those who are "house-rich" but may be "cash-poor" to maintain their desired lifestyles in retirement by monetizing home equity while eliminating the burden of making monthly cash mortgage payments.

Underserved Marketplace

        Since 2011, a number of the largest institutional providers of reverse mortgage loans have exited the business and/or ceased originating new reverse mortgage loans. For example, Bank of America, Wells Fargo and MetLife Bank, N.A., which collectively originated over 59% of the HECM loans in the first quarter of 2011, have exited the industry since that time. Bank of America, Wells Fargo and MetLife Bank, N.A. reached peak origination volumes of 22.8% in December 2009, 48.1% in May 2005 and 31.4% in December 2011, respectively. Bank of America cited a need to refocus on its core business lines in the aftermath of the financial crisis while Wells Fargo cited concerns over the reputational risks of foreclosing on seniors due to tax and insurance defaults. MetLife Bank, N.A. announced its exit from the reverse mortgage business as part of the wind-down of its banking charter. As of September 2014, the top five retail lenders, which include One Reverse Mortgage LLC (a Quicken Loans company), Security One Lending/Reverse Mortgage Solutions Inc. (a subsidiary of Walter Investment Management Corporation), American Advisors Group, Liberty Home Equity Solutions, Inc. (a subsidiary of Ocwen Financial Corporation) and Urban Financial of America LLC, have collectively originated approximately 42.6% of the HECM loans. We believe the dislocation resulting from the exit of large institutional participants has created a unique opportunity in the reverse mortgage industry for a new, legacy-free platform, such as ours, to take significant market share.

        Today, a limited number of regional and national banks offer reverse mortgage loans. As of September 30, 2014, there were approximately 12,700 local community banks and credit unions nationally millions of older Americans, but less than 2% of these banks and credit unions have originated a HECM loan during the first nine months of 2014. However, over the next few years, we expect that increased consumer demand will spur more traditional regional and local banking institutions and credit unions to make reverse mortgage products available to their customers. With a significant percentage of community banks and credit unions' depositors being older Americans, we believe that there is an unprecedented opportunity to provide a comprehensive suite of services to these banking institutions where we provide back office services, including processing, underwriting, loan purchasing, servicing and other customized "white label" services based on the individual banking institution's needs.

Continued Government Support

        We believe that recent FHA changes help secure the sustainability of the HECM loan program and that the Reverse Mortgage Stabilization Act of 2013 will further help ensure the fiscal safety and soundness of the HECM loan program while simultaneously creating a consumer friendly loan program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Current Market Observations."

General Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities

HECM Loans and the FHA HECM Loan Program

        A HECM loan is a reverse mortgage loan that has been originated by an approved non-supervised FHA mortgagee that is insured up to the maximum claim amount by the FHA through its HECM loan program. These loans are designed specifically for older Americans to convert equity in their homes to cash without having to make monthly principal and interest payments. We originate HECM loans through retail, wholesale and correspondent channels.

        Since the inception of the HECM loan program in 1989 through September 2014, the FHA has insured more than 890,000 reverse mortgage loans. The FHA manages its insurance risk by limiting the percentage of the initial available equity that a HECM loan borrower can draw by use of a principal limit factor. The FHA calculations that determine the principal limit factor are the result of a complex mathematical model combining the interest rate assumption, life expectancy data, and other modeling assumptions (e.g., house price appreciation). Conceptually, the principal limit factor is similar to the loan-to-value ratio applied to a traditional forward mortgage in that it represents the percentage of the value of the home (or the FHA national loan limit applicable to HECM loans, whichever is lower) against which the borrower is authorized to borrow. For a given HECM loan applicant, the HECM loan principal limit available to the applicant is equal to a principal limit factor multiplied by the maximum claim amount (which is determined at the time of loan origination and does not change over the life of the loan). The principal limit factor is determined based upon the borrower's age at origination and the expected interest rate (which has a current effective floor of 5%). Over the course of the loan, the principal limit grows at a rate equal to the sum of the mortgage interest rate and the MIP. Borrowers can generally continue to draw cash as long as the loan balance is below the current principal limit.

        Because there are no monthly cash payments due from a borrower on a HECM loan, interest, servicing fees and MIPs accrue to the loan balance, along with any additional draws, if taken by the borrower. When the outstanding loan balance reaches 98% of the maximum claim amount, the lender may assign the loan to the FHA, who will purchase the loan from the lender at par, provided the loan is not in default. This assignment to the FHA in no way impacts the borrower's rights or ability to remain in the home but has the effect of limiting the extension risk to the lender. Unlike a traditional forward mortgage loan where, absent changes in a home's value, the borrower's home equity increases and the loan balance decreases over time as the borrower repays the lender, in the case of a reverse mortgage loan, a borrower's home equity decreases and the loan balance increases over time as interest and other costs accrue.

        The repayment of a HECM loan is not required as long as at least one borrower maintains his or her primary residence at the home and continues to meet all other loan obligations. Unlike a traditional forward mortgage loan, a reverse mortgage loan does not require any cash payments on the loan (although it is similar to a traditional forward mortgage loan in that the borrower is required to maintain the home in good repair and pay real estate taxes and property insurance premiums) until the occurrence of a maturity event. If a maturity event occurs, the loan's unpaid principal balance and all accrued interest and fees must be repaid in full. For a description of the repayment of a HECM loan, see "Business—General Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities—Payments, Prepayments and Assignments of HECM Loans."

        If the lender originates a loan that meets the FHA's requirements, the FHA will insure the loan. The insurance protection effectively guarantees the borrower that regardless of what happens to the lender, the borrower's ability to draw additional funds (absent the occurrence of a maturity event) is secure, and that the borrower will never owe more than what the house is worth.

        HECM loans are however subject to risks of delinquency, foreclosure and loss if the lender is unable to assign the loan to the FHA when the loan balance reaches 98% of the maximum claim amount. See "Business—General Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities—Defaults, Foreclosures and Loss Claims."

Agency HMBS

        An Agency HMBS is a standardized mortgage-backed security that is guaranteed by Ginnie Mae and collateralized by FHA-insured HECM loans. Ginnie Mae issuers, which are required to service the underlying HECM loans, can pool HECM loan participations, which include the original loan balance, future loan draws, servicing fees, and MIP advances, and securitize these balances into an Agency HMBS. Agency HMBS is a class of Ginnie Mae security backed by HECM loan participations and is an accrual class pass-through security. Accordingly, an Agency HMBS does not have a payment schedule. Rather, it accrues interest on the securitized principal until such time that payoffs are received. See "Business—General Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities—Cash Flows on Agency HMBS." Ginnie Mae guarantees the ultimate payment of interest and principal, rather than the timely payment of interest and principal, as more commonly seen with traditional forward residential mortgage-backed securities. Agency HMBS can be sold to investors as a stand-alone security in pass-through form, or used as collateral for Agency H-REMIC securities.

        Prepayment speeds for Agency HMBS are driven by the factors that drive prepayment of the underlying HECM loans. As described above, the most important driver of prepayment for Agency HMBS is the required buyout of the underlying HECM loan once the loan balance reaches 98% of the maximum claim amount. Moreover, this prepayment factor is very predictable, especially for fixed-rate loans. At the time of origination, it is possible to determine the exact month when a fixed-rate HECM loan will accrete to 98% of its maximum claim amount and be purchased out of its associated pool, assuming it is not otherwise prepaid, voluntarily or due to a maturity event, beforehand. For adjustable-rate HECM loans, the accrual to 98% of the maximum claim amount will be influenced by changes in interest rates. For traditional forward mortgage loans and related Agency MBS, rising interest rates typically will materially extend the duration of these loans and securities (i.e., extension risk). For HECM loans and related Agency HMBS, increases in interest rates do not result in an increase in extension risk. For adjustable-rate HECM loans and adjustable-rate Agency HMBS, an increase in interest rates will have the impact of increasing the amount of interest accrued, causing the loan balance to reach 98% of its maximum claim amount more quickly and shortening the life of the Agency HMBS due to the Ginnie Mae issuer's obligation to repurchase the HECM loans when those loans become assignable to the FHA. Thus, in a rising interest rate environment, adjustable-rate Agency HMBS investors will receive repayment more quickly, compared to investors who hold Agency MBS.

        FHA-approved lenders, who may also be approved Ginnie Mae issuers, either securitize HECM loans into Agency HMBS or sell their loans to FHA-approved lenders or Ginnie Mae issuers. An approved Ginnie Mae issuer is responsible for servicing and otherwise administering the HECM loans underlying the Agency HMBS in conformity with FHA and Ginnie Mae servicing requirements and will be entitled to a servicing fee.

Agency H-REMIC Securities

        The H-REMIC program was created by Ginnie Mae in 2009 as a re-securitization vehicle for Agency HMBS. This program was important to the development of the secondary market for HECM loans as it offered dealers an outlet by which to create specific types of bonds tailored to investor needs, beyond the simple pooling of Agency HMBS. Like Agency HMBS, Agency H-REMIC securities carry the full faith and credit guarantee of the U.S. federal government.

HECM for Purchase Program

        In 2008, the FHA introduced the HECM for purchase program to meet the needs of older Americans looking to move or downsize into a smaller home. According to Reverse Market Insight, as of 2007, over 280,000 older Americans 62 or older sell or downsize their home for retirement each year. Prior to the HECM for purchase program, an older American wishing to purchase a home and utilize a HECM loan had to first purchase the home, often with a forward mortgage, and refinance that forward mortgage with a traditional HECM loan refinance transaction, incurring two sets of loan closing costs. The HECM for purchase program allows older Americans to buy a new home directly with a reverse mortgage loan, requiring older Americans to pay closing costs only once. With the introduction of the HECM for purchase program, older Americans can afford to purchase a single-family home, condo or small multifamily residence without having to qualify for a traditional forward mortgage loan.

Private Reverse Mortgage Loan

        A private reverse mortgage loan is a reverse mortgage loan that is not eligible for FHA insurance. In general, private reverse mortgage loans are underwritten to the same standards as HECM loans originated through the FHA's HECM loan program, except that they may permit lower age limits (less than 62 years of age) and larger loan amounts. Since there is no FHA insurance, the lender or the trust (and therefore the related security holders) within which the securities are issued is at risk should the property sale be less than the loan amount.

Non-Agency HMBS and Non-Agency Reverse Mortgage-backed Securities

        Non-Agency HMBS are securities issued by private trusts (typically sponsored by large financial firms) and backed by collateral that consists of HECM loans. Non-Agency reverse mortgage-backed securities are securities issued by private trusts (typically sponsored by large financial firms) and backed by collateral which consists of private reverse mortgage loans. These securities do not carry any security-level government guarantee; hence, these securities are typically rated by credit rating agencies based on factors such as the underlying structure of the securities and the quality of the underlying loans. Unlike Agency HMBS, in which potential future draws on underlying HECM loans are further securitized into separate, new Agency HMBS, draw funding for these private label securitizations is provided inside the securitization vehicle, often in cash. If we issue these non-Agency securities, for issuances taking place by late 2015 and thereafter, we will be required to meet detailed risk retention requirements as specified by a multi-federal agency securitization risk retention rule which was issued in final form in October 2014 and is slated to take effect approximately in December 2015.

Our Financing Strategy

        We use debt financing as part of our strategy. Depending on market conditions and the terms of financing available to us, in order to enhance our returns, we expect to finance our Agency HMBS, non-Agency HMBS and Agency H-REMIC securities primarily with short-term borrowings through master repurchase agreements, and to fund the origination of HECM loans and other obligations with respect to those loans with borrowings under warehouse facilities. We may also finance our assets with bank credit facilities (including term loans and revolving facilities), as well as public and private equity and debt issuances. In addition, for our adjustable-rate Agency HMBS, non-Agency HMBS and Agency H-REMIC securities, we expect to structure our borrowings to have interest rate indices and periods that, in the aggregate, correspond to such securities.

        To date, we have entered into two uncommitted warehouse facilities with an aggregate of $100 million borrowing capacity. These warehouse facilities are uncommitted and, as such, there can be no guarantee as to what extent, if any, financing will be available to us. For a description of the material terms of our warehouse facilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Capital and Cash Flow—Financing Arrangements—Warehouse Facilities." In addition, we have entered into repurchase agreements with seven financial institutions. These repurchase agreements are uncommitted and, as such, there can be no guarantee that we will have access to financing under these repurchase agreements. We are also in discussions with a number of other financial institutions which we expect will provide us with additional uncommitted repurchase agreement financing. The terms of our seven existing repurchase agreements generally conform to, and we expect any additional repurchase agreements we enter into will generally conform to, the terms in the standard master repurchase agreement as published by the Securities Industry and Financial Markets Association, or SIFMA, as to repayment, margin requirements and segregation of all securities that will be initially sold under the repurchase transaction. For a description of the material terms of our repurchase agreements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Capital and Cash Flow—Financing Arrangements—Repurchase Agreements." Over time, as market conditions change, in addition to these financings, we may use other forms of leverage.

        We use secured warehouse facilities borrowings for the primary purpose of funding HECM loans, and we use repurchase agreements for the primary purpose of financing our portfolio of Agency HMBS, non-Agency HMBS and Agency H-REMIC securities. Our charter and bylaws do not specify any minimum or maximum amount of leverage that we may incur and, other than RMF which, as a Ginnie Mae issuer, must meet certain minimum capital requirements equal to $5 million plus 1% of the outstanding balance of Agency HMBS that it issues and has been authorized by Ginnie Mae to issue in the future, we are not required to maintain any particular consolidated debt-to-equity leverage ratio. Although we currently do not have a targeted debt-to-equity ratio for our assets, we expect to deploy over time, assuming current market conditions continue, on a debt-to-equity basis, four to eight times leverage on Agency HMBS, non-Agency HMBS and Agency H-REMIC securities, depending on our asset composition.

        We also utilize leverage by securitizing our HECM loans. To a lesser extent, we may utilize leverage by securitizing or re-securitizing the private reverse mortgage loans and other assets we may originate or acquire.

The Formation Transactions

        We are a Maryland corporation that was incorporated on October 29, 2013. We completed a private offering in February 2014, which we refer to herein as our February 2014 private offering, in which we issued and sold 15,333,334 shares of our common stock to investors at an offering price of $15.00 per share.

        In connection with our February 2014 private offering, we entered into an agreement and plan of merger, or the merger agreement, pursuant to which we acquired RMF on July 11, 2014 for an aggregate consideration of $25.0 million, consisting of approximately $7.4 million in cash (which included a loan of approximately $3.9 million from us to RMF) and 1,175,113 shares of common stock (valued at an amount per share equal to $15.00, the offering price per share of our common stock that were sold to investors in our February 2014 private offering).

        Prior to the merger, our executive officers and directors, directly or indirectly, collectively owned approximately 44.7% of the outstanding membership interests in RMF. In the merger, they received 693,486 shares of our common stock having an aggregate value of approximately $10.4 million (based on the offering price per share in our February 2014 private offering) and $981,605 in cash in exchange for their membership interests in RMF. See "Certain Relationships and Related Party Transactions—Formation Transactions."

        We have entered into a strategic services agreement pursuant to which Brean Capital, LLC, or Brean Capital, an investment bank with a leading reverse mortgage-backed securities platform that provides sales, trading, banking, research and advisory services on a wide range of mortgage and asset-backed securities and government agency securities, provides us with comprehensive capital markets support to facilitate the growth of our portfolio management and reverse mortgage origination, securitization and servicing business. One of our directors, Robert M. Fine, serves as the Chief Executive Officer of Brean Capital. For further information regarding our relationship with and the fees that we pay to Brean Capital, see "Business—Our Strategic Relationship with Brean Capital" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations."

Operating and Regulatory Structure

REIT Qualification

        We intend to elect to qualify as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31, 2014. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT. To qualify as a REIT, we must meet on a continuing basis, through our organization and actual investment and operating results, various requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of shares of our stock. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we failed to qualify as a REIT. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to qualifying and maintaining our qualification as a REIT, a significant portion of our business will be conducted through, and a significant portion of our income will be earned by, one or more taxable REIT subsidiaries, or TRSs, that we may form in the future, including RMF after we jointly elect with RMF for RMF to be a TRS of ours, which will be subject to corporate income taxation. Any distributions paid by us generally will not be eligible for taxation at the preferential U.S. federal income tax rates that currently apply to certain distributions received by individuals from taxable corporations, unless such distributions are attributable to dividends received by us from a TRS.

1940 Act Considerations

        We conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. federal government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are U.S. federal government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

        The securities issued by any wholly owned or majority owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities (exclusive of U.S. government securities and cash items) we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries.

        We are organized as a holding company and conduct our businesses primarily through our majority and wholly owned subsidiaries. We expect that Reverse Mortgage Investment Trust Inc. and RMF will conduct their operations so that they comply with the 40% test in that no more than 40% of their total assets (exclusive of U.S. federal government securities and cash items) on an unconsolidated basis, will consist of investment securities. We also expect that one or more of our subsidiaries will qualify for an exclusion from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities that do not issue redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates and are primarily engaged in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate."

        In order for any of our subsidiaries to rely on the exclusion provided under Section 3(c)(5)(C) of the 1940 Act, generally it is necessary that at least 55% of each such subsidiary's total assets be comprised of qualifying assets and at least another 25% of each of its total assets be comprised of qualifying assets and/or real estate-related assets under the 1940 Act. The SEC staff has not issued guidance with respect to reverse mortgages or Agency or non-Agency HMBS. Accordingly, based on our own judgment and analysis, we take the position that qualifying assets for this purpose include, among other things: (i) mortgage loans, including reverse mortgage loans (A) which we may originate, where the loan is secured by real estate having a value upon origination of the loan that is not less than the principal amount of the loan and (B) loans, if acquired in the secondary market, where the fair market value of the loan is fully secured by real estate upon our acquisition of the loan. Reverse mortgage loans are first lien mortgages that, at the time of origination, are fully secured mortgages where the holder has a right of foreclosure upon certain events of default; (ii) Agency HMBS issued by third parties and backed by fully drawn reverse mortgage loans; (iii) whole pool Agency HMBS owned by us that are issued and serviced by RMF, our origination subsidiary; and (iv) whole pool, non-Agency HMBS.

        Although the SEC and its staff have not published guidance with respect to the treatment of whole pool non-Agency HMBS or whole pool non-Agency mortgage backed securities for purposes of the Section 3(c)(5)(C) exclusion, based on our own judgment and analysis of the guidance from the SEC and its staff identifying agency whole pool certificates as qualifying real estate assets under Section 3(c)(5)(C), we intend to treat whole pool non-Agency HMBS and whole pool non-Agency mortgage backed securities where we hold all of the certificates issued by the pool as qualifying assets. We intend to treat any of our interests in "partial pool" mortgage backed securities as real estate-related assets for purposes of Section 3(c)(5)(C), since these interests would represent something less than the entire ownership interest in a pool of reverse mortgage loans. Similarly, to the extent we acquire Agency H-REMIC Securities, we intend to treat those assets as real estate-related assets for purposes of 3(c)(5)(C). See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information on Agency HMBS and the securitization process we intend to employ. Agency HMBS are standardized mortgage-backed securities that are guaranteed by Ginnie Mae and collateralized by FHA-insured reverse mortgage loans. Ginnie Mae-approved issuers, like our origination subsidiary, RMF, can pool reverse mortgage loans and through single-tranche securitizations issue Agency HMBS, which are pass through securities. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff takes a different view of the treatment of our target assets for purposes of Section 3(c)(5)(C) or publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Although we intend to monitor the assets of our subsidiaries relying on the Section 3(c)(5)(C) exclusion periodically and prior to each acquisition, there can be no assurance that we will be able to maintain this exclusion for these subsidiaries. In addition, we may be limited in our ability to make certain investments or we may be forced to expand the types of assets that we acquire or invest in which, in either case, could result in us or our subsidiaries holding assets we might wish to sell or selling assets we might wish to hold or modifying our strategy as described in this prospectus.

        In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the 1940 Act, including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REITs that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or one or more of our subsidiary's failure to maintain an exclusion or exemption from the 1940 Act. See "Business—Operating and Regulatory Structure—1940 Act Considerations."

Commodity Pool Operator Exemption

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, any investment fund that trades in swaps may be considered a "commodity pool," which would cause its operators to be regulated as a "commodity pool operator," or CPO. We rely on no-action relief from registration from the Commodity Futures Trading Commission, or CFTC. In order to be exempt from registration as a CPO under the no-action relief, we must, among other non-operation requirements: (1) limit our initial margin and premiums required to establish our swap or futures positions to no more than 5% of the fair market value of our total assets; and (2) limit our net income derived annually from our swaps and futures positions that are not "qualifying hedging transactions" to less than 5% of our gross income. The need to operate within these parameters could limit the use of swaps by us below the level that we would otherwise consider optimal or may lead to the registration of our company or our directors as CPOs. See "Risk Factors—Risks Relating to Our Business—We may be unable to operate within the parameters that allow us to be excluded from regulation as a commodity pool operator, which would subject us to additional regulation and compliance requirements, and could materially adversely affect our business and financial condition."

Other Laws and Regulations

        Our business is subject to extensive regulation by federal, state and local authorities. We are required to comply with numerous federal consumer protection and other laws. See "Business—Other Laws and Regulations."

Implications of Being an Emerging Growth Company

        In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain stockholder approval of any golden parachute payments not previously approved. We have not yet made a decision whether to take advantage of any or all of such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

        Additionally, under Section 107 of the JOBS Act, an emerging growth company may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

        We will, in general, qualify as an emerging growth company until the earliest of:

  •
  the last day of our fiscal year following the fifth anniversary of the date of this offering;

  •
  the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more;

  •
  the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and

  •
  the date on which we are deemed to be a "large accelerated filer," which will occur at such time as we (1) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (2) have been required to file annual and quarterly reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, for a period of at least 12 months and (3) have filed at least one annual report pursuant to the Exchange Act.

Summary Risk Factors

        Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled "Risk Factors." Some of these risks are:

  •
  we have limited operating history and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our stockholders;

  •
  if the market for HECM loans and other reverse mortgage loans does not develop as we anticipate, our business, liquidity, financial condition and results of operations may be materially adversely affected;

  •
  difficult and volatile conditions in the mortgage and residential real estate markets, as well as the broader financial markets, may cause us to experience losses related to our assets and there can be no assurance that we will be successful in executing our business strategies amidst such conditions;

  •
  we may change our operational policies (including our investment strategies and policies and the target assets in which we may invest) with the approval of our board of directors but without stockholder approval or notice to our stockholders at any time, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders;

  •
  we cannot at the present time predict the unintended consequences and market distortions that may stem from far ranging governmental intervention in the economic and financial system or from regulatory reform of the oversight of the financial markets;

  •
  there may be material changes to the laws, regulations, rules or practices of or applicable to the FHA, HUD, Ginnie Mae or Fannie Mae which could materially adversely affect the reverse mortgage industry as a whole;

  •
  our ability to originate, service and foreclose on reverse mortgage loans in the future could be limited by the increasing number of proposed U.S. federal, state and local laws affecting certain mortgage-related assets;

  •
  we are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances;

  •
  our ability to originate, service, hold and sell HECM loans and other reverse mortgage loans may be adversely affected if we are not appropriately licensed or approved by government regulators in the various jurisdictions in which we will or do conduct our business;

  •
  we depend on the accuracy and completeness of information about borrowers and counterparties and any misrepresented information could adversely affect our business, financial condition and results of operations;

  •
  the HECM loans that we originate are subject to delinquency, foreclosure and loss, which could result in losses to us;

  •
  we may face delays in our ability, or we may be unable, to assign HECM loans from the Agency HMBS pool that have reached 98% of their maximum claim amounts to the FHA, which could result in losses to us;

  •
  we may suffer operating losses as a result of not being fully reimbursed for certain costs and interest expenses on our HECM loans, or if we fail to service loans in conformity with FHA's guidelines;

  •
  our use of models and data in connection with the valuation of our assets subjects us to potential risks in the event that such models are incorrect, misleading, or based on incomplete information;

  •
  increases in interest rates could adversely affect the value of our floating-rate assets, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders;

  •
  the failure of a sub-servicer to effectively service our HECM loans or the HECM loans which collateralize the Agency HMBS we issue would materially and adversely affect us;

  •
  when we securitize HECM loans or other reverse mortgage loans, we may be required to indemnify or repurchase such loans;

  •
  in the event that we foreclose on the collateral securing a HECM loan, we will own the real estate property, which would subject us to increased carrying costs and principal losses;

  •
  the lack of liquidity of our assets may adversely affect our business, including our ability to value and sell our assets;

  •
  we may acquire pools of loans, securities or servicing rights associated with loans originated in the past by third parties that have greater risk of loss related to defaulted loans or servicing responsibilities, which may result in us incurring greater losses than anticipated;

  •
  some of the assets in our portfolio are recorded at fair value and there will be uncertainty as to the value of these assets and any decline in the fair value of our assets will adversely impact our results of operation, financial condition and business;

  •
  loss of our exclusions or exemptions from registration pursuant to the 1940 Act would adversely affect us, the market price of shares of our capital stock and our ability to distribute dividends;

  •
  we use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable;

  •
  we rely on short-term financing and thus are especially exposed to changes in the availability of financing;

  •
  the use of interest rate hedges will introduce the risk of interest rate mismatches and exposures, which could materially adversely affect our business, financial condition and results of operations and ability to make distributions to our stockholders;

  •
  we have limited experience operating as a REIT, which may adversely affect our financial condition, results of operations, the market price of our common stock and our ability to satisfy debt service obligations and make distributions to our stockholders;

  •
  our business could be harmed if key personnel terminate their employment with us;

  •
  for as long as we are an "emerging growth company," we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies;

  •
  qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code and our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local tax, which would reduce the amount of cash available for distribution to our stockholders; and

  •
  even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Corporate Structure

        The following diagram illustrates our structure and anticipated ownership upon completion of this offering:

(1)
Reflects investors from our February 2014 private offering and our officers, directors and other personnel. Excludes (a) up to                shares of our common stock that we may issue and sell if the underwriters exercise their overallotment option in full and (b)                  shares of our common stock reserved for future issuance under the 2014 equity incentive plan.

(2)
Our officers directors and their affiliates collectively own approximately    % of our shares of common stock.

(3)
Reflects 125 shares of 12.5% Series A Cumulative Redeemable Non-Voting Preferred Stock that were issued to investors in a private offering on                                    , 2015, which we refer to herein as the preferred stock offering.

        We may form additional subsidiaries from time to time as we deem appropriate.

 THE OFFERING

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell if the underwriters exercise their overallotment option).
Common stock offered by the selling stockholders	shares
Common stock to be outstanding upon completion of this offering	shares(1)
Use of proceeds
We expect to receive net proceeds from this offering of approximately $ million, based on an assumed initial public offering price of $ per share, the midpoint of the price range set forth on the cover page of this prospectus (or approximately $ million if the underwriters exercise their overallotment option in full), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We plan to use the net proceeds from this offering to acquire our target assets and for general corporate purposes. Depending on the availability of our target assets and market conditions, until we invest the net proceeds of this offering in our target assets, we may temporarily invest in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we seek to achieve from our target assets. See "Use of Proceeds."
Distribution policy
We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. Currently, we intend to pay quarterly distributions which, on an annual basis, will equal all or substantially all of our taxable income. We have not, however, established a minimum distribution payment level.

Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see "Distribution Policy."

(1)

(1) Based on                                    shares of our common stock that were outstanding on                        , 2015. Excludes (a) up to                    shares of our common stock that we may issue and sell if the underwriters exercise their overallotment option in full and (b)                     shares of our common stock reserved for future issuance under the 2014 equity incentive plan.

We cannot assure you that we will make any distributions to our stockholders.
Proposed New York Stock Exchange symbol	"RMIT"
Ownership and transfer restrictions
To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter generally prohibits, among other prohibitions, any person, including a "group," as defined in Section 13(d)(3) of the Exchange Act, from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the aggregate outstanding shares of all classes and series of our capital stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer."
Risk factors
Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under "Risk Factors" beginning on page 25 and all other information in this prospectus before investing in our common stock.

Corporate Information

        Our principal executive offices are located at 1455 Broad Street, Floor 2, Bloomfield, New Jersey 07003. Our telephone number is 973-542-7170. Our website is www.reversefunding.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

SUMMARY FINANCIAL DATA

        The following table presents summary historical financial data as of and for the periods indicated. The summary financial data are derived from our historical financial statements and should be read in conjunction with the more detailed information contained in the financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this prospectus. The summary balance sheet data as of December 31, 2013 have been derived from our audited financial statements included elsewhere in this prospectus. The summary operating and balance sheet data as of and for the three and nine months ended September 30, 2014 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. Due to our limited operating history, the summary operating and balance sheet data presented below do not reflect comparable period over period results, nor are they indicative of future financial condition or results of operations.

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Operating Data:
Interest income	$4,547,588	$7,784,153
Interest expense	2,017,578	3,585,497

Net interest income	2,530,010	4,198,656
Origination fees	200,276	200,276
Unrealized loss on Agency HMBS	(1,847,960)	(28,708)
Unrealized gain on non-Agency HMBS	9,483,604	10,891,708
Unrealized gain on loans held for investment	7,291,043	7,291,043
Gain on derivative financial instruments	1,247,215	1,247,215
Unrealized gain on U.S. Treasury notes sold, not yet purchased	313,465	—
Realized gain on U.S. Treasury notes sold, not yet purchased	341,416	295,353

Total other gains	16,828,783	19,696,611
Operating expenses	(7,958,129)	(10,275,041)

Net income	$11,600,940	$13,820,502

Net income per weighted average share applicable to common stockholders—Basic and diluted	$0.70	$1.04
Dividends declared per share of common stock	$—	$—

	As of September 30, 2014	As of December 31, 2013
Balance Sheet Data:
Total assets	$917,531,717	$958,705
Total liabilities	$673,261,951	$972,354
Total stockholders' equity / (deficit)	$244,269,766	$(13,649)
Book value equity per share of common stock	$14.80	$(136.49)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Other Data:
Unpaid principal balances of HECM loans originated	$132,828,153	$132,828,153

Principal limit balances of HECM loans originated	$211,348,027	$211,348,027

 RISK FACTORS

        You should carefully consider each of the following risk factors and all of the other information set forth in this prospectus before deciding to invest in our common stock. The risks and uncertainties described below are not the only ones we face. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and we may not be able to achieve our goals. If that occurs, the value of our common stock could decline and you could lose some or all of your investment.

Risks Relating to Our Business

We have limited operating history and may not be able to operate our business successfully, find suitable investments, or generate sufficient revenue to make or sustain distributions to our stockholders.

        We have limited operating history, and we cannot assure you that we will be able to operate our business successfully, find suitable investments or implement our operating policies and strategies as described in this prospectus. Our ability to provide attractive risk-adjusted returns to our stockholders over the long term is dependent on our ability both to generate sufficient cash flow to pay an attractive dividend and to achieve capital appreciation, and we cannot assure you we will do either. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses and make distributions to stockholders. The results of our operations and the implementation of our business plan depend on several factors, including the availability of opportunities for investment in our target assets, the level and volatility of interest rates, the availability of adequate equity capital as well as short and long-term financing, conditions in the financial markets and economic conditions.

Recent difficulties in the reverse mortgage industry have led to new legislation and rulemaking, which could lead to a reduction in the size of the available market, the consequences of which could have a material adverse impact on our business, liquidity, financial condition and results of operations.

        According to a 2012 report by the CFPB, as of the end of February 2012, 9.4% of outstanding HECM loans were in default on the payment of real estate taxes and/or property insurance premiums. In response to these and other factors, in an effort to strengthen the HECM loan program, the FHA has undertaken a number of steps that could, among other things, reduce the size of the overall reverse mortgage market. For example, the FHA raised its MIP and reduced the amount borrowers could borrow. In addition, on August 9, 2013, the President signed into law the Reverse Mortgage Stabilization Act of 2013, giving the FHA the authority to more closely manage the HECM loan program. The bill grants the FHA the ability to make structural changes to the HECM loan program through a series of administrative mortgagee letters, which allows the FHA to act more quickly than is possible with the traditional regulatory change process. Following the bill's passage, the FHA issued a mortgagee letter on September 3, 2013 implementing the following structural changes to the HECM loan program effective September 30, 2013:

  •
  a consolidation of previous HECM loan products into a single HECM loan product with one principal limit table;

  •
  a lower upfront MIP for borrowers who draw 60% or less of their initial principal limit (0.5% upfront MIP, compared to 2.50% for those who take more than 60% of their initial principal limit);

  •
  a utilization restriction limiting borrowers from drawing no more than the greater of 60% of their initial principal limit or their mandatory obligations (such as an existing mortgage) plus an additional 10% of their principal limit at the time of closing and during the first year of the loan; and

  •
  the creation of a single disbursement lump sum payment option, which allows borrowers to take a single lump sum disbursement (following the same utilization guidelines above), but not have access to any more funds for the life of the loan, except for certain repair or property charge set asides, if elected and established on a loan (subsequently, the FHA, through a mortgagee letter that was published in June 2014, refined a borrower's ability to use the single disbursement lump sum payment option by requiring such option to be used on all fixed-rate HECM loans and not permitting such option to be used for any adjustable-rate HECM loans).

        On November 10, 2014, the FHA published the financial assessment guidelines which the FHA mandated that all lenders must implement for new applications on or after March 2, 2015. The guidelines mandate that lenders evaluate a HECM loan applicant's willingness and capacity to meet his or her ongoing real estate tax and property insurance premium obligations. Lenders will be required to evaluate an applicant's sources of cash flow, credit history and payment history before rendering a credit decision. Lenders will still be able to originate a HECM loan to some applicants who have not demonstrated a willingness and/or capacity to meet their ongoing real estate tax and property insurance premium obligations by mandating a life expectancy set-aside (i.e., "freezing" a portion of the principal limit that cannot be drawn by the borrowers based on the results of the financial assessment).

        These program changes could further limit the size of the available market as they have reduced the proceeds a borrower would be able to borrow. Any of the foregoing modifications to the HECM loan program, or others that are not yet contemplated or implemented, could increase the costs of underwriting the HECM loans, decrease the attractiveness of HECM loans to potential borrowers, limit the number of borrowers eligible to receive HECM loans and/or decrease the maximum size of HECM loans, any of which could decrease the availability of our target assets, which could have a material adverse impact on our business, liquidity, financial condition and results of operations.

If the market for HECM loans and other reverse mortgage loans does not develop as we anticipate, our business, liquidity, financial condition and results of operations may be materially adversely affected.

        The growth of our business depends, in large part, on the anticipated growth in demand for HECM loans and other reverse mortgage loans. We expect the demand for HECM loans to increase significantly as more potential borrowers reach 62 years of age with limited retirement savings. However, according to the CFPB, homeowners have historically shown a general reluctance to enter into reverse mortgages for a variety of reasons, such as a belief that the product should be used only as a last resort, a desire to own the home free and clear after many years of making mortgage payments and a desire to leave the home to their children or other heirs as an inheritance. In addition, periods of declining real estate values may reduce the level of new reverse mortgage loan originations since borrowers would be entitled to receive less proceeds. If the growth in demand for reverse mortgage loans is not as significant as we anticipate or does not occur as rapidly as we expect, our business, liquidity, financial condition and results of operations may be materially adversely affected.

Difficult and volatile conditions in the mortgage and residential real estate markets, as well as the broader financial markets, may cause us to experience losses related to our assets and there can be no assurance that we will be successful in executing our business strategies amidst such conditions.

        Our results of operations may be materially affected by conditions in the market for reverse mortgages and mortgage-related assets, including reverse mortgage-backed securities, as well as the residential real estate market, the financial markets and the economy in general. Continuing concerns about the mortgage market and the real estate market, as well as inflation, energy costs, geopolitical issues, unemployment and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. In particular, the U.S. residential mortgage market has been severely affected by changes in the lending landscape and has experienced defaults, credit losses and significant liquidity concerns, and there is no assurance that these conditions have stabilized or that they will not worsen. Further, there has been significant volatility in the price of residential mortgage assets. All of these factors have impacted investor perception of the risk associated with residential mortgage assets and had an impact on the value of existing real property and mortgages and new demand for homes and mortgages, which has weighed, and may continue to weigh, heavily on real estate and mortgage prices and performance. Further deterioration of the mortgage and residential real estate markets may affect our ability to identify target assets that will provide us with attractive return opportunities and may cause us to experience losses related to our assets. Declines in the value of our portfolio, or perceived market uncertainty about the value of our assets, would likely make it difficult for us to obtain financing on favorable terms or at all. Our profitability may be materially adversely affected if we are unable to obtain cost effective financing. An increase in the volatility and deterioration in the broader residential mortgage and securitization markets as well as the broader financial markets may adversely affect the performance and market value of our assets, which may reduce our earnings.

We operate in a competitive market for investment opportunities and future competition may limit our ability to originate desirable investments in our target assets and could also affect the pricing of these assets.

        We compete with several third-party providers for origination and servicing opportunities, including other independent non-bank originators and servicers. Our competitive position in the reverse mortgage sector is largely determined by our ability to differentiate ourselves from other third-party originators and servicers through our technology, compliance and responsiveness to the demands of the industry regulators. In addition, a number of entities compete with us in acquiring and originating assets and obtaining financing. In acquiring and originating our target assets, we may compete with other public and private REITs, specialty finance companies, savings and loan associations, credit unions, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. In addition, other REITs and other entities with similar asset acquisition objectives that may be organized in the future may compete with us in acquiring and originating assets and obtaining financing. These competitors may be significantly larger than us, may have access to greater capital and other resources or may have other advantages. Furthermore, some competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Current market conditions may attract more competitors, which may increase the competition for sources of financing. An increase in the competition for sources of funding could adversely affect the availability and cost of financing, and thereby adversely affect the market price of our capital stock. Many of our competitors are not subject to the operating constraints associated with REIT qualification or maintenance of our exclusion from registration as an investment company under the 1940 Act. Furthermore, competition for investments in our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will continue to be able to identify and make investments that are consistent with our investment objective.

We may change our operational policies (including our investment strategies and policies and the target assets in which we may invest) with the approval of our board of directors but without stockholder approval or notice to our stockholders at any time, which may adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

        Our board of directors determines our operational policies and may amend or revise our policies, including our policies with respect to our target assets, such as expanding our target assets to include other real estate-related assets, dispositions, growth, operations, indebtedness, capitalization and dividends, or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders at any time. We may change our investment strategy at any time with the approval of our board of directors but without the consent of or notice to our stockholders, which could result in our making investments that are different in type from, and possibly riskier than, the investments contemplated in this prospectus.

We expect to continue to use leverage as part of our investment strategy but we do not have a formal policy limiting the amount of debt we may incur. Our board of directors may change our leverage policy without stockholder consent.

        We expect to continue to use leverage as part of our investment strategy but we do not have a formal policy limiting the amount of debt we may incur. The amount of leverage we deploy for particular investments in our target assets depends upon our assessment of a variety of factors, which may include the availability of particular types of financing and our assessment of the credit, liquidity, price volatility and other risks of those assets and the creditworthiness of our financing counterparties. Our charter and bylaws do not limit the amount of indebtedness we can incur and, other than RMF which, as a Ginnie Mae issuer, must meet certain minimum capital requirements equal to $5 million plus 1% of the outstanding balance of Agency HMBS that it issues and has been authorized by Ginnie Mae to issue in the future, we are not required to maintain any particular consolidated debt-to-equity leverage ratio. Although we currently do not have a targeted debt-to-equity ratio for our assets, we expect to deploy over time, assuming current market conditions continue, on a debt-to-equity basis, four to eight times leverage on our Agency HMBS, non-Agency HMBS and Agency H-REMIC securities, depending on our asset composition. Our board of directors has discretion to deviate from or change our leverage policy at any time without the consent of our stockholders, which could result in an investment portfolio with a different risk profile.

Our ability to generate returns for our stockholders through our investment, finance and operating strategies is subject to the existing market conditions, and we may make significant changes to these strategies in response to changing market conditions.

        We have been formed to generate attractive risk-adjusted returns to our stockholders over the long term through dividend distributions and capital appreciation. We seek to achieve this objective by originating, acquiring, servicing, investing in, and managing a diversified portfolio of our target assets. In the future, to the extent that market conditions change and we have sufficient capital to do so, we may, depending on prevailing market conditions, change our investment strategy in response to opportunities available in different interest rate, economic, regulatory and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets at any given time.

We cannot at the present time predict the unintended consequences and market distortions that may stem from far ranging governmental intervention in the economic and financial system or from regulatory reform of the oversight of the financial markets.

        The U.S. government, the U.S. Federal Reserve, the U.S. Treasury, the SEC and other governmental and regulatory bodies have taken or are taking various actions in an effort to address the underlying causes of, and to contain the fallout from, the recent global financial crisis. This far ranging government intervention in the economic and financial system may carry unintended consequences and cause market distortions. We are unable to predict at this time the extent and nature of any such unintended consequences and market distortions.

        On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act may impact the residential mortgage loan securitization market in that it seeks to reform the asset-backed securitization market (including the reverse mortgage-backed securities market) by requiring the retention of a portion of the credit risk inherent in the pool of securitized assets and by imposing additional registration and disclosure requirements. Some of the provisions of the Dodd-Frank Act have become effective or been implemented, while others are in the process of being implemented or will become effective in the future. Provisions of the Dodd-Frank Act require significant revisions to the legal and regulatory framework that applies to the asset-backed securities markets and securitizations. Certain of the new requirements may affect our ability to securitize our assets. For example, in response to the requirements of the Dodd-Frank Act, the SEC proposed certain revisions to Regulation AB, which provides a comprehensive regime for the registration, disclosure and reporting of asset-backed securities.

The proposed revisions, which built on earlier revisions proposed by the SEC, would affect both the existing Regulation AB regime created specifically for public issuance, as well as asset-backed securities sold in most private offerings. The SEC has not sought to finalize its proposed revisions to Regulation AB, nor has the SEC indicated what changes, if any, it will make to its proposed revisions prior to finalization.

        We cannot predict when, if at all, the final revisions to Regulation AB will be effective, nor what the content of such final revisions will contain. Similarly, we cannot predict how any final revisions will affect our ability to securitize our assets.

        The Dodd-Frank Act also created a new regulator, the CFPB, which now oversees many of the core laws that regulate the mortgage industry, including among others, the Real Estate Settlement Procedures Act and the Truth in Lending Act as well as other federal consumer financial protection laws and fair lending laws applicable to reverse mortgages. We cannot predict what actions, if any, that the CFPB will take in the reverse mortgage markets, nor what the impact of such actions will be on the mortgage markets or our results of operations, financial condition and business.

        In addition, recent state legislative proposals have considered strengthening consumer protections for reverse mortgage borrowers by extending a consumer's right of rescission, increasing disclosure requirements and calling for the imposition of a fiduciary duty on those who offer, sell, or arrange the sale of a reverse mortgage. Concern over lending practices has led some states to expand oversight to include prior approval of the specific reverse mortgage lending programs offered, in addition to licensing requirements. Moreover, recently, a number of local governmental authorities have announced that they are evaluating eminent domain as one of several potential alternatives to help resolve housing finance challenges. This type of legislation and action could have a severe negative impact on the mortgage markets and may introduce risks that are difficult, if not impossible, to quantify. There is no certainty as to whether any governmental actors and entities will take these steps, or ultimately pass other legislation that will affect the reverse mortgage markets. However, such actions could have a dramatic impact on our business, results of operations and financial condition, and the cost of complying with any additional laws and regulations could have a material adverse effect on our financial condition and results of operations. In addition to the foregoing, the U.S. government, U.S. Federal Reserve, U.S. Treasury and other governmental and regulatory bodies may enact additional legislation or regulatory action that could have a material and adverse effect on our ability to execute our business strategies.

There may be material changes to the laws, regulations, rules or practices of or applicable to the FHA, HUD, Ginnie Mae or Fannie Mae which could materially adversely affect the reverse mortgage industry as a whole.

        The reverse mortgage industry is largely dependent upon the FHA, HUD and government agencies like Ginnie Mae. In addition, the reverse mortgage industry is dependent on Fannie Mae as a result of the large portfolio of reverse mortgages that it holds. There can be no guarantee that any or all of these entities will continue to participate in the reverse mortgage industry or that they will not make material changes to the laws, regulations, rules or practices applicable to reverse mortgage programs. For example, on June 25, 2013, a bipartisan group of Senators introduced a draft bill titled the "Housing Finance Reform and Taxpayer Protection Act of 2013" to the U.S. Senate, which would wind down government sponsored enterprises—Fannie Mae and Freddie Mac—over a period of five years and replace the public securitization market used by the government sponsored enterprises with a public-private alternative market. On July 22, 2013, members of the U.S. House Committee on Financial Services introduced a similar draft bill titled "Protecting American Taxpayers and Homeowners Act" to the U.S. House of Representatives. While distinguishable in some respects from the Senate version, the House bill would also eliminate Fannie Mae and Freddie Mac and seek to increase the opportunities for private capital to participate in, and consequently bear the risk of loss in connection with, government-guaranteed mortgage-backed securities. Additional provisions of the bill included, among other things, phasing out the FHA HECM loan program within two years of enactment of the bill and reducing the size and scope of the FHA. In March 2014, a bipartisan group of U.S. senators led by members of the U.S. Senate Banking

Committee announced that they had agreed on a bill to overhaul the nation's housing finance system and eliminate Fannie Mae and Freddie Mac. The bill would replace Fannie Mae and Freddie Mac with a new federal regulator, called the Federal Mortgage Insurance Corporation, to provide guarantees for government mortgages and regulate the system. As the insurer of last resort, the Federal Mortgage Insurance Corporation would require 10% in private capital reserves. The guarantee, provided for a fee equivalent to 0.1% interest, would not kick in until the private reserves were exhausted. The bill would also set a minimum down payment of 5% for home buyers, except for first-time home buyers, who would instead be required to put down 3.5% for the mortgage to qualify for the guarantee. There is no way to know if these proposals will become law or, should one of the proposals become law, if or how the enacted law will differ from the current draft of the bill or its impact on our company's business or the reverse mortgage market.

        Prior to 2009, Fannie Mae was a significant investor in HECM loans and as a result holds a large portfolio of reverse mortgages. According to the annual report on Form 10-K for the fiscal year ended December 31, 2013 filed by Fannie Mae, Fannie Mae held an outstanding unpaid principal balance of reverse mortgage loans and Fannie Mae mortgage-backed securities backed by reverse mortgage loans of $48.0 billion as of December 31, 2013 and $50.2 billion as of December 31, 2012. Since September 2008, Fannie Mae has been placed into the conservatorship of the Federal Housing Finance Agency, or FHFA, in response to increased market concerns about Fannie Mae's ability to withstand future credit losses associated with securities held in its investment portfolio and on which it provides guarantees without the direct support of the federal government. Under this conservatorship, Fannie Mae is required to reduce the amount of mortgage loans it owns or for which it provides guarantees. In addition to the FHFA becoming the conservator of Fannie Mae, the U.S. Treasury and FHFA entered into a preferred stock purchase agreement with Fannie Mae pursuant to which Fannie Mae is obligated, among other things, to wind down its mortgage and Agency securities portfolios by 15% each year until its mortgage assets reach $250 billion. As a result, it is possible that Fannie Mae may decide to sell some or all of the reverse mortgages in its portfolio. Although there are some characteristics of Fannie Mae's reverse mortgage assets that differ from our anticipated portfolio (e.g., Fannie Mae's reverse mortgage assets are seasoned and not newly-issued and are indexed to the one-year Constant Maturity Treasury index which cause investors to typically demand a discount on price), the resultant increase in market supply of reverse mortgage loans or securities could result in a market price decline of the assets in our portfolio.

        In addition, if participation by Ginnie Mae in the reverse mortgage market were reduced or eliminated, or its structure were to change (e.g., limitation or removal of the guarantee obligation), our ability to originate HECM loans and acquire Agency HMBS could be adversely affected. These developments could materially and adversely impact our portfolio. We could be negatively affected in a number of ways depending on the manner in which related events unfold for Ginnie Mae. A reduction in the supply of HECM loans and Agency HMBS could negatively affect the pricing of our existing HECM loans and Agency HMBS. We rely on our HECM loans and Agency HMBS as collateral for our financings under our borrowings. Any decline in their value, or perceived market uncertainty about their value, may make it more difficult for us to obtain financing on our assets on acceptable terms or at all, or to maintain our compliance with the terms of any financing transactions. Further, the current support provided by the U.S. government through Ginnie Mae, and any additional support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from HECM loans and Agency HMBS, thereby tightening the spread between the interest we earn on our assets and the cost of financing those assets, and may increase the prices of HECM loans and Agency HMBS, thereby lowering the yields we would expect to receive on the assets we purchase. Future legislation affecting Ginnie Mae may create market uncertainty and have the effect of reducing the actual or perceived credit quality of Ginnie Mae and the securities issued by it. As a result, such laws could increase the risk of loss on our investments in HECM loans and Agency HMBS. It also is possible that such laws could adversely impact the market for such assets and the spreads at which they trade.

        In addition, our status as an approved non-supervised FHA mortgagee and an approved Ginnie Mae issuer is subject to compliance with FHA's and Ginnie Mae's respective regulations, guides, handbooks, mortgagee letters and all participants' memoranda. Any discontinuation of, or significant reduction or material change in, the operation of these entities or the loss of our approved non-supervised FHA mortgagee/Ginnie Mae issuer status would have a material adverse effect on our overall business and our financial position, results of operations and cash flows.

Although the steps taken by the FHA since 2008 have resulted in positively affecting the value of the MMI Fund, which insures mortgages made by the FHA, such as HECM loans, the economic value of the HECM loan portfolio in the MMI Fund is still negative and there can be no assurance that the FHA will continue to take steps to support the HECM loan program.

        In November 2012, the HUD Annual Report to the U.S. Congress, or the 2012 HUD Annual Report, detailed some of the challenges with the health of the MMI Fund. According to the report, the MMI Fund capital reserve ratio fell below zero to negative 1.44% in 2012 with actuarial assessments estimating the economic value of the MMI Fund to be negative $16.3 billion as of the end of 2012, with the economic value of HECM loans estimated at negative $2.8 billion and the traditional forward mortgage loan estimated at negative $13.5 billion. The report highlighted factors of the HECM loan program which contributed to the strain on the MMI Fund, including higher utilization rates than were projected, lower than anticipated home price appreciation rates, higher default rates than anticipated and increased longevity of HECM loan borrowers.

        The 2013 Annual Report to the U.S. Congress, which HUD released on December 13, 2013, noted that the steps taken by the FHA since 2008 to restore capital, including adjusting premiums and tightening credit policies, have resulted in positively affecting the value of the MMI Fund. The report showed that the value of the MMI Fund had improved by $15 billion since 2012, growing from negative $16.3 billion at the end of 2012 to negative $1.3 billion at the end of 2013, which represented a 92% improvement in the capital reserve ratio rising from negative 1.44% to negative 0.11%. The report also included the results of two independent actuarial evaluations of the MMI Fund. The independent assessments forecasted considerable improvement in the actuarial economic forecasts of HECM loans in the MMI Fund. One actuarial report estimated that the HECM loans in the MMI Fund had an economic value of $3.7 billion as of 2013 and forecasted that the economic value of the HECM loan portfolio would increase to $7.1 billion by the end of 2020. The other actuarial report estimated that the HECM loans in the MMI Fund had an economic value of $6.5 billion as of 2013 with the potential to grow to $15.4 billion by the end of 2020. In evaluating the HECM loans, the actuarial reports based their estimates on projected improvements in the performance of existing loans and the addition of new books of business, attributable in part to recent and forthcoming changes in the HECM loan program, which are expected to improve loan performance.

        The 2014 Annual Report to the U.S. Congress, which HUD released on November 17, 2014, indicated that the economic value of the MMI Fund had further improved by $6 billion (a $21 billion improvement over two years) to a positive $4.8 billion, with a positive capital reserve ratio of 0.41%, and $40 billion in available cash reserves. According to HUD, this improvement was driven by aggressive policy changes, a 14% improvement in delinquency rates, a 16% improvement in recovery rates and the fact that foreclosures were down 68% since the height of the crisis. The economic value of the traditional forward mortgage loan portfolio had improved by $13.8 billion, from negative $7.9 billion to positive $5.9 billion, with a corresponding improvement in the capital ratio to 0.56%. However, the report showed that the economic value of the HECM loan portfolio had deteriorated from positive $6.5 billion to negative $1.2 billion, with a corresponding decline in the HECM loan capital reserve ratio to negative 1.20% from negative 0.11%. The report noted that the increase in economic value relating to HECM loans in 2013 was primarily a result of a $4.0 billion discretionary transfer of capital from the traditional forward mortgage loan portfolio in the MMI Fund to the HECM loan portfolio and a $1.7 billion mandatory appropriation.

        Although the steps taken by the FHA since 2008 have resulted in positively affecting the value of the MMI Fund, the economic value of the HECM loan portfolio in the MMI Fund is still negative as indicated by the 2014 Annual Report to the U.S. Congress and there can be no assurance that the FHA will continue to take steps to support the HECM loan program.

Concerns over U.S. fiscal policy, as well as any further downgrade of U.S. government securities by credit rating agencies and the economic crisis in Europe, could have a material adverse effect on our business, financial condition and results of operations.

        Financial markets have recently been affected by concerns over U.S. fiscal policy. Although the U.S. government passed legislation at the beginning of 2013 averting the so-called "fiscal cliff" (which, in the absence of such legislation, would have resulted in automatic tax increases and spending cuts at the end of 2012), significant uncertainty remains relating to the stability of the U.S. fiscal and budgetary policy. This uncertainty, together with the continuing U.S. debt and budget deficit concerns, as well as recent issues relating to sovereign debt conditions in Europe, continue to contribute to the possibility of additional economic slowdowns and/or credit rating downgrades. The impact of U.S. fiscal uncertainty, or any further downgrades to the U.S. government's sovereign credit rating, or its perceived creditworthiness, or the impact of the recent crisis in Europe with respect to the ability of certain countries to continue to service their sovereign debt obligations, is inherently unpredictable and could adversely affect U.S. and global financial markets and economic conditions. In addition, any further downgrade of U.S. government securities by credit rating agencies, and/or a worsening or expansion of the recent crisis in Europe, may have an adverse impact on fixed income markets, which in turn could cause our net income to decline or have a material adverse effect on our financial condition.

        If the European economic situation were to worsen, or expand to other countries within Europe, we may be subject to enhanced risk of counterparty failure as well as related problems arising from a lack of liquidity in our markets.

        There can be no assurance that governmental or other measures to aid economic recovery will be effective. These developments and the government's credit concerns in general could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, any decreased credit rating of U.S. government securities could create broader financial turmoil and uncertainty, which may exert downward pressure on the price of our shares of common stock. Continued adverse economic conditions could have a material adverse effect on our business, financial condition and results of operations.

Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, our other target assets.

        The U.S. government, through the U.S. Federal Reserve, the FHA and the Federal Deposit Insurance Corporation, has implemented a number of federal programs designed to assist homeowners, including the Home Affordable Modification Program (which provides homeowners with assistance in avoiding residential mortgage loan foreclosures) and the Hope for Homeowners Program (which allows certain distressed borrowers to refinance their mortgages into FHA insured loans in order to avoid residential mortgage loan foreclosures). A number of these homeowner assistance programs have been enhanced or expanded. In addition, current administration officials and certain members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions and when the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in decreased demand for HECM loans, which historically have been used by many borrowers to pay off their primary forward mortgage. Further, amendments to the bankruptcy laws that result in the modification of outstanding mortgage loans may adversely affect the value of, and the returns on, our assets.

Our ability to originate, service and foreclose on reverse mortgage loans in the future could be limited by the increasing number of proposed U.S. federal, state and local laws affecting certain mortgage-related assets.

        Legislation has been proposed which, among other provisions, could hinder the ability of a servicer to foreclose promptly on defaulted mortgage loans or would permit limited assignee liability for certain violations in the mortgage loan origination process, which could result in us being held responsible for violations in the mortgage loan origination process. In particular, foreclosure practices and standards relating to HECM loans are not firmly established and often require FHA approval. For example, between 2007 and 2009, the FHA informally instructed servicers to defer foreclosure on borrowers with property charge defaults for failure to pay property real estate taxes or property insurance premiums. Servicers paid the property charges, or corporate advances, for these mortgages despite the fact that borrowers had already withdrawn their entire authorized loan proceeds and did not have any mortgage loan funds left. Servicers continued to service the loans but did not proceed with foreclosures unless some other due-and-payable event occurred (e.g., the borrower died or sold the home). The servicers expected to be reimbursed for these corporate advances through the claim filing process with the FHA. In January 2011, the FHA issued formal guidance on property charge defaults clarifying the servicer's obligations to pay outstanding property charges, to use loss mitigation to help bring the loan out of default, and to pursue foreclosure if loss mitigation proved unsuccessful. After all loss mitigation options have failed, servicers may submit a due-and-payable request to the FHA. If the request is denied, the servicer must continue attempts at loss mitigation. If the request is approved, the servicer must proceed with foreclosure. We cannot predict whether or in what form the FHA, the CFPB, the U.S. Congress or the various state and local legislatures may enact further legislation affecting this aspect (or other aspects) of our business. We will evaluate the potential impact of any initiatives which, if enacted, could affect our future practices and results of operations. We are unable to predict whether U.S. federal, state or local authorities will enact laws, rules or regulations that will require changes in our practices in the future, and any such changes could adversely affect our cost of doing business and profitability.

We are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances.

        During any period in which a borrower is not making required real estate tax and property insurance premium payments, we are required under servicing agreements to advance our own funds to meet contractual obligations to pay property taxes, insurance premiums, legal expenses and other protective advances. We are also required to advance funds to maintain, repair and market real estate properties. In certain situations, our contractual obligations may require us to make certain advances for which we may not be reimbursed. In addition, in the event a mortgage loan serviced by us defaults or becomes delinquent, the repayment to us of the advance may be delayed until the mortgage loan is repaid or refinanced or a liquidation occurs. A delay in our ability to collect advances may adversely affect our liquidity, and our inability to be reimbursed for advances could adversely affect our business, financial condition or results of operations.

Our ability to originate, service, hold and sell HECM loans and other reverse mortgage loans may be adversely affected if we are not appropriately licensed or approved by government regulators in the various jurisdictions in which we will or do conduct our business.

        We generally are required to be licensed or approved by government regulators to originate, service, hold, and sell HECM loans and other reverse mortgage loans in various jurisdictions in which we will or do conduct our business, to timely apprise such regulators of changes in the owners, senior officers and directors of our company and, in certain circumstances, to secure the approval or consent of such regulators before such changes may become effective and to timely report to such regulators with respect to our business and such changes, among other things. Most state licensing laws require that before a "change of control" can occur, including in connection with a merger, acquisition or initial public offering, applicable state banking departments must approve the change. Most of these "change of control" statutes require that, if there is an acquisition, merger or initial public offering, the acquiring company or companies being merged or going public must notify the state regulatory agency and receive agency approval before the acquisition, merger or initial public offering is finalized. In connection with the formation transactions, we submitted notifications to each regulatory agency in each state in which RMF conducts business and obtained approval from the regulatory agencies in those states where it was required before we completed our acquisition of RMF. If we are required to obtain additional licenses or agency approvals to originate HECM loans, the process may be costly and could take six months or longer. There is no assurance that we will be able to obtain additional licenses, if required, or that we will not experience significant delays in seeking such licenses. Furthermore, we may be subject to various reporting and other requirements to maintain these licenses, and there is no assurance that we may satisfy those requirements. Our failure to maintain or obtain licenses may restrict our investment options and could harm our business.

        In addition, in states in which we plan to operate, a regulatory agency may regulate and enforce laws relating to mortgage loan origination companies and mortgage loan servicing companies. These rules and regulations generally provide for licensing as a mortgage origination company or mortgage servicing company. In certain states, we may also be subject to periodic examination by state regulatory authorities and some states may require special licensing or extensive regulation of our business. We may not be able to obtain or maintain all material licenses and permits required for our operations in certain states. The states that do not currently provide extensive regulation of our business may later choose to do so, and if such states so act, we may not be able to obtain or maintain all requisite licenses and permits.

        Future regulatory changes may increase our costs through stricter licensing laws, disclosure laws or increased fees, or may impose conditions to licensing that we are unable to meet. In addition, we may be subject to periodic examinations by state regulators, which could result in penalties imposed by state regulators due to compliance errors. Future state legislation and changes in existing regulation may significantly increase our compliance costs. This could make our business cost-prohibitive in the affected state or states, and our failure to satisfy those or other regulatory requirements could materially and adversely affect our business, financial condition and results of operations.

State or federal governmental examinations, legal proceedings or enforcement actions and related costs could have a material adverse effect on our liquidity, financial condition and results of operations.

        We may be involved in regulatory reviews and legal proceedings concerning matters that arise in the ordinary course of our business. An adverse result in regulatory actions or examinations or private lawsuits may adversely affect our financial results. Regulatory investigations, both state and federal, can be either formal or informal. The costs of responding to the investigations can be substantial. In addition, government-mandated changes to servicing practices could lead to higher costs and additional administrative burdens.

We cannot predict the outcome of litigation regarding the "non-borrowing spouse" issue and its effect on the reverse mortgage industry.

        A provision of the National Housing Act, under which HECM loans are insured by the FHA, provides that the FHA may not insure a HECM loan unless it provides that the homeowner's obligation to satisfy the HECM loan is deferred until, among other things, the homeowner's death, and that, for purposes of this provision, homeowner includes the spouse of the homeowner. The FHA previously had interpreted this provision as applying to HECM loan mortgagors, and not to their spouses if they were not otherwise borrowing mortgagors (who generally are referred to as non-borrowing spouses). Recent court interpretations of these requirements, in decisions issued by the U.S. District Court for the District of Columbia, have caused the FHA to revise its requirements in this area, and may require it to make further adjustments, certain of which may adversely impact those who originate or originated, purchase or purchased, and service or serviced such loans. Under those revisions made by the mortgagee letter 2014-07 that was issued on April 25, 2014, and which became effective August 4, 2014, HECM loan applications taken on or after August 4, 2014 need to be underwritten to take into account the age of any non-borrowing spouses (having the effect of lowering the amount (net principal limit) of loan proceeds that may be made available under the HECM loan); new certifications (initial and annual) will be required to be made by HECM loan mortgagors, among others; non-borrowing spouses will be permitted to occupy the home securing the HECM loan for a potentially lengthy deferral period following the death of the HECM loan borrowing mortgagor; and, during these deferral periods, HECM loans will not be assumable (and therefore additional HECM loan proceeds may not be made available to the non-borrowing spouse) but generally still will be assignable to the FHA after the death of the borrowing mortgagor if the loan balance reaches 98% of the HECM loan maximum claim amount. Although these changes should bring additional clarity to the circumstances under which HECM loans involving non-borrowing spouses may be made, the available HECM loan amounts for such loans will be lower, and the origination and servicing requirements related to them may be more onerous, causing additional potential losses to us of market share or as a result of FHA audits or the curtailment of mortgage insurance claims payments by the FHA in connection with such HECM loans.

        The courts have determined with respect to the loans in question in the litigation that in the past the FHA inappropriately required HECM loan borrowing mortgagors (or their heirs) to satisfy the terms of their HECM loans upon the death of such borrowing mortgagors and without regard to the rights of their non-borrowing spouses under such provisions. However, it has yet to be determined with finality in those court decisions whether, and to what extent, this ruling applies to other HECM loans with non-borrowing spouses, and whether the costs associated with such non-borrowing spouses continuing to occupy such homes subsequent to such borrowing mortgagor deaths, though not subject to the terms of such HECM loans, will need to or be borne by entities that originated, purchased or serviced or service such HECM loans, or by the FHA. Pending that court determination, the FHA has provided for an extension of the time within which foreclosure must be initiated or concluded in such cases where there is an occupying non-borrowing spouse. That determination is subject to, among other things, a final decision being reached by the U.S. District Court for the District of Columbia in Plunkett v Donovan. Whether, and the extent to which, the costs associated therewith will need to or be borne by entities that originated, purchased, or serviced such loans (as opposed to the FHA) also has yet to be finally determined. An adverse decision by the court impacting the FHA could endanger the ongoing viability of the FHA HECM loan program. In addition, an adverse decision by the FHA as a result of this litigation also could adversely affect us. Further, to the extent we purchase HECM loans with case numbers issued prior to August 4, 2014, where a non-borrowing spouse is involved, we could face third party litigation claims in connection with such loans. Finally, for HECM loans with case numbers issued prior to August 4, 2014, our policy was to refrain from making loans where a non-borrowing spouse exists, subject to very limited and proscribed circumstances, including when: (1) a non-borrowing spouse has never been on the title to the home, and does not have any community property rights to the property, or (2) a non-borrowing spouse does not reside in the home and does not have any community property rights to the property. While we believe, given the current litigation environment, these policies are warranted and prudent, we cannot assure that they do not expose us to claims under fair lending laws.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

        Various U.S. federal, state and local laws have been enacted that are designed to discourage predatory lending practices. If any of our loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

Negative public opinion could damage our reputation and adversely affect our earnings.

        Reputation risk, or the risk to our business, earnings and capital from negative public opinion, is inherent in our business. Negative public opinion can result from our actual or alleged conduct in any number of activities, including lending and debt collection practices, corporate governance, and actions taken by government regulators and community organizations in response to those activities. Negative public opinion can also result from media coverage, whether accurate or not. Negative public opinion can adversely affect our ability to attract and retain customers and employees and can expose us to litigation and regulatory action. Although we take steps to minimize reputation risk in dealing with our customers, business partners and communities, this risk will always be present in our organization.

We depend on communications and information systems and systems failures could significantly disrupt our business, which could adversely affect our business, financial condition and results of operations.

        Our business is dependent on our communications and information systems. Any failure or interruption of such systems caused by fire, power loss, telecommunications failures, unauthorized intrusion, computer viruses and disabling devices, natural disasters and other similar events may interrupt or delay our ability to provide services to our borrowers. Security breaches, acts of vandalism and developments in computer capabilities could result in a compromise or breach of the technology that we use to protect our borrowers' personal information and transaction data. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate or implement effective preventive measures against all security breaches, especially because the techniques used change frequently or are not recognized until launched, and because security attacks can originate from a wide variety of sources, including third parties such as persons involved with organized crime or associated with external service providers. Those parties may also attempt to fraudulently induce employees, customers or other users of our systems to disclose sensitive information in order to gain access to our data or that of our customers or clients. These risks may increase in the future as we continue to increase our reliance on the internet and use of web-based product offerings and on the use of cybersecurity.

        A successful penetration or circumvention of the security of our systems or a defect in the integrity of our systems or cybersecurity could cause serious negative consequences for our business, including significant disruption of our operations, misappropriation of our confidential information or that of our customers, or damage to our computers or operating systems and to those of our customers and counterparties. Any of the foregoing events could result in violations of applicable privacy and other laws, financial loss to us or to our customers, loss of confidence in our security measures, customer dissatisfaction, significant litigation exposure and harm to our reputation, all of which could adversely affect our business, financial condition and results of operations.

We depend on the accuracy and completeness of information about borrowers and counterparties and any misrepresented information could adversely affect our business, financial condition and results of operations.

        In deciding whether to extend a loan to borrowers, we may rely on information furnished to us by or on behalf of borrowers. We also may rely on representations of borrowers as to the accuracy and completeness of that information. In addition, when we originate loans, we rely heavily upon information supplied by third parties, including the information contained in the loan application, appraisal, and title information. While we have a practice of independently verifying borrower and third-party information, such information may be intentionally or negligently misrepresented and such misrepresentation may not be detected. Whether a misrepresentation is made by the loan applicant, another third party or one of our employees, we generally bear the risk of loss associated with the misrepresentation. We have controls and processes designed to help us identify misrepresented information; however, we may not have detected or may not detect all misrepresented information in our loan originations or from our business clients. Any such misrepresented information could materially and adversely affect our business, financial condition and results of operations.

The success and growth of our business will depend upon our ability to adapt to and implement technological changes.

        Our mortgage loan origination business is dependent upon our ability to effectively interface with our brokers, borrowers and other third parties and to efficiently process loan applications and closings. The origination process is becoming more dependent upon technological advancement. Tango 2.0, our proprietary state-of-the-art loan origination and operations software, and other technologies may not meet our needs for technological advancement in the future. The development of new technologies and maintaining and improving current technologies may require significant capital expenditures and maintaining the technological proficiency of our personnel may require significant expense.

        As technological requirements increase in the future, we may have to more fully develop these capabilities to remain competitive, and any failure to do so could adversely affect our business, financial condition and results of operations.

We may be unable to operate within the parameters that allow us to be excluded from regulation as a commodity pool operator, which would subject us to additional regulation and compliance requirements, and could materially adversely affect our business and financial condition.

        The Dodd-Frank Act established a comprehensive new regulatory framework for derivative contracts commonly referred to as "swaps." Under the Dodd-Frank Act, any investment fund that trades in swaps may be considered a "commodity pool," which would cause its operators to be regulated as a "commodity pool operator," or CPO. In December 2012, the Commodity Futures Trading Commission issued a no-action letter giving relief to operators of mortgage REITs from the requirement to register as a CPO. In order to qualify, we must, among other non-operation requirements: (1) limit our initial margin and premiums required to establish our swap or futures positions to no more than 5% of the fair market value of our total assets; and (2) limit our net income derived annually from our swaps and futures positions that are not "qualifying hedging transactions" to less than 5% of our gross income. The need to operate within these parameters could limit the use of swaps by us below the level that we would otherwise consider optimal or may lead to the registration of our company or our directors as commodity pool operators, which will subject us to additional regulatory oversight, compliance and costs.

Risks Related to Our Assets

We will have broad discretion in the use of a significant part of the net proceeds from this offering and future capital and we may not use them effectively.

        Our management currently intends to use the net proceeds from this offering in the manner described in the "Use of Proceeds," and will have broad discretion in the application of the net proceeds from this offering and future capital.

        Our stockholders will not have input into our investment decisions. The failure of our management to apply the net proceeds from this offering and future capital effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns or cause a material adverse effect on our business, financial condition, liquidity and results of operations.

There is variability when payments will be made on our HECM loans, Agency HMBS and non-Agency HMBS because the actual rate and timing of maturity events, voluntary prepayment events and mandatory purchase events could differ significantly from our expectations.

        The FHA insures HECM loans. The ultimate payment of the principal and interest of Agency HMBS is guaranteed by Ginnie Mae. However, the timing of any payment of principal and interest is uncertain, and will be made in respect of our HECM loans, Agency HMBS and non-Agency HMBS only upon (i) a maturity event, (ii) a borrower voluntary prepayment event which can occur at any time, (iii), solely in the case of Agency HMBS, a mandatory purchase event, which is an issuer's obligation to purchase all participations related to a HECM loan when the outstanding principal balance of the related HECM loan reaches 98% of its maximum claim amount (which is the lowest of the appraised value of the property at the time of loan origination, the sales price of the property being purchased or the national mortgage limit as determined in accordance with FHA guidelines, which is currently $625,500) or (iv) solely in the case of non-agency HMBS, an optional purchase event, where the sponsor (or an affiliate thereof) of the non-Agency HMBS may have the option to purchase the HECM loans collateralizing such securitization trust when the outstanding principal balance of the related HECM loan reaches 98% of its maximum claim amount. Consequently, payments of principal and accumulated interest will be made on Agency HMBS only (i) when and to the extent a payment or payoff is made on an underlying HECM loan to which the Agency HMBS relate and/or (ii) upon the purchase of all participations related to an underlying HECM loan by the related issuer of the Agency HMBS, which will occur in connection with the assignment of the HECM loan to the FHA. Similarly, payments of principal and accumulated interest will be made on non-Agency HMBS only (i) when and to the extent a payment or payoff is made on an underlying HECM loan to which the non-Agency HMBS relate and/or (ii) upon the purchase of an underlying HECM loan by the sponsor (or an affiliate thereof) of the non-Agency HMBS, which will occur in connection with the assignment of the HECM loan to FHA.

        The rate of principal payments (including prepayments or partial payments) of the HECM loans depends on a variety of economic, social, geographic, demographic, legal and other factors, including changes in home prices, prevailing market interest rates, borrower mortality, and FHA guidelines regarding the HECM loans, and will affect the weighted average lives and the yields we realize on our HECM loans, Agency HMBS and non-Agency HMBS. HECM loans may respond differently than traditional forward mortgage loans to the factors that influence prepayment. There is variability when any amounts might be paid on HECM loans, Agency HMBS and non-Agency HMBS backed by participations in HECM loans because it is uncertain: (i) when any maturity event might occur, (ii) whether a HECM loan borrower will choose to prepay amounts advanced in whole or in part, (iii) in the case of an adjustable-rate HECM loan, when amounts owed on a HECM loan will equal or exceed 98% of the maximum claim amount and (iv) solely in the case of Agency HMBS, whether a Ginnie Mae issuer will exercise any option to purchase any participations related to a HECM loan out of an Agency HMBS upon a maturity event.

        Our expectations related to maturity events occurring prior to HECM loans reaching 98% of the maximum claim amount may reflect our projections of life expectancy, recent developments and expectations as to future developments in health care for elderly persons, mobility of elderly households, regional differences in availability of health care, life expectancy and other matters, gender differences with respect to health risks and life expectancy. However, the actual rate and timing of maturity events could differ significantly from our expectations. We, the FHA and Ginnie Mae will not undertake any investigation of the health of the borrowers under the HECM loans. Rapid progress in the health sciences or increased availability of health care, for example, could prolong the lives of borrowers or postpone relocation of borrowers into long-term care facilities. The availability of home nursing care could cause borrowers who would otherwise relocate to remain in their homes, delaying the occurrence of an anticipated maturity event. Conversely, other factors such as the absence of health care insurance available to borrowers or required life-sustaining medical treatments could accelerate the occurrence of an anticipated maturity event.

        It is highly unlikely that a maturity event, voluntary payment by the borrower, any mandatory purchase event or an optional purchase event will occur at any constant rate or at the same rate at any one time. The timing of changes in the incidence of maturity events, voluntary prepayment events, mandatory purchase events or optional purchase events may affect the actual yield on our assets, even if the average rate of maturity events, voluntary prepayment events, mandatory purchase events or optional purchase events is consistent with our expectation. As a result, the effect on the yield on our assets of the occurrence of maturity events, voluntary prepayment events, mandatory purchase events or optional purchase events occurring at a rate higher (or lower) than the rate anticipated by us during the period immediately following the issue date of the Agency HMBS or non-Agency HMBS, is not likely to be offset by a later equivalent reduction (or increase) in the rate of occurrence of maturity events, voluntary prepayment events, mandatory purchase events or optional purchase events. If the actual rate and timing of maturity events, borrower prepayments, mandatory purchase events and optional purchase events differ significantly from our expectations, the market value of our assets may be materially adversely affected.

Prepayment rates may adversely affect the value of our portfolio of assets.

        The value of our assets may be affected by prepayment rates on HECM loans occurring before the HECM loans reach 98% of the maximum claim amount. If we purchase HECM loans, Agency HMBS and non-Agency HMBS, we anticipate that the HECM loans or the underlying mortgages will prepay at a projected rate generating an expected yield. HECM loans have recently traded at a premium to par values, and if we purchase assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the Agency HMBS or non-Agency HMBS may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the Agency HMBS or non-Agency HMBS may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including, but not limited to, changes in home prices, the availability of alternative mortgage credit such as home equity lines of credit and attractive refinancing programs, the relative economic vitality of the area in which the related properties are located, the servicing of the HECM loans, possible changes in tax laws, potential changes in the regulatory environment governing reverse mortgages, other opportunities for investment, borrower occupancy of the home, homeowner mobility and other economic, social, geographic, demographic and legal factors and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on our fixed rate HECM loans, Agency HMBS and non-Agency HMBS may increase. Similarly, if the FHA were to increase principal limit factors, prepayment rates on our HECM loans, Agency HMBS and non-Agency HMBS may increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be invested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates.

The HECM loans that we originate are subject to delinquency, foreclosure and loss, which could result in losses to us.

        HECM loans are secured by a one to four-unit building with one unit occupied by a borrower, a manufactured home or a unit in an FHA-approved condominium, and are subject to risks of delinquency, foreclosure and loss to us if we are unable to assign the loan to the FHA when the loan reaches 98% of the maximum claim amount. The ability of a borrower to pay real estate taxes and property insurance premiums is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers' abilities to pay these costs.

        In the event of any default under a HECM loan held directly by us, we will bear a risk of loss of principal if the FHA insurance is impaired or to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan in excess of the maximum claim amount, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage borrower, the servicer generally will suspend all advancing under a HECM loan that otherwise would give rise to additional loan amounts until the bankruptcy has been resolved unless otherwise approved by the bankruptcy court. The commencement of such proceedings is likely to have the effect of delaying the liquidation of the related collateral property (e.g., by delaying the commencement of foreclosure proceedings) or other repayment of the related HECM loan and, in the case of proceedings initiated by the estate or heirs of the related borrower, may result in rescheduling (i.e., delaying) payments due thereunder. The cessation of such advancing may also have the effect of reducing the amounts collected thereon by preventing loss mitigation in the form of maximizing preservation of the value of the related property, causing tax liens to arise and attach thereto or otherwise prime the lender's lien. Foreclosure of a HECM loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed HECM loan.

An increase in foreclosure rates may increase our cost of servicing, which could materially and adversely affect our business, liquidity, financial condition and results of operations.

        We originate and service reverse mortgage loans. Loan defaults on reverse mortgage loans leading to foreclosures may occur if borrowers fail to meet maintenance obligations, such as payment of real estate taxes or property insurance premiums. An increase in foreclosure rates may increase our cost of servicing, which could materially and adversely affect our business, liquidity, financial condition and results of operations.

We may face delays in our ability, or we may be unable, to assign HECM loans from the Agency HMBS pool that have reached 98% of their maximum claim amounts to the FHA, which could result in losses to us.

        We issue Agency HMBS collateralized by the HECM loans we originate, and we may need to fund future repurchases of HECM loans which collateralize the Agency HMBS under certain circumstances. We may only assign a loan to the FHA if the loan is not in default. Under the Ginnie Mae HMBS program, we will be required to repurchase the HECM loan from the Agency HMBS pool when the outstanding principal balance of the HECM loan is equal to or greater than 98% of the maximum claim amount. If the HECM loan is not in default, we can assign the repurchased HECM loan to the FHA and receive reimbursement. If the HECM loan is in default (e.g., if the borrower has failed to pay real estate taxes or property insurance premiums), the FHA will not accept the loan for assignment and we must continue to hold and service the loan. In a tax and insurance delinquency scenario, the borrower may be given an extended amount of time to cure the delinquency, which could affect the underlying performance of the loan. As servicer, we will be required to engage in certain mitigation procedures to help the borrower try and become current and only after these procedures are documented as unsuccessful may we submit a due-and-payable request to the FHA. Once this request is approved by the FHA, we can then proceed with foreclosure. If, upon disposition of the collateral, a deficit exists between the value of the collateral and the loan balance, the FHA will reimburse us for most HECM loan losses incurred by us; however, we will not receive insurance proceeds in excess of the maximum claim amount. If we face delays in our ability, or are unable, to assign HECM loans that have reached 98% of their maximum claim amounts to the FHA, we must continue to hold and service the loan, which could expose us to reduced or negative interest margin and losses which could have a material adverse impact on our business, liquidity, financial condition, results of operations and our ability to make distributions to our stockholders.

There is no assurance that the limit on HECM loans will continue to be suspended by legislative action, which could significantly affect our business.

        The National Housing Act, which authorizes the FHA HECM loan program, places a limit (or "cap") on the number of HECM loans that the FHA will insure at 275,000. Currently, the number of HECM loans insured by the FHA exceeds 275,000; however, this "cap" on the number of HECM loans has been successively suspended by legislation each year since 2006. We cannot assure you that this suspension of the "cap" will be renewed or continue and if such "cap" is not suspended in the future, it could materially and significantly limit our HECM loan purchases and substantially constrain our business operations.

        In addition, on October 1, 2013, the U.S. federal government shut down for a period of 17 days due to a budget impasse. During this period, the U.S. federal government suspended non-essential U.S. government operations, including operations under the oversight of HUD such as the FHA HECM loan program. If another budget impasse occurs and the U.S. government shuts down as a result, such shut-down could result in the suspension of the HECM loan program, causing delays in the insuring of loans and processing and payment of FHA claims, which could significantly affect our business.

We may suffer operating losses as a result of not being fully reimbursed for certain costs and interest expenses on our HECM loans, or if we fail to service loans in conformity with FHA's guidelines.

        The FHA will reimburse us for most HECM loan losses incurred by us, up to the maximum claim amount, if, upon disposition of the collateral a deficit exists between the value of the collateral and the loan balance. However, there are certain costs and expenses that the FHA will not reimburse. The FHA will generally only reimburse the greater of two-thirds of any foreclosure costs and $75, the remainder of which we must bear. Additionally, the FHA pays the FHA debenture rate instead of the interest rate from the date the loan becomes due and payable to the date of the disposition of the property or final appraisal. In general, the FHA debenture rate is set by the Secretary of the HUD in the month the loan was endorsed by the FHA, which rate shall not exceed the annual interest rate as determined by the Secretary of the Treasury based on the average yield of all outstanding marketable Treasury obligations of 15 or more years, and will apply to the loan throughout its life. In the event the pass through rate to an Agency HMBS investor exceeds the FHA debenture rate, the Ginnie Mae issuer or servicer will suffer an interest rate loss between the date of default and the date the loan is purchased out of the Agency HMBS pool. Any such loss related to unreimbursed foreclosure costs or the spread between the FHA debenture rate we receive and the rate we must pay Agency HMBS investors could adversely impact our results of operations, financial condition and business. The extent of our exposure to any such losses or spread will depend on factors, such as the size of the loan, the magnitude of loan default, the then current valuation of the home at time of default, the length of time the loan is in default, whether we will have sufficient financial resources to buy the loan out of the Agency HMBS pool at the time of default, or possible changes in FHA's or Ginnie Mae's regulations that may impact this exposure in the future.

        Additionally, if we fail, or a sub-servicer we engage fails, to service HECM loans in conformity with FHA's guidelines, we may be subject to financial penalties that could affect our ability to receive loss claims or the FHA debenture rate reimbursement. Should we consistently fail to meet the quality criteria of either the FHA or Ginnie Mae, we could lose our right to service the portfolio, which would adversely impact our results of operations, financial condition and business. The FHA may also at its discretion request indemnification from a lender on a possible loss on a HECM loan if it determines that the loan was not originated or serviced in conformity with its rules or regulations.

We will be exposed to the full credit loss for any loans that are not originated and subsequently serviced in conformity with the FHA's policies.

        In order for the HECM loans we originate to be insured against credit loss by the FHA, they must be originated and subsequently serviced in conformity with the FHA's policies. A denial of FHA insurance for loans that are not originated or serviced in compliance with these policies would expose us to the full credit loss for any non-conforming loans that we have originated. In addition, the FHA conducts periodic post endorsement reviews and may require us to remedy a deficiency with the HECM loan or indemnify the FHA against potential losses if they were to find a loan that did not meet their policy guidelines.

        If the FHA subsequently determines that a HECM loan should not have been insured, then the FHA may continue to insure the HECM loan but will require that we indemnify them for their continued insurance commitment. This would require that we reimburse the FHA for losses incurred on the HECM loan.

If we make inaccurate certifications or fail to follow guidelines when originating a FHA-insured loan, we may lose the insurance or guarantee on the loan and suffer losses and/or pay penalties.

        As part of our activities as an approved FHA lender, we make certain loan level certifications to the FHA (e.g., that a HECM loan is eligible for FHA insurance) and annual certifications regarding compliance with HUD-FHA regulations. Violations of HUD-FHA regulations can result in monetary penalties or require us to provide indemnifications against loss or loans declared ineligible for their programs.

        As a result of the housing crisis, the FHA/HUD has stepped up enforcement initiatives. In addition to regular FHA/HUD audits, HUD's Inspector General has become active in enforcing FHA regulations with respect to individual loans and has partnered with the Department of Justice, or the DOJ, in filing lawsuits against lenders for systemic violations. The penalties resulting from such lawsuits can be much more severe, since systemic violations can be applied to groups of loans and penalties may be subject to treble damages. The DOJ has used the Federal False Claims Act and other federal laws and regulations in prosecuting these lawsuits. In order to be liable under the Federal False Claims Act for a FHA-insured loan, the government needs to have paid an insurance claim on a FHA-insured loan and the related lender must have made false claims in connection with the submission of the insurance claim. In recent actions against FHA lenders, the DOJ has charged that the existence of loan origination or underwriting deficiencies has rendered loan level certifications by the related FHA lender false and that the failure of a FHA lender to implement adequate quality control plans rendered the FHA lender's annual certification to be false. As a result of false certifications, it has been alleged that HUD accepted ineligible loans for FHA insurance, which ultimately defaulted and resulted in losses to the MMI Fund. These cases can be brought by either the government itself, or by a private person through a qui tam claim action in the name of the government. We are not subject to any of these claims, but we cannot assure you that similar claims will not be brought against us in the future.

        There have been increased occurrences of claims under the Federal False Claims Act involving FHA-insured loans in recent years. While we seek to mitigate the potential risk of any lawsuits under the Federal False Claims Act and/or other federal laws and regulations by instituting a thorough quality control program, if the DOJ were to find potential violations by us, we could be subject to material monetary penalties and/or losses, and may even be subject to lawsuits alleging systemic violations which could result in treble damages.

We may incur losses as a result of paying interest to an Agency HMBS holder to the end of the month on a HECM loan that paid off during the same monthly accounting period.

        As an issuer of Agency HMBS, we are required to pay the interest on an Agency HMBS up to the end of the month in which an underlying HECM loan was paid off. We are not allowed to regulate or control when a borrower may wish to pay off his loan. To the extent that borrowers repay their loans at the beginning of the month, our liability as a Ginnie Mae issuer would be larger. Although we are paid a servicing fee in respect of the Agency HMBS we issue, the servicing fee we receive may not fully compensate us for any deficit arising out of the timing difference between the interest we pay on Agency HMBS and the interest we receive on the underlying HECM loan, and any significant deficit may adversely impact our earnings.

We may not realize gains or income from our assets, which could cause the value of our common stock to decline.

        We seek to generate attractive risk-adjusted returns to our stockholders over the long term through dividend distributions and capital appreciation. However, the assets we originate or purchase may not appreciate in value and, in fact, may decline in value, and these assets may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our assets. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Reverse mortgage loans may be subject to increased risks due to less restrictive or effective underwriting standards as compared to traditional forward mortgage loans.

        According to the November 2012 HUD Annual Report to the U.S. Congress, HECM loans accounted for less than 7% of the loan balance insured by the FHA but more than 17% of expected losses. One reason for the higher default rates may be the less stringent underwriting standards that were historically in place whereby lenders were able to originate reverse mortgage loans without performing credit checks or financial assessments on borrowers. Although more stringent underwriting standards will be implemented as part of the FHA program changes for HECM loan applications taken on or after March 2, 2015, there is no assurance that such changes will achieve their purpose. Further, less optimum underwriting standards by us or those from whom we purchase HECM loans could lead to increased rates of delinquency, foreclosure, bankruptcy and loss, which would adversely impact our results of operations, financial condition and business.

Our portfolio of assets may be concentrated and will be subject to risk of default.

        To the extent that our portfolio is concentrated in any one region or type of loan or security, downturns relating generally to such region or type of loan or security may result in defaults on a number of our assets within a short time period, which may reduce our net income and the value of our shares and accordingly reduce our ability to make distributions to our stockholders.

We are subject to fallout risk related to our reverse mortgage pipeline.

        Fallout risk is generally created when the terms of the loan to be originated are set at the same time the sale terms are established. When arrangements are made to pool the loans for securitization but the deal has not yet been completed, we face the risk that the deal will not close and the loan will fall out of the mortgage pipeline. Although we use financial instruments (or hedging instruments) to hedge fallout risk, fallout risk is sensitive to many factors, including property appraisal, interest rate fluctuations, borrower eligibility, and other factors beyond our control and there is no assurance that we will be able to successfully use hedge instruments that closely correlate to our pipeline of locked loans and effectively monitor our fallout pipeline exposure over time.

Our use of models and data in connection with the valuation of our assets subjects us to potential risks in the event that such models are incorrect, misleading, or based on incomplete information.

        As part of our investment process, we use proprietary models and data to evaluate, depending on the asset class, the expected frequency of maturity events, mandatory purchase events, borrower prepayment rates and house price appreciation and depreciation by region and foreclosure frequency, cost, and timing. Models and data will be used to underwrite loan originations, value assets or potential assets and also in connection with hedging our acquisitions. Many of the models are based on historical trends. These trends may not be indicative of future results. Furthermore, the assumptions underlying the models may prove to be inaccurate, causing the models to also be incorrect. In the event models and data prove to be incorrect, misleading or incomplete, any decisions made in reliance thereon expose us to potential risks. For example, by relying on incorrect models and data, especially valuation models, we may be induced to buy certain assets at prices that are too high, to originate certain loans at yields that are too low, to sell certain other assets at prices that are too low or to miss favorable opportunities altogether.

Increases in interest rates could adversely affect the value of our fixed-rate assets and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

        We focus primarily on originating, acquiring, servicing, investing in, and managing HECM loans, Agency HMBS, non-Agency HMBS and other reverse mortgage-related assets. In a normal yield curve environment, our fixed rate assets will generally decline in value if long-term interest rates increase. Declines in market value in these assets may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

        A significant risk associated with these assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these assets could decline and the overall duration would likely not increase as each fixed-rate HECM loan will still reach 98% of the maximum claim amount (and therefore likely be assigned to the FHA) within a predetermined time period. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the short-term borrowings, such as repurchase agreements, warehouse facilities and bank credit facilities (including term loans and revolving facilities) we enter into to finance the acquisition and origination of these assets, which could result in reduced earnings or losses and negatively affect our profitability.

Increases in interest rates could adversely affect the value of our floating-rate assets, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

        Increases in interest rates on our floating-rate Agency HMBS and non-Agency HMBS may shorten the duration and related weighted-average life as the accumulation of interest on the HECM loan balance will occur at a faster rate and the loan balance will reach 98% of the maximum claim amount faster than was previously estimated. Depending on when this event occurs in a loan's life cycle, the increased premium amortization (in the event a premium is paid for the Agency HMBS or non-Agency HMBS) or decreased discount accretion (in the event a discount is incurred when the Agency HMBS or non-Agency HMBS was purchased) may not be offset by the higher net margins from the increased interest rates. In addition, future increases in margins associated with floating-rate HECM loans could decrease the value of our existing floating-rate HECM loans which contain a lower margin. Declines in the market values of these assets may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders. We could realize a loss if our floating-rate assets were sold.

We may experience an "other-than-temporary" impairment in the fair value of our assets.

        A decline in the fair market value of our assets may require us to recognize an "other-than-temporary" impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient for a forecasted market price recovery up to or beyond the cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and the adjusted amortized cost of such assets at the time of sale. If we are required to recognize an "other-than-temporary" impairment, our business, liquidity, financial condition and results of operations may be materially adversely affected.

The failure of a sub-servicer to effectively service our HECM loans or the HECM loans which collateralize the Agency HMBS we issue would materially and adversely affect us.

        As a non-supervised FHA mortgagee and a Ginnie Mae issuer, we use a sub-servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the sub-servicer, as overseen by us as the issuer and primary servicer. If sub-servicers are not vigilant in encouraging borrowers to make their real estate tax and property insurance premium payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If sub-servicers take longer to mitigate losses or liquidate non-performing assets, loss severities may be higher than originally anticipated. Moreover, unlike the forward mortgages space where there are many sub-servicing options, in the reverse mortgage industry, we believe the number of viable sub-servicers with the requisite Ginnie Mae authority is more limited. Unless more sub-servicers enter this space, the quality of sub-servicing practices may not continue to develop and we could have limited options in the event of sub-servicer failure. The failure of a sub-servicer to effectively service the HECM loans we own or the HECM loans underlying the Agency HMBS we issue and hold in our portfolio or underlying the Agency HMBS we have sold to third parties would materially and adversely affect us.

When we securitize HECM loans or other reverse mortgage loans, we may be required to indemnify or repurchase such loans.

        When we securitize HECM loans into Agency HMBS, we will be required to covenant and warrant to Ginnie Mae, among other things, that the HECM loans related to each participation included in the Agency HMBS are eligible under the requirements of the National Housing Act and the Ginnie Mae Mortgage-backed Securities Guide, and that we will take all actions necessary to continue to ensure the HECM loans continued eligibility. The Ginnie Mae HMBS program requires that we remove the participation related to any HECM loan that does not meet the requirements of the Ginnie Mae Mortgage-backed Securities Guide. For example, we may be required to remove a HECM loan from an Agency HMBS as a result of the HECM loan failing to remain FHA insured. Similarly, to the extent that we include other reverse mortgage loans in securitization transactions (other than an Agency HMBS), we will generally be required to make customary representations and warranties which, if breached, may require that we repurchase the related reverse mortgage loans. A HECM loan that is removed from an Agency HMBS (or other reverse mortgage loan from another securitization transaction) may, at the time it is removed, be worth only a fraction of the original price.

        For any HECM loan or other reverse mortgage loan that we are obligated to repurchase or provide indemnification for, we may attempt to mitigate our exposure by seeking indemnification and/or repurchase from an originating broker or closed-loan seller (i.e., a seller that underwrites and funds the loan in its own name), if applicable, but we may not be successful in seeking such indemnification and any such broker or closed-loan seller may be unwilling or unable to indemnify us. The remedies available to us when we purchase a mortgage loan from a closed-loan seller through our correspondent channel are generally broader than those available to us against an originating broker, where the loan is closed in our name and with our funds. Significant repurchase or indemnification requirements could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Any credit ratings assigned to our assets will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

        Some of our assets may be rated by nationally recognized statistical rating organizations. Any credit ratings on our assets are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our assets in the future, the value of these assets could significantly decline, which would adversely affect the value of our portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

We are subject to counterparty risk and may be unable to seek indemnity or require our counterparties to repurchase HECM loans or other reverse mortgage loans if they breach representations and warranties, which could cause us to suffer losses.

        When we purchase HECM loans or other reverse mortgage loans, our counterparty will typically make customary representations and warranties about such loans to us. Our loan purchase agreements will entitle us to seek indemnity and/or demand repurchase of the loans in the event our counterparty breaches a representation or warranty given to us. However, there can be no assurance that our loan purchase agreements will contain appropriate representations and warranties, that we will be able to enforce our contractual right to repurchase, or that our counterparty will remain solvent or otherwise be able to honor its obligations under our loan purchase agreements. Our inability to obtain indemnity or require repurchase of a significant number of loans could harm our business, financial condition, liquidity, results of operations and our ability to make distributions to our stockholders.

Our ability to transact business with any one or number of counterparties, the potential lack of independent evaluation of such counterparties' financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses to us, especially during unusually adverse market conditions.

        We may effect certain transactions in "over-the-counter" or "interdealer" markets. The participants in such markets may not be subject to appropriate credit evaluation and thorough regulatory oversight, as are members of "exchange based" markets. To the extent we invest in over-the-counter transactions on these markets, we may be exposed to credit risks with regard to parties with whom we trade and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions, which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. In particular, over-the-counter derivative transactions are bilateral agreements and can only be closed out with the other party to the transactions, and, therefore, generally do not benefit from such exchange protections. If a counterparty defaults, we will have contractual remedies, but there is no assurance that the counterparty will be able to meet its contractual obligations or that, in the event of default, we will succeed in enforcing them.

        We are also not restricted from dealing with any particular counterparty or from concentrating any or all of our transactions with a single counterparty. Although we regularly monitor our dealings with our counterparties in order to manage open exposures, our ability to transact business with any one or number of counterparties, the potential lack of independent evaluation of such counterparties' financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses to us, especially during unusually adverse market conditions.

In the event that we foreclose on the collateral securing a HECM loan, we will own the real estate property, which would subject us to increased carrying costs and principal losses.

        The FHA allows a six-month period for a lender to dispose of the property after such lender obtains a marketable security interest in the collateral in connection with a foreclosure. At the foreclosure sale, the lender must bid the lesser of the debt or the current appraised value of the property. In the event a property is sold within this period and a deficit arises because the outstanding loan amount is greater than the proceeds received from such sale, a loss claim is filed with the FHA, and the lender will receive reimbursement from the FHA for losses and expenses up to the maximum claim amount. However, in the event a property is not sold within this period, a final appraisal will be completed and, if required, a loss claim will be filed with the FHA based on that valuation. A lender will then assume the collateral as real estate owned, or REO, booked at this fair value and assume all risks associated with its ultimate disposition, including decreasing collateral values and collateral values worth less than the final FHA valuation upon which the loss claim is based. Depending on market conditions, we may face carrying costs and principal losses in the eventual disposition of REO, either of which would adversely impact our results of operations, financial condition and business.

Our real estate assets are subject to risks particular to real property, which may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to stockholders.

        We own assets secured by real estate and may own real estate directly in the future, either through direct acquisitions or upon a default of reverse mortgage loans. Real estate investments are subject to various risks, including:

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  acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

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  acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

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  adverse changes in national and local economic and market conditions;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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  costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

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  the potential for uninsured or under-insured property losses.

        If any of these or similar events occurs, it may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to our stockholders.

Liability relating to environmental matters may impact the value of properties that we may purchase or the properties underlying our investments.

        Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

        The presence of hazardous substances may adversely affect an owner's ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our

HECM loans or debt investments becomes liable for removal costs, the ability of the owner to pay real estate taxes or property insurance premiums may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

        In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. The presence of hazardous substances, if any, on our properties may adversely affect our ability to sell the affected properties and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

The lack of liquidity of our assets may adversely affect our business, including our ability to value and sell our assets.

        We may purchase or originate assets or other instruments that are not liquid, or that are not publicly traded. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. It may be difficult or impossible to obtain third-party pricing on the assets we purchase or originate. Illiquid assets typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, validating third-party pricing for illiquid assets may be more subjective than more liquid assets. The illiquidity of our assets may make it difficult for us to sell such assets if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. To the extent that we utilize leverage to finance our purchase or origination of assets that are or become liquid, the negative impact on us related to trying to sell assets in a short period of time for cash could be greatly exacerbated. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

The relative illiquidity of the Agency HMBS market compared to the Agency MBS market may cause it to be more susceptible to market swings.

        While the market for Agency HMBS has grown rapidly since its inception in 2007, it remains relatively small compared to the Agency MBS market. As of September 30, 2014, there were over $48.2 billion of Agency HMBS outstanding, compared to over $5.5 trillion of outstanding Agency MBS as of September 30, 2014. The relative illiquidity of the Agency HMBS market compared to the Agency MBS market may cause it to be more susceptible to market swings, which could result in greater volatility in the price of shares of our common stock.

We may acquire pools of loans, securities or servicing rights associated with loans originated in the past by third parties that have greater risk of loss related to defaulted loans or servicing responsibilities, which may result in us incurring greater losses than anticipated.

        We may acquire pools of loans, securities or servicing rights associated with loans originated by third parties in the past. Such loans, securities or servicing rights may have greater risk of loss related to default or failure to comply with FHA or Finnie Mae servicing requirements, which can result in our loss of servicing rights, and result in us incurring greater losses than anticipated.

Some of the assets in our portfolio are recorded at fair value and there is uncertainty as to the value of these assets and any decline in the fair value of our assets will adversely impact our results of operation, financial condition and business.

        Some of the assets in our portfolio are in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. Future net servicing related cash flows are also be recorded at fair value. These servicing assets reflect the fair value of our estimated future net servicing cash flows, the estimated future market value in excess of, or at a discount to the book amount of, the undrawn principal limits of loans we have originated and will securitize into future issued Agency HMBS, and the estimated future losses that may arise from FHA claims or REO losses we expect to incur as part of our issuer and servicing obligations.

        We value these assets quarterly at fair value, as determined in accordance with GAAP, which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Our results of operations for a given period could be adversely affected if our determinations regarding the fair value of these assets were materially higher than the values that we ultimately recognize upon their disposal or cash realization.

        In addition, declines in the fair value of our securities on which we have not elected the fair value accounting option (which we may elect on an investment by investment basis), solely related to interest rate fluctuations, will impact our stockholders' equity. Changes in the fair value of securities on which we have elected the fair value option are accounted for in the income statement and may be offset by the change in fair value of any related interest rate hedge associated with those securities. Fair value declines or increases as a result of a change in the credit quality or credit loss exposure of our reverse mortgage loans and reverse mortgage-backed securities or changes in fair value of our servicing assets are recognized as unrealized losses through the income statement. Any reductions in fair value would adversely impact our results of operations, financial condition and business.

Loss of our exclusions or exemptions from registration pursuant to the 1940 Act would adversely affect us, the market price of shares of our capital stock and our ability to distribute dividends.

        We conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. We are organized as a holding company and conduct our businesses primarily through our majority and wholly owned subsidiaries. We conduct our operations so that we and our subsidiaries do not come within the definition of an investment company. The loss of our exclusions or exemptions from registration pursuant to the 1940 Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

        We rely on guidance published by the SEC or its staff or on our analyses of such guidance to determine which assets qualify for certain exclusions. In August 2011, the SEC issued a concept release pursuant to which it solicited public comments on a wide range of issues relating to companies engaged in the business of acquiring mortgages and mortgage-related instruments and that rely on Section 3(c)(5)(C) of the 1940 Act. The concept release and the public comments thereto have not yet resulted in SEC rulemaking or interpretative guidance, and we cannot predict what form any such rulemaking or interpretive guidance may take. There can be no assurance, however, that the laws and regulations governing the 1940 Act status of REITs, or guidance from the SEC or its staff regarding the exclusion from registration as an investment company on which we or certain of our subsidiaries may rely, will not change in a manner that adversely affects our operations. In addition, we may be limited in our ability to make certain investments or we may be forced to expand the types of assets that we acquire or invest in, which in either case, could result in us or our subsidiaries holding assets we might wish to sell or selling assets we might wish to hold or modifying our strategy as described in this prospectus.

        While we will monitor our compliance with our exclusion from registration as an investment company under the 1940 Act, changes to such laws and regulations or new or different guidance from the SEC or its staff regarding the exclusion from registration on which we rely, including with respect to which assets qualify for such exclusion, could require us, among other things, either to (a) change the manner in which we conduct our operations in order to maintain our exemption from registration as an investment company, (b) limit our ability to make certain investments and/or effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could have a material adverse effect on us and the market price of our shares of capital stock and our ability to distribute dividends. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, our ability to make distributions and other matters. For additional information, see "Business—Operating and Regulatory Structure—1940 Act Considerations."

Rapid changes in the values of our target assets may make it more difficult for us to maintain our qualification as a REIT or our exclusion from the 1940 Act.

        If the market value or income potential of our target assets declines as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, we may need to increase our real estate assets and income or liquidate our non-qualifying assets, including our interest in RMF, to qualify and maintain our qualification as a REIT or our exclusion from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets we may own. Accordingly, we may have to make decisions regarding the acquisition and disposition of certain of our assets that we otherwise would not make absent the REIT and 1940 Act considerations.

Risks Related to Financing

We use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

        We use leverage to finance our assets through borrowings from a number of sources, including repurchase agreements, warehouse facilities, securitizations and re-securitizations, bank credit facilities (including term loans and revolving facilities) and public and private issuances of equity and debt securities. To the extent available on desirable terms, we primarily finance our Agency HMBS, non-Agency HMBS and Agency H-REMIC securities with short-term borrowings through master repurchase agreements and to fund the origination of HECM loans and other obligations with respect to those loans with borrowings under warehouse facilities. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage. Weakness in the financial markets, the residential mortgage markets and the economy generally could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. The return on our assets and cash available for distribution to our stockholders may be reduced to the extent that market conditions prevent us from leveraging our assets or increase the cost of our financing relative to the income that can be derived from the assets purchased. Our financing costs will reduce cash available for distributions to stockholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations.

An increase in our borrowing costs relative to the interest we receive on our leveraged assets may adversely affect our profitability and our cash available for distribution to our stockholders.

        Borrowing rates are currently at historically low levels that may not be sustained in the long run. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between the returns on our assets and the cost of our borrowings. This would adversely affect the returns on our assets, which might reduce earnings and, in turn, cash available for distribution to our stockholders. In addition, because repurchase agreements and warehouse facilities are short-term commitments of capital, lenders may respond to market conditions making it more difficult for us to secure continued financing. If we are not able to renew our then existing facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may have to curtail our asset acquisition and origination activities and/or dispose of assets.

Lenders may increase their lending standards for, or choose not to lend to, non-bank finance companies, such as us, seeking to finance adjustable-rate HECM loans and reverse mortgage loans which are not fully drawn at origination due to the unpredictability of future funding requirements under such loans.

        We will need to fund draws under our adjustable-rate HECM loans and other reverse mortgage loans which are not fully drawn at origination, and these draws may be unpredictable in both timing and dollar size. Both the need for capital itself and the uncertainty around the timing and size of future draws can be particularly problematic for smaller non-depositary and/or lightly capitalized issuers relying on warehouse lines of credit. In addition, we also need a ready source of capital to repurchase HECM loans which are part of the Agency HMBS we purchase or originate, once the HECM loan reaches 98% of its maximum claim amount and before we may assign such loan to the FHA. Following the market turmoil in 2008 and the switch to the Ginnie Mae securitization model in 2009, warehouse lenders were generally unwilling to allow Ginnie Mae issuers to use their warehouse lines of credit to fund future draws on adjustable-rate loans. Thus, non-bank issuers without access to a bank's liquidity and resources (or a well-capitalized parent company) were largely unable to issue adjustable-rate securities because they had no way to fund the future draws. Because of these risks, in the first two years of the Ginnie Mae HMBS program, Ginnie Mae was generally not approving non-bank mortgage companies to issue adjustable-rate Agency HMBS. However, in 2011, as lending conditions improved, Ginnie Mae began approving non-bank mortgage companies. If lenders increase their lending standards for, or choose not to lend to, nonbank finance companies, such as us, seeking to finance adjustable-rate HECM loans and other reverse mortgage loans due to the unpredictability of future funding requirements under such loans, we may have to curtail our asset acquisition and origination activities and/or dispose of assets.

We rely on short-term financing and thus are especially exposed to changes in the availability of financing.

        Our ability to originate and acquire reverse mortgage loans and reverse mortgage-backed securities may be impacted by our ability to secure and/or renew repurchase agreements, warehouse facilities, securitizations and re-securitizations and bank credit facilities (including term loans and revolving facilities) on acceptable terms. It is possible that the lenders that do or will provide us with financing could experience changes in their ability to advance funds to us, independent of our performance or the performance of our portfolio of assets. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability.

        The recent dislocations in the residential mortgage sector have caused many lenders to tighten their lending standards, reduce their lending capacity or exit the market altogether. Further contraction among lenders, insolvency of lenders or other general market disruptions could adversely affect one or more of our lenders and could cause one or more of our lenders or potential lenders to be unwilling or unable to provide us with financing on attractive terms or at all. This could increase our financing costs and reduce our access to liquidity. Furthermore, if many of our lenders or potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed. We can provide no assurance that lenders will be willing or able to provide us with sufficient financing.

The inability to securitize our portfolio could hurt our performance and our ability to grow our business.

        Based on our assessment of current market conditions, we expect to continue to originate HECM loans and, to a lesser extent, other reverse mortgage loans with the intention of securitizing them and possibly retaining all or a part of the securitized assets in our portfolio. In addition, we will securitize principal additions to a borrower's loan balance, which we refer to collectively as "tails." To the extent we are unable to securitize the HECM loans or other reverse mortgage loans that we originate, or future tails, we will be forced to seek out other forms of financing which may not provide as attractive terms. In addition, we expect to fund future tails with cash on hand until such tails are securitized. Accordingly, the inability to securitize our portfolio could severely hurt our performance and our ability to grow our business.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying loan or security back to us at the end of the transaction term, or if the value of the loan or security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

        To date, we have entered into repurchase agreements with seven financial institutions. As of September 30, 2014, 55.1% of our outstanding borrowings under our repurchase agreements were with one counterparty. When we engage in repurchase transactions, we expect to generally sell loans or securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders will be obligated to resell the same loans or securities back to us at the end of the term of the transaction. Because the cash we will receive from the lender when we initially sell the loans or securities to the lender is less than the value of those loans or securities (this difference is the haircut), if the lender defaults on its obligation to resell the same loans or securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the loans or securities). We would also lose money on a repurchase transaction if the value of the underlying loans or securities has declined as of the end of the transaction term, as we would have to repurchase the loans or securities for their initial value but would receive loans or securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender will be able to terminate the transaction and cease entering into any other repurchase transactions with us. Certain of our repurchase agreements contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. If a default occurs under any of our repurchase agreements and the lenders terminate one or more of our repurchase agreements, we may need to enter into replacement repurchase agreements with different lenders. There can be no assurance that we will be successful in entering into such replacement repurchase agreements on the same terms as the repurchase agreements that were terminated or at all. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

Our rights under our repurchase agreements may be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under the repurchase agreements, which may allow our lenders to repudiate our repurchase agreements.

        In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

The repurchase agreements, warehouse facilities, securitizations and re-securitizations and bank credit facilities (including term loans and revolving facilities) that we use to finance our asset acquisitions and originations may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

        We use repurchase agreements, warehouse facilities, securitizations and re-securitizations and bank credit facilities (including term loans and revolving facilities) to finance our asset acquisitions and originations. All of our financing agreements are uncommitted and the counterparty may refuse to advance funds under the agreements to us. If the market value of the loans or securities pledged or sold by us to a funding source decline in value, the lending institution has the right to initiate a margin call in its sole discretion, which would require us to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so. Posting additional collateral will reduce our liquidity and our ability to make distributions to our stockholders and limit our ability to leverage our assets, which could adversely affect our business and could cause the value of our common stock to decline. In situations where we are required to post margin or other collateral with a counterparty, the counterparty may fail to segregate the collateral or may commingle the collateral with the counterparty's own assets. As a result, in the event of the counterparty's bankruptcy or insolvency, our collateral may be subject to the conflicting claims of the counterparty's creditors and we may be exposed to the risk of a court treating us as a general unsecured creditor of the counterparty, rather than as the owner of the collateral.

        We may also be forced to sell assets at significantly depressed prices to meet margin calls, post additional collateral and to maintain adequate liquidity, which could cause us to incur losses. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be selling at the same time as others facing similar pressures, which could exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price. In the event we do not have sufficient liquidity to meet margin calls and post additional collateral, lending institutions can accelerate repayment of our indebtedness, increase our borrowing rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the U.S. Bankruptcy Code. In the event of our bankruptcy, our borrowings may qualify for special treatment under the U.S. Bankruptcy Code. This special treatment would allow the lenders under these agreements to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to liquidate the collateral under these agreements without delay. See "—Our rights under our repurchase agreements may be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under the repurchase agreements, which may allow our lenders to repudiate our repurchase agreements." Further, financial institutions may require us to maintain a certain amount of cash that is not invested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, then, as described above, our financial condition could deteriorate rapidly.

Certain of our financing facilities may contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

        To date, we have entered into two uncommitted warehouse facilities with an aggregate of $100 million borrowing capacity. As of September 30, 2014, we had an aggregate of $73.5 million in borrowings outstanding under these warehouse facilities. In addition, we have entered into seven uncommitted repurchase agreements. All of these financing facilities contain, and we expect that other financing facilities that we may enter into in the future will contain, restrictions, covenants, and representations and warranties that, among other things, require us to satisfy specified financial, asset quality, loan eligibility and/or loan performance tests, including minimum cash reserve, tangible net worth and profitability requirements. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. In addition, our financing agreements contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. On September 30, 2014, RMF was not in compliance with the tangible net worth requirement of one warehouse lender and the profitability requirement of another warehouse lender. Although both agreements were amended with a retroactive effective date, resulting in us being in compliance with such requirements as of September 30, 2014, there can be no assurance that we will be in compliance with our covenant requirements under our financing facilities in the future.

        The covenants and restrictions in our financing facilities may restrict our ability to, among other things:

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  incur or guarantee additional debt;

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  make certain investments, acquisitions or originations;

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  make distributions on or repurchase or redeem capital stock;

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  engage in mergers or consolidations;

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  finance reverse mortgage loans with certain attributes;

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  reduce net worth or liquidity below certain levels;

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  grant liens or incur operating losses for more than a specified period;

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  enter into transactions with affiliates; and

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  hold reverse mortgage loans for longer than established time periods.

        These restrictions may interfere with our ability to obtain financing, including any financing needed to qualify as a REIT, or to engage in other business activities, which may significantly limit or harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions, which could cause the value of our common stock to decline. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail the returns on our assets.

Risks Related to Hedging

We have entered into hedging transactions that could expose us to contingent liabilities in the future and adversely impact our financial condition.

        Subject to qualifying and maintaining our qualification as a REIT, part of our strategy involves entering into hedging transactions that could require us to fund cash payments in certain circumstances (e.g., the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses are reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

The use of interest rate hedges will introduce the risk of interest rate mismatches and exposures, which could materially adversely affect our business, financial condition and results of operations and ability to make distributions to our stockholders.

        Our adjustable-rate reverse mortgage-backed securities will generally be subject to interest rate caps, which potentially could cause such reverse mortgage-backed securities to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. During periods of changing interest rates, these mismatches could cause our business, financial condition and results of operations and ability to make distributions to our stockholders to be materially adversely affected.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

        Subject to qualifying and maintaining our qualification as a REIT, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and liabilities incurred and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may not match the duration of the related liability;

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  the amount of income that a REIT may earn from certain hedging transactions, other than through TRSs, to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

  •
  the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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  the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

        Our hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

        In addition, hedging instruments involve risk since they may not be traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

If we pursue and fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

        Although it is not currently contemplated, we may pursue and fail to qualify for hedge accounting treatment relating to derivative and hedging transactions. We may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the Accounting Standards Codification, or ASC, Topic 815 definition of a derivative (such as short sales), we fail to satisfy ASC Topic 815 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we pursue and fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

Risks Related to Our Organization and Structure

We have limited experience operating as a REIT, which may adversely affect our financial condition, results of operations, the market price of our common stock and our ability to satisfy debt service obligations and make distributions to our stockholders.

        We were formed in October 2013 and our senior management team has limited experience operating a REIT. We cannot assure you that our senior management team's past experience will be sufficient to operate our company successfully as a REIT. Failure to qualify as a REIT or maintain REIT qualification could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to satisfy debt service obligations and make distributions to our stockholders.

We depend upon Brean Capital to provide us with various services and if our strategic services agreement with Brean Capital is terminated, we may not be able to timely replace these services on terms favorable to us.

        We have entered into a strategic services agreement with Brean Capital pursuant to which Brean Capital provides us with comprehensive capital markets support to facilitate the growth of our portfolio management and reverse mortgage origination, securitization and servicing business. Under the agreement, Brean Capital provides certain services to us, which services include, among others, the following: (1) secondary marketing services, including managing our loan pipeline and assisting us with our hedging strategies as well as advising and assisting us in the selling of Agency HMBS to, and trading with, third parties and on the pooling of loans, and providing related market support; (2) advisory services to our executive officers and directors, including analyzing, modeling and developing our portfolio of securities, providing assistance with and analyzing the purchase price to be paid by us for any securities purchased from RMF, providing market data relating to financing options, assisting us with and analyzing potential hedging options, providing market data to support our structure and operations as well as research and market intelligence; (3) systems services such as access to certain technology, office space and other infrastructure support; and (4) such other services that may be agreed to by the parties from time to time. We have relied and will rely on Brean Capital to provide these services to us. If the strategic services agreement is terminated, we will have to obtain such services on our own or hire employees or another third-party firm to perform them. We may not be able to replace these services or hire such employees or another third-party firm in a timely manner or on terms, including cost and level of expertise, that are as favorable as those we received from Brean Capital.

Our business could be harmed if key personnel terminate their employment with us.

        Our success depends, to a significant extent, on the continued services of Craig M. Corn, David Peskin, Robert V. Sivori, St. John Bannon and Timothy A. Isgro and the other members of our senior management team. On February 13, 2014, we entered into employment agreements with certain of our officers, including Mr. Corn, our Chief Executive Officer, Mr. Peskin, our President, Mr. Sivori, our Chief Operating Officer, Mr. Bannon, our Chief Financial Officer and Treasurer, and Mr. Isgro, our Chief Investment Officer. These employment agreements provide for an initial term of three years. Notwithstanding these agreements, there can be no assurance that any of them will remain employed by us. The loss of services of one or more members of our senior management team could harm our business and our prospects.

Certain provisions of Maryland law could inhibit changes in control.

        Certain provisions of the Maryland General Corporation Law, or the MGCL, may have the effect of deterring a third-party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price of our common stock. We are subject to the "business combination" provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, statutory share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an "interested stockholder" (defined generally as any person who beneficially owns 10% or more of our then outstanding voting stock or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting stock) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of our voting stock and (2) two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if, among other conditions, our common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The "business combination" provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has by resolution exempted business combinations between us and (1) any other person, provided, that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such persons), (2) Craig M. Corn or any of his affiliates and associates and (3) any person acting in concert with any of the foregoing, from these provisions of the MGCL. As a result, any person described in the preceding sentence may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance by our company with the five-year prohibition, the supermajority vote requirements and the other provisions of the statute. There can be no assurance that our board of directors will not amend or revoke the exemption at any time.

        The "control share" provisions of the MGCL provide that, subject to certain exceptions, a holder of "control shares" of a Maryland corporation (defined as shares which, when aggregated with all other shares controlled by the stockholder (except solely by virtue of a revocable proxy), entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of issued and outstanding "control shares") has no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquiror of control shares, our officers and our employees who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. Our board of directors may amend or repeal such provision at any time without the approval of our stockholders. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

        Additionally, Title 3, Subtitle 8 of the MGCL permits the board of directors of a Maryland corporation with at least three independent directors and a class of stock registered under the Exchange Act, without stockholder approval and regardless of what is currently provided in its charter or bylaws, to implement certain takeover defenses. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium for our common stock or otherwise be in their best interests.

        In addition, the provisions of our charter on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our charter contains a provision whereby we elect, at such time as we become eligible to do so (which we expect will be upon completion of this offering), to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on the board of directors which could have similar anti-takeover effects. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws."

The authorized but unissued shares of our common and preferred stock may prevent a change in our control.

        Our charter permits our board of directors to authorize us to issue additional shares of our authorized but unissued common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have the authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, our board of directors may establish a series of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

The concentration of ownership by certain entities may limit other stockholders from influencing significant corporate decisions.

        We expect certain entities affiliated with BlueMountain Capital Management, LLC, or BlueMountain, will collectively own approximately        % of the outstanding shares of our common stock upon completion of this offering (or approximately        % if the underwriters exercise their overallotment option in full), and certain entities affiliated with American Financial Group, Inc. will collectively own approximately        % of the outstanding shares of our common stock upon completion of this offering (or approximately        % if the underwriters exercise their overallotment option in full). In addition, BlueMountain was granted a one-time right to designate two nominees for election as directors, who both were elected as directors and whose terms began upon the completion of our February 2014 private offering. BlueMountain's designated board members may have substantial influence over us and the concentration of ownership in us by certain entities affiliated with BlueMountain and American Financial Group, Inc. may influence the outcome of any matters submitted to our stockholders for approval.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

        Our charter limits the liability of our present and former directors and officers to us and our stockholders for money damages to the maximum extent permitted under Maryland law. Under Maryland law, our present and former directors and officers will not have any liability to us or our stockholders for money damages other than liability resulting from:

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  actual receipt of an improper benefit or profit in money, property or services; or

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  active and deliberate dishonesty by the director or officer that was established by a final judgment and was material to the cause of action adjudicated.

        Our charter authorizes us to indemnify our directors and officers for actions taken by them in those and other capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in connection with the defense of any proceeding to which he or she is made, or threatened to be made, a party or a witness by reason of his or her service to us. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capabilities described above. In addition, we may be obligated to pay or reimburse the expenses incurred by such persons in connection with any such proceedings without requiring a preliminary determination of their ultimate entitlement to indemnification. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Indemnification and Limitation of Directors' and Officers' Liability."

Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

        Our charter provides that, subject to the rights of holders of any class or series of preferred stock, a director may be removed with or without cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Upon completion of this offering, vacancies on our board of directors may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

        In order for us to qualify as a REIT for each taxable year after 2014, no more than 50% in value of our outstanding capital stock may be beneficially owned, directly or constructively, by five or fewer individuals during the last half of any calendar year, and at least 100 persons must beneficially own our stock during at least 335 days of a taxable year of 12 months, or during a proportionate portion of a shorter taxable year. "Individuals" for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To assist us in qualifying and maintaining our REIT qualification, among other purposes, our charter generally prohibits any person, including a "group," as defined in Section 13(d)(3) of the Exchange Act, from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate outstanding shares of our capital stock, the outstanding shares of any class or series of our preferred stock or the outstanding shares of our common stock. We have granted BlueMountain, together with certain of its affiliates, and American

Financial Group, Inc., together with certain of its affiliates, a waiver of the ownership limitations contained in our charter in connection with their purchases of shares of our common stock in our February 2014 private offering. These and other limits on ownership and transfer of our stock contained in our charter could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Risks Related to Conflicts of Interest

Our strategic services agreement with Brean Capital was not negotiated on an arm's-length basis and may require us to incur fees that do not reflect current market standards, and we may choose not to enforce, or to enforce less vigorously, our rights under the strategic services agreement because of our desire to maintain our ongoing relationship with Brean Capital.

        Robert M. Fine, the Chief Executive Officer of Brean Capital, serves on our board of directors. We have entered into a strategic services agreement with Brean Capital pursuant to which we are required to purchase certain services from Brean Capital on an exclusive basis going forward. For a description of the services and related fees, see "Business—Our Strategic Relationship with Brean Capital" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations." The terms of the strategic services agreement were not negotiated on an arm's-length basis and may require us to incur fees that do not reflect current market standards. In addition, the strategic services agreement requires, among other things, that we use Brean Capital to broker the sale of any Agency HMBS that RMF originates, including any sale to our company, for a fee, which fee we must pay even if a company other than Brean Capital brokers such sale. As our volume of reverse mortgage loan originations and Agency HMBS issuances increase, the amount of these fees will correspondingly increase. These arrangements could cause us to pay more fees than we would otherwise be required to pay, which could adversely affect our business, operating results and financial condition.

We did not receive independent third-party appraisals, valuations or fairness opinions in connection with our acquisition of RMF. Therefore, the terms of acquisition may not have been as favorable to us had we acquired RMF from unaffiliated parties, and the consideration we paid for RMF may have exceeded the fair market value of RMF.

        On July 11, 2014, we acquired RMF from the holders of membership interests in RMF pursuant to a merger agreement, which had been approved by our then sitting board of directors of RMIT prior to the completion of the February 2014 stock offering. Prior to the merger, our executive officers and directors, directly or indirectly, collectively held approximately 44.7% of the outstanding membership interests in RMF. The acquisition was not negotiated at arm's length, and the terms may not have been as favorable to us as they would have been if we had acquired RMF from unaffiliated parties. In addition, we did not receive any independent third-party appraisals, valuations or fairness opinions in connection with the acquisition, and the consideration we paid for RMF may be more than its fair market value. See "Certain Relationships and Related Party Transactions—Formation Transactions."

The employment agreements of certain of our officers were not negotiated on an arm's-length basis and we may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain our ongoing relationship with them.

        We have entered into employment agreements with certain of our officers pursuant to which such officers will devote substantially their full business time attention to our affairs. See "Our Management—Employment Agreements." These employment agreements were not negotiated on an arm's-length basis. We may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain our ongoing relationship with the individuals party to these agreements.

Termination of the employment agreements with members of our management team could be costly and prevent a change in control of our company.

        The employment agreements with certain of our officers each provide that if their employment with us terminates under certain circumstances, we may be required to pay them significant amounts of severance compensation, thereby making it costly to terminate their employment. Furthermore, these provisions could delay or prevent a transaction or a change in control of our company that might involve a premium paid for shares of our common stock or otherwise be in the best interests of our stockholders, which could adversely affect the market price of our common stock.

Risks Related to Our Common Stock and this Offering

There is no public market for our common stock and a market for our common stock may never develop, which could cause our common stock to trade at a discount and make it difficult for holders of our common stock to sell their shares.

        Prior to this offering, there has been no public market for our shares of common stock. The initial public offering price for our shares of common stock will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our shares of common stock will trade in the public market subsequent to this offering or that the price of our shares of common stock available in the public market will reflect our actual financial performance.

        We intend to apply to list our shares of common stock on the New York Stock Exchange, or the NYSE, under the symbol "RMIT." Listing on the NYSE would not ensure that an actual market will develop for our common shares. Accordingly, no assurance can be given as to:

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  the likelihood that an active market will develop for the shares of our common stock;

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  the liquidity of any such market;

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  the ability of our stockholders to sell their shares of our common stock; or

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  the price that our stockholders may obtain for their shares of our common stock.

        Even if an active trading market develops, the market price for shares of our common stock may be highly volatile and could be subject to wide fluctuations after this offering. Some of the factors that could negatively affect our share price include:

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  our expected operating results and our ability to make distributions to our stockholders in the future;

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  use of the proceeds of this offering;

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  volatility in our industry, interest rates and spreads, the debt or equity markets, the general economy or the real estate market specifically, whether the result of market events or otherwise;

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  the availability of financing on acceptable terms or at all;

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  events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters or threatened or actual armed conflicts;

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  the availability of attractive risk-adjusted investment opportunities in reverse mortgage loans, reverse mortgage-backed securities and other real estate-related assets that satisfy our investment objectives and strategies;

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  the degree and nature of our competition;

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  changes in our personnel and lack of availability of qualified personnel;

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  unanticipated costs, delays and other difficulties in executing our long-term growth strategy;

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  the timing of cash flows, if any, from our investments;

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  an increase in interest rates;

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  the performance, financial condition and liquidity of our borrowers; and

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  legislative and regulatory changes (including changes to laws governing the taxation of REITs or exclusions or exemptions from registration as an investment company under the 1940 Act).

The offering price per share of the common stock may not accurately reflect its actual value.

        Immediately prior to this offering, there was no public market for our common stock. The initial public offering price was determined by negotiations between us and the representatives of the underwriters of this offering. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our revenues, results of operations and certain other financial and operating information in recent periods, and the valuation measures, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. The offering price per share of our common stock offered under this prospectus may not accurately reflect the value of our common stock and may not be realized upon any subsequent disposition of the shares.

Investors in this offering will suffer immediate dilution.

        The initial public offering price of shares of our common stock is higher than what our net tangible book value per share will be immediately after the formation transactions and this offering. Purchasers of shares of our common stock in this offering will incur immediate dilution of approximately $            in net tangible book value per share of our shares of common stock, based upon the midpoint of the range set forth on the cover page of this prospectus. See "Dilution."

The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

        Financial statements prepared in accordance with GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management's judgment include, but are not limited to, determining the fair value of our assets. These estimates, judgments and assumptions are inherently uncertain and, if they prove to be wrong, we face the risk that charges to income will be required. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates" for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our business, financial condition and results of operations.

For as long as we are an "emerging growth company," we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

        In April 2012, President Obama signed into law the JOBS Act. We are an "emerging growth company," as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

        We will, in general, qualify as an "emerging growth company" until the earliest of:

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  the last day of our fiscal year following the fifth anniversary of the date of this offering;

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  the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more;

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  the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and

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  the date on which we are deemed to be a "large accelerated filer," which will occur at such time as we (1) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (2) have been required to file annual and quarterly reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, for a period of at least 12 months and (3) have filed at least one annual report pursuant to the Exchange Act.

        Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor's attestation report on management's assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board, or the PCAOB, after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

        Additionally, the JOBS Act provides that an "emerging growth company" may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an "emerging growth company" can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to "opt out" of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We expect to become subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared.

        Upon completion of this offering, we will become a public reporting company subject to the rules and regulations established from time to time by the SEC and the NYSE. These rules and regulations will require, among other things, that we establish and periodically evaluate procedures with respect to our internal controls over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel. In addition, as a public company we will be required to document and assess our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Section 404 requires annual management assessments of the effectiveness of our internal controls over financial reporting and, after we are no longer an "emerging growth company" for purposes of the JOBS Act, our independent registered public accounting firm may need to express an opinion on the effectiveness of our internal controls over financial reporting. To the extent applicable, these reporting and other obligations place or will place significant demands on our management, administrative, operational, internal audit and accounting resources and will cause us to incur significant expenses. We may need to upgrade our systems or create new systems; implement additional financial and management controls, reporting systems and procedures; expand or outsource our internal audit function; and hire additional accounting, internal audit and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. We expect to have in place accounting, internal audit and other management systems and resources that will allow us to maintain compliance with the requirements of the Sarbanes-Oxley Act either at the time of the completion of this offering or at the end of any phase-in periods following the completion of this offering permitted by the NYSE, the SEC and the JOBS Act. If we fail to maintain effective internal controls, if our management is unable to certify the effectiveness of our internal controls (at the time they are required to do so), or if our independent registered public accounting firm cannot deliver (at such time as it is required to do so) a report attesting to the effectiveness of our internal control over financial reporting, we could be subject to regulatory scrutiny and a loss of public confidence, which could harm our reputation and the market price of our common stock. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our common stock price and adversely affect our results of operations and financial condition.

As a public company, we will incur additional costs and face increased demands on our management.

        Following completion of this offering, we will be a listed, public company. As a public company with listed equity securities, we will need to comply with an extensive body of regulations that did not apply to us previously, including provisions of the Sarbanes-Oxley Act, regulations of the SEC and requirements of the NYSE. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly, particularly after we are no longer an emerging growth company. We will need to:

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  institute a more comprehensive compliance function;

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  design, establish, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the PCAOB;

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  comply with rules promulgated by the NYSE;

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  prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

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  establish new internal policies, such as those relating to disclosure controls and procedures and insider trading;

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  involve and retain to a greater degree outside counsel and accountants in the above activities; and

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  establish an investor relations function.

        In addition, we also expect that being a public company subject to these rules and regulations will require us to incur substantial costs to obtain director and officer liability insurance coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

Future sales of our common stock may depress our share price.

        Our board of directors, without common stockholder approval but subject to the rules of the NYSE, may authorize us to issue additional authorized and unissued shares of common stock and preferred stock on the terms and for the consideration it deems appropriate. In addition, in connection with the formation transactions, we have issued 1,175,113 shares of our common stock to certain holders of membership interests in RMF. Furthermore, we have granted registration rights to investors who purchased shares of our common stock in our February 2014 private offering and to holders of membership interests in RMF who received shares of our common stock in the formation transactions. Under the registration rights agreement, we are required, among other things, to: (i) file with the SEC a resale shelf registration statement registering all of the registrable shares (as defined in the registration rights agreement) that are not sold by the selling stockholders in this offering no later than August 1, 2014; and (ii) use our commercially reasonable efforts to cause the resale shelf registration statement to be declared effective by the SEC as soon as practicable after the filing and in any event no later than February 13, 2015. However, if we file this registration statement before the effective date of the shelf registration statement and we have used or are using commercially reasonable efforts to complete this offering, our obligation to cause the shelf registration statement to become effective under the Securities Act by February 13, 2015 may be deferred until the 60th day after the closing date of this offering; provided, however, that if we file this registration statement before the effective date of the shelf registration statement, and the deadline for causing the shelf registration statement to go effective is after the 60 day period beginning on the closing date of this offering, we will be required to cause the shelf registration statement to be declared effective no later than 60 days after the closing date of this offering. We have filed a resale shelf registration statement registering the registrable shares with the SEC. See "Stock Eligible for Future Sale—Registration Rights." These registration rights of our stockholders and the sales of substantial amounts of our common stock following the effectiveness of the shelf registration statement could cause the market price of our common stock to decline and impair our ability to raise capital. We also may grant additional registration rights in connection with any future issuance of our common stock.

        Subject to certain exceptions, we and each of our executive officers and directors have agreed with the underwriters to be bound by lock-up agreements that prohibit us and them from selling, pledging, transferring or otherwise disposing any of our shares of common stock, or any securities convertible into or exercisable for any of our shares of common stock, for a period of        days from the date of this prospectus. In addition, the underwriters of this offering have required our other stockholders who purchased our common stock in our February 2014 private offering or who received shares of our common stock in the formation transactions not to, subject to certain exceptions, directly or indirectly, sell, offer to sell, grant any option or otherwise transfer or dispose of our common stock for       days following the effective date of this registration statement, in the case of the selling stockholders in this offering, and for a period of 30 days prior to and up to 60 days (or 180 days, in the case of any holder that is one of our officers, directors or employees) following the effective date of this registration statement, in the case of holders who are not selling stock in this offering. Upon the expiration or, if applicable, release of the foregoing restrictions,             shares of our common stock will become eligible for sale in the public markets. The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse.

        We cannot predict the effect, if any, future sales of our common stock or the availability of shares for future sales, on the market price of our common stock. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock. See "Stock Eligible for Future Sale—Lock-Up Periods."

Our senior executive officers and several of our directors may not be able to organize and effectively manage a publicly traded company which could adversely affect our overall financial position.

        Some of our senior executive officers or directors have not previously organized or managed a publicly traded company, and our senior executive officers and directors may not be successful in doing so in this case. The demands of organizing and managing a publicly traded company are much greater as compared to a private company and our senior executive officers and directors may not be able to meet those increased demands. Failure to organize and effectively manage us could adversely affect our overall financial position.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders, may adversely affect the market value of our common stock.

        In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including commercial paper, medium-term notes, senior or subordinated notes and classes of preferred stock. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market value of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market value of our common stock and diluting their share holdings in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

        To qualify and maintain our qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions to holders of our common stock out of legally available funds. Currently, we intend to pay quarterly distributions which, on an annual basis, will equal all or substantially all of our net taxable income. We have not, however, established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, any debt covenants, qualification and maintenance of our REIT qualification, restrictions on making distributions under Maryland law and other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future and our board of directors may change our distribution policy in the future. We believe that a change in any one of the following factors, among others, could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

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  the profitability of the assets we hold, purchase or originate;

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  our ability to make profitable acquisitions and originations;

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  margin calls or other expenses that reduce our cash flow;

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  defaults in our asset portfolio or decreases in the value of our portfolio; and

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  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

        We cannot assure you that we will achieve results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of our distributions may include a return of capital. See "Distribution Policy" for additional details regarding our distribution policy.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

        One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest.

Risks Related to Our Taxation as a REIT

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code and our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and applicable state and local tax, which would reduce the amount of cash available for distribution to our stockholders.

        We believe that we have been organized and operated and we intend to continue to operate in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2014. We have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify as a REIT. The U.S. federal income tax laws governing REITs are complex, and judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature and diversification of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Even a technical or inadvertent violation could jeopardize our REIT qualification. Our ability to satisfy the asset tests applicable to REITs depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis, and our ability to comply with the REIT distribution requirements will depend on our cash available for distribution. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

        If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT for the subsequent four taxable years following the year in which we failed to qualify.

REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.

        In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to distribute our taxable income to our stockholders in a manner intended to satisfy the REIT 90% distribution requirement and to avoid the 4% nondeductible excise tax.

        Our taxable income may substantially exceed our net income as determined by GAAP and differences in timing between the recognition of taxable income and the actual receipt of cash will occur as a result of our investments in reverse mortgage loans and interests therein, including HECM loans, Agency HMBS, Agency H-REMIC securities and other mortgage-backed securities backed by reverse mortgage loans. For example, we will be required to accrue interest income on HECM loans, Agency HMBS and Agency H-REMIC securities before we receive any payments of interest or principal on such assets, which will generally occur only upon (i) a maturity event, (ii) a borrower voluntary prepayment event, or (iii) when the outstanding loan balance of the HECM loan, or a HECM loan backing an Agency HMBS or Agency H-REMIC security, reaches 98% of the maximum claim amount and the lender assigns the loan to the FHA at par. In addition, we may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest and principal payments to make principal payment on such indebtedness, with the effect that we will recognize taxable income but will not have a corresponding amount of cash available for distribution to our stockholders.

        As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash or (v) use cash reserves, in order to comply with the REIT distribution requirements and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Our ability to grow the business of RMF may be limited by the REIT requirements that restrict investment in securities of a TRS to 25% of our gross assets and dividends from a TRS, along with other nonqualifying income, to 25% of our gross income.

        We expect that we may jointly elect with RMF for RMF to be a TRS of ours at some point in the future. Following such election, we expect to hold a significant amount of assets and to generate a significant amount of income through RMF, including assets that could be treated as dealer property, HECM loan servicing fees, and other assets and income that could adversely impact our qualification as a REIT if held or earned directly by us. In order to qualify as a REIT, no more than 25% of the value of our assets may consist of stock or securities of RMF, following the effective date of its TRS election, and any other TRS, and at least 75% of our gross income must be derived from certain real-estate related sources, which do not include dividends or other income derived from a TRS. These limitations may restrict our ability to expand the business of RMF. In addition, the value of our interest in RMF is not subject to precise determination, and such value is subject to change in the future. If our HECM loans, Agency HMBS or other real estate-related assets were to decline in value, securities of RMF would represent a greater proportion of our total assets. In addition, it is possible that we may wish to distribute a dividend from RMF in order to reduce its value below 25% of our assets, but be unable to do so without violating the 75% REIT gross income test. Although we will monitor the aggregate value of the securities of our TRSs, including RMF, after the effective date of its TRS election, and intend to conduct our affairs so that such securities will represent less than 25% of the value of our total assets, there can be no assurance that we will be able to comply with these TRS limitations in all market conditions.

Complying with REIT requirements may force us to liquidate or forego otherwise attractive investments.

        To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that, at the end of each calendar quarter, at least 75% of the value of our total assets consists of cash, cash items, government securities, shares in REITs and other qualifying real estate assets, including certain mortgage loans and certain kinds of mortgage-backed securities. The remainder of our investment in securities (other than government securities and REIT qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than government securities, TRS securities and securities that are qualifying real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of RMF, after the effective date of its TRS election, and any other TRSs we may own. See "U.S. Federal Income Tax Considerations—Asset Tests." If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio, or contribute to a TRS, otherwise attractive investments, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source of income or asset diversification requirements for qualifying as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

        Even if we qualify for taxation as a REIT, we will conduct a significant portion of our activities through RMF. Following the effective date of its TRS election, RMF and any other TRSs that we may own in the future will be subject to U.S. federal, state and local corporate income or franchise taxes. In addition, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes, including mortgage recording taxes. See "U.S. Federal Income Tax Considerations—Taxation of REITs in General." Such taxes would decrease the cash available for distribution to our stockholders.

The failure of our assets subject to a repurchase agreement to qualify as real estate assets would adversely affect our ability to qualify as a REIT.

        We have entered into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets subject to a repurchase agreement for U.S. federal income tax purposes during the term of such repurchase agreement, in which case we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

        The reverse mortgage loans and interests therein, including HECM loans, Agency HMBS, Agency H-REMIC securities and other mortgage-backed securities backed by reverse mortgage loans that we originate or acquire will be treated as having "original issue discount" for U.S. federal income tax purposes because interest on such securities will not be payable currently, but rather will be added to the outstanding loan balance as it accrues. We will be required to accrue such interest income based on a constant yield method notwithstanding the fact that such interest income is not yet payable, and we will therefore be taxed based on the assumption that all future projected interest payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

        The interest apportionment rules under U.S. Treasury Regulation Section 1.856-5(c) provide that, if a mortgage is secured by both real property and other property, a REIT is required to apportion its annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when the REIT commits to acquire the loan, and the denominator of which is the highest "principal amount" of the loan during the year. The IRS has issued Revenue Procedure 2011-16 and Revenue Procedure 2014-51 addressing a REIT's investment in distressed debt, or the Distressed Debt Revenue Procedures. The Distressed Debt Revenue Procedures interpret the "principal amount" of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal.

        Although it is not contemplated that we will invest in HECM loans to which the interest apportionment rules described above would apply, if the IRS were to assert successfully that our HECM loans were secured by property other than real estate and therefore the interest apportionment rules applied for purposes of our REIT testing, and that the position taken in the Distressed Debt Revenue Procedures should be applied to our portfolio, then depending upon the value of the real property securing our HECM loans and their face amount, and the sources of our gross income generally, we may fail to meet the 75% REIT gross income test discussed under "U.S. Federal Income Tax Considerations—Gross Income Tests." If we do not meet this test, we could potentially lose our REIT qualification or be required to pay a penalty to the IRS.

The "taxable mortgage pool" rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

        Securitizations by us or our subsidiaries could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, we could have "excess inclusion income." Certain categories of stockholders, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to any such excess inclusion income. In the case of a stockholder that is a REIT, a regulated investment company, or RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity. In addition, to the extent that our common stock is owned in record name by tax-exempt "disqualified organizations," such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of any excess inclusion income. Because this tax generally would be imposed on us, all of our stockholders, including stockholders that are not disqualified organizations, generally will bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. A RIC, or other pass-through entity owning our common stock in record name, will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations. Moreover, we could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. Finally, if we were to fail to qualify as a REIT, any taxable mortgage pool securitizations would be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated U.S. federal corporate income tax return. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

If we were to make a taxable distribution of shares of our stock, stockholders may be required to sell such shares or sell other assets owned by them in order to pay any tax imposed on such distribution.

        We may be able to distribute taxable dividends that are payable in shares of our common stock. If we were to make such a taxable distribution of shares of our common stock, stockholders would be required to include the full amount of such distribution as income. As a result, a stockholder may be required to pay tax with respect to such dividends in excess of cash received. Accordingly, stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a stockholder sells the shares it receives as a dividend in order to pay such tax, the sale proceeds may be less than the amount included in income with respect to the dividend. Moreover, in the case of a taxable distribution of shares of our common stock with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

        While the IRS, in a temporary safe harbor that has expired, and in certain private letter rulings, has ruled that a distribution of cash or shares at the election of a REIT's stockholders may qualify as a taxable stock dividend if certain requirements are met, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and shares of common stock in any future period.

Although our use of TRSs, including RMF, following the effective date of its TRS election, may be able to partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs is limited, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

        A REIT may own up to 100% of the stock of one or more TRSs. Subject to certain exceptions, a TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the TRS and the REIT must jointly elect to treat the TRS as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT's total assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis. We expect to engage in transactions with RMF such as acquisitions of Agency HMBS. While we intend to conduct our affairs so that we will not be subject to the 100% excise tax with respect to transactions with RMF and any other TRS and so that we will comply with all other requirements applicable to our ownership of TRSs, there can be no assurance that we will be successful in this regard.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our shares.

        The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 39.6% maximum U.S. federal income tax rate on ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including shares of our common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

        The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate exposure will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges interest rate risk on liabilities used to carry or acquire real estate assets, or certain other specified types of risk, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the REIT 75% and 95% gross income tests. See "U.S. Federal Income Tax Considerations—Gross Income Tests—Hedging Transactions." As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or the limits on our use of hedging techniques could expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit to us, although such losses may be carried forward to offset future taxable income of the TRS.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business, which is also referred to as dealer property. We might be subject to this tax if we were to sell or securitize loans in a manner (such as a securitization using a real estate mortgage investment conduit, or REMIC, structure, or a securitization of HECM loans into Agency HMBS followed by a sale of all or a portion of such Agency HMBS) that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through RMF, following the effective date of its TRS election, or another TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of shares of our common stock.

        At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Liquidation of our assets may jeopardize our REIT qualification.

        To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders or to satisfy the REIT distribution requirements, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resultant gain if we sell assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

        When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Your investment has various U.S. federal income tax risks.

        Although the provisions of the Internal Revenue Code generally relevant to an investment in shares of our common stock are described in "U.S. Federal Income Tax Considerations," we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in shares of our common stock.

 CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

        Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the availability of reverse mortgage loans and reverse mortgage-backed securities, acquisition and origination opportunities and the availability of financing. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "potential," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this prospectus speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:

  •
  our expected operating results and our ability to make distributions to our stockholders in the future;

  •
  use of the proceeds of this offering;

  •
  the anticipated growth in demand for reverse mortgage loans and reverse mortgage-related assets, and the anticipated growth in the reverse mortgage securitization market and the size of these markets;

  •
  volatility in our industry, interest rates and spreads, the debt or equity markets, the general economy or the real estate market specifically, whether the result of market events or otherwise;

  •
  changes in our investment objectives and business strategy;

  •
  our expected investment and underwriting process;

  •
  the availability of financing on acceptable terms or at all;

  •
  actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

  •
  the level of federal and state government involvement in the U.S. residential mortgage market in general and the reverse mortgage market specifically;

  •
  events or circumstances which undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large depository institutions or other significant corporations, terrorist attacks, natural or man-made disasters or threatened or actual armed conflicts;

  •
  the availability of attractive risk-adjusted investment opportunities;

  •
  rates of default or decreased recovery rates on our assets;

  •
  the degree and nature of our competition;

  •
  unanticipated costs, delays and other difficulties in executing our long-term growth strategy;

  •
  the timing of cash flows and payments on our assets;

  •
  an increase in interest rates;

  •
  the performance, financial condition and liquidity of our borrowers;

  •
  the loss of any of our licenses to do business or our inability to obtain licenses to do business in jurisdictions where we are not so licensed;

  •
  the loss of RMF's status as an approved non-supervised FHA mortgagee or its status as an approved Ginnie Mae issuer;

  •
  the effects of any changes to the HECM loan program or other governmental programs that are not yet contemplated or implemented, which could increase the costs of underwriting the HECM loans, decrease the attractiveness of HECM loans to potential borrowers, limit the number of borrowers eligible to receive HECM loans and/or decrease the maximum size of HECM loans, any of which could decrease the availability of our assets;

  •
  the effects of any changes to the servicing compensation structure for reverse mortgage servicers pursuant to programs of government sponsored enterprises or various regulatory authorities;

  •
  changes in federal, state and local policies, laws and regulations affecting our business, including reverse mortgage financing or servicing, and changes to our licensing requirements as well as legislative, accounting and regulatory changes (including changes to laws governing the taxation of REITs, the exclusions or exemptions from registration as an investment company under the 1940 Act and changes in the manner GAAP require us to account for our investments and liabilities);

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes and qualify for certain exclusions or exemptions from registration under the 1940 Act;

  •
  changes caused by the Dodd-Frank Act, including regulations required by the Dodd-Frank Act that have been promulgated or have yet to be finalized;

  •
  increased scrutiny of participants in the reverse mortgage market and potential investigations and enforcement actions by the CFPB; and

  •
  the potential failure to establish and maintain effective internal control over financial reporting.

 DISTRIBUTION POLICY

        We intend to make regular quarterly distributions to holders of our common stock, beginning at such time as our board of directors determines that we have sufficient cash flow to do so and as required to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income, including net capital gains. In addition, a REIT is required to pay a 4% non-deductible excise tax on the amount, if any, by which the distributions it makes in a calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and 100% of its undistributed income from prior years. For more information, please see "U.S. Federal Income Tax Considerations—Annual Distribution Requirements." To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We have not paid distributions as of the date of this prospectus. We currently do not intend to use the proceeds of this offering to make distributions to our stockholders. Although we anticipate making quarterly distributions to our stockholders over time, our board of directors has the sole discretion to determine the timing, form (including cash and shares of our common stock at the election of each of our stockholders) and amount of any distributions to our stockholders, and the amount of such distributions, if any, may be limited until we have a portfolio of income-generating assets. Although not currently anticipated, in the event that our board of directors determines to make distributions in excess of the income or cash flow generated from our portfolio of assets, we may make such distributions from the proceeds of this or future offerings of equity or debt securities or other forms of debt financing or the sale of assets.

        To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or, to the extent possible, make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, we could be required to utilize the net proceeds of this offering to fund our quarterly distributions, which would reduce the amount of cash we have available for investing and other purposes. We generally will not be required to make distributions with respect to activities conducted through RMF, following the effective date of an election to treat RMF as a TRS of ours, or any other TRS that we acquire (except to the extent of dividends paid to us by the TRS). For more information, see "U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT."

        To the extent we are able to pay a taxable stock distribution, our stockholders would be sent a form that would allow each stockholder to elect to receive its proportionate share of such distribution in all cash or in all stock, and the distribution will be made in accordance with such elections, provided that if the stockholders' elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed, then cash payments to stockholders who elected to receive cash will be prorated, and the excess of each such stockholder's entitlement in the distribution, less such prorated cash payment, would be paid to such stockholder in shares of our common stock.

        Dividends and other distributions made by us will be authorized and determined by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including restrictions under applicable law and other factors described below. We cannot assure you that our distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any dividends or other distributions we pay in the future will depend upon our actual results of operations, the timing and frequency of payments of our assets, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expense and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors."

        We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or a capital gain dividend, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain dividend. For a more complete discussion of the tax treatment of distributions to holders of shares of our common stock, see "U.S. Federal Income Tax Considerations."

USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of the shares of our common stock offered by us in this offering will be approximately $             million, based on an assumed initial public offering price of $            per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their overallotment option in full, we estimate that our net proceeds will be approximately $             million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

        A $1.00 increase (decrease) in the assumed initial public offering price of $            per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this offering by approximately $             million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of one million shares in the number of shares of common stock offered by us would increase (decrease) the net proceeds to us from this offering by approximately $             million, assuming the assumed initial public offering price remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        We plan to use the net proceeds of this offering to acquire our target assets and for general corporate purposes. Depending on the availability of our target assets and market conditions, until we invest the net proceeds of this offering in our target assets, we may temporarily invest in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets.

 CAPITALIZATION

        The following table presents (i) our actual cash and capitalization as of September 30, 2014, (ii) our cash and capitalization on a pro forma basis taking into account our preferred stock offering and (iii) our cash and capitalization on a pro forma as adjusted basis taking into account this offering (assuming an offering price of $            per share, which is the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. You should read this table in conjunction with "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," the unaudited pro forma combined financial statements and the historical consolidated financial statements and notes thereto included elsewhere in this prospectus.

	Actual	Pro Forma	Pro Forma as Adjusted
	(In thousands, except share and per share data)
Cash	$99,745	$	$

Stockholders' equity:

Preferred Stock, $0.01 par value per share, 50,000,000 shares authorized, of which 125 shares are designated as 12.5% Series A Cumulative Redeemable Non-Voting Preferred Stock, no shares issued and outstanding on a historical basis, 125 shares issued and outstanding on a pro forma and pro forma as adjusted basis(1)

Common stock, $0.01 par value per share, 450,000,000 shares authorized, 16,508,548 shares issued and outstanding on a historical basis, shares issued and outstanding on a pro forma basis, shares issued and outstanding on a pro forma as adjusted basis(2)	165
Additional paid in capital	230,299
Retained earnings	13,805

Total stockholders' equity	$244,269	$	$
Total capitalization	$244,269		$

(1)
On                                    , 2015, we issued 125 shares of our 12.5% Series A Cumulative Redeemable Non-Voting Preferred Stock to investors in a private offering in order to ensure that we had at least 100 stockholders as required by rules applicable to REITs. See "Description of Capital Stock—Preferred Stock—Series A Preferred Stock."

(2)
Excludes (a) up to            shares of our common stock that we may issue and sell if the underwriters exercise their overallotment option in full and (b)             shares of our common stock reserved for future issuance under the 2014 equity incentive plan.

 DILUTION

        Purchasers of shares of our common stock in this offering will experience an immediate dilution of the net tangible book value of our common stock from the initial public offering price. Net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding.

        As of September 30, 2014, our historical net tangible book value was $225.5 million, or $13.66 per share of common stock (calculated by dividing our historical net tangible book value as of September 30, 2014, by the number of shares of common stock outstanding at such date). After giving effect to the sale of            shares of common stock in this offering, the receipt by us of the net proceeds from this offering (assuming a public offering price at the midpoint of the price range set forth on the cover page of this prospectus) and the deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, but excluding the issuance and sale of 125 shares of our 12.5% Series A Cumulative Redeemable Non-Voting Preferred Stock on                        , 2015, our pro forma net tangible book value at September 30, 2014 would have been $             million, or $             per share of common stock (assuming no exercise of the over-allotment option). These amounts represent an immediate dilution in net tangible book value of $            per share from the offering price of $            per share (assuming an offering price at the midpoint of the price range set forth on the cover page of this prospectus) to new investors who purchase stock in this offering. The following table illustrates this per share dilution (assuming no exercise of the over-allotment option):

Assumed initial public offering price per share of common stock	$
Tangible net tangible book value per share		13.66
Increase in net tangible book value per share attributable to this offering(1)
Pro forma net tangible book value per share after the formation transactions and this offering(2)

Dilution in net tangible book value per share to new investors(3)	$

(1)
This amount is calculated after deducting the underwriting discounts and commissions and estimated offering expenses payable by us of $             million.

(2)
Based on pro forma net tangible book value of approximately $             million divided by the sum of the shares of our common stock to be outstanding after giving effect to this offering on a fully diluted basis (            ).

(3)
Dilution is determined by subtracting pro forma net tangible book value per share of our common stock upon completion of this offering from the offering price paid by a new investor for a share of our common stock in this offering.

        A            increase (decrease) in the assumed initial public offering price of $            per share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) our pro forma net tangible book value by $            , the pro forma net tangible book value per share upon completion of this offering by $             per share and the dilution to new investors in this offering by $            per share, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        The following table summarizes, on a pro forma basis as of September 30, 2014, the differences between the number of shares of common stock purchased from us, the total price and the average price per share paid by existing stockholders and by the new investors in this offering, before deducting the underwriting discounts and commissions and estimated offering expenses payable by us, at an assumed

initial public offering price of $            per share (the midpoint of the price range set forth on the cover page of this prospectus).

	Shares of Common Stock Purchased
				Total Consideration
							Average Price Per Share of Common Stock
	Number	Percent		Amount	Percent
Existing Stockholders(1)			%	$		%	$
Investors in this Offering

Total		100.0%			100%

(1)
Includes                        shares of our common stock that the selling stockholders are selling in this offering.

        If the underwriters exercise their overallotment option in full, the pro forma net tangible book value per share after the formation transactions and this offering as of             would be approximately $            per share and the dilution to new investors per share after giving effect to this offering would be $            per share.

SELECTED FINANCIAL DATA

        The following table presents selected historical financial data as of and for the periods indicated. The selected financial data should be read in conjunction with the more detailed information contained in the financial statements and accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included elsewhere in this prospectus. The selected balance sheet data as of December 31, 2013 have been derived from our audited financial statements included elsewhere in this prospectus. The selected operating and balance sheet data as of and for the three and nine months ended September 30, 2014 have been derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. Due to our limited operating history, the selected operating and balance sheet data presented below do not reflect comparable period over period results, nor are they indicative of future financial condition or results of operations.

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Operating Data:
Interest income	$4,547,588	$7,784,153
Interest expense	2,017,578	3,585,497

Net interest income	2,530,010	4,198,656
Origination fees	200,276	200,276
Unrealized loss on Agency HMBS	(1,847,960)	(28,708)
Unrealized gain on non-Agency HMBS	9,483,604	10,891,708
Unrealized gain on loans held for investment	7,291,043	7,291,043
Gain on derivative financial instruments	1,247,215	1,247,215
Unrealized gain on U.S. Treasury notes sold, not yet purchased	313,465	—
Realized gain on U.S. Treasury notes sold, not yet purchased	341,416	295,353

Total other gains	16,828,783	19,696,611
Operating expenses	(7,958,129)	(10,275,041)

Net income	$11,600,940	$13,820,502

Net income per weighted average share applicable to common stockholders—Basic and diluted	$0.70	$1.04
Weighted average number of shares of common stock—Basic and diluted	16,472,902	13,324,967
Dividends declared per share of common stock	$—	$—

	As of September 30, 2014	As of December 31, 2013
Balance Sheet Data:
Total assets	$917,531,717	$958,705
Total liabilities	$673,261,951	$972,354
Total stockholders' equity / (deficit)	$244,269,766	$(13,649)
Book value per share of common stock	$14.80	$(136.49)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Other Data:
Unpaid principal balances of HECM loans originated	$132,828,153	$132,828,153

Principal limit balances of HECM loans originated	$211,348,027	$211,348,027

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following in conjunction with the sections of this prospectus entitled "Risk Factors," "Cautionary Statements Concerning Forward-Looking Statements," "Business" and our financial statements, including the audited and unaudited historical financial statements of RMF, which we acquired on July 11, 2014, and the unaudited pro forma combined financial statements of the combined company, and, in each case, the related notes thereto, included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this prospectus.

Overview

        We are a leading fully integrated finance company focused solely on the reverse mortgage industry. We have a vertically and horizontally integrated portfolio management and reverse mortgage origination and servicing platform with the ability to originate, acquire, service, invest in, and manage reverse mortgage loans and reverse mortgage-backed securities. We believe we are one of the most well capitalized companies focused on the reverse mortgage industry. During 2014, we experienced rapid growth. We achieved an approximate 12% origination market share during the month of September 2014 (measured by Agency HMBS issuance as of September 30, 2014) and managed approximately $785 million of reverse mortgage assets as of September 30, 2014. Our principal objective is to provide attractive risk-adjusted returns to our stockholders over the long term through distributions and capital appreciation.

        We operate our business in two segments: (1) portfolio management, in which we invest in and manage reverse mortgage loans and reverse mortgage-backed securities and (2) reverse mortgage origination, securitization and servicing, in which we originate, service and securitize reverse mortgage loans and reverse mortgage-backed securities, the latter of which we currently execute through our wholly owned subsidiary, RMF.

        We plan to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2014. We also operate our business in a manner that permits us to maintain our exclusion from registration under the 1940 Act.

Integrated Revenue Model

        We believe our involvement with a reverse mortgage loan throughout its life cycle from origination to maturity and ultimate payment gives us the ability to deliver a greater value proposition to the consumer and our customers, control asset quality and earn income in multiple ways. In addition, we believe that our vertically and horizontally integrated structure should enable us to capture greater economics than a less integrated company because over time we can expect to benefit from improved duration and prepayment analysis from having our own underwriting information and standards and make more informed real-time decisions based on loan-level data captured while servicing our loans. Below is an illustration of our involvement throughout the life cycle of a reverse mortgage loan:

Portfolio Management Segment

        Our strategy in our portfolio management segment is to build a leveraged portfolio consisting primarily of Agency HMBS, non-Agency HMBS and Agency H-REMIC securities. Our comprehensive portfolio selection process uses in-house research, proprietary models, rigorous underwriting and portfolio optimization. In order to optimize our portfolio's returns, cash flows and duration, we intend to augment our newly issued Agency HMBS originated by us with a portfolio of seasoned third-party issued Agency HMBS, non-Agency HMBS and Agency H-REMIC securities. By acquiring securities that we anticipate will reach 98% of the maximum claim amount and become assignable to the FHA before the loans we originate become assignable, we seek to generate cash flows approximating our reported interest income. As of September 30, 2014, our portfolio consisted of newly issued and seasoned fixed-rate and adjustable-rate Agency HMBS and adjustable-rate non-Agency HMBS.

        The size and composition of our investment portfolio depends on a number of factors, including the availability of investment capital, overall market conditions, the availability of attractively priced investments and suitable financing. The overall market conditions that may influence our investment strategy include the interest rate environment, mortgage prepayments, market liquidity, housing prices, unemployment rates, national, regional and local economic conditions, government participation in the mortgage market, and evolving government regulations or legal settlements that impact reverse mortgage origination, servicing practices or other mortgage related activities.

Reverse Mortgage Origination, Securitization and Servicing Segment

        Through RMF, we operate our reverse mortgage origination, securitization and servicing segment. We originate loans through various channels, including retail (including direct to consumer, and our distributed retail sales force), wholesale and correspondent. We have put particular emphasis on growing our direct to consumer and distributed retail sales force, where we feel there is significant market opportunity. Aside from working directly with borrowers, our distributed retail sales force works closely with retirement home builders, financial advisors, community banks, realtors and other referral sources.

        We securitize the loans we originate into Agency HMBS and we use a third-party subservicer to service the underlying HECM loans. We originate both fixed-rate HECM loans (which are single disbursement loans, with no associated line of credit or term or tenure payouts), and adjustable-rate

HECM loans which generally have an initial disbursement to the borrower and subsequent future draws in the form of monthly term or tenure payments, or advances against a line of credit, or a combination of a term/tenure payment and a line of credit. We refer to the full committed amount of the originated loan as the principal limit of the loan, the used (or drawn against) portion, including accrued interest and ongoing MIP, as the unpaid principal balance and the difference as the undisbursed principal limit. The undisbursed principal limit will grow at the loan rate of interest plus an ongoing MIP rate over time if not used and will decrease if used (or drawn against). All advances, including the initial borrower advance at loan closing and future draws, including additions to the unpaid principal balance for servicing, will be securitized, if eligible, into Agency HMBS.

        Unlike home equity lines of credit, reverse mortgage loan borrowers, including HECM loan borrowers, have historically borrowed against the full principal limit over a period of time, with market experience supporting the assumption that borrowers will draw their remaining available funds on a consistent monthly basis and use the full remaining undisbursed principal limit within five to six years of origination. As a result, we recognize tail fair value gains in income at the time of origination of a HECM loan.

Current Market Observations

        We believe that recent regulatory reforms have created a favorable investment environment for us in the foreseeable future. Despite the tightening HUD insurance requirements, many recent changes have introduced critically important improvements focused on eliminating potential headline risks and protecting the consumer in a thoughtful manner. We believe these reforms will help push reverse mortgages into mainstream acceptance.

        In June 2012, the CFPB published its report to the U.S. Congress in which it highlighted five key findings:

  •
  Reverse mortgages are complex products and difficult for consumers to understand.

  •
  Reverse mortgage borrowers are using the loans in different ways than in the past, which increase risks to consumers.

  •
  Product features, market dynamics and industry practices also create risks for consumers.

  •
  Counseling, while designed to help consumers understand the risks associated with reverse mortgages, needs improvement in order to be able to meet these challenges.

  •
  Some risks to consumers appear to have been adequately addressed by regulation, but remain a matter for supervision and enforcement, while other risks still require regulatory attention.

        The Reverse Mortgage Stabilization Act of 2013, which was signed into law by the President on August 9, 2013, effectively gives the FHA the ability to manage the HECM loan program via mortgagee letters (rather than through the rule making process which can take up to 18 months) and allows the FHA to more easily implement structural, programmatic changes to the HECM loan program. Since the signing of the Reverse Mortgage Stabilization Act of 2013, the FHA issued various mortgagee letters implementing the following structural changes to the HECM loan program:

  •
  A consolidation of previous HECM loan products into a single HECM loan product with one principal limit table.

  •
  A lower upfront MIP for borrowers who draw 60% or less of their initial principal limit (0.5% upfront MIP, compared to 2.50% for those who take more than 60% of their initial principal limit).

  •
  A utilization restriction limiting borrowers from drawing no more than the greater of 60% of their initial principal limit or their mandatory obligations (such as an existing mortgage) plus an additional 10% of their principal limit at the time of closing and during the first year of the loan.

  •
  The creation of a single disbursement lump sum payment option, which allows borrowers to take a single lump sum disbursement (following the same utilization guidelines above), but not have access to any more funds for the life of the loan, except for certain repair or property charge set asides, if elected and established on a loan. Subsequently, the FHA, through a mortgagee letter that was published in June 2014, refined a borrower's ability to use the single disbursement lump sum payment option by requiring such option to be used on all fixed-rate HECM loans and not permitting such option to be used for any adjustable-rate HECM loans.

  •
  Addressed the rights of non-borrowing spouses, in the event the borrower passes away (and the loan is called due and payable). Qualified non-borrowing spouses are now able to remain in their homes, provided (i) the non-borrowing spouse was the spouse of a HECM loan mortgagor at the time of the loan closing and had remained the spouse of such HECM loan mortgagor for the duration of the HECM loan mortgagor's lifetime, (ii) the non-borrowing spouse had been properly disclosed to the lender at origination and specifically named as a non-borrowing spouse in the HECM loan documents, and (iii) the non-borrowing spouse had occupied, and continues to occupy, the property securing the HECM loan as the principal residence of the non-borrowing spouse. Non-borrowing spouses may defer the loan's due and payable status under the terms of the loan in cases where the named borrower passes away.

  •
  Introduced a type of underwriting called a financial assessment that will require lenders to evaluate the applicant's capacity and willingness to meet his or her loan obligations, including the requirement to pay his or her ongoing real estate tax and property insurance premium obligations. Lenders will also be required to mandate a life expectancy set-aside (i.e., "freezing" a portion of the principal limit that cannot be drawn by the borrowers based on the results of the financial assessment). Previously, reverse mortgage originators were not allowed to mandate set-asides. The FHA published the final financial assessment guidance in November 2014 with an effective date of March 2015.

        Since the passage of the Reverse Mortgage Stabilization Act of 2013, HUD has implemented policy changes to the HECM loan program that address most of the key findings in the June 2012 CFPB report to the U.S. Congress.

        These recent FHA program changes have impacted the reverse mortgage origination market. Program changes, introduced in the fourth quarter of 2013, contributed to a 14.1% drop in the number of HECM loans insured by the FHA from September 2013 to September 2014. In addition, program changes lowered principal limits and average initial draws. However, based on our experience, partially offsetting the decline in HECM loan volume has been continued strength in secondary marketing execution for Ginnie Mae issuers, as demand for Agency HMBS remains strong. Further, the announced changes, that are expected to be implemented in March 2015, on financial assessment will likely narrow the scope of prospects who qualify for a HECM loan. However, financial assessment may reduce the incidence of tax and insurance defaults, thus reducing the risk to Ginnie Mae issuers and the overall MMI Fund. We believe that these recent FHA program changes will help secure the sustainability of the HECM loan program by ensuring the fiscal safety and soundness of the HECM loan program while simultaneously making it more consumer friendly, which should translate into broader market acceptance of this product. However, we cannot fully predict the outcome of current and possible new changes to the HECM loan program. See "Risk Factors—Risks Related to our Business—There may be material changes to the laws, regulations, rules or practices of or applicable to the FHA, HUD, Ginnie Mae or Fannie Mae which could materially adversely affect the reverse mortgage industry as a whole."

Factors Impacting Our Operating Results

        Our operations are affected by a number of factors, and primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, Agency HMBS, Agency H-REMIC securities, non-Agency HMBS, HECM loans and other reverse mortgage assets in the marketplace, as well as home price appreciation and prepayment rates. Our net interest income includes the accrued and actual interest payments we receive on our assets in our portfolio and is also impacted by the amortization of purchase premiums and accretion of purchase discounts, which in turn are impacted by various factors such as prepayment speeds, estimated future cash flows and credit quality of our assets. We summarize below the most relevant factors that may impact our operating results.

Changes in Market Values and Spreads

        In the aftermath of the recent global financial crisis, the U.S. Federal Reserve has lowered the target range for the Federal Funds Rate to 0% to 0.25% which has kept financing for Agency MBS and Agency HMBS at historically low levels. The spread between the yield on our assets and our funding costs affects the performance of our investment portfolio business. Wider spreads imply lower asset prices, absent a change in interest rates on funding, which implies a negative impact on the value of our securities, our stated book value, and our reported earnings. However, wider spreads also imply greater income on new asset purchases and better operating results going forward. In an environment in which spreads are widening and asset prices falling, we expect our financing counterparties will demand that we demonstrate that we have sufficient equity capital pursuant to fund our obligations. This may require us to reduce leverage by selling assets, although we expect to hold sufficient cash to mitigate potential forced selling. In a widening spread environment, our counterparties may also change the terms at which they provide us financing, which could adversely impact our operating results. Conversely, tighter spreads imply lower income on new asset purchases but may have a positive impact on stated book value of our existing assets and may have a positive effect on our repurchase financing activities.

        With respect to our reverse mortgage origination, securitization and servicing business, wider spreads and commensurate lower market prices may have the effect of decreasing operating earnings as we realize a lower gain on securitization of originated loans. We may seek to mitigate any decreases in gain on securitization in the same manner as described above in "—Changes in Market Interest Rates." In addition, this may result in a decrease in the value of loans we have originated and currently hold but have not yet securitized. Conversely, tighter spreads may have a positive effect on the operating earnings of our reverse mortgage origination, securitization and servicing business.

Changes to Government Regulations

        Currently, virtually all new originated reverse mortgage loans are FHA-insured HECM loans and are securitized into Agency HMBS. Accordingly, the reverse mortgage industry is largely dependent upon the FHA, HUD and Ginnie Mae. There can be no guarantee that any or all of these entities will continue to participate in the reverse mortgage industry or that they will not make material changes to the laws, regulations, rules or practices of or applicable to the reverse mortgage industry.

Changes in Market Acceptance

        Any changes in government regulations described above could also affect the size of the overall reverse mortgage origination market. For example, the size of the reverse mortgage origination market has decreased since 2007 largely due to HUD introducing new rules to support the long-term viability of the FHA insured product and the rapid decline of home property values following the onset of the financial crisis in 2007. However, we believe the recent changes implemented by HUD and FHA have been well received and, together with recent home price stability or appreciation in many markets, will lead to the product gaining a broader acceptance in the marketplace. However, there is no assurance that these changes will generate broader acceptance in the market or that additional changes (such as financial assessment, increase in interest rates or a fall in home values) will not possibly further decrease the overall market size.

Changes in Market Interest Rates

        Changes in market interest rates affects both our portfolio management business and our reverse mortgage origination, securitization and servicing business.

        For our portfolio management business, increases in interest rates, in general, may over time cause: (1) the coupons on our adjustable-rate Agency HMBS, non-Agency HMBS and HECM loans to reset monthly to higher interest rates; (2) the interest expense associated with our borrowings to increase; (3) the value of our fixed-rate assets to decrease, the value of our adjustable-rate assets purchased at a premium to par value to decrease and the value of our adjustable-rate assets purchased at a discount to par value to increase; (4) the accrual rate (interest rate plus MIP) on the HECM loans underlying our adjustable-rate Agency HMBS and non-Agency HMBS to increase, causing these loans to reach 98% of the maximum claim amount and the securities to return cash flow quicker than anticipated; and (5) to the extent we enter into interest rate swap agreements or other derivative instruments as part of our hedging strategy, the value of these agreements or instruments to increase. Conversely, decreases in interest rates, in general, may over time have the opposite effect.

        For our reverse mortgage origination, securitization and servicing business, increases in interest rates may over time cause: (1) absent an increase in home prices, a decrease in the principal limits available to potential borrowers, which could have the result of decreasing origination volumes; and (2) a decrease in the price that the primary issuance market would pay for a given Agency HMBS securitization and a resulting decrease in gain on securitization earned. We may seek to mitigate any decreases in gain on securitization through increased origination fees or higher interest rates charged to borrowers. Any negative effect caused by increases in interest rates may be mitigated by increases in home prices. Conversely, decreases in interest rates, in general, may over time have the opposite effect. The potential effect on our operating results of changes in home prices is discussed below in "—Changes in Home Price."

Changes in Home Prices

        Changes in home prices affect the operating results of both our portfolio management business and our reverse mortgage origination, securitization and servicing business. We believe that the effect of home price changes, in general, has opposite effects on the operations of our portfolio management business versus our reverse mortgage origination, securitization and servicing business and that this provides an overall business hedge and advantage to us.

        For our portfolio management business, an increase in home prices, to the extent it is significantly higher than the accrual rate on a borrower's loan, generally increases refinance risk, due to, but not limited to, the following factors: (1) borrowers seeking to monetize their increased home equity by paying off their existing loan and taking out a new loan (whether a forward or reverse mortgage loan); (2) increased borrower mobility as a result of increased home equity; and (3) increased credit availability leading to competition from other home equity mortgage products. This increased refinance risk could cause prepayment rates on our securities to increase, which would generally cause the value of securities purchased at a premium to par value to decrease and the value of securities purchased at a discount to par value to increase. Conversely, a decrease in home prices (or a more modest increase than that described above), absent any other factors, would lead to a decline in refinance risk. We do not anticipate refinance risk being a significant risk.

        For our reverse mortgage origination, securitization and servicing business, an increase in home prices could result in an increase in prepayments by reverse mortgage borrowers seeking higher principal limits, an increase in loan originations due to those borrowers seeking to monetize their increased home equity, an increase in initial draws for adjustable-rate loans and an increase in operating earnings. An increase in prepayments would reduce the fair value of anticipated servicing and future income associated with tails, which would result in a decline in our earnings. This potential reduction in fair value could be eliminated if we were to refinance the loan. However, there can be no assurance that we will be able to do this. Alternatively, a decrease in home prices could have the opposite effect. Such changes have the potential to offset any changes in operating results in our portfolio management business.

Borrower Drawdown Patterns

        Increases in drawdowns above our expectations will increase the fair value while a slowdown in borrower drawdowns will likely reduce the fair value.

Prepayment Rates

        Changes in prepayment rates affect the operating results of our portfolio management business and the fair values we have recorded in our reverse mortgage origination, securitization and servicing business.

        For our portfolio management business, the value of our assets is affected by prepayment rates on mortgage loans. When we acquire Agency HMBS, non-Agency HMBS and HECM loans, we anticipate that these assets will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their HECM loans faster than expected, the corresponding prepayments on the Agency HMBS and non-Agency HMBS may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their HECM loans faster than expected, the increase in corresponding prepayments on the Agency HMBS and non-Agency HMBS may increase the expected yield on such securities because we will be able to accrete the related discount quicker than originally anticipated. Prepayment rates may be affected by a number of factors including, but not limited to, current home prices and/or the owner's equity in the home, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, changes in the FHA HECM loan program, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors, none of which can be predicted with any certainty.

        We believe the most significant factor that affects prepayment rates is changes in home prices. Generally, we believe that changes in prepayment rates and the subsequent effect on the operating results on our portfolio management business are commensurate with, and partially offset by, changes in the operating results on our reverse mortgage origination, securitization and servicing business, as described above in "—Changes in Home Prices."

        In addition to the factors above, our operating results may be further affected by the mix and type of products originated, rising hedging costs, variable loan production costs, general and administrative costs, our ability to obtain financing on favorable terms, and changes in fair value associated with credit losses, net servicing revenue or gains or discounts on undrawn borrower principal limits that vary from our initial estimates.

Results of Operations

        For the three months ended September 30, 2014, we originated $132.8 million of HECM loans (having a principal limit of $202.8 million). Additionally, as of September 30, 2014, we had a total portfolio of reverse mortgage investments of $785 million, stated at fair value.

        We were formed on October 29, 2013. We did not earn significant revenue from inception through December 31, 2013; accordingly, we do not consider the results of operations from inception through December 31, 2013 to be meaningful.

        For the period from October 29, 2013 through December 31, 2013, we held no investment portfolio. We incurred operating expenses of approximately $15,000, primarily related to organizational activities and expenses related to our February 2014 private offering. During the period from February 13, 2014 through

September 30, 2014, we invested approximately $758 million in our target assets. At September 30, 2014, we had $670 million of borrowings under our repurchase agreements and warehouse facilities.

        During the fourth quarter of 2013, RMF commenced its mortgage origination business, and continued to build its infrastructure and hire staff to support its business, as well as secure the necessary mortgage origination licenses. RMF reported a net loss for the year ended December 31, 2013 of approximately $4.4 million as compared to a net loss of approximately $0.2 million for the period from July 25, 2012 (RMF's date of inception) through December 31, 2012.

        At July 11, 2014 (the date of our acquisition of RMF), RMF had approximately $57.7 million in HECM loans held for investment, stated at fair value, and had issued and transferred to us Agency HMBS of $76.5 million, stated at fair value. RMF reported a net loss for the period from January 1, 2014 through June 30, 2014 of $5.3 million and a net loss for the period from July 1, 2014 through July 10, 2014 of $0.4 million and, at the time of its acquisition by us on July 11, 2014, had $19.3 million in net assets, including software and other intangibles of $13.3 million.

        Our consolidated net income for the three and nine months ended September 30, 2014 was $11.6 million and $13.8 million, respectively.

Net Interest Income

        We earn a spread between the securities and HECM loans we hold in our portfolio and the financing associated with such securities and loans. The spread we earn depends on the interest we accrue and receive on our securities and HECM loans, less premium amortization or added discount accretion associated with these securities and loans and the costs of their financing. The overall net interest income is a function of portfolio yields, financing costs, leverage and the amount of cash or short-term investments we retain to cover unanticipated market changes or to take advantage of short-term opportunities.

        For the three and nine months ended September 30, 2014, we recorded $2.5 million and $4.2 million in net interest income, respectively, which was primarily comprised of $4.5 million and $7.8 million of interest income on our portfolio, respectively, and $2.0 million and $3.6 million of interest expense on our repurchase agreements, warehouse borrowings and borrowed U.S. Treasury notes, respectively. The following table summarizes our net interest income for the three and nine months ended September 30, 2014.

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Interest income
Agency HMBS	$1,035,534	$2,840,501
Non-Agency HMBS	1,998,024	3,208,941
Loans held for investment	564,739	564,739
Loans held for investment in Agency HMBS	905,099	905,099
Note and line of credit receivable	44,192	264,873

Total interest income	$4,547,588	$7,784,153
Interest expense
Repurchase agreements	$1,160,258	$1,716,490
Secured warehouse borrowings	489,500	489,500
U.S. Treasury notes sold, not yet purchased	367,820	1,379,507

Total interest expense	$2,017,578	$3,585,497

Net interest income	$2,530,010	$4,198,656

Interest Income.    We earn interest income on our portfolio. At September 30, 2014, our portfolio consisted of (a) Agency HMBS, (b) non-Agency HMBS, (c) HECM loans held for investment not yet securitized into Agency HMBS and (d) HECM loans held for investment in Agency HMBS (which represent HECM loans originated by us and securitized into Agency HMBS). Prior to our acquisition of RMF, we also recognized interest income on the intercompany note payable (for more information, see note 1 to the unaudited consolidated financial statements) and the line of credit between us and RMF. For the three and nine months ended September 30, 2014, we recognized interest income of $4.5 million and $7.8 million, respectively.

        The following table summarizes our interest income and net discount accretion as a percentage of our total interest income for the three and nine months ended September 30, 2014:

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	$	Yield	$	Yield
Interest income on Agency HMBS, Non-Agency HMBS, loans held for investment and loans held for investment in Agency HMBS	$4,159,511	2.82%	$7,300,659	2.77%
Net discount accretion on Agency HMBS, non-Agency HMBS, loans held for investment and loans held for investment in Agency HMBS	343,885	0.55%	218,621	0.25%

Total interest income on Agency HMBS, non-Agency HMBS, loans held for investment and loans held for investment in Agency HMBS	4,503,396	3.37%	7,519,280	3.02%
Interest on note payable and line of credit receivable	44,192	10.00%	264,873	10.00%

Total Interest Income	$4,547,588	3.64%	$7,784,153	3.28%

Interest Expense.    For the three and nine months ended September 30, 2014, we recognized $2.0 million and $3.6 million of interest expense, respectively. Interest expense was comprised of interest on our repurchase agreements, warehouse borrowings and borrowed U.S. Treasury notes, as follows:

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	$	Weighted Average Cost of Funds	$	Weighted Average Cost of Funds
Repurchase agreements	$1,160,258	1.01%	$1,716,490	0.88%
Secured warehouse borrowings	489,500	2.95%	489,500	2.95%
U.S. Treasury notes sold, not yet purchased	367,820	1.52%	1,379,507	1.55%

Total interest expense	$2,017,578	1.57%	$3,585,497	1.42%

        Prior to gaining access to the interest rate swap market, we used U.S. Treasury notes as an economic hedge on our fixed-rate portfolio. These investment shorts were unwound throughout the three months ended September 30, 2014, and the interest cost of these transactions was reflected as interest expense in our consolidated statements of operations for the three and nine months ended September 30, 2014.

        We hedge our interest rate exposure on our fixed-rate portfolio using interest rate swaps, paying fixed and receiving LIBOR. The interest rate swaps are not designated as hedges for GAAP. Any changes in the value of the interest rate swaps are recorded in "Other gains/(losses)" in our consolidated statements of operations. The following table represents our interest expense for the three and nine months ended September 30, 2014 as adjusted for periodic interest costs of interest rate swaps:

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	$	Weighted Average Cost of Funds	$	Weighted Average Cost of Funds
Total interest expense	$2,017,578	1.57%	$3,585,497	1.42%
Costs of interest rate swaps(1)	584,257	1.06%	584,257	1.06%

Adjusted net interest expense and cost of funds	$2,601,835	1.88%	$4,169,754	1.59%

(1)
Included in "Gain on derivative financial instruments" in our consolidated statements of operations.

        The Agency HMBS market spreads generally decreased over the first three quarters of 2014. For example, according to data compiled by Brean Capital, at the end of the fourth quarter of 2013, the market spread, defined as the yield minus the interpolated swap rate at the security's weighted average life, on newly-issued fixed-rate Agency HMBS stood at 99 basis points. At the end of the third quarter of 2014, the market spread was 67 basis points. We believe that the trend in market spreads is reflective of a variety of causes. Notably, in the first three quarters of 2014, supply in the Agency HMBS market was low compared to the first three quarters of 2013, due in part to changes to the HECM loan program instituted at the end of 2013, while investor demand for Agency HMBS was broadly unchanged.

Other Income.    When we originate a HECM loan, we may receive a loan origination fee, which we record in "Other income." We reported $0.2 million in origination fees for the three and nine months ended September 30, 2014.

Other Gains or Losses.    The following table summarizes our other gains/losses as of the three and nine months ended September 30, 2014:

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Unrealized loss on Agency HMBS	$(1,847,960)	$(28,708)
Unrealized gain on non-Agency HMBS	9,483,604	10,891,708
Unrealized gain on loans held for investment	7,291,043	7,291,043
Gain on derivative financial instruments	1,247,215	1,247,215
Unrealized gain on U.S. Treasury notes sold, not yet purchased	313,465	—
Realized gain on U.S. Treasury notes sold, not yet purchased	341,416	295,353

Total other gains	$16,828,783	$19,696,611

        Unrealized loss on Agency HMBS.    For the three and nine months ended September 30, 2014, we recorded unrealized loss on Agency HMBS of $1.8 million and $28,708, respectively, primarily related to decreases in the market value of our third-party issued Agency HMBS.

        Unrealized gain on non-Agency HMBS.    For the three and nine months ended September 30, 2014, we recorded an unrealized gain on the MECA transaction of $9.5 million and $10.9 million, respectively. See "—Mortgage Equity Conversion Trust" below.

        Unrealized gain on loans held for investment.    We record changes in the fair value of loans held for investment, including internally issued Agency HMBS, and the tail fair value in "Unrealized gain on loans held for investment." For the three and nine months ended September 30, 2014, we recorded unrealized gain on loans held for investment of $7.3 million and $7.3 million, respectively. Included in "Unrealized gain on loans held for investment" was $6.9 million unrealized gain for the three and nine months ended September 30, 2014, attributable to an increase in the fair value of HECM loans held for investment in Agency HMBS. The balance of the unrealized gain of $0.4 million represents the market value gain on the Agency HMBS into which the HECM loans were securitized.

        For the three and nine months ended September 30, 2014, we also recognized the fair value of interest rate lock commitments of approximately $0.6 million in "Unrealized gains on loans held for investments" in our consolidated statements of operations. We recognize the fair value of these commitments when issued, which is generally before we originate the related HECM loans. The fair value is based on our estimated gain or loss on sale of HECM loans funded under the commitment, adjusted for the probability of the HECM loan being originated. See "Business—Risk Management—Risks Related to Our Reverse Mortgage Origination, Securitization and Servicing Business—Fallout Risk."

        The below table summarizes unrealized gain on loans held for investment. See note 6 to the unaudited consolidated financial statements for additional detail regarding the assumptions underlying fair value measurements.

Three and Nine Months Ended September 30, 2014
Funded fair value(1)	$13,356,439
Premiums paid to brokers and closed loan sellers, and lender credits	(12,838,700)
Tail fair value	6,020,510
Fair value changes on interest rate locks	633,404
Mark-to-market adjustment to fair value of HECM loans in Agency HMBS	434,203
Other	(314,813)

Unrealized gain on loans held for investment	$7,291,043

Production volume (unpaid principal balance)	$132,828,153

Production volume (principal limit)	$211,348,027

Fair value recognized on loans originated:
% of unpaid principal balances	5.49%
% of principal limit balances	3.45%

(1)
Funded fair value represents the excess of the initial Agency HMBS market value over the unpaid principal balance of HECM loans originated at the time of securitization.

        Gain on derivative financial instruments.    For the three and nine months ended September 30, 2014, we recognized gain on derivative financial instruments of $1.2 million and $1.2 million, respectively. The "Gain on derivative financial instruments" represents the net periodic interest expense of interest rate swaps and related market value changes.

        Unrealized gain on U.S. Treasury notes sold, not yet purchased.    For the three and nine months ended September 30, 2014, we recorded unrealized gain on U.S. Treasury notes sold, not yet purchased, of $313,465 and $0, respectively.

        Realized gain on U.S. Treasury notes sold, not yet purchased.    For the three and nine months ended September 30, 2014, we recorded realized gain on U.S. Treasury notes sold, not yet purchased, of $341,416 and $295,353, respectively, primarily related to the termination of the U.S. Treasury notes sold, not yet purchased, during the respective periods.

Operating Expenses

        We incurred and recognized $8.0 million and $10.3 million of operating expenses for the three and nine months ended September 30, 2014, respectively, as detailed below:

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Compensation	$3,991,016	$5,156,016
Professional fees	732,315	1,393,549
Marketing and promotion	1,383,385	1,383,385
Servicing	74,000	74,000
Other expenses	1,777,413	2,268,091

Total operating expenses	$7,958,129	$10,275,041

        Compensation.    For the three and nine months ended September 30, 2014, we incurred compensation expense of $3.9 million and $5.2 million respectively. Compensation expense includes $0.6 million and $1.4 million of equity based, long-term incentive compensation for the three and nine months ended September 30, 2014, respectively.

        Professional fees.    For the three and nine months ended September 30, 2014, we incurred professional fees of $0.7 million and $1.4 million, respectively, primarily related to accounting fees, portfolio administration fees and legal fees.

        Marketing and promotion.    For the three and nine months ended September 30, 2014, we incurred marketing and promotion expenses of $1.4 million and $1.4 million, respectively. Included in marketing and promotion expenses are advertising costs and television production costs, which are capitalized initially in prepaid expenses and other assets in the balance sheet and amortized over the period during which the loans are originated or rate-locked.

        Servicing.    For the three and nine months ended September 30, 2014, we incurred servicing expenses of $74,000 and $74,000, respectively, primarily related to fees paid to our subservicer to service our reverse mortgage loan portfolio under the subservicing agreement. See "—Contractual Obligations—Subservicing Agreement."

        Other expenses.    For the three and nine months ended September 30, 2014, we incurred other expenses of $1.8 million and $2.3 million, respectively.

Segment Results

        We operate in two business segments: portfolio management and reverse mortgage origination, securitization and servicing.

        The following tables present financial information by segment for the three and nine months ended September 30, 2014:

	Three Months Ended September 30, 2014(1)
	Portfolio Management	Reverse Mortgage Origination, Securitization and Servicing	Intercompany Eliminations	Total
Interest income	$4,397,937	$1,469,838	$(1,320,187)	$4,547,588
Interest expense	(1,528,078)	(1,809,687)	1,320,187	(2,017,578)

Net interest income	2,869,859	(339,849)	—	2,530,010
Unrealized loss on Agency HMBS	(1,413,758)	—	(434,202)	(1,847,960)
Unrealized gain on non-Agency HMBS	9,483,604	—		9,483,604
Unrealized gain on loans held for investment	—	6,856,841	434,202	7,291,043
Gain on derivative financial instruments	1,247,215	—		1,247,215
Unrealized gain on U.S. Treasury notes sold, not yet purchased	313,465	—		313,465
Realized gain on U.S. Treasury notes sold, not yet purchased	341,416	—		341,416
Origination fees	—	200,276		200,276
Operating expense	(1,133,092)	(6,825,037)		(7,958,129)

Segment Contribution/Net Income	$11,708,709	$(107,769)	$—	$11,600,940

	Nine Months Ended September 30, 2014(1)
	Portfolio Management	Reverse Mortgage Origination, Securitization and Servicing	Intercompany Eliminations	Total
Interest income	$7,634,502	$1,469,838	$(1,320,187)	$7,784,153
Interest expense	(3,095,997)	(1,809,687)	1,320,187	(3,585,497)

Net interest income	4,538,505	(339,849)		4,198,656
Unrealized loss on Agency HMBS	405,494	—	(434,202)	(28,708)
Unrealized gain on non-Agency HMBS	10,891,708	—		10,891,708
Unrealized gain on loans held for investment	—	6,856,841	434,202	7,291,043
Gain on derivative financial instruments	1,247,215	—		1,247,215
Realized gain on U.S. Treasury notes sold, not yet purchased	295,353	—		295,353
Origination fees	—	200,276		200,276
Operating expense	(3,450,004)	(6,825,037)		(10,275,041)

Segment Contribution/Net Income	$13,928,271	$(107,769)	$—	$13,820,502

(1)
Includes RMF's financial information from July 11, 2014 (date of acquisition) through September 30, 2014.

Financial Condition—Investment Portfolio

        As of September 30, 2014, our investment portfolio consisted of the following:

				Gross Unrealized(2)			Weighted Average
	Current Notional Balance	Premium / (Discount)	Amortized Cost(1)			Fair Value
				Gains	Losses		Coupon	Yield(3)
Agency HMBS
Fixed interest rate	$246,945,798	$21,461,064	$268,406,862	$884,799	$(1,226,970)	$268,064,691	4.61%	2.12%
Non-Agency HMBS
Variable interest rate(4)	257,875,946	(27,666,104)	230,209,842	11,377,784	(172,613)	241,415,013	0.57	4.09
Loans Held for Investment in Agency HMBS, at Fair Value
Fixed interest rate	68,722,563	8,060,768	76,783,331	1,376,772	(169,458)	77,990,645	4.64	3.10
Variable interest rate	97,340,554	10,903,102	108,243,656	4,067,629	(38,496)	112,272,789	2.15	1.12

	166,063,117	18,963,870	185,026,987	5,444,401	(207,954)	190,263,434	3.25	1.99

Total HMBS	670,884,861	12,758,830	683,643,691	17,706,984	(1,607,537)	699,743,138	2.89	2.74
Loans Held for Investment, at Fair Value(5)	75,252,118	—	75,252,118	9,975,038	—	85,227,156	3.45	3.45

Total Portfolio(5)	$746,136,979	$12,758,830	$758,895,809	$27,682,022	$(1,607,537)	$784,970,294	2.78%	2.81%

(1)
Reflects amortized cost as of the date of the merger with RMF.
(2)
We have elected the fair value option pursuant to ASC 825 for our Agency HMBS and non-Agency HMBS.
(3)
Unleveraged yield.
(4)
Includes an interest-only non-Agency HMBS with a notional balance of $194.5 million.
(5)
Represents HECM loans we originated but had not yet securitized into Agency HMBS as of September 30, 2014.

        At September 30, 2014, the stated contractual maturities of our Agency HMBS, non-Agency HMBS and HECM loans held in Agency HMBS ranged from approximately 27 to 50 years, with a weighted average contractual maturity of approximately 34 years.

        The actual maturities of our Agency HMBS, non-Agency HMBS and HECM loans held in Agency HMBS are generally significantly shorter than their stated contractual maturities primarily as a result of prepayments of principal of the underlying HECM loan, or the assignment of the HECM loan to the FHA, when the loan balances reaches 98% of the maximum claim amount. The weighted average expected maturity of our Agency HMBS, non-Agency HMBS and HECM loans held in Agency HMBS was 5.85 years as of September 30, 2014. We amortize or accrete premiums and discounts associated with purchases of our Agency HMBS, non-Agency HMBS and HECM loans held in Agency HMBS into interest income over the estimated life of our securities and HECM loans based on actual and projected prepayments, using the effective yield method. Because the weighted average cost basis of our Agency HMBS portfolio was 104.8% of par value as of September 30, 2014, slower actual and projected prepayments can have a meaningful positive impact on our asset yields, while faster actual or projected prepayments can have a meaningful negative impact on our asset yields.

        Our Agency HMBS, non-Agency HMBS and HECM loans in Agency HMBS are sometimes collateralized by adjustable-rate mortgage loans which have coupons linked to various indices. As of September 30, 2014, our adjustable-rate securities had a weighted average next reset date of one month.

        In addition, we had "Loans held for investment, at fair value" of $85.2 million as of September 30, 2014, which was comprised of HECM loans originated by RMF which are in the process of securitization into Agency HMBS. There were no "Loans held for investment, at fair value" at December 31, 2013. These HECM loans are generally warehoused for 30 to 45 days until placed into Agency HMBS. The weighted average interest rate on these loans was 3.37% as of September 30, 2014.

        The following table provides information regarding the HECM loans we originated during the three months ended September 30, 2014:

	Fixed-Rate HECM Loans	Adjustable-Rate HECM Loans
Average Maximum Claim Amount	$293,241	$301,004
Average Principal Limit	$166,538	$177,292
Average Unpaid Principal Balance	$158,467	$101,044
Average Borrower Age at Origination	70	73
Weighted Average Interest Rates	5.01%	2.51%

        A summary of the HECM loans we have originated and securitized into Agency HMBS as of September 30, 2014 is as follows:

	Fixed-Rate Agency HMBS	Adjustable-Rate Agency HMBS
Summary Metrics
Average Loan Balance	$153,999	$94,603
Loan Balance to Maximum Claim Amount	52%	41%
Average Borrower Age at Issuance	71.4	73.9
Undrawn Commitments ($ Millions)	$10.22	$95.91
Percentage of Loans in Default	0.59%	0.18%
Weighted Average Life (Years)	7.497	7.152
1 Month CPR	0.13%	0.90%
3 Month CPR	0.07%	4.24%
6 Month CPR	0.00%	7.54%
Payment Plan Types (% of Unpaid Principal Balance)
Line of Credit	95.62%	94.08%
Modified Term	0.49%	1.58%
Modified Tenure	1.73%	1.73%
Tenure	0.90%	2.15%
Term	1.26%	0.46%

	100%	100.0%

States ($ Millions in Unpaid Principal Balance)
CA	$35	$42
FL	8	11
VA	6	6
NY	6	9
NJ	4	6
NC	3	4
CO	3	—
DC	3	—
TX	3	—
MD	2	4
Other	20	45

Total:	$93	$127

        In addition, we acquire third-party issued Agency HMBS and non-Agency HMBS in the secondary market. A summary of the HECM loans collateralizing our securities portfolio, including the HECM loans we have originated and securitized into Agency HMBS, as of September 30, 2014 is as follows:

	Fixed-Rate Agency HMBS	Variable-Rate Agency HMBS	Variable Non-Agency HMBS
Summary Metrics
Average Loan Balance	$203,762	$94,603	$127,991
Loan Balance to Maximum Claim Amount	70%	41%	81%
Average Borrower Age at Issuance	71.2	73.9	72.9
Percentage of Loans in Default	10.49%	0.18%	28.72%
Weighted Average Life (Years)	4.879	7.152	4.677
1 Month CPR	4.73%	0.90%	6.07%
3 Month CPR	8.42%	4.24%	8.67%
6 Month CPR	6.63%	7.54%	7.38%
Payment Plan Types (% of Unpaid Principal Balance)
Line of Credit	98.75%	94.08%	85.79%
Modified Tenure	0.01%	1.73%	6.71%
Modified Term	0.13%	1.58%	3.90%
Tenure	0.76%	2.15%	2.97%
Term	0.35%	0.46%	0.63%

	100.00%	100.00%	100.00%

States ($ Millions in Unpaid Principal Balance)
CA	$81	$42	$105
NY	37	9
TX	25	—	—
FL	24	11	45
VA	14	6
NJ	12	6	8
PR	12	—	—
WA	9	4	7
MD	8	4	6
PA	8	—	6
Other	109	46	67

	$339	$128	$244

Loans held for investment in Agency HMBS

        Through our origination and securitization of HECM loans, we create fair value gain comprised of: (1) funded fair value gain, which is the gain associated with the securitization through the Ginnie Mae HMBS program of a HECM loan based on its unpaid principal balance at the time of securitization (which we refer to as funded fair value); and (2) tail fair value gain, which is the gain based on the discounted net present value of all anticipated cash flows associated with future tail securitizations, including future net Ginnie Mae required servicing fees, the estimated gain or loss on the securitization of tails, and the cash outflows associated with credit losses or operational costs that may arise from certain shortfalls on FHA loss claims or potential losses on disposition of REO retained by us after a claim is settled with the FHA (which we refer to collectively as tail fair value). Funded fair value gain is realized generally within 30 to 45 days after we originate the loan, and tail fair value gain is recognized at origination and adjusted over time depending on borrower behavior, the product, the cost to service and generally the state of the housing market in the future. The greater the amount of the undisbursed principal limit (i.e., the difference between the unpaid principal balance and the current principal limit), which is the amount the borrower may draw against in the future, the greater the tail fair value will be as a percentage of the current unpaid principal balance of the loan.

        Because it is the principal limit of the loans that predominantly drives the tail fair value, it is useful to compare the fair value on our balance sheet to the principal limit of the loan originated. The principal limit balances of our HECM loan portfolio (held in both Agency HMBS form and currently in the warehouse awaiting securitization into Agency HMBS) is summarized as follows:

	Principal Limit
	Total	ARM	Fixed	ARM %	Fixed %
Balance at July 11, 2014 (date of acquisition of RMF)	$158,034,636	$83,758,357	$74,276,279	53%	47%
Changes and additions for the period from July 11, 2014 to September 30, 2014	213,900,765	180,095,127	33,805,638	84%	16%

Balance at September 30, 2014	$371,935,401	$263,853,484	$108,081,917	71%	29%

        The components of fair value included in "Loans held for investment, at fair value" are as follows:

	Fair Value
	Tail	Funded	Rate Locks	Total
Balance at July 11, 2014 (date of acquisition of RMF)	$3,108,812	$3,563,997	$322,495	$6,995,304
Changes and additions for the period from July 11, 2014 to September 30, 2014	6,240,509	3,487,308	433,405	10,161,222

Balance at September 30, 2014	$9,349,321	$7,051,305	$755,900	$17,156,526

        The unpaid principal balance, principal limit and tail fair value in our loans held for investment as of September 30, 2014, as a percentage of current principal limit of loans originated, can be summarized as follows:

			As a % of Principal Limit
Summary	Unpaid Principal Balance	Principal Limit	Future Draws(1)	Servicing(2)	Loss Reserves(3)	Total Tail Fair Value
Balance at July 11, 2014 (date of acquisition of RMF)	$105,728,302	$158,034,636	1.40%	0.78%	–0.21%	1.97%
Changes and additions for the period from July 11, 2014 to September 30, 2014	136,838,419	213,900,765	2.32%	0.81%	–0.21%	2.92%

Balance at September 30, 2014	$242,566,721	$371,935,401	1.93%	0.80%	–0.21%	2.51%

(1)
Future draws represent the fair value of net premiums or discounts on future securitizations of borrower draws.

(2)
Servicing is the net of cost cash flow relating to the minimum Agency HMBS servicing rate, over the life of the loan. Since we consider the issuance of Agency HMBS as a financing transaction, this income when received is accounted for as interest income.

(3)
Losses as a percentage of original principal limit approximates 0.5%.

Derivative Financial Instruments

        To help mitigate exposure to higher short-term interest rates, we use currently-paying and forward-starting, three-month LIBOR-indexed, pay-fixed, receive-variable, interest rate swap agreements and three-month LIBOR for one-month LIBOR interest rate basis swap agreements. These swap agreements establish an economic fixed rate on related borrowings because the adjustable-rate payments received on the interest rate swap agreements largely offset interest accruing on the related borrowings, leaving the fixed-rate payments to be paid on the interest rate swap agreements as our effective borrowing rate, subject to certain adjustments, including changes in spreads between adjustable rates on the interest rate swap agreements and actual borrowing rates.

        We have entered into $561 million of notional amount of swaps, with a fair value of $2.0 million as of September 30, 2014. We have recognized $1.25 million of fair value gain in "Gain on derivative financial instruments" for the three and nine months ended September 30, 2014. The weighted average pay and receive interest rates was 1.27% and 0.207%, respectively.

Liquidity, Capital and Cash Flow

        Liquidity is a measure of our ability to meet potential cash requirements, including to invest in and maintain assets, pay dividends, repay principal and interest on borrowings, fund operations and meet other general business needs. Our liquidity position is closely monitored and we believe we have sufficient current liquidity and access to additional liquidity to meet financial obligations for at least the next 12 months. Our primary sources of liquidity are the cash raised in our February 2014 private offering, cash raised in this offering, borrowings under our various financing arrangements, including repurchase agreements and warehouse facilities, securitizations, future issuances of common and preferred equity and debt securities and regular prepayments and assignments to the FHA on HECM loans underlying our Agency HMBS and non-Agency HMBS investment portfolio. We currently do not have any committed borrowing capacity. See "—Financing Arrangements" below.

        To qualify as a REIT, we must distribute annually at least 90% of our taxable income. To the extent that we annually distribute all of our taxable income in a timely manner, we will generally not be subject to federal and state income taxes. These distribution requirements limit our ability to retain earnings. We currently do not anticipate any taxable REIT income for 2014.

Leverage Policy

        Although we currently do not have a targeted debt-to-equity ratio for our assets, we expect to deploy over time, assuming current market conditions continue, on a debt-to-equity basis, four to eight times leverage on Agency HMBS, non-Agency HMBS and Agency H-REMIC securities, depending on our asset composition. Our leverage as of September 30, 2014 was 2.74x.

February 2014 Private Offering

        On February 13, 2014, we completed the February 2014 private offering in which we issued and sold 15,333,334 shares of our common stock at an offering price of $15.00 per share and raised net proceeds of approximately $211 million.

Financing Arrangements

Repurchase Agreements

        We finance the acquisition of Agency HMBS and non-Agency HMBS primarily with short-term borrowings through master repurchase agreements. As of September 30, 2014, we had entered into repurchase agreements with seven counterparties. Amounts available to be borrowed under our repurchase agreements are contingent upon lender collateral requirements and each lender's determination of the fair or market value of the securities pledged as collateral, which will fluctuate with changes in interest rates, credit quality and liquidity conditions within the investment banking, mortgage finance and real estate industries. In addition, our counterparties apply a "haircut" or margin to our collateral, which means our pledged collateral is valued slightly less than market value. This haircut or margin reflects the underlying risk of the specific collateral and protects the counterparty against a change in collateral value, but also subjects us to counterparty risk and limits the amount we can borrow against our investment securities. Haircuts are determined on an individual transaction basis. During the nine months ended September 30, 2014, our weighted average haircut was approximately 11.3% of the value of our collateral. In the event of a decline in the value of our investments collateralizing the repurchase agreements, we may be subject to a margin call. The value of this collateral may decline for a number of reasons, including prepayments on the underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. To cover a margin call, we may pledge additional investments or cash. At maturity, cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of our investments suddenly decrease, significant margin calls on our repurchase agreements could result, causing a material adverse change in our liquidity position. We must provide additional securities or cash on the same business day that a margin call is made if the lender provides us notice prior to the margin notice deadline on such day. Our borrowings under our repurchase agreements, as of September 30, 2014, are summarized in the following table:

	Agency HMBS(1)		Non-Agency HMBS
	Repurchase Agreement Payable	Weighted Average Rate	Repurchase Agreement Payable	Weighted Average Rate
Repurchase Agreements
30 days or less	$398,373,260	0.35%	$176,078,000	2.14%
31 - 60 days	21,982,000	0.37%	—	—
61 - 90 days	—	—	—	—
Greater than 90 days	—	—	—	—

Total / weighted average	$420,355,260	0.35%	$176,078,000	2.14%

(1)
Agency HMBS also includes HECM loans held in Agency HMBS.

        As of September 30, 2014, we had met all of our margin requirements and we had unrestricted cash and cash equivalents of $99.7 million available to meet margin calls on our repurchase agreements and derivative instruments and for other corporate purposes.

Warehouse Facilities

        We fund HECM loans held for securitization primarily with borrowings under warehouse facilities. As of September 30, 2014, we had entered into a $25 million uncommitted warehouse facility with UBS Real Estate Securities Inc., an affiliate of UBS Securities Inc., and a $75 million uncommitted warehouse facility with Texas Capital Bank, National Association. As of September 30, 2014, we had an aggregate of $73.5 million in borrowings outstanding under these facilities and $73.8 million of HECM loans held for investment pledged as collateral against such borrowings. The warehouse facility agreements include advance rates of up to 99% of funded loan amounts, a funding period of up to 75 days per loan, a minimum restricted cash requirement of $1.75 million and a minimum operating cash liquidity of $5 million in RMF. On September 30, 2014, RMF was not in compliance with the tangible net worth requirement of one of the warehouse lenders and the profitability requirement of one of the warehouse lenders. However, both agreements were amended with a retroactive effective date, resulting in our being in compliance with such requirements as of September 30, 2014. We are currently in negotiations with both lenders to renew these warehouse facilities. Our borrowings under our warehouse facilities, as of September 30, 2014, are summarized in the following table:

Credit Limit	Maturity Date	Interest Rate	September 30, 2014
$25,000,000	November 14, 2014	LIBOR + 2.875%	$20,953,288
$75,000,000	November 19, 2014	Greater of LIBOR + 2.75% or 3%	52,560,644

			$73,513,932

        Although we believe we have adequate sources of liquidity available to us through repurchase agreements and warehouse facility financings to execute our business strategy, there can be no assurances that such financings will be available to us upon the maturity of our current repurchase and warehouse facility agreements to allow us to renew or replace our financings on favorable terms or at all. In addition, if our repurchase agreement lenders default on their obligations to resell the underlying collateral back to us at the end of the term, we could incur a loss equal to the difference between the value of the collateral and the cash we originally received.

Recourse Liability

        The HECM loans we originate and/or sell within an Agency HMBS must adhere to FHA and Ginnie Mae origination and underwriting guidelines, including but not limited to the validity of the lien securing the loan, property eligibility, and compliance with applicable federal, state and local law.

        In the event that a HECM loan does not comply with the FHA requirements, the loan may not be insured by the FHA or we may be required to indemnify the FHA on HECM loans with the identified defects. In such cases, we bear any subsequent credit loss on the HECM loans. Our credit loss may be reduced by any recourse we have to third-party originators that in turn have sold such mortgage loans to us and breached similar or other representations and warranties. In such event, we have the right to seek a recovery of related repurchase losses from that originator. HECM loans that do not satisfy the participation of mortgage eligibility requirements set forth in Ginnie Mae's Mortgage-backed Securities Guide are deemed defective and all related participations must be removed from the related Agency HMBS pools. Upon removal, we will attempt to cure the defect, if possible, or we will hold or sell the loan. HECM loan substitutions are not permitted by Ginnie Mae under any circumstances.

        To the extent we decide to sell or securitize our HECM loans, we expect to record a provision for losses relating to our representations and warranties as part of such transactions. The level of the liability for representations and warranties is difficult to estimate and requires considerable management judgment. The method we use to estimate the liability for representations and warranties is a function of the representations and warranties given and considers a combination of factors, including, but not limited to, estimated future defaults and loan repurchase rates and the potential severity of loss in the event of default and the probability of reimbursement by the third-party loan seller. We will establish a liability at the time the loans are sold and will continually update our liability estimate. Our actual liability may be in excess of our estimate.

Derivative Policy

        To help manage the adverse impact of interest rate changes on the value of our investment portfolio as well as our cash flows, we utilize an interest rate risk management strategy under which we use derivative financial instruments. In particular, we attempt to mitigate the risk of the cost of our variable (generally LIBOR based) rate liabilities increasing at a faster rate than the earnings of our long-term fixed rate assets during a period of rising interest rates. The principal derivative instruments that we use are interest rate swaps.

        Our derivative agreements typically require that we pledge/receive collateral on such agreements to/from our counterparties in a similar manner as we are required to under our repurchase agreements. Our counterparties, or the clearing agency in the case of centrally cleared interest rate swaps, typically have the sole discretion to determine the value of the derivative instruments and the value of the collateral securing such instruments. In the event of a margin call, we must generally provide additional collateral on the same business day.

        Similar to repurchase agreements, our use of derivatives exposes us to counterparty credit risk relating to potential losses that could be recognized in the event that counterparties to these instruments fail to perform their obligations under the contracts. In the case of centrally cleared interest rate swap contracts, we could be exposed to credit risk if the central clearing agency or a clearing member defaults on its respective obligation to perform under the contract. However, we believe that the risk is minimal due to the exchange's initial and daily mark to market margin requirements and a clearinghouse guarantee fund and other resources that are available in the event of a clearing member default.

Cash Flows

        We generate cash flows primarily through our two segments—our portfolio management segment and our reverse mortgage origination, securitization and servicing segment.

        Portfolio Management Business.    Our portfolio of HECM loans and/or related Agency HMBS, non-Agency HMBS and Agency H-REMIC securities do not have regular monthly principal and interest payments. The timing of future cash flows of HECM loans, Agency HMBS and non-Agency HMBS backed by such loans is dependent on the rate at which the loans are paid off. Payoff rates, in turn, are dependent on several factors, such as:

  •
  the rate of borrower death, which is correlated to borrower age;

  •
  the rate of borrower mobility, which is also correlated to age;

  •
  the rate of refinance, which is predominantly dependent on the home price environment; and

  •
  the rate at which loan balances accrue to 98% of their maximum claim amount, since such HECM loans are also required to be bought out of Agency HMBS pools by the servicer.

        Importantly, we believe these factors provide greater predictability for Agency HMBS cash flows than traditional forward mortgage-backed securities. See "Business—Comparison of Reverse Mortgage and Forward Mortgage Assets." As part of our portfolio management strategy, we seek to balance newly originated HECM loans with the acquisition of seasoned currently cash flowing securities such that the portfolio generally experiences cash flow equal to or greater than the accruing interest.

        Reverse Mortgage Origination, Securitization and Servicing Business.    As part of our mortgage origination business, we finance HECM loans that are awaiting securitization into Agency HMBS with warehouse lines. Additionally, we are required to fund scheduled and unscheduled advances to borrowers under their lines of credit or disbursement plans. These advances are initially financed out of existing cash resources until securitized into Agency HMBS. We may also be required to make corporate advances, such as to borrowers with property charge defaults that fail to pay real estate taxes or property insurance premiums. These advances are generally recoverable over time from either the borrower or the subsequent foreclosure of the HECM loan collateral. In addition, in the event of any default under a HECM loan held directly by us, we bear a risk of loss of principal if the FHA insurance is impaired or to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan in excess of the maximum claim amount. See "Business—General Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities—HECM Loans and the FHA HECM Loan Program—Defaults, Foreclosures and Loss Claims."

        Summarized below is a summary of our consolidated cash flow for the nine months ended September 30, 2014:

Nine Months Ended September 30, 2014
Net income	$13,820,502
Unrealized net gain on investment portfolios	(18,154,043)
Realized gain on derivative financial instruments	(1,247,215)
Amortization of equity based compensation	1,443,750
Other	(2,672,484)

Net cash used in operations(1)	(6,809,490)

Acquisition of portfolio investments, net	(724,119,778)
Acquisition of RMF, net of cash acquired	(3,476,819)
Other, net	1,139,536

Net cash used in investment activities(2)	(726,457,061)

Proceeds from issuance of common stock, net	211,392,453
Proceeds from repurchase agreements and warehouse financings, net	621,334,743
Other, net	282,973

Net cash provided by financing activities(3)	833,010,169

Net increase in cash	$99,743,618

(1)
Cash used in operations represents primarily the cash deployed into reverse mortgage operations to fund the tail fair value of originated HECM loans.

(2)
Cash used in investment activities reflects primarily the purchase of Agency HMBS, non-Agency HMBS and the funding of HECM loans held for investment, reduced by loan and securities repayments.

(3)
Cash provided by financing activities reflects net proceeds from the issuance of our common stock and net borrowings from repurchase agreements and warehouse facilities.

Merger

        Shortly before our February 2014 private offering, we entered into an agreement and plan of merger, or the merger agreement, to merge with RMF. RMF was founded by certain members of our senior management team in July 2012 and is an approved non-supervised FHA mortgagee and an approved Ginnie Mae issuer, and can currently originate and service HECM loans in 52 states and jurisdictions. On July 11, 2014, pursuant to the merger agreement, we merged with and into RMF following which RMF became our wholly owned subsidiary. Pursuant to the merger agreement, we paid approximately $25 million, consisting of $3.5 million in cash, $3.9 million in forgiven intercompany debt and 1,175,113 shares of common stock issued at a price of $15 per share to the former members of RMF.

        The transaction was accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805, Business Combinations. The total estimated purchase price of $25 million was allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the acquisition, based on their estimated fair values at the time of the transaction. Any excess of purchase price over the fair values was recorded as goodwill. Results of operations for RMF are included in our consolidated financial statements from the date of acquisition.

        Under the acquisition method of accounting, the total purchase price allocated for the consolidated financial statements is based on a preliminary valuation of RMF's tangible and intangible assets as of July 11, 2014, and is summarized as follows:

Assets Acquired
Cash	$3,896,471
Restricted cash	1,250,000
Loans held for investment	61,165,669
Fixed assets	482,229
Real estate	1,450,000
Prepaid expenses and other assets	1,916,299
Software and other intangibles acquired	13,290,000
Liabilities Assumed
Borrowings under warehouse facilities	(48,612,448)
Borrowings payable to the Company	(14,046,964)
Payables	(1,456,256)

Net assets acquired	$19,335,000

        Software and other intangible assets acquired at estimated fair value and estimated useful lives consist of:

	Estimated Fair Value	Estimated Useful Life
Broker relationships	$3,150,000	7.5 years
Loan origination software	2,940,000	5 years
Ginnie Mae license	6,180,000	Indefinite
Tradename	720,000	Indefinite
State licenses	300,000	Indefinite

Total software and other intangibles acquired	$13,290,000

        Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. This determination of goodwill is preliminary, and is subject to change when the evaluation is complete. A preliminary determination of the goodwill is as follows:

Total purchase price	$25,000,000
Preliminary estimate of the fair value of the net assets acquired	19,335,000

Goodwill	$5,665,000

Mortgage Equity Conversion Trust

        On May 13, 2014, we acquired 100% of the issued securities, including the equity interests, in MECA for $175 million. The assets of MECA include approximately $26 million of cash and HECM loans with an unpaid principal balance of approximately $169 million. We intend to liquidate MECA, securitize approximately $120 million of the HECM loans currently eligible for Agency HMBS, and retain and service the remaining approximately $49 million of the HECM loans which have either matured or are in the process of liquidation. All of these loans and any related REO are subject to FHA loss insurance, whereby we have the right to receive, or already have received, the proceeds from any claims related to any realized principal loss plus debenture interest.

        The fair value of the MECA investment is approximately $186 million as of September 30, 2014, and is included in non-Agency HMBS, at fair value, in our consolidated balance sheets. We recorded $9.5 million and $10.9 million of unrealized gains in the three and nine months ended September 30, 2014, respectively, as a result of the expected restructuring of MECA and the related securitization of underlying HECM loans.

Income Taxes

        We intend to operate in a manner that enables us to qualify as a REIT under Sections 856-859 of the Internal Revenue Code. Under those sections, a REIT which distributes at least 90% of its REIT taxable income, excluding net capital gains and determined without regard to the dividends paid deduction, as a dividend to its stockholders each year and which meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its shareholders.

        Currently, all of our subsidiaries are treated as "disregarded entities" for U.S. federal income tax purposes. In the future, we and one or more of our subsidiaries, may elect to treat such subsidiaries as TRSs. TRSs are subject to federal and state income tax at regular corporate tax rates.

Critical Accounting Policies and Estimates

        Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. Our most critical accounting policies involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements are based are reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates may be expanded over time as we fully implement our strategy. The material accounting policies and estimates that we believe to be most critical to an investor's understanding of our financial results and condition and require complex management judgment are discussed below.

Loans Held for Investment

        HECM loans held for investment are reported at fair value in accordance with ASC 825, Financial Instruments, or ASC 825. The fair value option was elected for these assets as we believe fair value best reflects the expected future economic performance of these assets and related liabilities. In accordance with ASC 825, changes in the fair value of HECM loans are recognized as unrealized gains and losses in our consolidated statements of operations. For HECM loans originated for investment, loan origination fees are recorded when received and related direct loan origination costs are recognized when incurred. The fair value of these HECM loans, which are initially held in our warehouse, is recorded based on committed trades on a loan by loan basis or, in the event the loans are not at that time committed to a trade, based on open mandatory trades, and prevailing market conditions. Fair value will also include the estimated fair value of the loans' future cash flows arising from (i) the excess of the note rates over the interest rates and margins sold to an investor, (ii) the residual gain or loss on securitization of future previously unsecuritized additions to HECM loan balances, and (iii) the cost to meet certain HUD and Ginnie Mae issuer and servicing obligations, including estimates of potential shortfalls in loss claims paid to us by the FHA.

Loans Held for Investment in Agency HMBS

        Loans securitized into Agency HMBS are treated as a financing transaction. We record loans securitized as loans held for investment in Agency HMBS, at fair value, with unrealized gains and losses accounted for in our consolidated statements of operations.

Securitization of HECM Loans

        Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from us, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) we do not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. We have determined that the securitization of HECM loans and subsequent sale of the related Agency HMBS is not a transfer of a financial asset that may be accounted for as a sale given that we retain effective control of the HECM loans. Agency HMBS issued by RMF and purchased by us are eliminated in consolidation.

Classification of Investment Securities

        ASC 320, Investments—Debt and Equity Securities, requires that at the time of purchase, we designate a security as either held-to-maturity, available-for-sale, or trading depending on our ability and intent to hold such security to maturity. We have classified our investments in Agency HMBS, the ultimate payment of principal and interest of which is guaranteed by Ginnie Mae, and our investments in mortgage-backed securities that are issued outside of the Ginnie Mae HMBS program, the ultimate payment of principal and interest of which is not guaranteed by an Agency, as available-for-sale and have elected the fair value option for all of these investments. Accordingly, all of our available-for-sale Agency HMBS and non-Agency HMBS are reported at fair value, with unrealized gains and losses accounted for in our consolidated statements of operations.

Valuation of Financial Instruments

        ASC 820, Fair Value Measurements, or ASC 820, establishes a framework for measuring fair value in accordance with GAAP and expands financial statement disclosure requirements for fair value measurements. ASC 820 further specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

  •
  Level 1—Valuation techniques in which all significant inputs are quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

  •
  Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices from markets that are not active for assets or liabilities that are identical or similar to the assets or liabilities being measured. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.

  •
  Level 3—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect our assumptions about the assumptions that market participants would use in pricing an asset or liability.

        The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

        When available, we use quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, we will consult independent pricing services or third-party broker quotes, provided that there is no ongoing material event that affects the issuer of the securities being valued or the market therefor. If there is such an ongoing event, or if quoted market prices are not available, we will determine the fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates.

        The HECM loans that we originate and securitize into an Agency HMBS are valued using Level 3 inputs. Because the HECM loans have portions of unused principal limits that may be drawn down in future years, the fair value of such loans also includes an estimate of the future cash flows and the related estimated fair value of those cash flows in excess of or at discount to par.

        The fair value of HECM loans originated and issued in Agency HMBS by RMF, and subsequent changes to that original estimate of fair value, are accounted for in our consolidated statements of operations. As previously noted, the fair value of this asset comprises the fair value of the cash flows using the market assumptions associated with the related Agency HMBS sold (which Agency HMBS issued liability is separately identified as a Level 2 valuation) and the estimate of discounted future cash flows associated with the not yet securitized cash flows (which together are identified as a Level 3 fair valuation). The unsecuritized cash flows consist of future net Ginnie Mae required servicing fees, the estimated gain or loss on the securitization of tails, and the cash outflows associated with credit losses or operational costs that may arise from certain shortfalls on FHA loss claims or potential losses on disposition of REO retained by us after a claim is settled with the FHA. The estimated cash flows described above are discounted at an appropriate interest rate.

Derivative Financial Instruments

        We account for derivative financial instruments in accordance with ASC 815, Derivatives and Hedging, which requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and to measure those instruments at fair value. All of our derivative instruments are reported at fair value, with gains and losses accounted for in our consolidated statements of operations as gains or losses on derivative financial instruments. Derivatives are used for economic hedging purposes rather than speculation.

Variable Interest Entities

        A variable interest entity, or VIE, is an entity that lacks one or more of the characteristics of a voting interest entity. We evaluate each of our investments to determine whether it is a VIE based on: (1) the sufficiency of the entity's equity investment at risk to finance its activities without additional subordinated financial support provided by any parties, including the equity holders; (2) whether as a group the holders of the equity investment at risk have (a) the power, through voting rights or similar rights, to direct the activities of a legal entity that most significantly impacts the entity's economic performance, (b) the obligation to absorb the expected losses of the legal entity and (c) the right to receive the expected residual returns of the legal entity; and (3) whether the voting rights of these investors are proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected returns of their equity, or both, and whether substantially all of the entity's activities involve or are conducted on behalf of an investor that has disproportionately fewer voting rights. An investment that lacks one or more of the above three characteristics is considered to be a VIE. We reassess our initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

        A VIE is subject to consolidation if the equity investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities, or are not exposed to the entity's losses or entitled to its residual returns. VIEs are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that has both the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. This determination can sometimes involve complex and subjective analyses.

        We have evaluated our investments to determine if each represents a variable interest in a VIE. We monitor these investments and analyze them for potential consolidation. Our investments represent variable interests in VIEs. At September 30, 2014 and December 31, 2013, no VIEs required consolidation as we were not the primary beneficiary of any of these VIEs. At September 30, 2014 and December 31, 2013, our maximum exposure to these VIEs was limited to the fair value of our investments as disclosed in the consolidated balance sheets.

Interest Income Recognition

        Interest income on our Agency HMBS is accrued based on the actual coupon rate and the outstanding principal balance of such securities. Premiums and discounts are amortized or accreted into interest income over the lives of the securities using the effective yield method, as adjusted for actual prepayments in accordance with ASC 310-20, Nonrefundable Fees and Other Costs. If our estimate of prepayments is incorrect, we may be required to make an adjustment to the amortization or accretion of premiums and discounts that would have an impact on future income.

        Purchased beneficial interests in securitized financial assets, including our non-Agency HMBS but not our Agency HMBS, are accounted for in accordance with ASC 325-40, Beneficial Interest in Securitized Financial Assets, based on our determination that these securities have experienced or may experience deterioration in credit quality. Interest income is recognized using the effective yield method. The prospective method is used for adjusting the level yield used to recognize interest income when estimates of future cash flows over the remaining life of the security either increase or decrease.

        Cash flows for Agency HMBS and non-Agency HMBS are projected based on our assumptions for prepayment rates, credit losses and, if appropriate, on our internally sourced Agency HMBS, the related life of loan servicing costs and related issuer costs under our servicing obligations. Actual economic conditions may produce cash flows that could differ significantly from projected cash flows, and differences could result in an increase or decrease in the yield used to record interest income or could result in impairment losses.

Repurchase Agreements

        We finance the acquisition of Agency HMBS and non-Agency HMBS primarily with short-term borrowings through master repurchase agreements. Repurchase agreements are treated as collateralized financing transactions and are carried at their contractual amounts, including accrued interest, as specified in the respective transactions. Although the economic terms of our borrowings under our repurchase agreements are not determined until we engage in a repurchase transaction under such agreements, the terms of our repurchase agreements generally conform to the terms in the standard master repurchase agreement as published by SIFMA as to repayment, margin requirements and segregation of all securities that are sold under the repurchase transaction.

        Securities sold under repurchase agreements are treated as collateralized financing transactions. Securities financed through a repurchase agreement remain on our balance sheet as an asset and cash received from the purchaser is recorded on our balance sheet as a liability. Interest paid in accordance with repurchase agreements is recorded in interest expense.

Recent Accounting Pronouncements

        In January 2014, the FASB issued guidance to reduce diversity in practice by clarifying when an in substance repossession or foreclosure has occurred and when a creditor should derecognize the associated loan receivable and recognize the real estate property. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Adoption of ASU 2014-04 is not expected to have a material effect on our consolidated financial statements.

        In June 2014, the FASB issued guidance which amends the accounting guidance for repurchase-to-maturity transactions and repurchase agreements executed as repurchase financings, and requires additional disclosure about certain transactions by the transferor. The accounting changes are effective for public business entities for the first interim or annual period beginning after December 15, 2014. The disclosure requirements for certain transactions accounted for as a sale are required to be presented for interim and annual periods beginning after December 15, 2014, and the disclosure requirements for repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions accounted for as secured borrowings are required to be presented for annual periods beginning after December 15, 2014, and for interim periods beginning after March 15, 2015. We currently record repurchase arrangements as secured borrowings and do not anticipate this guidance will have an impact on our consolidated financial statements.

        In August 2014, the FASB issued guidance regarding management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. The new guidance requires that management evaluate each annual and interim reporting period whether conditions exist that give rise to substantial doubt about the entity's ability to continue as a going concern within one year from the financial statement issuance date and, if so, provide related disclosures. Disclosures are only required if conditions give rise to substantial doubt, whether or not the substantial doubt is alleviated by management's plans. No disclosures are required specific to going concern uncertainties if an assessment of the conditions does not give rise to substantial doubt. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2016. Early adoption is permitted. We do not anticipate that the adoption of this guidance will have a material impact on our consolidated financial statements.

Off-Balance Sheet Arrangements

        We currently have no material off-balance sheet arrangements.

Contractual Obligations

        The following table sets forth a summary of our known contractual obligations and commitments as of September 30, 2014:

	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Repurchase agreements	$596,433,260	$596,433,260	$—	$—	$—
Interest on repurchase agreements(1)	317,714	317,714	—	—	—
Borrowings under warehouse facilities	73,513,932	73,513,932	—	—	—
Interest on borrowings under warehouse facilities(2)	90,801	90,801	—	—	—
Strategic services agreement(3)	188,333	56,500	131,833	—	—
Subservicing agreement	62,500	30,000	32,500	—	—

Total	$670,606,540	$670,442,207	$164,333	$—	$—

(1)
Interest is calculated based on the interest rate in effect at September 30, 2014 and includes all interest expense incurred and expected to be incurred in the future through the contractual maturity of the associated repurchase agreement.

(2)
Interest is calculated based on HECM loans held in the warehouse for an average of 15 days.

(3)
Includes only fixed and determinable fees related to the strategic services agreement. Does not include variable secondary marketing fees or variable placement agent fees.

Strategic Services Agreement

        We entered into a strategic services agreement, dated as of February 6, 2014, pursuant to which Brean Capital provides us with comprehensive capital markets support to facilitate the growth of our investment portfolio and mortgage origination, securitizing and servicing businesses. We pay Brean Capital the following fees under the strategic services agreement:

  •
  a secondary marketing fee of 0.20% of the principal balance of each security that we sell to Brean Capital for which Brean Capital provides secondary marketing services;

  •
  a placement agent fee of 0.10% of the principal balance of each Agency HMBS originated by RMF that Brean Capital places with us;

  •
  an annual fee of $50,000 for the provision of any advisory services provided by Brean Capital, which is payable quarterly in arrears; and

  •
  an annual fee of $176,000 for the provision of the systems services, which is payable quarterly in arrears; provided, that, to the extent we contract with a service provider other than Brean Capital to provide any technology services, the annual systems services fee shall be reduced by the amount of the cost that Brean Capital would have otherwise incurred to provide such technology services to us.

        On February 22, 2014, RMF paid Brean Capital a one-time fee in the amount of $2 million for providing structuring advice, technology, infrastructure and facilities support and services, and Agency HMBS market pricing and research prior to our February 2014 private offering.

Subservicing Agreement

        On October 19, 2012, RMF entered into a subservicing agreement with Compu-Link Corporation (d/b/a Celink) to service any loans originated by the Company. We pay Celink a monthly servicing fee of at least $2,500 plus other fees and reimbursements for other services provided by Celink under the subservicing agreement. The term of the subservicing agreement is for a two-year period and is automatically renewable unless terminated by either party at least 90 days before the end of the current term. Neither party provided notice of any intent to terminate the agreement prior to the expiration of the initial two-year term. The subservicing agreement may be terminated by either party at any time upon 180 days' prior written notice to the other party. If either party materially defaults in the performance of any of its duties or obligations under the subservicing agreement, which default is not substantially cured within 60 days after written notice is given to the defaulting party, the non-defaulting party may, by giving written notice to the defaulting party, terminate the agreement as of the receipt by the defaulting party of such notice, or as of a future date specified in such notice.

Administration Agreement

        On February 12, 2014, we entered into an administration agreement with Cortland Fund Services LLC, or our administrator, pursuant to which our administrator provides us with back-office administration, data processing and information compilation services as well as accounting, portfolio operations support and investor services. We pay customary fees for these services. The agreement can be terminated by either party for any reason upon 90 days' prior written notice. In addition, either party may terminate the agreement immediately, without notice, if the other party engages in activities involving gross negligence or willful or wanton misconduct or fraud or materially breaches the agreement. Our administrator may also terminate the agreement if we fail to pay any fees due under the agreement.

Employment Agreements

        On February 13, 2014, we entered into employment agreements with Craig M. Corn, our Chief Executive Officer, David Peskin, our President, Robert V. Sivori, our Chief Operating Officer, St. John Bannon, our Chief Financial Officer and Treasurer, Timothy A. Isgro, our Chief Investment Officer, and Richard C. Jensen, Jr., our General Counsel and Secretary. See "Our Management—Employment Agreements."

Inflation

        Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates.

Quantitative and Qualitative Disclosures about Market Risk

        In the normal course of business, we are exposed to various market risks including, but not limited to, credit risk, interest rate risk, prepayment risk, counterparty risk, funding risk, and liquidity risk. Our board of directors provides oversight with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk-adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices. See "Business—Risk Management" for more information regarding the risks associated with our business and our methods of managing them.

Credit Risk

        Although we are subject to credit risk associated with HECM loans that we originate during the period of time prior to the securitization of these loans, we consider our credit risk associated with these loans that are held for securitization to be insignificant.

        We assume credit risk as an issuer/servicer of Agency HMBS. Our credit risk relates to our obligation to repurchase HECM loans out of Agency HMBS securitization pools upon a maturity event or to the extent it is determined that a HECM loan does not meet the requirements of the Ginnie Mae Mortgage-backed Securities Guide. Although in most cases these loans are insured by the FHA, we may incur expenses and losses in the process of repurchasing and liquidating these loans that are not fully reimbursable by the FHA in accordance with FHA's guidelines. In addition, if the FHA subsequently determines that a HECM loan should not have been insured, then the FHA may continue to insure the loan but will require that we indemnify them for their insurance commitment, which exposes us to credit risk. See "Business—General Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities—HECM Loans and the FHA HECM Loan Program—Defaults, Foreclosures and Loss Claims," "Risk Factors—Risks Related to Our Assets—The HECM loans that we originate are subject to delinquency, foreclosure and loss, which could result in losses to us." Although the vast majority of our securities portfolio consists of Agency HMBS, which carry the full faith and credit of the United States, for "Loans held for investment in Agency HMBS," we are exposed to the full credit loss for any loans that are not originated and subsequently serviced in conformity with the FHA's policies. Our credit loss may be reduced in certain instances by any recourse we have to third-party originators.

        To the extent we decide not to securitize our HECM loans into Agency HMBS and instead sell our HECM loans, we are also subject to credit risk with respect to such loan sales activities. Our loan sales are generally made with contractual representations and warranties, which, if breached, can require us to repurchase the mortgage loan or reimburse the investor for any losses incurred because of that breach. These breaches are generally evidenced when the borrower defaults on a loan. The amount of our liability for losses due to representations and warranties to the loans' investors is not limited.

Interest Rate Risk

        Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We are subject to interest rate risk in connection with our assets and our related financing obligations. In general, we expect to finance our acquisition of assets through financings in the form of repurchase agreements, warehouse facilities, securitizations, resecuritizations, bank credit facilities (including term loans and revolving facilities) and public and private equity and debt issuances. We mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements but also may utilize financial futures, options, interest rate cap agreements, floors and forward sales and other similar transactions. These instruments are intended to serve as a hedge against future interest rate increases on our borrowings.

        Our combined operating results depend in large part on differences between the income earned on our assets and our cost of borrowing and hedging activities. The cost of our borrowings is generally based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase while the yields earned on our leveraged fixed-rate Agency HMBS and Agency H-REMIC securities will remain static (our leveraged adjustable-rate Agency HMBS change monthly with no periodic cap) which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

        We hedge a portion of our exposure to potential interest rate mismatches between the interest we earn on our longer term investments and the interest we pay on our shorter term borrowings. In order to attempt to mitigate a portion of such risk, we utilize certain hedging techniques to attempt to lock in a portion of the net interest spread between the interest we earn on our fixed rate assets and the interest we pay on our financing costs. In order to manage this risk, we monitor, among other things, the "duration gap" between our mortgage assets and our hedged portfolio as well as our convexity exposure. Duration is the estimated percentage change in market value of our mortgage assets or our hedge portfolio that would be caused by a parallel change in short and long-term interest rates.

        Unlike traditional forward mortgages, reverse mortgages have little to no convexity risk which results in significant benefits and advantages relative to forward mortgages in relation to changes in interest rates, prepayment rates and extension. Reverse mortgage borrowers make no monthly principal and interest payments and therefore are less sensitive to changes in interest rates than traditional forward mortgage borrowers who often refinance to lower monthly cash payments to their lenders.

        In most forward mortgage portfolios, the duration of an investment portfolio changes with interest rates and tends to increase when rates rise and decrease when rates fall. This effect generally increases the interest rate exposure of an investment portfolio in excess of what is measured by duration alone. However in a reverse mortgage or Agency HMBS and non-Agency HMBS portfolio, prepayments are typically the result of highly predictable events, such as borrower mortality and the assignment of loans to the FHA when the loan balance reaches 98% of the maximum claim amount. As such, reverse mortgage loans, Agency HMBS and non-Agency HMBS are not as sensitive to interest movements.

        We estimate the duration and convexity of our portfolio using our own proprietary modeling, a third-party system for cashflow generation and market data.

        The table below quantifies the estimated changes in the fair value of our investment portfolio (including derivatives and other securities used for hedging purposes) as of September 30, 2014 should interest rates go up by 200 basis points or down by 100 basis points, assuming instantaneous parallel shifts in the yield curve.

        All changes in value in the table below are measured as percentage changes from the investment portfolio value at the base interest rate scenario. The base interest rate scenario assumes interest rates and prepayment projections as of September 30, 2014.

Interest Rate Sensitivity as of September 30, 2014
Interest Rate Shock Scenario	Duration Gap (years)	Change in Portfolio Market Value
+200 basis points	–0.15	0.1%
+100 basis points	–0.10	0.1%
+50 basis points	–0.08	0.0%
–50 basis points	–0.03	–0.1%
–100 basis points	0.00	–0.1%

        Actual results could differ materially from estimates. To the extent that these estimates or other assumptions do not hold true, actual results will likely differ materially from projections and could be larger or smaller than the estimates in the table below. Moreover, if different models were employed in the analysis, materially different projections could result. Lastly, while the table above reflects the estimated impact of interest rate increases and decreases on a static portfolio, we may from time to time sell any of our securities as a part of our overall management of our investment portfolio.

        Hedging techniques are partly based on assumed levels of prepayments of our target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns. We do not use derivative securities other than in support of our risk management activities.

Prepayment Risk

        The value of our combined assets may be affected by prepayment rates on HECM loans. Because residential borrowers have the option to prepay their mortgage loans at par at any time, investors in traditional forward mortgages face the risk that they will experience a return of principal on their investments faster than anticipated. Prepayment risk generally increases when interest rates decline. Falling interest rates do not have the same impact on fixed rate HECM loans as on traditional forward mortgages primarily because the maximum amount of the HECM loan that a borrower is eligible for is calculated based on an expected interest rate which has a current effective floor of 5%. As a result, as interest rates fall below 5%, borrowers thinking about refinancing would not benefit from greater proceeds associated with a lower rate as would borrowers using traditional forward mortgages.

        Although prepayment rates on HECM loans are far more predictable than traditional forward mortgage loans, changes in prepayments may nonetheless occur. If we acquire HECM loans or Agency HMBS, non-Agency HMBS or Agency H-REMIC securities, we anticipate that such HECM loans and the HECM loans underlying the Agency HMBS, non-Agency HMBS and Agency H-REMIC securities will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their mortgage loans faster than expected, the increase in corresponding prepayments on the mortgage-related securities may increase the expected yield on such securities because we will be able to accrete the related discount quicker than originally anticipated. An increase in prepayments will reduce servicing income and its related fair value. Conversely, decreases in the speed and amount of prepayments would have the opposite effects.

Extension Risk

        Extension risk is the risk that mortgage loans and their related securities will be outstanding longer than expected. Extension risk generally increases when interest rates rise, as borrowers are less likely to refinance their loans in a rising interest rate environment. An investment directly in a fixed-rate HECM loan and related securities has virtually no extension risk because the outstanding loan balance reaches 98% of the maximum claim amount at a predetermined date, irrespective of changes in interest rates. On the other hand, in a rising interest rate environment, interest on adjustable-rate HECM loans and related securities will accrue at an accelerated rate, and the outstanding loan balance will reach 98% of the maximum claim amount faster than anticipated.

Counterparty Risk

        When we engage in repurchase transactions, we generally sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders are obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also have to invest more of our cash resources on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Although we mitigate counterparty risk by entering into master repurchase agreements with multiple counterparties, as of September 30, 2014, 55.1% of our outstanding borrowings under our repurchase agreements was with one counterparty.

        Similar to repurchase agreements, our use of interest rate swaps exposes us to counterparty credit risk relating to potential losses that could be recognized in the event that counterparties to these instruments fail to perform their obligations under the contracts. If a swap counterparty under an interest rate swap agreement that we enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap. The hedged liability could cease to be hedged by the interest rate swap. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy. Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate swap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security. In the case of centrally cleared interest rate swap contracts, we could be exposed to credit risk if the central clearing agency or a clearing member defaults on its respective obligation to perform under the contract. However, we believe that the risk is minimal due to the exchange's initial and daily mark to market margin requirements and a clearinghouse guarantee fund and other resources that are available in the event of a clearing member default. We mitigate counterparty risk by entering into swap transactions on exchanges that trade and clear such derivatives.

        In addition, when we purchase HECM loans or other reverse mortgage loans, our counterparty will typically make customary representations and warranties about such loans to us. Our loan purchase agreements will entitle us to seek indemnity and/or demand repurchase of the loans in the event our counterparty breaches a representation or warranty given to us. However, there can be no assurance that our loan purchase agreements will contain appropriate representations and warranties, that we will be able to enforce our contractual right to repurchase, or that our counterparty will remain solvent or otherwise be able to honor its obligations under our loan purchase agreements. We could incur a loss to the extent we are unable to obtain indemnity or require repurchase of a significant number of loans. We mitigate this risk by making each correspondent go through an approval process and making them subject to periodic review.

Funding Risk

        To the extent available on desirable terms, we finance our securities and loans with repurchase agreements and warehouse financing. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage. Weakness in the financial markets, the residential mortgage markets and the economy generally could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. We seek to mitigate funding risk by entering into master repurchase agreements and warehouse financings with multiple counterparties.

Liquidity Risk

        None of our securities and loans are publicly traded and a portion of our assets may be subject to legal and other restrictions on resale or are otherwise less liquid than exchange-traded securities. Accordingly, it will be difficult for us to sell assets if the need or desire arises or we may be forced to sell assets at prices that are not attractive to us, including in response to changes in economic and other conditions.

Real Estate Risk

        We may recognize assets secured by real property and property obtained directly as a result of foreclosures on our balance sheet. Residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to: national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values may reduce the number of potential borrowers or the potential proceeds available to a borrower, which could negatively affect our loan origination activities, but would reduce the prepayment risk on our portfolio. Conversely, increases in property values would have the opposite effect.

Interest Rate Cap Risk

        Our adjustable-rate Agency HMBS and non-Agency HMBS are subject to the underlying HECM loans' lifetime interest rate caps, which potentially could cause such Agency HMBS and non-Agency HMBS to acquire many of the characteristics of fixed-rate securities if interest rates were to rise above the cap levels. Such caps are predominantly 10% over the initial rate on the loan. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. HECM loans do not contain periodic interest rate caps that would restrict monthly adjustments to their interest rates. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above under "—Interest Rate Risk." Actual economic conditions or implementation of decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models.

BUSINESS

Our Company

        We are a leading fully integrated finance company solely focused on the reverse mortgage industry. We originate, acquire, service, invest in and manage reverse mortgage loans and securities backed by reverse mortgage loans. We focus primarily on originating, acquiring, servicing, investing in, and managing HECM loans, which are reverse mortgage loans that are insured by the FHA, and mortgage-backed securities backed by HECM loans. The ultimate payment of principal and interest of mortgage-backed securities backed by HECM loans is guaranteed by Ginnie Mae, which we refer to herein as Agency HMBS. In addition, we acquire, service, invest in, and manage private label mortgage-backed securities issued outside of the Ginnie Mae HMBS program that are backed by HECM loans. Although the ultimate payment of principal and interest of these securities is not guaranteed by an Agency the underlying loans are insured by the FHA. We refer to such assets herein as non-Agency HMBS. Depending on market conditions, we may diversify our assets to include other reverse mortgage assets, including non-FHA insured reverse mortgage loans, which we refer to herein as private reverse mortgage loans, and private label mortgage-backed securities that are issued outside of the Ginnie Mae HMBS program that are backed by non-FHA insured reverse mortgage loans, which we refer to herein as non-Agency reverse mortgage-backed securities.

        We believe we are one of the most well capitalized companies focused on the reverse mortgage industry. During 2014, we experienced rapid growth. We achieved an approximate 12% HECM loan origination market share during the month of September 2014 (measured by Agency HMBS issuance) and managed approximately $785 million of reverse mortgage assets as of September 30, 2014.

        Currently, virtually all newly originated reverse mortgage loans are FHA-insured HECM loans. With a reverse mortgage loan, unlike a traditional forward mortgage loan, the borrower does not make ongoing cash payments of principal or interest. Rather, with a reverse mortgage loan, payment of interest and repayment of principal is not triggered until a maturity event. The loan balance of a reverse mortgage loan accrues at a fixed or floating rate of interest and, similar to a traditional forward mortgage loan, the borrower continues to own and live in the home and remains responsible for maintaining the home in good repair and paying real estate taxes and property insurance premiums for the life of the loan.

        We believe our involvement with a reverse mortgage loan throughout its life cycle from origination to maturity and ultimate payment gives us the ability to deliver a greater value proposition to the consumer and our customers, control asset quality and earn income in multiple ways. Through our fully integrated business model, we earn net interest income from our portfolio of reverse mortgage assets. In addition, where applicable, we earn origination fees and servicing fees and seek to profit from the securitization and, in the future, the sale of the HECM loans and other reverse mortgage assets we originate or acquire.

        We originate, securitize and service HECM loans through our subsidiary, RMF. We are an approved non-supervised FHA mortgagee and an approved Ginnie Mae issuer and can currently originate and service HECM loans in 52 states and jurisdictions.

        We currently retain the HECM loans originated and securitized by RMF in a portfolio of Agency HMBS. We also acquire reverse mortgage loans and securities backed by reverse mortgage loans originated and issued by third parties. Our ability to originate, securitize and service our own HECM loans through RMF, helps us reduce our reliance on the secondary market for HECM loans and Agency HMBS and allows us to grow our Agency HMBS portfolio because we have access to a steady supply of internally originated FHA-insured reverse mortgage assets.

        We believe that one of the most attractive features of Agency HMBS is that they have a much more predictable prepayment and security duration characteristics than Agency MBS, and the underlying forward mortgage loans. Unlike Agency MBS and their underlying forward mortgage loans, which typically prepay faster when rates decline and prepay slower (or extend) when rates increase, prepayments on Agency HMBS and the underlying HECM loans are less sensitive to interest rate movements because the underlying HECM loans are generally assignable to the FHA at par when the loan balance reaches 98% of its maximum claim amount, which results in a more predictable cash flow on the Agency HMBS. The maximum claim amount is the maximum dollar amount that the FHA will pay on a claim for insurance benefits with respect to a HECM loan or on assignment of a HECM loan to the FHA. This amount is the lowest of the appraised value of the property at the time of loan origination, the sale price of the property being purchased or the national mortgage limit as determined by FHA guidelines. We believe the relatively predictable prepayment and security duration of Agency HMBS allows us to largely offset exposure to interest rate movements with interest rate swaps.

        The table below quantifies the estimated changes in the fair value of our investment portfolio (including derivatives and other securities used for hedging purposes) as of September 30, 2014 should interest rates go up by 200 basis points or down by 100 basis points, assuming instantaneous parallel shifts in the yield curve. All changes in value in the table below are measured as percentage changes from the investment portfolio value at the base interest rate scenario. The base interest rate scenario assumes interest rates and prepayment projections as of September 30, 2014.

Interest Rate Sensitivity as of September 30, 2014
Interest Rate Shock Scenario	Duration Gap (years)	Change in Portfolio Market Value
+200 basis points	-0.15	0.1%
+100 basis points	-0.10	0.1%
+50 basis points	-0.08	0.0%
-50 basis points	-0.03	-0.1%
-100 basis points	0.00	-0.1%

        For more information regarding interest rate sensitivity on our portfolio, please see "Management's Discussion and Analysis of Financial Conditions and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk."

        We intend to capitalize on the combined experience of our senior management team in originating, securitizing and servicing reverse mortgage loans, sourcing, acquiring, investing in and managing portfolios of reverse mortgage loans and reverse mortgage-backed securities. We believe their combined experience will provide us with a strong foundation for continued growth and position us as a leader in the reverse mortgage industry. Prior to forming our company our founders have successfully grown reverse mortgage platforms, which have obtained substantial market share, at both private mortgage banks and well-known publicly traded companies. Craig M. Corn, our Chief Executive Officer and Chairman, has been in the industry for over 15 years and was most recently Head of the Reverse Mortgage Business unit at MetLife Bank, N.A., where he helped MetLife Bank, N.A. achieve a market share of approximately 31.4% for retail and wholesale reverse mortgage loan originations at its peak in December 2011 and oversaw the servicing of over 66,000 reverse mortgage loans in May 2012. He also held senior positions at EverBank Reverse Mortgage LLC (f/k/a BNY Mortgage Company LLC) and Financial Freedom Senior Funding Corporation. Mr. Corn led the first reverse mortgage-backed securitization in 1999 and played a leading role in the first HECM loan securitization in December 2007. David Peskin, our President, who leads our origination business, founded Senior Lending Network in 1996 and, under his supervision, the company began to originate reverse mortgage loans in 2005 and grew to have an approximately 11.6% market share for retail and wholesale originations in the reverse mortgage space at its peak in June 2009. In July and August of 2009, Senior Lending Network (d/b/a World Alliance Financial Corp.) serviced a portfolio of over 19,600 reverse mortgage loans under Mr. Peskin's oversight. While at Senior Lending Network, Mr. Peskin also created one of the industry's first direct-to-consumer televised advertising campaigns. Robert V. Sivori, our Chief Operating Officer, was Vice President at MetLife Bank, N.A., responsible for the operations and servicing group of its reverse mortgage division, and Co-President of EverBank Reverse Mortgage LLC before it was purchased by MetLife Bank, N.A. in May 2008. St. John Bannon, our Chief Financial Officer and Treasurer, served as Chief Operating Officer of Senior Lending Network. He previously co-founded and served as Executive Vice President of AIG International Consumer Finance Group, Inc. for 13 years, a company that grew to more than 5,500 employees worldwide, and co-founded and served as Chairman of AIG Federal Savings Bank. In addition, Timothy A. Isgro, our Chief Investment Officer, most recently served as a portfolio manager of PNC Financial Services, where, as part of the bank's $57 billion portfolio as of September 2013, he was responsible for managing its reverse mortgage-backed securities portfolio.

        We believe that our fully integrated business model focused solely on the reverse mortgage industry provides investors with an attractive opportunity and represents a differentiated approach for investment in the current reverse mortgage marketplace. We believe that our fully integrated structure enables us to capture greater economics than a reverse mortgage company without a similar origination, securitization and servicing platform because over time we can expect to benefit from improved duration and prepayment analysis from having our own underwriting information and standards and make more informed real-time decisions based on loan-level data captured while servicing our loans. In addition, we believe that our fully integrated business model, when combined with our legacy-free balance sheet and our senior management team's substantial experience in all aspects of the reverse mortgage industry, will provide us with the flexibility and know-how to design innovative reverse mortgage products that will be attractive to eligible borrowers in the reverse mortgage market. We anticipate that our proven ability to originate, securitize and service reverse mortgage loans and acquire, invest in and actively manage a portfolio of reverse mortgage loans and securities will allow us to grow our capital base, position us for continued growth and allow us to achieve our objective of providing attractive risk-adjusted returns to our stockholders over the long term through distributions and capital appreciation. We plan to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2014. We expect that at some point in the future, we may elect with RMF for RMF to be a TRS of ours. Following the effective date of such election, RMF will be subject to U.S. federal, state and local tax on its income. We also intend to operate our business in a manner that will permit us to maintain our exclusion from registration under the 1940 Act.

Overview of Reverse Mortgage Loans

        A reverse mortgage loan is a fully-secured, non-recourse loan that enables homeowners, generally 62 years and older, to convert the equity in their home into cash in the form of a lump sum payment, a line of credit, a series of monthly advances or a combination of the three methods. The first reverse mortgage loan in the United States was made in 1961. Throughout the next several decades, policymakers and mortgage companies explored ways for older homeowners to access their home equity. In 1987, Congress approved a program which authorized the FHA to insure reverse mortgage loans through a newly created HECM loan pilot program. In 1998, the HECM loan program was authorized permanently and the FHA-insured product quickly came to dominate the reverse mortgage market.

        The primary goal of the FHA HECM loan program is to provide older Americans with more affordable options to support their financial needs during their retirement years. The FHA requires that a prospective borrower first meet with an independent third-party counselor approved by HUD before signing a loan application or incurring any fees. The counseling requirement insures that all applicants have a better understanding what they must do and what their benefits are under a HECM loan. This program provides insurance protection for both the lender and the borrower. FHA insurance protects lenders against the risk that the value of the homes will be insufficient to repay the loans upon a maturity event, and it protects borrowers by allowing them to remain in their homes even if their homes become worth less than the balance of the reverse mortgage loans and to continue to draw funds generally on their loans in the event of a lender default (absent the occurrence of a maturity event). The HECM loan is typically repaid by the borrower (or the borrower's estate) with the proceeds from the sale of the home. If the proceeds from the sale of the home are insufficient to cover the balance of the HECM loan, the FHA reimburses the lender the difference between the then appraised value and the loan balance, up to the maximum claim amount, with certain deductions for non-reimbursable foreclosure costs. See "—General

Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities—HECM Loans and the FHA HECM Loan Program" below.

        The illustrative HECM loan examples below show how different factors can affect the principal limit, which is the maximum HECM loan mortgage amount.

Borrower and Loan Characteristics	Example 1	Example 2	Example 3
Borrower Age	70	70	70
Product Type	Fixed	Fixed	Fixed
Home Value	$250,000	$250,000	$250,000
Maximum Claim Amount	$250,000	$250,000	$250,000
Initial Interest Rate to Borrower*	5.00%	3.5%	7.00%
Annual MIP	1.25%	1.25%	1.25%
Total Borrower Rate (including MIP)	6.25%	4.75%	8.25%
Principal Limit/Available Proceeds	$144,000	$144,000	$91,250

*
A hypothetical percentage based on our observation of interest rates in the current market.

        Assuming a home value and maximum claim amount of $250,000 and an annual MIP of 1.25%, a borrower's principal limit will vary depending on the borrower's age and the expected interest rate. The maximum claim amount is the maximum dollar amount that the FHA will pay on a claim for insurance benefits with respect to a HECM loan or on assignment of a HECM loan to the FHA and represents the least of the appraised value of the property at the time of loan origination, the sale price of the property being purchased or the national mortgage limit as determined by FHA guidelines (the current limit is $625,500). The maximum claim amount is determined at origination and does not change over the life of the loan. However, if the home value appreciates over time, borrowers may access additional equity by refinancing. The maximum claim amount is an important feature of HECM loans because the lender generally has the right to assign the loan to the FHA at par once the loan balance equals or exceeds 98% of the maximum claim amount. Typically, most borrowers' principal limit is reduced by upfront MIP and closing costs, which are financed into the loan in lieu of being paid in cash at closing.

        In response to the financial crisis, the FHA began to undertake a series of measures in 2009 in order to better manage the risk in both their forward and reverse mortgage programs. With respect to the HECM loan program, the FHA has implemented, among other things, the following risk mitigation actions:

  •
  reduced the amount of funds available to borrowers by lowering HECM loan principal limit factors, which generally represent the percentage of the value of the home against which the borrower is authorized to borrow;

  •
  increased the amount of MIP, which is the mortgage insurance premium paid by the borrower for FHA insurance, charged to HECM loan borrowers; and

        The actions taken by the FHA were done through the authority granted by the Reverse Mortgage Stabilization Act of 2013. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Current Market Observations."

        We believe that, as potential borrowers become more comfortable with the reverse mortgage product as the government's risk reduction measures take effect, reverse mortgage loan originations will rebound, bolstered by the continued recovery of the housing market and appreciation of home values.

        The Ginnie Mae HMBS program started in 2007, with collateral and servicing for the first transaction provided by EverBank Reverse Mortgage LLC (where Mr. Corn, our Chief Executive Officer and

Chairman, and Mr. Sivori, our Chief Operating Officer, served as Co-Presidents). The market for Agency HMBS has grown rapidly since its inception in 2007. As of September 30, 2014, there were over $48.2 billion of Agency HMBS outstanding. Agency HMBS are backed by the cash flows from the underlying HECM loans, which are passed on to the securities' investors, and are typically known as "pass-through securities." For investors who demand a specific type of reverse mortgage cash flow, Agency HMBS may be re-securitized into Agency HMBS real estate mortgage investment conduits, or Agency H-REMIC securities. Agency H-REMIC securities can be structured to provide different cash flows whose timing or other characteristics are more suitable for a given investor than a pure pass-through Agency HMBS. Agency HMBS and Agency H-REMIC securities can be attractive because they have a security guarantee from Ginnie Mae, which guarantees the ultimate payment of principal and interest due on the securities, in addition to the loan-level insurance from the FHA. Below is an illustration of FHA loan-level insurance and Ginnie Mae security guarantee that are available to HECM loans, Agency HMBS and Agency H-REMIC securities:

Note:
Non-Agency HMBS and private reverse mortgage loan securitizations, which do not carry the Ginnie Mae security-level guarantee, also exist. Non-Agency HMBS are collateralized by FHA-insured HECM loans and private reverse mortgage loan securitizations are generally collateralized by private reverse mortgage loans. Before the Ginnie Mae HMBS program was established, there was no security level guaranty in the market; instead all securitizations were either non-Agency HMBS or private reverse mortgage loan securitizations.

Comparison of Reverse Mortgage and Forward Mortgage Assets

        Reverse mortgage loans and securities backed by reverse mortgage loans exhibit certain fundamental characteristics which we believe make them more attractive investments than traditional forward mortgage loans and securities backed by traditional forward mortgage loans. The predictability of HECM loan cash flows is greater than a traditional forward mortgage loan for reasons which include the following:

  •
  The primary factors affecting reverse mortgage maturities are death and mobility, which are not driven by changes in interest rates.

  •
  Reverse mortgage borrowers make no monthly principal and interest payments and therefore are less sensitive to changes in interest rates than traditional forward mortgage borrowers who often refinance to lower monthly cash payments to their lenders.

  •
  Falling interest rates do not have the same impact on reverse mortgages as with traditional forward mortgages primarily because the maximum amount of the HECM loan that a borrower is eligible for is calculated based on an expected interest rate which has a current effective floor of 5%. As a result, as interest rates fall below 5%, borrowers thinking about refinancing would not benefit from greater proceeds associated with a lower rate as would borrowers using traditional forward mortgages.

  •
  The average life of an investment directly in a HECM loan or through an Agency HMBS is significantly more predictable than a traditional forward mortgage loan because when the outstanding loan balance reaches 98% of the maximum claim amount, the lender may assign the loan to the FHA, which will purchase the loan from the lender at par, provided the loan is not in default. Thus, the lender's extension risk is mitigated.

        The charts below illustrate the basic behavior of a hypothetical traditional forward mortgage loan and hypothetical reverse mortgage loan over time. With a traditional forward mortgage loan, the borrower generally makes regular principal and interest payments and the value of the borrower's equity will typically rise over time. With a reverse mortgage loan, however, the loan balance increases over time as interest and fees are added to the loan's principal balance. As a result, a borrower's home equity value typically declines over time.

Hypothetical Traditional Forward Mortgage Loan

Hypothetical Reverse Mortgage Loan

*
Assumes (1) a home appraisal and maximum claim amount of $250,000, (2) a one-time, lump sum loan of $150,000 with no future draws, (3) annual home price appreciation of 2% and (4) a mortgage interest rate of 6%. When the outstanding loan balance reaches 98% of the maximum claim amount, the lender may assign the loan to the FHA, which will purchase the loan from the lender at par, provided the loan is not in default.

        The chart below illustrates a broader comparison of forward and reverse mortgage investment characteristics. We believe there are several other characteristics that make HECM loans and Agency HMBS attractive, such as minimal negative convexity or even positive convexity (which measures the sensitivity of the duration of a security to changes in interest rates), predictable cash flows, and attractive interest rate sensitivity features.

        Although the table above highlights many of the advantages of HECM loans and Agency HMBS relative to their forward mortgage counterparts, one of the main advantages of the forward mortgage market is its liquidity. According to the U.S. Federal Reserve, the total size of the forward mortgage market in the United States was over $9.5 trillion as of September 30, 2014, approximately half of which was packaged in Agency MBS. The size of the Agency HMBS market, on the other hand, was just over $48.2 billion as of September 30, 2014. This relative lack of liquidity has been one of the reasons that Agency HMBS offer higher expected returns than Agency MBS. The chart below highlights the higher potential returns that the market has offered Agency HMBS investors over time.

 Representative Spreads of Fixed-Rate Agency HMBS vs. Fixed-Rate Agency MBS

  Source: Agency fixed-rate HMBS spreads were obtained from Bank of America Merrill Lynch and Brean Capital. Forward Agency MBS spreads were obtained from J.P. Morgan. Agency fixed-rate HMBS spreads were calculated as spreads over the swaps curve, using market prices for newly-issued Agency fixed-rate HMBS as of each date and assuming prepayment projections equal to 100% of the HECM loan prepayment curve, which is an industry standard that is based on loan age and represents the estimated rate at which HECM loans are paid off over time. We believe these spreads offer a representative and comparative measure to the forward Agency MBS spreads. Forward Agency MBS spreads were calculated as spreads over the swaps curve based on market prices as of each date and prepayment projections calculated using the 2013 J.P. Morgan DataQuery prepayment model. DataQuery is a proprietary cross-product application used to retrieve, analyze and chart historical financial data. The dotted line shows the so-called zero volatility spreads, which measure the spreads over the swaps curve required in discounting forecasted cash flows to arrive at the present market price, assuming no volatility for forward interest rates. The solid bold line shows option-adjusted spreads, which were calculated by taking into account the volatility of interest rates and determining the reduced spread that would cause the security's discounted price to equal its market price after taking into account many interest rate scenarios.

        As shown in the chart above, since January 2010, the incremental return offered on Agency HMBS versus forward Agency MBS, when fully hedged for convexity, has ranged from approximately 20 to 130 basis points. Thus, while the greater liquidity in the forward Agency MBS market has provided that market with the advantage of more potential counterparties and more trading volume, we believe it has also led to more efficient pricing of forward Agency MBS. One very significant advantage of investing in Agency HMBS is the relative lack of prepayment risk compared to forward Agency MBS, which carry high prepayment risk in a declining interest rate environment. The dotted line in the table above shows the spread to the interest rate swaps curve that an investor could earn by investing in forward Agency MBS if there existed no prepayment risk (i.e., no difference in realized prepayments compared to an investor's forecast of prepayments). However, in practice, because future interest rates are unknown, prepayment risk exists, and there is a significant cost to the investor to hedge against this prepayment risk. The solid bold line in the table above shows the diminished spread to swaps that an investor could earn on forward Agency MBS after this hedging cost is taken into account. This is in sharp contrast to Agency HMBS, which carry significantly less prepayment and extension risk than forward Agency MBS. As a result, we do not believe there is a material need for convexity hedging, partly due to the Ginnie Mae issuer's obligation to repurchase the HECM loans in the Agency HMBS pool when loans reach 98% of the maximum claim amount. If interest rates begin to rise, we expect the risks associated with such a rise to be mitigated in part because Agency HMBS do not exhibit significant negative convexity.

        The chart below illustrates the difference in prepayment speeds on recent vintage fixed-rate Agency HMBS versus fixed-rate Agency MBS. The left axis shows the CPR, which measures the annualized percentage of the existing mortgage pool that pay off in a given period.

 Prepayment Speeds for Vintage Agency MBS

  Source: CPRs are three-month average speeds calculated from data obtained from Bloomberg. Agency fixed-rate forward mortgage-backed securities speeds were derived from Fannie Mae's 30-year fixed rate mortgage-backed securities of 2009 vintage with a 4.5% net coupon. Agency fixed-rate HMBS speeds were derived from the 20 largest fixed-rate Agency HMBS of 2009 vintage, comprising $2.0 billion of the outstanding balance of $4.8 billion mortgage-backed securities, with a weighted average net coupon of 5.49%.

Our Strategy

        Our principal objective is to provide attractive risk-adjusted returns to our stockholders over the long term through distributions and capital appreciation. We use our proprietary technology and management experience to originate HECM loans through our origination subsidiary, RMF. We securitize such loans into Agency HMBS, which we intend to retain for our portfolio or sell to third parties. We originate such loans through three distinct channels—retail, wholesale and correspondent:

  •
  Retail:  We originate loans through our retail channel, which involves interfacing directly with potential borrowers. We have two types of retail origination channels: (1) an internal in-bound call center, using company generated leads through media and internet advertising and (2) local field representatives working with referral networks.

  •
  Wholesale:  We originate loans through our wholesale channel, which mainly consists of small mortgage brokers. The loans are underwritten by us and we fund these loans in our own name on behalf of the mortgage brokers. In addition, during 2015, we plan to partner with community banks and credit unions that serve older Americans by using our proprietary technology to allow branch loan officers to quickly approve a bank customer either in-person or over the phone.

  •
  Correspondent:  We purchase loans through our correspondent channel from closed-loan sellers. The third-party originators with whom we partner are all FHA-approved lenders who have met our credit criteria and are subject to our periodic review.

        Our three separate origination channels allow us to diversify our production without becoming dependent on any one particular segment of the market. We believe that our strategy of originating, securitizing and servicing internally sourced reverse mortgage assets enables us to attain more consistent asset quality. In addition, we service the HECM loans we originate, which allows, us to capture real-time, loan-level data and further enables us to efficiently manage our Agency HMBS portfolio. We believe that access to both internally sourced Agency HMBS and third-party Agency HMBS provides us with investment flexibility and a significant market advantage.

        The following chart provides information regarding our HECM loan origination volumes through our three origination channels for the three months ended September 30, 2014:

        For the three months ended September 30, 2014, our HECM loan production volumes, by channel and on an aggregate basis, were as follows:

	Retail	Wholesale	Correspondent	Total
Aggregate principal limit	$18,152,934	$59,375,659	$133,819,435	$211,348,027

	Retail	Wholesale	Correspondent	Total
Aggregate unpaid principal balance	$11,206,412	$34,684,053	$86,937,688	$132,828,153

        The following table provides information regarding the HECM loans we originated during the three months ended September 30, 2014:

	Fixed-Rate HECM Loans	Adjustable-Rate HECM Loans
Average maximum claim amount	$293,241	$301,004
Average principal limit	$166,538	$177,292
Average unpaid principal balance	$158,467	$101,044
Average borrower age at origination	70	73
Weighted average interest rates	5.01%	2.51%

        We seek to achieve our return objectives by continuing to build a portfolio consisting primarily of Agency HMBS, non-Agency HMBS and Agency H-REMIC securities and through loan origination, securitization and servicing of HECM loans and other reverse mortgage loans. Our comprehensive portfolio selection process uses in-house research, proprietary models, rigorous underwriting and portfolio optimization. In order to optimize our portfolio's returns, cash flows and duration, we intend to augment our newly issued Agency HMBS originated by us with a portfolio of seasoned third-party issued Agency HMBS, non-Agency HMBS and Agency H-REMIC securities. By acquiring securities that we anticipate will reach 98% of the maximum claim amount and become assignable to the FHA before the loans we originate become assignable, we seek to generate cash flows approximating our reported interest income. As of September 30, 2014, our portfolio consisted of newly issued and seasoned fixed-rate and adjustable-rate Agency HMBS and adjustable-rate non-Agency HMBS. We anticipate that as demand for non-FHA insured reverse mortgage loans grows and the private label reverse mortgage securitization market re-emerges, we may diversify our assets to include private reverse mortgage loans and non-Agency reverse mortgage-backed securities. Depending on market conditions, we may also expand our strategy to opportunistically invest in other reverse mortgage real estate-related assets, including through the bulk acquisition of reverse mortgage loans and loan servicing from third parties, to the extent consistent with our ability to qualify, and remain qualified, as a REIT and maintain our exclusion from registration as an investment company under the 1940 Act. We refer collectively herein to reverse mortgage loans, which include HECM loans and private reverse mortgage loans, and securities backed by reverse mortgage loans, which include Agency HMBS, non-Agency HMBS, Agency H-REMIC securities, non-Agency reverse mortgage-backed securities and other real estate-related assets in which we may opportunistic invest, as our target assets.

        We believe we are well positioned for opportunistic purchases of legacy reverse mortgage assets because we are well capitalized, can service the loans, issue Agency HMBS, and offer borrowers refinance opportunities through in-house origination. For example, in May 2014, we acquired 100% of the issued securities, including the equity interests, in Mortgage Equity Conversion Trust 2006-SFG1, or MECA, a private label reverse mortgage securitization collateralized by HECM loans, for $175 million. The assets of MECA include approximately $26 million of cash and HECM loans with an unpaid principal balance of approximately $169 million. We intend to liquidate MECA, securitize approximately $120 million of the HECM loans currently eligible for Agency HMBS, and retain and service the remaining approximately $49 million of the HECM loans which have either matured or are in the process of liquidation.

        We use debt financing as part of our strategy. Depending on market conditions and the terms of financing available to us, in order to enhance our returns, we expect to finance Agency HMBS, non-Agency HMBS and Agency H-REMIC securities primarily with short-term borrowings through master repurchase agreements, and to fund the origination of HECM loans and other obligations with respect to those loans with borrowings under warehouse facilities. We may also finance our assets with bank credit facilities (including term loans and revolving facilities), as well as public and private equity and debt issuances.

        Our hedging strategy largely depends on the types of assets we hold in our portfolio from time to time. For our adjustable-rate Agency HMBS, non-Agency HMBS and Agency H-REMIC securities, to the extent that we are able to structure our borrowings to align the cash flows to such securities, any other hedging strategy related to those securities will be minimal due to the low prepayment risk associated with those securities. For our fixed-rate Agency HMBS and non-Agency reverse mortgage-backed securities and our fixed rate interest-only Agency H-REMIC securities, we intend to hedge the potential interest rate and maturity mismatch between the interest we earn on these securities and the borrowing costs on our shorter-term borrowings. In order to mitigate the interest rate risk associated with financing these securities, we may enter into interest rate swaps, interest rate caps, interest rate flows, interest rate swaptions, U.S. Treasury securities and futures on U.S. Treasury securities, futures and forward contracts, options on any of the foregoing, and other similar hedging transactions that effectively lock in the spread between the interest rate we earn on these securities and the interest we pay on our financing costs.

        We also expect to benefit from our strategic relationship with Brean Capital, an investment bank with a leading reverse mortgage-backed securities platform that provides sales, trading, banking, research and advisory services on a wide range of mortgage and asset-backed securities and government agency securities. We have entered into a strategic services agreement pursuant to which Brean Capital provides us with comprehensive capital markets support to facilitate the growth of our portfolio management and reverse mortgage origination, securitization and servicing business. Under the agreement, Brean Capital provides certain services to us, which services include, among others, the following:

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  secondary marketing services, including managing our loan pipeline and assisting us with our hedging strategies as well as advising and assisting us in the selling of Agency HMBS to, and trading with, third parties and on the pooling of loans, and providing related market support;

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  advisory services to our executive officers and directors, including analyzing, modeling and developing our portfolio of securities, providing assistance with and analyzing the purchase price to be paid by us for any securities purchased from RMF, providing market data relating to financing options, assisting us with and analyzing potential hedging options, providing market data to support our structure and operations as well as research and market intelligence;

  •
  systems services such as access to certain technology, office space and other infrastructure support; and

  •
  such other services that may be agreed to by the parties from time to time.

        For further information regarding our relationship with and the fees that we pay to Brean Capital, see "—Our Strategic Relationship with Brean Capital" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations."

Our Competitive Strengths

        We believe the following strengths provide us with a significant competitive advantage in executing our business strategy:

  •
  Experienced leadership in the reverse mortgage market.  Certain members of our senior management team have an established track record across various economic cycles. Since 1998, certain members of our senior management team have built, managed and sold several leading reverse mortgage companies that have made significant contributions to our industry—including innovations in product and process improvements, consumer marketing, securitization financing, trade association leadership and technology. In 2011 and 2012, certain members of our senior management team, in their capacity as senior executives at MetLife Bank, N.A., led the issuance of more than $3.9 billion of Agency HMBS, or approximately 21.6% of the total issuance of Agency HMBS. Mr. Corn helped MetLife Bank, N.A. achieve a market share of approximately 31.4% for retail and wholesale reverse mortgage loan originations at its peak in December 2011. Mr. Peskin founded Senior Lending Network which he grew to achieve an approximately 11.6% market share for retail and wholesale originations in the reverse mortgage space at its peak in June 2009. Certain members of our senior management team also have extensive experience overseeing the servicing of reverse mortgage loans, with Messrs. Corn and Peskin overseeing the servicing of over 66,000 and 19,600 reverse mortgage loans, respectively, at their peaks during their tenure at MetLife Bank, N.A. and Senior Lending Network, respectively.

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  Vertically and horizontally integrated business model.  We have a vertically and horizontally integrated portfolio management and reverse mortgage origination, securitization and servicing business model that has the ability to originate, acquire, service, invest in, and manage reverse mortgage loans and reverse mortgage-backed securities. We currently employ 165 full-time employees, including more than nine seasoned executive officers with an average of 15 years of experience in the reverse mortgage industry. We believe our ability to originate our own loans and create our own securities will give us access to a captured source of reverse mortgage assets and allow us to capture greater economics than a reverse mortgage company without a similar origination, securitization and servicing platform. We believe that our synergistic origination and investment business model will allow us to identify, assess and manage the risks associated with each opportunity, and to quickly and efficiently execute on opportunities we deem desirable.

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  Proprietary technology.  Certain members of our senior management team have developed reverse mortgage technology, both point of sale tools and loan origination software, that during the period from 2008 through 2012, was one of the most widely used technologies in the reverse mortgage space to originate loans. More recently, we founders developed proprietary state-of-the-art loan origination and operations software for RMF, which we refer to as Tango 2.0. Having our own proprietary technology will allow us to customize our solutions based on different origination strategies and enable us to integrate seamlessly with third-party solutions to maximize speed, efficiency and ease of use. Tango 2.0 will also allow us to control our product and pricing tools, as well as our fulfillment, underwriting, closing, post-closing and pooling functions. We expect this will drive down our operations costs while providing our strategic partners easy access to product and pricing information and allow us to work together to streamline the origination process. Further, Tango 2.0 has a rules based validation functionality to help us better manage our sales force and third-party customers to ensure that loans are originated in compliance with our stringent internal standards and with all state and federal requirements.

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  Critical industry relationships.  Certain members of our senior management team have been involved in the reverse mortgage industry since 1989 when the FHA HECM loan program was first launched. As a result, we have developed an in-depth knowledge of the industry and a wide-ranging network of long-standing relationships with reverse mortgage loan officers, mortgage brokers and mortgage banks focused on the reverse mortgage market, real estate companies and agents, commercial and regional banks, credit unions, senior living communities, developers, and other key market participants. We believe these broad and deep relationships will give us access to an ongoing pipeline of attractive origination and acquisition opportunities. We also believe our senior management team's extensive network of relationships with lenders and other financial institutions will enable us to better manage our obligations as a Ginnie Mae issuer. In addition, we believe that

    Brean Capital's integrated investment model will provide us with access to other industry relationships, market intelligence, and execution capabilities that will support the growth of our business.

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  Differentiated business strategy.  We believe there are relatively few institutional investors whose core strategy is focused on the reverse mortgage market, and no public or private REITs currently focused exclusively on originating, acquiring, servicing, investing in, and managing reverse mortgage loans and reverse mortgage-backed securities. We believe our focus on HECM loans, Agency HMBS and non-Agency HMBS will allow us to effectively manage our portfolio and generate attractive returns while managing duration risk more efficiently than investors of traditional mortgage-backed securities. Since we focus exclusively on reverse mortgage products and not other financial or insurance products, we believe that we are uniquely positioned to partner with the universe of potential reverse mortgage lenders, such as community banks and credit unions that may be interested in offering reverse mortgage loans to their aging customer base. Similarly, we can focus our strategy on the many financial advisors who focus on the retirement income planning space and wish to use the reverse mortgage loan as a means of unlocking home equity for their clients without the distractions that many of our competitors face in focusing on much broader business models.

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  Management alignment.  Our executive officers and directors and their affiliates have invested over $            in our company. Upon completion of this offering, we expect our executive officers and directors and their affiliates will collectively own approximately        % of the outstanding shares of our common stock, or         % if the underwriters exercise their overallotment option in full.

Market Opportunity

        Reverse mortgage loans have had a low market penetration. Based on data from Reverse Market Insight and the U.S. Census Bureau and assuming that the percentage of Americans aged 62 and over who were homeowners in 2010 remained constant in 2014, we estimate that only about 2.16% of eligible households had a reverse mortgage loan as of February 2014. We believe that reverse mortgage loans will become an increasingly important financial planning tool for baby boomers (those ages 49 to 67 in 2014) and other elderly Americans in their retirement years. In addition, market factors including favorable aging demographics, potential home price appreciation, ongoing effects of the recent mortgage crisis, large lender exits from the reverse mortgage market, increased liquidity needs and recent changes to the FHA HECM loan program have created an attractive investment opportunity in the industry. We believe that all of these factors have created an exceptional opportunity for us to implement our business plan as a new company with no constraining legacy portfolio issues.

Supportive Demographic Trends

        According to the U.S. Census Bureau, the number of Americans aged 62 and over was projected to be approximately 55.2 million in 2013 and is expected to rise substantially going forward. According to the U.S. Census Bureau, this segment of the population is expected to increase by an average of about 1.9 million individuals every year from 2014 through 2020. The first baby boomers became eligible for a reverse mortgage loan in 2008 and, as they continue to age and approach retirement, they will be an important driving force in creating a large and growing addressable market. In addition to the growing population, older Americans also have relatively high homeownership rates. According to the U.S. Census Bureau, as of 2011, those 65 years of age and over had a homeownership rate of about 81% compared to the national average of about 66%. According to Reverse Market Insight, the number of older homeowners with a first or second lien mortgage is expected to grow from 6.2 million in 2009 to 18 million in 2016 and the number of older homeowners with no mortgage is expected to grow from 12.1 million in 2009 to 15.2 million in 2016. We expect these favorable aging and homeownership demographics to provide us with a substantial market and the opportunity to expand our reverse mortgage loan originations.

Over $3 Trillion in Home Equity

        Today's financial environment for older Americans in the United States creates a unique opportunity for individuals to improve their quality of life by accessing equity in their primary residences. Many older homeowners have accumulated significant equity in their homes through many years of mortgage payments and appreciation of housing prices. According to research by the National Reverse Mortgage Lenders Association, older Americans in the United States held approximately $3.54 trillion of home equity as of the fourth quarter of 2013. For many Americans, their primary residence is their largest single asset. According to the U.S. Census Bureau, median home equity for households age 65 and over in 2011 was about $130,000, while total net worth, excluding home equity, was just over $27,000.

        With no real way to access such equity without either having to sell their homes or taking out forward mortgage or home equity loans which require monthly payments, we believe reverse mortgage loans are becoming an increasingly important tool that provides older Americans with greater financial flexibility. Furthermore, beginning in January 2014, the implementation by the CFPB of the "qualified mortgage" rule, which, among other things, limits a borrower's total debt-to-income ratio on all outstanding indebtedness to 43% of the borrower's pre-tax income for qualified mortgages, effectively created a barrier that prevents retirees with minimal or no income from obtaining conforming forward mortgage loans. A reverse mortgage loan can provide cash to meet immediate unexpected financial obligations, such as medical bills, as well as being an important tool in long-term retirement planning. According to the CFPB, reverse mortgage borrowers are taking out loans at younger ages than they have historically. As of September 30, 2014, nearly half of the reverse mortgage borrowers were under age 70, which we consider indicative of a growing propensity to tap home equity, rather than pass it on to an heir or estate.

        We believe many baby boomers and other elderly Americans are insufficiently prepared for retirement and do not have enough savings to maintain their desired lifestyles once eligible for retirement. According to the National Institute on Retirement Security, the retirement outlook in the United States has been devastated by the decline of traditional defined-benefit pensions and the inadequate availability and employee participation in 401(k) plans and similar defined-contribution programs. With social security distributions often being insufficient to cover desired living expenses, we believe personal savings and wealth will become an increasingly important driver in long-term financial planning. As such, we expect that reverse mortgage loans will become an increasingly important tool that will allow those who are "house-rich" but may be "cash-poor" to maintain their desired lifestyles in retirement by monetizing home equity while eliminating the burden of making monthly cash mortgage payments.

Underserved Marketplace

        Since 2011, a number of the largest institutional providers of reverse mortgage loans have exited the business and/or ceased originating new reverse mortgage loans. For example, Bank of America, Wells Fargo and MetLife Bank, N.A., which collectively originated over 59% of the HECM loans in the first quarter of 2011, have exited the industry since that time. Bank of America, Wells Fargo and MetLife Bank, N.A. reached peak origination volumes of 22.8% in December 2009, 48.1% in May 2005 and 31.4% in December 2011, respectively. Bank of America cited a need to refocus on its core business lines in the aftermath of the financial crisis while Wells Fargo cited concerns over the reputational risks of foreclosing on seniors due to tax and insurance defaults. MetLife Bank, N.A. announced its exit from the reverse mortgage business as part of the wind-down of its banking charter. As of September 2014, the top five retail lenders, which include One Reverse Mortgage LLC (a Quicken Loans company), Security One Lending/Reverse Mortgage Solutions Inc. (a subsidiary of Walter Investment Management Corporation), American Advisors Group and Liberty Home Equity Solutions, Inc. (a subsidiary of Ocwen Financial Corporation) and Urban Financial of America LLC, have collectively originated approximately 42.6% of the HECM loans. We believe the dislocation resulting from the exit of large institutional participants has created a unique opportunity in the reverse mortgage industry for a new, legacy-free platform, such as ours, to take significant market share.

        Today, a limited number of regional and national banks offer reverse mortgage loans. As of September 30, 2014, there were approximately 12,700 local community banks and credit unions nationally reaching millions of older Americans, but less than 2% of these banks and credit unions have originated a HECM loan during the first nine months of 2014. However, over the next few years, we expect that increased consumer demand will spur more traditional regional and local banking institutions and credit unions to make reverse mortgage products available to their customers. With a significant percentage of community banks and credit unions' depositors being older Americans, we believe that there is an unprecedented opportunity to provide a comprehensive suite of services to these banking institutions where we provide back office services, including processing, underwriting, loan purchasing, servicing and other customized "white label" services based on the individual banking institution's needs.

Continued Government Support

        We believe that recent FHA changes help secure the sustainability of the HECM loan program and that the Reverse Mortgage Stabilization Act of 2013 will further help ensure the fiscal safety and soundness of the HECM loan program while simultaneously creating a consumer friendly loan program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Current Market Observations."

General Characteristics of Reverse Mortgage Loans and Reverse Mortgage-backed Securities

HECM Loans and the FHA HECM Loan Program

        A HECM loan is a reverse mortgage loan that has been originated by an approved non-supervised FHA mortgagee that is insured up to the maximum claim amount by the FHA through its HECM loan program. These loans are designed specifically for older Americans to convert equity in their homes to cash without having to make monthly principal and interest payments. We originate HECM loans through our retail, wholesale and correspondent channels.

        Since the inception of the HECM loan program in 1989 through September 2014, the FHA has insured more than 890,000 reverse mortgage loans. The FHA manages its insurance risk by limiting the percentage of the initial available equity that a HECM loan borrower can draw by use of a principal limit factor. The FHA calculations that determine the principal limit factor are the result of a complex mathematical model combining the interest rate assumption, life expectancy data, and other modeling assumptions (e.g., house price appreciation). Conceptually, the principal limit factor is similar to the loan-to-value ratio applied to a traditional forward mortgage in that it represents the percentage of the value of the home (or the FHA national loan limit applicable to HECM loans, whichever is lower) against which the borrower is authorized to borrow. For a given HECM loan applicant, the HECM loan principal limit available to the applicant is equal to a principal limit factor multiplied by the maximum claim amount, (which is determined at the time of loan origination and does not change over the life of the loan). The principal limit factor is determined based upon the borrower's age at origination and the expected interest rate (which has a current effective floor of 5%). Over the course of the loan, the principal limit grows at a rate equal to the sum of the mortgage interest rate and the MIP. Borrowers can generally continue to draw cash as long as the loan balance is below the current principal limit.

        The FHA charges the borrower MIPs to offset the cost to insure the loan, which consists of an upfront MIP and an ongoing annual MIP. Upfront and annual MIPs are the primary source of revenue for the HECM loan program. As described above in "—Current Market Observations," since the signing of the Reverse Mortgage Stabilization Act of 2013, the FHA has issued a mortgagee letter which has created a new upfront MIP structure. The rate is 0.50% for borrowers that draw no more than 60% of the principal limit during the first 12 months and 2.50% for borrowers electing to draw more than 60% of the principal limit during the first 12 months. The annual MIP rate is 0.50% for loans endorsed in 2009 and 2010 and

1.25% for loans endorsed in 2011 and later. The annual MIP rate is calculated as a percentage of the current loan balance.

        Because there are no monthly cash payments due from a borrower on a HECM loan, interest, servicing fees and MIPs accrue to the loan balance, along with any additional draws, if taken by the borrower. When the outstanding loan balance reaches 98% of the maximum claim amount, the lender may assign the loan to the FHA, who will purchase the loan from the lender at par, provided the loan is not in default. This assignment to the FHA in no way impacts the borrower's rights or ability to remain in the home but has the effect of limiting the extension risk to the lender. Unlike a traditional forward mortgage loan where, absent changes in a home's value, the borrower's home equity increases and the loan balance decreases over time as the borrower repays the lender, in the case of a reverse mortgage loan, a borrower's home equity decreases and the loan balance increases over time as interest and other costs accrue.

        The repayment of a HECM loan is not required as long as at least one borrower maintains his or her primary residence at the home and continues to meet all other loan obligations. Unlike a traditional forward mortgage loan, a reverse mortgage loan does not require any cash payments on the loan (although it is similar to a traditional forward mortgage loan in that the borrower is required to maintain the home in good repair and pay real estate taxes and property insurance premiums) until the occurrence of a maturity event. A maturity event for a HECM loan generally occurs when the borrower dies (provided there is no deferral of the due and payable status of the loan by an eligible non-borrowing spouse), the property has been sold or title in the property is otherwise conveyed, the property is no longer the borrower's principal residence, the borrower fails to occupy the property for a period of longer than 12 consecutive months because of physical or mental illness or the borrower fails to perform certain obligations which remain uncured under the loan (e.g., fails to make certain agreed upon repairs to the property or to pay real estate taxes and/or property insurance premiums). If any of these events occurs, the loan's unpaid principal balance and all accrued interest and fees must be repaid in full. For a description of the repayment of a HECM loan, see "—Payments, Prepayments and Assignments of HECM Loans" below.

        If the lender originates a loan that meets the FHA's requirements, the FHA will insure the loan. The insurance protection effectively guarantees the borrower that regardless of what happens to the lender, the borrower's ability to draw additional funds (absent the occurrence of a maturity event) is secure, and that the borrower will never owe more than what the house is worth.

        Under current FHA guidelines, borrowers are generally allowed to draw up to 60% of their principal limit either at closing or within the first 12 months, unless the borrower has mandatory obligations that must first be paid off that are in excess of 60% of their principal limit. Borrowers with mandatory obligations are allowed to draw an amount that is 10% of their principal limit greater than their mandatory obligations either at closing or within the first 12 months, and this amount may exceed the 60% limit noted above unless the borrowers' mandatory obligations does not exceed 50% of their principal limit. Subsequent to the 12-month anniversary of the loan closing, the borrower has unrestricted access to the undrawn funds other than fixed-rate, single lump sum payment plan HECM loans. In this regard, the FHA also now permits the borrower to take a one-time, upfront draw, subject to the limitations described above, but the borrower cannot access additional draws in the future.

        The loan may be disbursed (i) in a lump sum (subject to the limitations described above), (ii) in the form of a tenure payment (similar to an annuity for as long as the last surviving borrower stays in the home and continues to meet the loan obligations), (iii) as needed through a line of credit, (iv) in monthly payments for a fixed monthly term, or (v) in a combination of these options. A borrower may change the payment structure for a nominal fee, except in connection with the single lump sum payment plan HECM loans.

        The borrower generally incurs two types of costs with a HECM loan—closing costs and on-going costs. Closing costs for a HECM loan include an upfront MIP, an origination fee determined by the lender and third-party closing costs. As discussed above, the amount of the upfront MIP is determined by the percentage of the principal limit that the borrower draws with the first 12 months after closing. The origination fee is capped by the greater of (i) $2,500 and (ii) a maximum of the lesser of $6,000 or 2% of the maximum claim amount, up to $200,000, plus an additional 1% of the maximum claim amount greater than $200,000 (which maximum claim amount subject to the current program limit is $625,500). Third-party closing costs are similar to those for traditional forward mortgage loans (e.g., appraisal fees, title insurance, recording fees and other similar closing costs). On-going costs include interest (either at a fixed or adjustable-rate selected by the borrower), an annual MIP and possibly a separate monthly servicing fee.

Payments, Prepayments and Assignments of HECM Loans

        There are no principal and interest payments due from a borrower for a HECM loan until the occurrence of a maturity event. In general, HECM loans are repaid with proceeds from the sale of the home. With regard to repayment of the HECM loan, the borrower or the borrower's estate (in the event the borrower dies) is not obligated to pay any amounts in excess of the net proceeds from the sale of the home. To the extent the unpaid principal balance of the HECM loan, plus accrued interest and any costs and expenses reimbursable to the lender, exceeds the proceeds from the sale of the home, FHA insurance covers any balance due to the lender up to the maximum claim amount.

        A borrower may elect to make voluntary prepayments of the HECM loan at any time without any penalty being assessed. However, voluntary prepayments occur with significantly less frequency than prepayments on traditional forward mortgage loans because unlike traditional forward mortgage borrowers, HECM loan borrowers do not generally refinance when rates fall. Because the balance on a HECM loan rises over time, refinancings are much rarer in the reverse mortgage market than in the forward mortgage market.

        In addition, under the FHA HECM loan program, a lender will generally have the right to assign the HECM loan to the FHA when the outstanding principal balance of the HECM loan is equal to or greater than 98% of the maximum claim amount, or when a request for a line of credit draw, or a scheduled advance, will cause the outstanding balance of the HECM loan to equal or exceed 98% of the maximum claim amount. Because the FHA insurance program accepts loans for assignment to the FHA once the loan value reaches 98% of its maximum claim amount, the Ginnie Mae HMBS program requires the Ginnie Mae issuer to repurchase the HECM loan from the Agency HMBS pool when that threshold is reached. The price to repurchase the HECM loan from the pool is equal to the outstanding principal balance and accrued interest through the last day of the month in which the maximum claim amount was reached. If the HECM loan is not in default, the Ginnie Mae issuer can assign the repurchased loan to the FHA and receive reimbursement. However, the reimbursement can take up to 60 days to process (although the recent introduction by the FHA of an automated claim process could possibly reduce this time period in the future to less than seven days), during which time the HECM loan would remain insured by the FHA and the Ginnie Mae issuer or lender would earn the interest on the HECM loan but would need to cover the cost of holding the loan.

        At assignment, the HECM loan continues to accrue interest and MIP until loan termination. All fees, cash draws, and other cash outflows are paid by the FHA on a monthly basis. Upon termination of the loan, the unpaid principal balance of the HECM loan is due and payable. This obligation can be satisfied by selling the home and remitting the net sales proceeds to the FHA, even if less than the unpaid principal balance, or by conveying the home to the FHA. The borrower's estate can also purchase the home for 95% of the appraised value, even if that value is below the unpaid principal balance.

        HECM loans that are in default when they reach 98% of the maximum claim amount are discussed below in "—Defaults, Foreclosures and Loss Claims."

Defaults, Foreclosures and Loss Claims

        A HECM loan is automatically in default and considered due and payable if the last remaining borrower has died, provided that there is no deferral of the due and payable status by an eligible non-borrowing spouse. In determining when other types of events are events of default and the loan is called due and payable, the FHA makes a determination as to whether or not the servicer has done everything necessary to mitigate potential loss and protect the borrower's rights. An example of this would be where the borrower has been delinquent in the payment of real estate taxes and/or property insurance premiums. If the servicer has followed the FHA prescribed loss mitigation processes and the FHA concludes that the borrower cannot or will not cure the delinquencies, it will call the loan due and payable. Another example would be where the borrower has not occupied the home as his or her principal residence and the servicer has satisfied itself that the borrower does not intend to reoccupy the home, then the HECM loan would be called due and payable.

        A HECM loan that is called due and payable must be paid off by the borrower or the borrower's estate. However, a HECM loan is non-recourse and carries no personal liability to the borrower or the borrower's estate, and the lender may not pursue the borrower for a deficiency judgment. In the event, after a reasonable time, the HECM loan is not paid off, we would, as servicer, foreclose on the property.

        A HECM loan that was in default when it reached 98% of the maximum claim amount may be assigned if the default is cured and the loan continues to be fully insured. However, the assignment cannot be for any more than the maximum claim amount. We may, as servicer, continue to hold the HECM loan and recover the repayment through ultimate repayment, sale of property and, if necessary, file a loss claim with FHA.

        In the event a property we have foreclosed upon is not sold within the FHA's designated marketing period of six months, we must obtain a final appraisal and, if required, a loss claim will be filed with the FHA based on that valuation. We will then assume the collateral as REO, booked at this fair value and assume all risks associated with its ultimate disposition.

        The FHA will reimburse us for most losses incurred by us, up to the maximum claim amount, if upon disposition of the collateral, a deficit exists between the value of the collateral and the loan balance. However, there are certain costs and expenses that the FHA will not reimburse. The FHA will generally reimburse two-thirds of any foreclosure costs or $75, whichever is greater. Additionally, the FHA pays an interest rate (which is generally lower than the interest rate on the loan), or the FHA debenture rate, instead of the interest rate from the date the loan becomes due and payable to the date of the disposition of the property or final appraisal. In the event the pass-through rate to an Agency HMBS investor exceeds the FHA debenture rate, the Ginnie Mae issuer or servicer will suffer an interest rate loss between the date of default and the date the loan is purchased out of the Agency HMBS pool.

Agency HMBS

        An Agency HMBS is a standardized mortgage-backed security that is guaranteed by Ginnie Mae and collateralized by FHA-insured HECM loans. The Ginnie Mae HMBS program started in 2007, with collateral and servicing for the first transaction provided by EverBank Reverse Mortgage LLC (where Mr. Corn, our Chief Executive Officer and Chairman, and Mr. Sivori, our Chief Operating Officer, served as Co-Presidents). Ginnie Mae issuers, which are required to service the underlying HECM loans, can pool HECM loan participations, which include the original loan balance, future loan draws, servicing fees and MIP advances, and securitize these balances into an Agency HMBS. Agency HMBS is a class of Ginnie Mae security backed by HECM loan participations and is an accrual class pass-through security. Accordingly, an Agency HMBS does not have a payment schedule. Rather, it accrues interest on the securitized principal until such time that payoffs are received. See "—Cash Flows on Agency HMBS" below. Ginnie Mae guarantees the ultimate payment of interest and principal, rather than the timely payment of interest and principal, as more commonly seen with traditional forward residential mortgage-backed securities. Agency HMBS can be sold to investors as a stand-alone security in pass-through form, or used as collateral for Agency H-REMIC securities.

HECM Loan Securitizations

        FHA-approved lenders, who may also be approved Ginnie Mae issuers, either securitize HECM loans into Agency HMBS or sell their loans to FHA-approved lenders or Ginnie Mae issuers. After an initial loan is securitized, incremental principal additions to a borrower's loan balance may be securitized by the issuer of the original Agency HMBS in separate securitizations. We refer to these subsequent securitizations as "tails." The issuer funds the incremental cash requirements of the loan and typically securitizes these tails into new Agency HMBS. Each participation of a securitized loan ranks pari passu with all other participations of the same loan, regardless of the timing of the securitization.

Servicing of HECM Loans and Agency HMBS

        An approved Ginnie Mae issuer is responsible for servicing and otherwise administering the HECM loans underlying the Agency HMBS in conformity with FHA and Ginnie Mae servicing requirements and will be entitled to a servicing fee, which may be computed as either a flat monthly fee per HECM loan and/or included in the mortgage interest rate of the related HECM loan. Unlike with traditional forward mortgage loans, the issuer must remain the servicer throughout the term of the loan, although the issuer may engage subservicers to assist with the servicing. The servicing fees will accrue on a monthly basis and will be added to the outstanding principal balance of the HECM loan. Unlike servicing traditional forward mortgages, which focuses on collections and maintaining low levels of delinquency, reverse mortgage servicing does not collect regular monthly principal and interest payments. An important incentive for a Ginnie Mae issuer is the potential opportunity for the issuer to recover certain of its corporate advances, MIPs paid to the FHA, Ginnie Mae guarantee fees, and servicing fees, which are all added to the outstanding loan amount, monthly through subsequent Agency HMBS transactions.

        Failure by a servicer to comply with FHA or Ginnie Mae servicing requirements can result in the loss of servicing rights. The FHA may also at its discretion request indemnification from a FHA-approved mortgagee on a possible loss on a HECM loan if it determines that the loan was not originated or serviced in accordance with its rules or regulations.

Agency HMBS Prepayments

        Prepayment speeds for Agency HMBS are driven by the factors that drive prepayment of the underlying HECM loans. Because these events are relatively infrequent, prepayment speeds have been slower on reverse mortgage loans, compared to traditional forward mortgage loans with similar interest rates. In addition, unlike traditional forward mortgage borrowers, HECM loan borrowers do not generally refinance when rates fall. This fact, combined with the 98% buyout feature, provides the lender with the advantage of having relatively greater certainty in forecasting prepayment speeds. See chart illustrating the prepayment speeds for 2009 vintage mortgage-backed securities under "—Comparison of Reverse Mortgage and Forward Mortgage Assets."

        As described above, the most important driver of prepayment for Agency HMBS is the required buyout of the underlying HECM loan once the loan balance reaches 98% of the maximum claim amount. Moreover, this prepayment factor is very predictable, especially for fixed-rate loans. At the time of origination, it is possible to determine the exact month when a fixed—rate HECM loan will accrete to 98% of its maximum claim amount and be purchased out of its associated pool, assuming it is not otherwise prepaid, voluntarily or due to a maturity event, beforehand. For adjustable-rate HECM loans, the accrual to 98% of the maximum claim amount will be influenced by changes in interest rates. For traditional forward mortgage loans and related Agency MBS, rising interest rates typically will materially extend the duration of these loans and securities (i.e., extension risk). For HECM loans and related Agency HMBS, increases in interest rates do not result in an increase in extension risk. For adjustable-rate HECM loans and adjustable-rate Agency HMBS, an increase in interest rates will have the impact of increasing the amount of interest accrued, causing the loan balance to reach 98% of its maximum claim amount more quickly and shortening the life of the Agency HMBS due to the Ginnie Mae issuer's obligation to repurchase the HECM loans when those loans become assignable to the FHA. Thus, in a rising interest rate environment, adjustable-rate Agency HMBS investors will receive repayment more quickly, compared to investors who hold Agency MBS.

Size of Agency HMBS Market

        The market for Agency HMBS has grown rapidly since its inception in 2007. As of September 30, 2014, there were over $48.2 billion of Agency HMBS outstanding, with approximately 64% of securities backed by fixed-rate HECM loans. During the first three quarters of 2014, seven active Ginnie Mae issuers provided over 90% of the Agency HMBS issuance. The chart below shows the volume of Agency HMBS issuance by interest rate type for each year since 2008.

	Total Agency HMBS Issuance by Interest Rate Type
	Issuance Volume ($mm)			Issuance Volume (%)
Year	Fixed-rate	Floating-rate	Total	Fixed-rate	Floating-rate
2008	$370	$987	$1,357	27%	73%
2009	5,713	2,819	8,532	67%	33%
2010	7,772	2,913	10,685	73%	27%
2011	7,282	2,640	9,922	73%	27%
2012	6,125	2,468	8,593	71%	29%
2013	4,613	4,963	9,576	48%	52%
2014*	1,530	3,126	4,656	33%	67%

Total	$33,404	$19,917	$53,321	63%	37%

Source: Bloomberg.

* 2014 figures through September 30, 2014.

        As noted in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Current Market Observations," recent FHA program changes have contributed to a decline in the number of HECM loans insured by the FHA over the last year. The decline in the number of HECM loans has resulted in a decline in the volume of Agency HMBS issuances, as shown in the table above. The financial assessment changes expected to be implemented in March 2015 may have a similar effect on both the HECM loan volume and the volume of Agency HMBS issuances. However, as stated in "—Market Opportunity" above, we believe that the Agency HMBS market is poised for a long period of growth over the long term. We view our ability to access both the primary and the secondary Agency HMBS markets will provide us with a significant advantage.

Cash Flows on Agency HMBS

        Cash flows on Agency HMBS are highly predictable compared to traditional forward mortgage loans and Agency MBS. Since Agency HMBS are accrual securities, all cash flow obligations to the investor (i.e., the original principal amount plus accrued interest) are derived from the ultimate repayment of principal. Such repayment is driven by several factors:

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  Assignment to the FHA at 98% of the Maximum Claim Amount:  This assignment is the largest source of repayment for HECM loans. The time at which the loan will reach 98% depends on the initial loan balance relative to its maximum claim amount and the interest rate on the loan.

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  Death of the Borrower:  The death of the last surviving borrower results in the payoff of the mortgage by the estate or by sale of the collateral.

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  Refinancing:  A borrower may refinance his or her reverse mortgage loan, as with a traditional forward mortgage loan. However, falling interest rates do not have the same impact on reverse mortgage loans as with traditional forward mortgage loans primarily due to maximum principal limit thresholds that are set by the FHA, which include a 5% current expected interest rate floor for purposes of calculating the principal limit amount. That is, a borrower will not be eligible to receive any additional funds at interest rates below 5%. Furthermore, borrowers are not required to make principal and interest payments on HECM loans, thereby dampening borrower sensitivity to interest rate moves in terms of refinances which are driven by lower monthly payment obligations. Historically, an increase in home values, which would enable the borrower to access more home equity, has had a greater impact on refinancing activity. However, the rate of home price appreciation has to be large enough to outpace the increasing balance of the original HECM loan plus transaction costs.

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  Mobility:  Borrowers may move or change principal residence, which necessitates that their HECM loan be paid off. Since borrowers take a reverse mortgage loan in order to stay in their home, it is usually late in the life of the loan when a borrower might change residence, downsize his or her home, or go to an assisted living facility.

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  Taxes and Insurance Default Foreclosure:  If a borrower ceases to pay real property taxes or property insurance premiums on his or her property, the lender can exercise the right to foreclose. Currently, the FHA requires the lender to work with the borrower for up to 24 months to cure a tax or insurance delinquency before exercising the right to foreclose.

Agency H-REMIC Securities

        The H-REMIC program was created by Ginnie Mae in 2009 as a re-securitization vehicle for Agency HMBS. This program was important to the development of the secondary market for HECM loans as it offered dealers an outlet by which to create specific types of bonds tailored to investor needs, beyond the simple pooling of Agency HMBS. Like Agency HMBS, Agency H-REMIC securities carry the full faith and credit guarantee of the U.S. federal government.

        A typical H-REMIC securitization consists of a par stripped pass-through bond and its companion interest only security. The par stripped pass-through bond is suitable for any institution looking for zero risk-weighted cash alternatives with higher yields than U.S. Treasury securities and mitigated prepayment risk, while the interest only security is sought by investors seeking higher yields in return for bearing such prepayment risk. Other potential securities may be created in H-REMIC transactions that are tailored for particular investors based upon the interest rate of the security, the timing of cash flows or other properties.

HECM for Purchase Program

        In 2008, the FHA introduced the HECM for purchase program to meet the needs of older Americans looking to move or downsize into a smaller home. According to Reverse Market Insight, as of 2007, over 280,000 older Americans 62 or older sell or downsize their home for retirement each year. Prior to the HECM for purchase program, an older American wishing to purchase a home and utilize a HECM loan had to first purchase the home, often with a forward mortgage, and refinance that forward mortgage with a traditional HECM loan refinance transaction, incurring two sets of loan closing costs. The HECM for purchase program allows older Americans to buy a new home directly with a reverse mortgage loan, requiring older Americans to pay closing costs only once. With the introduction of the HECM for purchase program, older Americans can afford to purchase a single-family home, condo or small multifamily residence without having to qualify for a traditional forward mortgage loan.

Private Reverse Mortgage Loan

        A private reverse mortgage loan is a reverse mortgage loan that is not eligible for FHA insurance. In general, private reverse mortgage loans are underwritten to the same standards as HECM loans originated through the FHA's HECM loan program, except that they may permit lower age limits (less than 62 years of age) and larger loan amounts. Since there is no FHA insurance, the lender or the trust (and therefore the related securityholders) within which the securities are issued is at risk should the property sale be less than the loan amount.

        Due to falling home prices, the increase in FHA's loan limit for HECM loans to $625,500 and the absence of a private label securitization market, private reverse mortgage loans have become a much smaller part of the reverse mortgage market. However, there have been recent proposals by the U.S. government that indicate an intent to reduce the U.S. government's role in the residential mortgage market from current levels and increase the role of private sector capital in bearing credit risk in the residential mortgage market. See "Risk Factors—Risks Relating to Our Business—There may be material changes to the laws, regulations, rules or practices of or applicable to the FHA, HUD, Ginnie Mae or Fannie Mae which could materially adversely affect the reverse mortgage industry as a whole." It is not yet possible to determine whether or when any of such proposals may be enacted, what form any final legislation or policies might take and how such legislation or policies may impact our business, operations and financial condition but if such changes result in bringing private capital back into the mortgage and securitization markets, we believe there will be an increase in demand for non-FHA insured mortgage loans, particularly if home values continue to rise.

Non-Agency HMBS and Non-Agency Reverse Mortgage-backed Securities

        Non-Agency HMBS are securities issued by private trusts (typically sponsored by large financial firms) and backed by collateral that consists of HECM loans. Non-Agency reverse mortgage-backed securities are securities issued by private trusts (typically sponsored by large financial firms) and backed by collateral which consists of private reverse mortgage loans. These securities do not carry any security-level government guarantee; hence, these securities are typically rated by credit rating agencies based on factors such as the underlying structure of the securities and the quality of the underlying loans. These securities are originated as either fixed-rate or floating-rate, and in some instances, carry appreciation-sharing or equity-sharing features. A shared appreciation mortgage is a loan in which the lender agrees to an interest rate on the loan that is lower than the prevailing market rate in return for a share of the appreciation in the value of the collateral property and a shared equity mortgage is a private agreement between a borrower and an investor where the investor contributes part of the down payment price needed for the borrower to purchase a specific property in exchange for repayment of this amount plus a share in any appreciated value of the home at the time of resale. Unlike Agency HMBS, in which potential future draws on underlying HECM loans are further securitized into separate, new Agency HMBS, draw funding for these private label securitizations is provided inside the securitization vehicle, often in cash. If we issue these non-Agency securities, for issuances taking place by late 2015 and thereafter, we will be required to meet detailed risk retention requirements as specified by a multi-federal agency securitization risk retention rule which was issued in final form in October 2014 and is slated to take effect approximately in December 2015.

Our Strategic Relationship with Brean Capital

        We have entered into a strategic services agreement with Brean Capital. We believe that Brean Capital's integrated investment model will provide us with access to industry relationships, market intelligence and execution capabilities that will support the growth of our business. Brean Capital's mortgage-backed securities team consists of over 65 professionals including a team which specializes exclusively on reverse mortgage assets. In addition, the Brean Capital team has over 35 sales professionals who have strong relationships with more than 600 institutional investors, including mutual funds, pension funds, insurance companies, hedge funds, investment managers and investment advisors, to whom they provide value-added investment ideas and access to execution services and inventory capital. Brean Capital provides certain services to us, which services include, among others, the following: (1) secondary marketing services, including managing our loan pipeline and assisting us with our hedging strategies as well as advising and assisting us in the selling of Agency HMBS to, and trading with, third parties and on the pooling of loans, and providing related market support; (2) advisory services to our executive officers and directors, including analyzing, modeling and developing our portfolio of securities, providing assistance with and analyzing the purchase price to be paid by us for any securities purchased from RMF, providing market data relating to financing options, assisting us with and analyzing potential hedging options, providing market data to support our structure and operations as well as research and market intelligence; (3) systems services such as access to certain technology, office space and other infrastructure support; and (4) such other services that may be agreed to by the parties from time to time. One of our directors, Robert M. Fine, serves as the Chief Executive Officer of Brean Capital.

Our Investment Process

        We believe that the experience of our senior management team, in conjunction with the current state of the reverse mortgage market and the fundamental investment characteristics of reverse mortgage loans and reverse mortgage securities, combine to provide a unique investment opportunity. In order to take advantage of this opportunity, we utilize an investment process grounded in a highly disciplined underwriting, investment, and asset management process, which consists of the following components.

Sourcing Loans and Securities

        We have a vertically and horizontally integrated portfolio management and reverse mortgage origination, securitization and servicing platform that has the ability to originate, acquire, service, invest in, and manage reverse mortgage loans and reverse mortgage-backed securities. We use our proprietary technology and management experience to originate HECM loans through RMF, our origination subsidiary. We securitize such loans into Agency HMBS, which we intend to retain for our portfolio or sell to third parties. In order to optimize our portfolio's returns, cash flows and duration, we intend augment our newly issued Agency HMBS originated by us with a portfolio of seasoned third-party issued Agency HMBS and Agency H-REMIC securities through purchases in the secondary market.

        We believe that owning our own originator/issuer and servicer provides us the greatest flexibility and control in sourcing high quality reverse mortgage assets that can generate attractive risk-adjusted returns with predictable cash flows. In addition, we believe that our integrated structure should enable us to capture greater economics than a reverse mortgage company without a similar origination, securitization and servicing platform because over time we can expect to benefit from improved duration and prepayment analysis from having our own underwriting information and standards and make more informed real-time decisions based on loan-level data captured while servicing our loans. We identify certain investment opportunities through our wide-ranging network of relationships within the banking, finance, mortgage servicing and origination industries, including our relationship with Brean Capital. We believe these relationships provide us with access to mortgage loan origination opportunities from retail, wholesale and correspondent channels, and secondary trading and securitization opportunities as we seek to deploy our capital and maximize our returns on a risk-adjusted basis.

        In building our securities portfolio, we seek to focus on security selection and value within various sectors of the Agency and non-Agency reverse mortgage market. This selection process is based on, but not limited to, the outlook for the reverse mortgage market, including relative valuation and supply and demand trends, the level of interest rates, the shape of the yield curve, prepayment rates, financing, liquidity, and the outlook for the economic environment.

        As part of the asset sourcing process described above, we acquired all of the issued securities in MECA. For a more detailed description of our expectations with MECA and the economics, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Mortgage Equity Conversion Trust."

Asset Screening, Due Diligence, and Underwriting

        We evaluate all investment opportunities based on their expected risk-adjusted return relative to other investment opportunities available to us. These risks include, but are not limited to, asset class diversification, prepayment risk, the terms and cost of any leverage available for use in funding, the cost of hedging, liquidity risks, the investment's anticipated net interest margin, the investment's underwritten return on equity and other fundamental factors surrounding the investment. We analyze all risks on an individual asset basis and in correlation with other securities in the portfolio. As part of the risk management process, we intend to use proprietary models to evaluate housing price appreciation and depreciation by region, prepayment speeds, defaults, foreclosure frequency, costs, and timing of cash flows.

        With respect to Agency HMBS, we analyze various factors affecting the rate at which reverse mortgage loan prepayments occur, including changes in housing prices, interest rates, the age of the mortgage loan, the age of the borrower, the status of the borrower (i.e., single/co-borrower), and the location and type of the property. We will analyze the value of any given security on the basis of its anticipated return over various time periods, across various risk scenarios, and relative to other potential reverse mortgage investments. We expect to refine our underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

        With respect to non-Agency HMBS and non-Agency reverse mortgage-backed securities, we also examine each of those factors, in addition to the underlying collateral, default likelihood, anticipated security recovery rates and timing of recoveries.

        With respect to HECM loans originated by third parties through our correspondent channel (which are loans that we diligence but do not underwrite), we seek to obtain representations and warranties from each seller stating that each loan was underwritten in accordance with our requirements or, in the event underwriting exceptions were made, we are informed of the exceptions so that we may evaluate whether to accept or reject the loans. A seller who breaches these representations and warranties in making a loan that we purchase will be obligated to repurchase the loan from us and/or indemnify us for our losses.

        As an additional layer of diligence, we use the services of a reputable third-party document custodian to ensure the quality and accuracy of all individual HECM loan closing documents and to hold the documents in safekeeping. In addition, although we may elect to directly service mortgage loans in the future, we have retained a highly rated subservicer that our management team has worked with since 2006 to service our reverse mortgage loan portfolio. We expect to originate HECM loans and private reverse mortgage loans through our correspondent channel on a servicing-released basis, pursuant to which we will acquire the servicing rights of the loans.

        As a final step, we analyze each investment opportunity to determine its impact on qualifying and maintaining our REIT qualification and exclusion from registration under the 1940 Act.

Asset Management and Portfolio Monitoring

        We seek to reduce downside risk related to unanticipated market events through the use of active asset surveillance to evaluate collateral pool performance and will proactively manage positions consistent with our qualification as a REIT and exclusion from registration under the 1940 Act.

        For our securities portfolio, we actively monitor various factors such as collateral fundamentals, prepayment rates, and market prices. These factors influence any decision we make regarding potential additions to and subtractions from the portfolio. We are responsible for interacting with the subservicer and reviewing in detail the monthly reports from any third-party issuer from whom we purchase reverse mortgage-backed securities. During the origination process, we are required to provide each applicant at the time of loan application, loan disclosures and copies of sample legal documents. Also, every applicant must receive third-party reverse mortgage counseling from a HUD-approved counseling agency prior to consummating a HECM loan. The counseling protocols and curriculum include a detailed discussion of the loan default triggers and the borrower's loan responsibilities, including the timely payment of property charges. In addition, as an FHA-approved HECM loan servicer, we have specific servicing and origination rules we must follow, many of which address consumer protection and risk mitigation. Failure to follow these rules can result in reduced loss claim reimbursements, or in us having to indemnify the FHA against potential losses.

        We have also established the following processes to monitor for potential borrower defaults to mitigate exposure:

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  specific correspondence educating and reminding the borrowers about their tax/insurance obligations is provided as part of the "welcome packet" that is sent out on every new loan boarded to the subservicer's system;

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  notices are sent to borrowers relating to the lapse of their insurance policy, their next tax bill, any force-placed insurance being purchased or delinquent taxes paid;

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  if funds must be advanced to pay for delinquent taxes and insurance premiums, detailed correspondence is sent out to borrowers advising of the advance on their loan, and that the subservicer has people available to help them work through any difficulties they may be experiencing, and providing them with contact information for free housing counseling information;

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  for any loans that do go into default, the subservicer assigns a single point of contact to that borrower; and

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  the subservicer also has the capability to allow the borrowers to set up a tax and insurance set aside with some of their available remaining funds.

        In addition, prior to originating a loan, we determine what repairs, if any, will need to be done at the time the loan is initially closed, and we and our subservicer work with the borrower proactively to have them complete the repairs by the deadline.

        Under the terms of the HECM loan program, as a servicer of HECM loans, we must advance corporate funds to pay taxes and insurance premiums should the borrower fail to do so. Any unrecovered advances may be included in subsequent claims we make to the FHA should it not be able to recover the funds through the disposition of the collateral. We have not made any corporate funds advances to date.

        Additionally, when a HECM loan moves into a due and payable status, we and our subservicer are required to complete a monthly property inspection and is afforded the opportunity to mitigate any serious issues. We will complete any FHA-allowable property preservation to keep the property maintained until the loan is satisfied or the collateral is sold after a REO acquisition. Such funds that we advance in these circumstances are also recoverable from the sale of the collateral or, if this is insufficient, then through a claim filed with the FHA.

        We have also hired a third-party administrator to provide us with various accounting and operational support in connection with our investing and reporting activities. We expect the administrator to assist us with, among other things, portfolio valuation, compliance procedures and execution, and general accounting.

Our Financing Strategy

        We use debt financing as part of our strategy. Depending on market conditions and the terms of financing available to us, in order to enhance our returns, we expect to finance our Agency HMBS, non-Agency HMBS and Agency H-REMIC securities primarily with short-term borrowings through master repurchase agreements, and to fund the origination of HECM loans and other obligations with respect to those loans with borrowings under warehouse facilities. We may also finance our assets with bank credit facilities (including term loans and revolving facilities), as well as public and private equity and debt issuances. In addition, for our adjustable-rate Agency HMBS, non-Agency HMBS and Agency H-REMIC securities, we expect to structure our borrowings to have interest rate indices and periods that, in the aggregate, correspond to such securities.

        To date, we have entered into a $25 million uncommitted warehouse facility with UBS Real Estate Securities Inc., an affiliate of UBS Securities Inc., and a $75 million uncommitted warehouse facility with Texas Capital Bank, National Association. These warehouse facilities are uncommitted and as such, there can be no guarantee as to what extent, if any, financing will be available to us. For a description of the material terms of our warehouse facilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Capital and Cash Flow—Financing Arrangements—Warehouse Facilities." In addition, we have entered into repurchase agreements with seven financial institutions. These repurchase agreements are uncommitted and, as such, there can be no guarantee that we will have access to financing under these repurchase agreements. We are also in discussions with a number of other financial institutions which we expect will provide us with additional uncommitted repurchase agreement financing. The terms of our seven existing repurchase agreements generally conform to, and we expect any additional repurchase agreements we enter into will generally conform to, the terms in the standard master repurchase agreement as published by SIFMA as to repayment, margin requirements and segregation of all securities that will be initially sold under the repurchase transaction. For a description of the material terms of our repurchase agreements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity, Capital and Cash Flow—Financing Arrangements—Repurchase Agreements." Over time, as market conditions change, in addition to these financings, we may use other forms of leverage.

        We use secured warehouse facility borrowings for the primary purpose of funding HECM loans, and we use repurchase agreements for the primary purpose of financing our portfolio of Agency HMBS, non-Agency HMBS and Agency H-REMIC securities. Our charter and bylaws do not specify any minimum or maximum amount of leverage that we may incur and, other than RMF which, as a Ginnie Mae issuer, must meet certain minimum capital requirements equal to $5 million plus 1% of the outstanding balance of Agency HMBS that it issues and has been authorized by Ginnie Mae to issue in the future, we are not required to maintain any particular consolidated debt-to-equity leverage ratio. Although we currently do not have a targeted debt-to-equity ratio for our assets, we expect to deploy over time, assuming current market conditions continue, on a debt-to-equity basis, four to eight times leverage on Agency HMBS, non-Agency HMBS and Agency H-REMIC securities, depending on our asset composition.

        We also utilize leverage by securitizing our HECM loans. To a lesser extent, we may utilize leverage by securitizing or re-securitizing the private reverse mortgage loans and other assets we may originate or acquire.

        In the normal course of our business, we may use a variety of derivative financial instruments to manage or hedge interest rate risk on our borrowings. See "—Our Strategy."

Risk Management

        Risk management is the cornerstone of our portfolio management process. Our senior management team performs an ongoing assessment of both portfolio and operational risks and utilizes interest rate swaps, derivatives, and other hedging instruments to manage our interest rate risk. In addition, our risk committee will discuss and review guidelines and policies with respect to risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken by us and our management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures.

        We broadly characterize our risks and hedging needs by those related to our portfolio management business and our reverse mortgage origination, securitization and servicing business.

Risks Related to Our Portfolio Management Business

        Subject to qualifying and maintaining our qualification as a REIT and exclusion from registration under the 1940 Act, we may engage in a variety of interest rate management techniques that seek to mitigate the influence of interest rate changes on the values of some of our assets, to hedge the interest rate risk associated with our borrowings, and to help us achieve our risk management objectives.

Interest Rate Risk

        Our interest rate management techniques include:

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  interest rate swaps, which are derivatives in which one party agrees to pay a specified amount in exchange for the right to receive a payment, at the end of a specific period, which varies in a predetermined way with a certain interest rate;

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  interest rate caps, which are derivatives in which the buyer receives a payment at the end of each period in which the interest rate exceeds the agreed strike price;

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  interest rate floors, which are derivatives in which the buyer receives a payment at the end of each period in which the interest rate is below the agreed strike price;

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  interest rate swaptions, which are derivatives in which one party exchanges an option premium for the right to enter into a swap at some point in the future up until a specified maturity date;

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  U.S. Treasury securities, which are government debt securities issued by the U.S. Treasury that are guaranteed by the full faith and credit of the U.S. government;

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  futures on U.S. Treasury securities, which are financial contracts obligating one party to buy or sell specified U.S. Treasury securities at a predetermined future date and price;

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  futures and forward contracts;

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  options on any of the foregoing; and

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  other similar transactions.

        We hedge some of our exposure to potential interest rate mismatches between the interest we earn on our longer term investments and the borrowing costs on our shorter-term borrowings. We anticipate that a majority of our financing will be in the form of repurchase agreements that will fluctuate based on short-term interest rate indices and generally have a maturity of less than one year. Because some of our investments will be in assets that have fixed rates of interest, the interest we will earn on those assets will generally not move in tandem with the interest rates that we pay on our repurchase agreements. We may experience reduced income or losses based on these rate movements.

Liquidity Risk

        Liquidity risk is the risk that we will be unable to meet our financial obligations as they fall due. Our approach to managing liquidity risk is to ensure that we will have sufficient liquid funds to meet our liabilities when due under both stable and stressed conditions. We will regularly perform liquidity risk stress testing that analyzes our ability to generate sufficient liquidity under extreme conditions, which considers both market and company specific stress scenarios, including cash flow risks arising from, but not limited to, an evaluation of our funding sources, additional unexpected margin requirements and operational events. We expect to monitor and stress-test our portfolio against a range of scenarios on a regular basis.

Prepayment Risk

        Because reverse mortgage borrowers are able to prepay their mortgage loans at par at any time, we face the risk that we will experience an unexpected return of principal on our investments, and may have to invest that principal at potentially lower yields. We will regularly monitor the prepayment risks associated with our securities portfolio. Reverse mortgage loans have features that materially reduce prepayment risk, and in the case of adjustable-rate mortgage loans, potentially make it de minimis.

Credit Risk

        The vast majority of our securities portfolio will be in Agency HMBS, which carry the full faith and credit of the United States. To the extent that we invest in non-Agency HMBS and non-Agency reverse mortgage-backed securities, we may be exposed to mortgage credit risk, which refers to the risk associated with borrower default. We will seek to manage this risk through prudent asset selection, pre-acquisition due diligence, post-acquisition performance monitoring, sale of assets that we identify as experiencing negative credit trends, and the use of various types of credit enhancements.

Risks Related to Our Reverse Mortgage Origination, Securitization and Servicing Business

Credit Risk

        We originate HECM loans which are insured against credit loss by the FHA, provided the loans were originated and subsequently serviced in conformity with FHA's policies. Failure to follow FHA's policies could result in a denial of the FHA insurance for loans that are not originated or serviced in compliance with these policies and would therefore expose us to the full credit loss for any non-conforming loans that we have originated.

        In addition to our underwriting process, we conduct independent quality control reviews of approximately 10% of our originations and selected servicing functions. The purpose of the quality control function is to evaluate and monitor the quality of reverse mortgage loans that we originate and ensure that servicing functions and branch operations are in accordance with legal requirements, our internal credit policies, and the requirements set by the various secondary market institutions and government agencies, such as the FHA, and investors to whom we may delivers our loans, including Ginnie Mae.

        The FHA conducts periodic post endorsement reviews and may require us to remedy a deficiency with the HECM loan or indemnify the FHA against potential losses if they were to find a loan that did not meet their policy guidelines.

Originations Risk

        For HECM loans that we securitize into Agency HMBS, we are required to covenant and warrant to Ginnie Mae, among other things, that the HECM loans related to each participation included in the Agency HMBS are eligible under the requirements of the National Housing Act and the Ginnie Mae Mortgage-backed Securities Guide, and that we will take all actions necessary to ensure the HECM loans continued eligibility. The Ginnie Mae HMBS program requires that we remove the participation related to any HECM loan that does not meet the requirements of the Ginnie Mae Mortgage-backed Securities Guide. For example, we may be required to remove a HECM loan from an Agency HMBS as a result of the HECM loan failing to remain FHA insured. In addition, HECM loan sale agreements and terms of any other securitizations into which we may sell loans will generally require us to repurchase loans in the event we breach a representation or warranty given to the loan purchaser. We may be required to repurchase loans as a result of borrower fraud or if a HECM loan does not otherwise meet Ginnie Mae requirements.

        When we originate HECM loans from a correspondent or broker, our counterparty will typically make customary representations and warranties about such loans to us. Our HECM loan purchase agreements and broker agreements will entitle us to seek indemnity and/or demand repurchase of the loans in the event our counterparty breaches a representation or warranty given to us. However, there can be no assurance that our HECM loan purchase agreements and broker agreements will contain appropriate representations and warranties, that we will be able to enforce our contractual right to indemnification and/or repurchase, or that our counterparty will remain solvent or otherwise be able to honor its obligations under our HECM loan purchase agreements and broker agreements.

Servicing and Issuer Obligations Risk

        HECM loans are also subject to risks of delinquency, foreclosure and loss if the lender is unable to assign the loan to the FHA when the loan balance reaches 98% of the maximum claim amount.

        In the event of any default under a HECM loan held directly by us, we will bear a risk of loss of principal if the FHA insurance is impaired or to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan in excess of the maximum claim amount.

        In the event a property we have foreclosed upon is not sold within the FHA's designated marketing period of six months, we must obtain a final appraisal and, if required, a loss claim will be filed with the FHA based on that valuation. We will then recognize the collateral as REO, booked at this fair value and assume all risks associated with its ultimate disposition.

        The FHA will reimburse us for most losses incurred by us, up to the maximum claim amount, if, upon disposition of the collateral a deficit exists between the value of the collateral and the loan balance. However, there are certain costs and expenses that the FHA will not reimburse. The FHA will generally only reimburse the greater of two-thirds of any foreclosure costs and $75, the remainder of which we must bear. Additionally, the FHA pays the FHA debenture rate, which is generally below the interest rate, instead of the interest rate from the date of the loan default to the date of the disposition of the property or a final appraisal. In the event the pass-through rate to an Agency HMBS investor exceeds the FHA debenture rate, the Ginnie Mae issuer or servicer will suffer an interest rate loss between the date of default and the date the loan is purchased out of the Agency HMBS pool.

Fallout Risk

        Fallout risk is the risk that an applicant fails to close on a loan with us, and we incur costs associated with the applicant's loan not closing. Fallout risk is sensitive to many factors, including property appraisal, interest rate fluctuations, borrower eligibility (including new financial assessment underwriting requirements going into place under the HECM loan program in the first quarter of 2015), and other factors beyond our control. We believe that the primary risks associated with our originated mortgage loan assets are (i) fallout risk relating to property appraisal and (ii) borrower eligibility. In the early stages of the origination process, fallout risk is limited to the risk that an applicant chooses not to go forward with the loan because the appraiser values the applicant's home lower than expected, which results in less proceeds being available to pay off any existing liens or other anticipated uses. Costs associated with taking the application and processing part of the loan will become expenses of the company, without revenues to offset these costs. In the latter stages of the origination process, fallout risk, which is related to our reverse mortgage pipeline, is created when the terms of the loan to be originated are set at the same time the sale terms are established. When arrangements are made to pool the loans for securitization but the deal has not yet been completed, there is a risk that the loan will fall out of the mortgage pipeline and we will incur costs associated with not delivering that loan into a securitization.

        Subject to qualifying and maintaining our qualification as a REIT, we may utilize financial instruments (or hedging instruments) to hedge the fallout risk associated with not being able to deliver loans into a securitization, including, but not limited to:

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  mandatory forward sale commitment agreements, which are agreements to deliver a specified dollar amount of loans by a specified future date for an agreed upon price. The failure to meet the terms of the agreement usually results in the payment of a specified fee; and

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  best efforts forward sale commitment agreements, which are agreements to deliver a specific loan by a specified future date if the loan closing conditions are met. The failure to close the loan usually does not result in a fee so long as the best efforts standard is met.

        Our objectives will include (1) minimizing hedge ineffectiveness by using hedge instruments that closely correlate to our pipeline of closed loans and applications that we expect to close and (2) effectively monitoring fallout over time and adjusting hedge coverage appropriately. We generally intend to only hedge our fixed rate pipeline exposure. In order to create the desired hedge positions on a timely basis, we will conduct frequent reviews of our assets, current fallout assumptions, and other hedge data. We also expect to use information from Tango 2.0 to prepare a best delivery execution analysis on the hedged pipeline daily, which takes into account the investor, coupon rate and delivery. We expect the best execution analysis to generate a series of reports that will help us determine which notional amount to hedge as well as what specific hedge instruments to use.

Risks Related to Both of Our Business Activities

Counterparty Risk

        We are not restricted from dealing with any particular counterparty or from concentrating any or all of our transactions with a single counterparty. Although we expect to regularly monitor our dealings with our counterparties in order to manage open exposures, our ability to transact business with any one or number of counterparties, the potential lack of independent evaluation of such counterparties' financial capabilities, and the absence of a regulated market to facilitate settlement may increase the potential for losses to us, especially during unusually adverse market conditions.

Operating and Regulatory Structure

REIT Qualification

        We intend to elect to qualify as a REIT under the Internal Revenue Code, commencing with our taxable year ending December 31, 2014. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in a manner that will enable us to meet the requirements for qualification and taxation as a REIT. To qualify as a REIT, we must meet on a continuing basis, through our organization and actual investment and operating results, various requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of shares of our stock. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we failed to qualify as a REIT. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. In addition, subject to qualifying and maintaining our qualification as a REIT, a significant portion of our business will be conducted through, and a significant portion of our income will be earned by, one or more TRSs that we may form in the future, including RMF, after we jointly elect with RMF for RMF to be a TRS of ours, which will be subject to corporate income taxation. Any distributions paid by us generally will not be eligible for taxation at the preferential U.S. federal income tax rates that currently apply to certain distributions received by individuals from taxable corporations, unless such distributions are attributable to dividends received by us from a TRS.

1940 Act Considerations

        We conduct our operations so that we are not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. federal government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are U.S. federal government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

        The securities issued by any wholly owned or majority owned subsidiaries that we may form in the future that are excepted from the definition of "investment company" based on Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities (exclusive of U.S. government securities and cash items) we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that we will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of our subsidiaries.

        We are organized as a holding company and conduct our businesses primarily through our majority and wholly owned subsidiaries. We expect that Reverse Mortgage Investment Trust Inc. and RMF will conduct their operations so that they comply with the 40% test in that no more than 40% of their total assets (exclusive of U.S. federal government securities and cash items) on an unconsolidated basis, will consist of investment securities. We also expect that one or more of our subsidiaries will qualify for an exclusion from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities that do not issue redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates and are primarily engaged in the business of "purchasing or otherwise acquiring mortgages and other liens on and interests in real estate."

        In order for any of our subsidiaries to rely on the exclusion provided under Section 3(c)(5)(C) of the 1940 Act, generally it is necessary that at least 55% of each such subsidiary's total assets be comprised of qualifying assets and at least another 25% of each of its total assets be comprised of qualifying assets and/or real estate-related assets under the 1940 Act. The SEC staff has not issued guidance with respect to reverse mortgages or Agency or non-Agency HMBS. Accordingly, based on our own judgment and analysis, we take the position that qualifying assets for this purpose include, among other things: (i) mortgage loans, including reverse mortgage loans (A) which we may originate, where the loan is secured by real estate having a value upon origination of the loan that is not less than the principal amount of the loan and (B) loans, if acquired in the secondary market, where the fair market value of the loan is fully secured by real estate upon our acquisition of the loan. Reverse mortgage loans are first lien mortgages that, at the time of origination, are fully secured mortgages where the holder has a right of foreclosure upon certain events of default; (ii) Agency HMBS issued by third parties and backed by fully drawn reverse mortgage loans; (iii) whole pool Agency HMBS owned by us that are issued and serviced by RMF, our origination subsidiary; and (iv) whole pool, non-Agency HMBS.

        Although the SEC and its staff have not published guidance with respect to the treatment of whole pool non-Agency HMBS or whole pool non-Agency mortgage backed securities for purposes of the Section 3(c)(5)(C) exclusion, based on our own judgment and analysis of the guidance from the SEC and its staff identifying agency whole pool certificates as qualifying real estate assets under Section 3(c)(5)(C), we intend to treat whole pool non-Agency HMBS and whole pool non-Agency mortgage backed securities where we hold all of the certificates issued by the pool as qualifying assets. We intend to treat any of our interests in "partial pool" mortgage backed securities as real estate-related assets for purposes of Section 3(c)(5)(C), since these interests would represent something less than the entire ownership interest in a pool of reverse mortgage loans. Similarly, to the extent we acquire Agency H-REMIC Securities, we intend to treat those assets as real estate-related assets for purposes of 3(c)(5)(C). See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information on Agency HMBS and the securitization process we intend to employ. Agency HMBS are standardized mortgage-backed securities that are guaranteed by Ginnie Mae and collateralized by FHA-insured reverse mortgage loans. Ginnie Mae-approved issuers, like our origination subsidiary, RMF, can pool reverse mortgage loans and through single-tranche securitizations issue Agency HMBS, which are pass through securities. We expect each of our subsidiaries relying on Section 3(c)(5)(C) to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying real estate assets and real estate-related assets. To the extent that the SEC staff takes a different view of the treatment of our target assets for purposes of Section 3(c)(5)(C) or publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Although we intend to monitor the assets of our subsidiaries relying on the Section 3(c)(5)(C) exclusion periodically and prior to each acquisition, there can be no assurance that we will be able to maintain this exclusion for these subsidiaries. In addition, we may be limited in our ability to make certain investments or we may be forced to expand the types of assets that we acquire or invest in, which in either case, could result in us or our subsidiaries holding assets we might wish to sell or selling assets we might wish to hold or modifying our strategy as described in this prospectus.-

        In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the 1940 Act, including the nature of the assets that qualify for purposes of the exclusion and whether mortgage REITs should be regulated in a manner similar to investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REITs that may be published by the SEC or its staff will not change in a manner that adversely affects our operations. We cannot assure you that the SEC or its staff will not take action that results in our or one or more of our subsidiary's failure to maintain an exclusion or exemption from the 1940 Act.

        Changes to such laws and regulations or new or different guidance from the SEC or its staff regarding the exclusions or exemptions from registration on which we rely, including with respect to which assets qualify for such the 3(c)(5)(C) exclusion, could require us, among other things, either to (a) change the manner in which we conduct our operations, including expanding or otherwise modifying the target assets that we acquire, or in which we invest, in order to maintain our exclusions or exemptions from registration as an investment company, (b) limit our ability to make certain investments and/or effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could have a material adverse effect on us and the market price of our shares of capital stock and our ability to distribute dividends. If we were required to register as an investment company under the 1940 Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to industry concentration, our ability to make distributions and other matters.

        Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. In addition, we may be limited in our ability to make certain investments and these limitations could result in a subsidiary holding assets we might wish to sell or selling assets we might wish to hold.

Restrictions on Ownership and Transfer of Our Capital Stock

        To assist us with complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter prohibits, with certain exceptions, any person, including a "group," as defined in Section 13(d)(3) of the Exchange Act, from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock, or the aggregate outstanding shares of all classes and series of our capital stock. Our board of directors may, in its sole discretion, subject to such conditions and the receipt of such representations and undertakings as it may determine, (prospectively or retroactively) waive all or any component of these ownership limits and establish a different limit on ownership for a person if, among other restrictions, such ownership will not then or in the future cause us to fail to qualify as a REIT. Our charter also prohibits any person from, among other things, beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

        Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer of shares of our capital stock would result in our capital stock being beneficially owned by fewer than 100 persons or the transfer to a charitable trust described above would be ineffective for any reason to prevent a violation of the other restrictions on ownership and transfer of our capital stock, the transfer resulting in such violation will be void.

Commodity Pool Operator Exemption

        Under the Dodd-Frank Act, any investment fund that trades in swaps may be considered a "commodity pool," which would cause its operators to be regulated as a "commodity pool operator," or CPO. We rely on no-action relief from registration from the CFTC. In order to be exempt from registration as a CPO under the no-action relief, we must, among other non-operation requirements: (1) limit our initial margin and premiums required to establish our swap or futures positions to no more than 5% of the fair market value of our total assets; and (2) limit our net income derived annually from our swaps and futures positions that are not "qualifying hedging transactions" to less than 5% of our gross income. The need to operate within these parameters could limit the use of swaps by us below the level that we would otherwise consider optimal or may lead to the registration of our company or our directors as CPOs. See "Risk Factors—Risks Relating to Our Business—We may be unable to operate within the parameters that allow us to be excluded from regulation as a commodity pool operator, which would subject us to additional regulation and compliance requirements, and could materially adversely affect our business and financial condition."

Other Laws and Regulations

        Our business is subject to extensive regulation by federal, state and local authorities. We are required to comply with numerous federal consumer protection and other laws, which may include, among others:

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  the Gramm-Leach-Bliley Act, which requires periodic communication with consumers on privacy matters and the maintenance of privacy regarding certain consumer data in our possession;

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  the Truth in Lending Act, or TILA, and Regulation Z, which regulate mortgage loan origination activities, require certain disclosures be made to mortgagors regarding terms of mortgage financing and regulate certain mortgage servicing activities;

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  the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act, which collectively regulate the use and reporting of information related to the credit history of consumers;

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  the Equal Credit Opportunity Act, which regulates discrimination based on prohibited bases; requires creditors to retain records of applications and collect information about applicant's personal characteristics; and provides applicants with copies of appraisal reports used in connection with credit transactions;

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  the Home Mortgage Disclosure Act, which is intended to provide the public with loan data that can be used: (i) to help determine if financial institutions are serving the housing needs of their communities; (ii) to assist public officials in distributing public-sector investment so as to attract private investment to areas where it is needed; and (iii) to assist in identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes;

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  the Real Estate Settlement Procedures Act, or RESPA, which governs certain mortgage loan origination activities and practices and the actions of servicers related to escrow accounts, transfers, lender-placed insurance, loss mitigation, error resolution, and other customer communications;

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  the Patriot Act, Office of Foreign Assets Control, or OFAC, and Anti-Money Laundering regulations, which require financial institutions to implement reasonable procedures to verify the identity of persons seeking to open an account, and to determine and avoid dealing in property of a person if the person appears on lists of known or suspected terrorists or terrorist organizations or a "blocked persons" list provided by OFAC and file a suspicious activity report when the financial institution detects a known or suspected violation of federal law or a suspicious transaction related to a money laundering activity;

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  Secure and Fair Enforcement for Mortgage Licensing Act, which enhances consumer protection and reduces fraud by requiring states to establish minimum standards for the licensing and registration of state licensed loan originators;

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  predatory lending legislation, which require us to implement automated tools to perform loan by loan analysis of points, fees and other factors set forth in the laws, which differ depending on the state, and in some cases the city or county;

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  Regulation AB under the Securities Act, which requires registration, reporting and disclosure for mortgage-backed securities; and

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  the Dodd-Frank Act, which, among other things, created the CFPB.

        The CFPB directly impacts the regulation of residential mortgage loan originations and servicing in a number of ways. First, the CFPB has rulemaking authority with respect to many of the federal consumer protection laws applicable to mortgage servicers, including TILA and RESPA. Second, the CFPB has supervision, examination and enforcement authority over consumer financial products and services offered by certain non-depository institutions and large insured depository institutions. The CFPB's jurisdiction includes those persons originating, brokering or servicing residential mortgage loans and those persons performing loan modification or foreclosure relief services in connection with such loans.

        Title XIV of the Dodd-Frank Act, which became effective in January 2014, imposes a number of additional requirements on servicers of residential mortgage loans by amending certain existing provisions and adding new sections to TILA and RESPA. The penalties for noncompliance with TILA and RESPA are also significantly increased by the Dodd-Frank Act and could lead to an increase in lawsuits against mortgage servicers. On January 17, 2013, the CFPB issued final rules amending TILA and RESPA to implement certain mortgage servicing standards set forth by the Dodd-Frank Act and to address other issues identified by the CFPB. When fully implemented, we expect that Title XIV will prevent or limit servicers of residential mortgage loans from taking certain actions that are typically taken today (e.g., the charging of certain fees) and impose new requirements that are not currently required.

        We incur operational and system costs in order to comply with these laws and regulations. Furthermore, there may be additional federal or states laws enacted during this period that place additional obligations on our business. See "Risk Factors—Risks Relating to Our Business—We cannot at the present time predict the unintended consequences and market distortions that may stem from far ranging governmental intervention in the economic and financial system or from regulatory reform of the oversight of the financial markets."

        We are also subject to certain licensing requirements. We are approved to originate HECM loans insured by the FHA and to securitize those loans through Ginnie Mae, subject to putting in place certain operational requirements. FHA and Ginnie Mae are agencies of the U.S. government. These agencies require us to meet minimum net worth and capital requirements and to comply with other requirements. HECM loans originated under the FHA HECM loan program and pooled under Ginnie Mae's HMBS program are also required to meet the requirements of these programs. If we fail to comply with the requirements of these programs, the FHA or Ginnie Mae can terminate our approval, which would prevent us from originating or servicing HECM loans under these programs.

        In addition, we are required to be licensed in various jurisdictions in which we will conduct our business in order to originate HECM loans, and certain jurisdictions require us to be licensed to acquire and dispose of HECM loans. Most state licensing laws require that before a "change of control" can occur, including in connection with a merger, acquisition or initial public offering, applicable state banking departments must approve the change. Most of these "change of control" statutes require that if there is an acquisition, merger or initial public offering, the acquiring company or companies being merged or going public must notify the state regulatory agency and receive agency approval before the acquisition, merger or initial public offering is finalized. In connection with the formation transactions, we submitted notifications to each regulatory agency in each state in which RMF conducts business and obtained approval from the regulatory agencies in those states where it was required before we completed our acquisition of RMF. If we are required to obtain additional licenses or agency approvals to originate HECM loans, the process may be costly and could take six months or longer. There is no assurance that we will be able to obtain additional licenses, if required, or that we will not experience significant delays in seeking such licenses. Furthermore, we may be subject to various reporting and other requirements to maintain these licenses, and there is no assurance that we may satisfy those requirements. Our failure to maintain or obtain licenses may restrict our investment options and could harm our business. See "Risk Factors—Risks Relating to Our Business—Our ability to originate, service, hold and sell HECM loans and other reverse mortgage loans may be adversely affected if we are not appropriately licensed or approved by government regulators in the various jurisdictions in which we will or do conduct our business."

        Moreover, we may be subject to audits and examinations. From time to time, we may receive requests from state and other agencies for records, documents and information regarding our policies, procedures and practices regarding our business activities. We expect to incur significant costs to comply with these governmental regulations.

Competition

        Recent consolidation in the reverse mortgage marketplace has caused dislocation in the industry, creating an opportunity for us to build market share. After the exit of the "big three" banks—Bank of America, Wells Fargo, and MetLife Bank, N.A.—primarily independent, non-bank originators and servicers now dominate the reverse mortgage market. As of September 2014, the top five retail lenders, which include One Reverse Mortgage LLC (a Quicken Loans company), Security One Lending/Reverse Mortgage Solutions Inc. (a subsidiary of Walter Investment Management Corporation), American Advisors Group and Liberty Home Equity Solutions, Inc. (a subsidiary of Ocwen Financial Corporation) and Urban Financial of America LLC, collectively originated approximately 42.6% of the HECM loans. Additionally, recent acquisitions have created operational and financial constraints for some of the remaining industry participants. The financial and other requirements related to becoming a Ginnie Mae issuer have also limited participation in the reverse mortgage space. In addition, some of the recent acquisitions in the sector were by larger servicers that have a significant majority of their assets deployed in the forward mortgages industry and their investment into the reverse mortgage space is ancillary to their core forward mortgage servicing business. Today, few national, regional or community banks or credit unions offer reverse mortgage loans, and those that do often originate reverse mortgage loans and broker or correspond such loans to the non-bank aggregators active in the reverse mortgage industry. Over the next few years, we expect that consumer demand and expansion strategies will spur more of these financial institutions to increasingly make reverse mortgage loans available to the growing older American population.

        We compete with several third-party providers for origination, securitization and servicing opportunities, including other independent non-bank originators and servicers. Our competitive position in the reverse mortgage sector is largely determined by our ability to differentiate ourselves from other third-party originators and servicers through our technology, compliance and responsiveness to the demands of the industry regulators. In addition, a number of entities compete with us in acquiring and originating assets and obtaining financing. In acquiring and originating our target assets, we may compete with other public and private REITs, specialty finance companies, savings and loan associations, credit unions, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. In addition, other REITs and other entities with similar asset acquisition objectives that may be organized in the future may compete with us in acquiring and originating assets and obtaining financing. These competitors may be significantly larger than us, may have access to greater capital and other resources or may have other advantages. Furthermore, some competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. For example, our competitors may not be subject to the operating constraints associated with REIT qualification or maintenance of our exclusion from registration as an investment company under the 1940 Act. See "Risk Factors—Risks Relating to Our Business—We operate in a competitive market for investment opportunities and future competition may limit our ability to originate desirable investments in our target assets and could also affect the pricing of these assets."

Employees

        As of November 30, 2014, we employed 165 full-time employees, all of whom were in the United States.

Legal Proceedings

        We are not currently subject to any legal proceedings which we consider to be material.

OUR MANAGEMENT

Our Directors and Executive Officers

        Our board of directors consists of nine members. Each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. Of the nine directors, our board of directors has determined that six of our directors satisfy the listing standards for independence of the NYSE and the rules of the SEC under the Exchange Act. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL, which is one, nor, unless our bylaws are amended, more than 15.

        The following sets forth certain information with respect to our executive officers and directors as of the date of this prospectus:

Officer/Director	Age	Position Held with our Company
Craig M. Corn	49	Chief Executive Officer; Chairman
David Peskin	43	President; Director
Robert V. Sivori	54	Chief Operating Officer
St. John Bannon	61	Chief Financial Officer and Treasurer
Timothy A. Isgro	35	Chief Investment Officer
Bradley D. Belt	56	Director
Steven Boyd*	32	Director
Robert M. Fine	51	Director
Brian D. Montgomery	58	Director
Robert J. Mueller	72	Director
Mikhail Radik*	44	Director
Victor M. Rosenzweig	76	Director

*
A director nominated at the direction of BlueMountain. BlueMountain was granted a one-time right to designate two nominees for election as directors, who both were elected as directors and whose terms began upon completion of our February 2014 private offering.

        The following sets forth biographical information of our executive officers and directors.

Biographical Information

Executive Officers and Directors

        Craig M. Corn has been the Chief Executive Officer of Reverse Mortgage Investment Trust Inc. since its inception and the Chairman of the board of directors since February 2014. He founded Reverse Mortgage Funding LLC in July 2012. From May 2008 to July 2012, Mr. Corn held the position of Vice President and the Business Unit Head of the Reverse Mortgage Division at MetLife Bank, N.A., where he helped MetLife Bank, N.A. achieve a market share of approximately 31.4% for retail and wholesale reverse mortgage loan originations in December 2011. From November 2006 to May 2008, Mr. Corn was Co-President of EverBank Reverse Mortgage LLC, f/k/a BNY Mortgage Company LLC which was purchased by MetLife Bank, N.A. in May 2008. From July 2004 to July 2005, Mr. Corn was Executive Vice President at Financial Freedom Senior Funding Corporation, one of the nation's largest reverse mortgage lenders, where he was responsible for their wholesale and correspondent channels, and secondary marketing and product development. From 1998 to 2004, Mr. Corn was Senior Vice President at Lehman Brothers, where he was responsible for their reverse mortgage business, which included the purchase and sale of Financial Freedom Senior Funding, the development of proprietary reverse mortgage products, as well as leading the first securitizations of reverse mortgage collateral. Mr. Corn spent eight years at several investment banks, focusing on sales and the trading of equity derivative products. Mr. Corn was Director of Fixed Income/Capital Markets at SBC Warburg from 1995 to 1998, Vice President of Equity Derivatives at

Solomon Brothers from 1994 to 1995 and Assistant Vice President of Equity Derivatives at Merrill Lynch from 1990 to 1994. From 1987 to 1990, Mr. Corn was a senior auditor at PricewaterhouseCoopers LLP. We believe Mr. Corn's extensive experience in managing reverse mortgage loan originations and expertise in wholesale and correspondent channels, secondary marketing and product development in the reverse mortgage sector make him qualified to serve as the Chairman of our board of directors.

        David Peskin has been the President and director of Reverse Mortgage Investment Trust Inc. since its inception and is responsible for our origination activities. He is also President of Reverse Mortgage Funding LLC. From November 2010 to May 2013, Mr. Peskin was the Chief Executive Officer of BBRO Holdings, LLC, a financial services consulting firm he founded, where he provided consulting for various Ginnie Mae issuers and private equity firms as they analyzed reverse mortgage opportunities. From November 2009 to October 2010, he served as Chairman of Guardian First Funding Group, LLC, where he helped transform a start-up operation into a highly efficient and scalable retail platform, which was subsequently sold to Urban Financial Group, Inc. in 2010. From 1996 to October 2009, Mr. Peskin was the Chief Executive Officer of Senior Lending Network, which he founded in 1996 as a traditional retail mortgage company. After transitioning the company from traditional forward mortgage loans to reverse mortgage loans in 2004, Mr. Peskin transformed the business into one of the largest independent reverse mortgage companies and, under his supervision, the company grew to have an approximate 11.6% market share for retail and wholesale reverse mortgage loan originations in June 2009. While at Senior Lending Network, Mr. Peskin also created one of the industry's first direct-to-consumer televised advertising campaigns. Mr. Peskin led the sale of Senior Lending Network to KBC Financial Products in 2007. Mr. Peskin served as a board member of the National Reverse Mortgage Lenders Association from 2006 to 2012. We believe Mr. Peskin's managerial background, extensive experience in the forward and reverse mortgage sector and expertise in retail and wholesale reverse mortgage originations make him qualified to serve as a member of our board of directors.

        Robert V. Sivori has been the Chief Operating Officer of Reverse Mortgage Investment Trust Inc. since its inception. He is also Chief Operating Officer of Reverse Mortgage Funding LLC. From June 2008 to June 2012, Mr. Sivori was Vice President in the Reverse Mortgage Division of MetLife Bank, N.A., where he was responsible for strategic planning, research, product development and marketing. Mr. Sivori worked closely with sales and operations to ensure seamless execution of all product and marketing initiatives across all sales channels. In 2011, Mr. Sivori was Vice President at MetLife Bank, N.A., responsible for the operations and servicing group of its reverse mortgage division, including all aspects of its third-party origination channels. From March 2007 to May 2008, Mr. Sivori was Co-President of EverBank Reverse Mortgage LLC, where he had responsibility for all aspects of operations, underwriting and technology. From 1992 to 2007, Mr. Sivori built a distinguished record at mortgage subsidiaries of The Bank of New York, including ARCS Mortgage Company, Inc., BNY Mortgage Company, Inc. and BNY Mortgage Company LLC, a joint venture between The Bank of New York and EverBank Financial Corporation. Mr. Sivori has served as a board member of the National Reverse Mortgage Lenders Association since 2003.

        St. John Bannon has been the Chief Financial Officer and Treasurer of Reverse Mortgage Investment Trust Inc. since its inception. He is also Chief Financial Officer of Reverse Mortgage Funding LLC. From 2009 to 2011, Mr. Bannon was Chief Operating Officer of Senior Lending Network. From 1995 to 2008, he helped found and was Executive Vice President-Director of Operations at AIG's International Consumer Finance Group where he was responsible at various times for the global functions of corporate development, strategy, operations, informational technology, credit risk and internal audit. He helped create and was also Chairman of AIG Bank FSB. Mr. Bannon has extensive experience in the U.S. domestic mortgage industry, and was Executive Vice President of ITT Finance from 1992 to 1995 where he founded a national mortgage business, and Senior Vice President of Bank of America's secondary markets where he managed their mortgage wholesale business from 1990 to 1992. Prior to this, he was Chief Financial Officer of Far West Savings from 1989 to 1990 and Shearson Lehman Mortgage from 1985 to

1989. Mr. Bannon is qualified as a Certified Public Accountant in the United States and as a Chartered Accountant in Ireland. Mr. Bannon sits on the Board of Directors of Playful Learning Inc., a startup online education company based in Sag Harbor, New York.

        Timothy A. Isgro has been the Chief Investment Officer of Reverse Mortgage Investment Trust Inc. since our February 2014 private offering. From 2012 to 2013, Mr. Isgro was employed by PNC Financial Services Group, a large U.S. bank and financial services firm, where he served as a director and portfolio manager and was responsible for managing the bank's reverse mortgage portfolio, as well as performing a variety of analysis and modeling for the bank's securities portfolio. During this time, Mr. Isgro developed risk management models and analysis for PNC Financial Services Group as part of its regular portfolio stress testing obligations for U.S. banking regulators. From 2007 to 2012, Mr. Isgro worked as a Vice President and Research Strategist for Bank of America Merrill Lynch and was responsible for developing and marketing investment strategies for reverse mortgage and other mortgage products for the bank's institutional trading clients. Mr. Isgro is certified as a Chartered Financial Analyst.

        Bradley D. Belt has been a director of Reverse Mortgage Investment Trust Inc. since our February 2014 private offering. Since 2013, Mr. Belt has served as Vice Chairman of Orchard Global Capital Group, a privately owned investment firm, and since 2007 as Chairman and founder of Palisades Capital Management LLC, a boutique restructuring advisory firm established in partnership with Reservoir Capital. From 2011 to May 2013, Mr. Belt also served as Senior Managing Director of The Milken Institute, an independent economic think tank. From 2004 to 2006, Mr. Belt served in the Administration of President George W. Bush as the Executive Director and Chief Executive Officer of the Pension Benefit Guaranty Corporation, a federally chartered corporation that insures the benefits of workers and retirees in defined benefit plans sponsored by private sector employers. Mr. Belt was named by SmartMoney as one of its "Power 30" in finance and by Workforce magazine as one of its "10 Most Forward-Thinking Leaders in Workforce Management." Mr. Belt currently serves on the Board of Directors of Shenkman Capital Management, Inc., a registered investment adviser specializing in high yield securities. We believe that Mr. Belt's extensive executive management, operations, and finance experience as well as his five years as a senior staff of the SEC and seven years as counsel to the Committee on Banking, Housing and Urban Affairs make him qualified to serve as a member of our board of directors.

        Steven Boyd has been a director of Reverse Mortgage Investment Trust Inc. since our February 2014 private offering. Since May 2010, Mr. Boyd has served as a portfolio manager of BlueMountain Capital Management, LLC where he heads the residential mortgage team, overseeing investments including non-Agency mortgage-backed securities, Agency credit risk transactions, and strategic partnerships with mortgage companies. From March 2005 to November 2009, Mr. Boyd was a portfolio manager at Citadel Investment Group where he was a member of the Global Securitized Products team. While at Citadel Investment Group, he managed both long/short and distressed mortgage strategies throughout the 2008 credit crisis and executed several notable transactions, including the acquisitions of E*Trade Financial Corporation, a financial services company, and ResMAE Mortgage Corp., a mortgage originator and special servicer. We believe that Mr. Boyd's experience managing mortgage investments as well as his experience structuring and trading Agency and non-Agency derivatives products make him qualified to serve as a member of our board of directors.

        Robert M. Fine has been a director of Reverse Mortgage Investment Trust Inc. since our February 2014 private offering. Since September 2012, Mr. Fine has served as the Chief Executive Officer of Brean Capital, LLC, where he is responsible for the management of a full service, privately held investment bank with approximately 200 employees and offices throughout the United States and China. From July 2004 to May 2012, Mr. Fine served as Executive Managing Director and Head of the MBS/ABS & Rates Group at Gleacher & Company Securities, Inc., a broker-dealer subsidiary of Gleacher & Company, Inc., where he was responsible for managing sales and trading for mortgaged-backed securities, asset-backed securities, Treasuries, Agency debentures and asset-backed banking. From August 1991 to June 2004, Mr. Fine served as President and Chief Executive Officer of Descap Securities, Inc., where he was responsible for the management of a broker-dealer with a primary focus on the institutional sales and trading of mortgaged-backed and asset-backed securities. We believe that Mr. Fine's 12 years of experience managing investment banks and his experience managing sales and trading in mortgage-backed securities and asset-backed securities make him qualified to serve as a member of our board of directors.

        Brian D. Montgomery has been a director of Reverse Mortgage Investment Trust Inc. since our February 2014 private offering. Mr. Montgomery currently serves as Vice Chairman of The Collingwood Group LLC, or Collingwood, a business advisory firm for corporate and governmental entities seeking new lines of business or strategic counsel within the mortgage, financial, and secondary markets, which he co-founded in 2009. From 2005 to 2009, Mr. Montgomery served as Federal Housing Commissioner-Assistant Secretary for Housing of the FHA, where he directed the FHA insurance portfolio, as well as the HUD's Office of Housing. Mr. Montgomery also served as Acting HUD Secretary in January 2009. From 2003 to 2005, Mr. Montgomery served as Deputy Assistant to the President and Cabinet Secretary in the Executive Office of President George W. Bush. Mr. Montgomery currently serves on the Board of Directors for the Radian Group, a residential mortgage insurance company headquartered in Philadelphia. We believe that Mr. Montgomery's 15 years of experience as strategic counsel within the mortgage, financial and secondary markets sector and four years of experience as Federal Housing Commissioner-Assistant Secretary for Housing for the FHA make him qualified to serve as a member of our board of directors.

        Robert J. Mueller has been a director of Reverse Mortgage Investment Trust Inc. since our February 2014 private offering. From 1992 to 2004, Mr. Mueller held various positions at The Bank of New York. From 1992 to 1998, Mr. Mueller served as Chief Credit Policy Officer where he was responsible for worldwide risk management and from 1998 to 2004, he served as Senior Executive Vice President where his responsibilities included global trading operations, commercial real estate lending, regional commercial banking, community development, residential mortgage lending and equipment leasing. Mr. Mueller was a member of The Bank of New York's Senior Planning Committee from 1992 to 2004. Mr. Mueller currently serves on the Board of Directors for Emigrant Savings Bank, a full service bank headquartered in New York, and Urstadt Biddle Properties, Inc., a self-administered REIT. We believe that Mr. Mueller's 25 years of experience in risk management and operational expertise in commercial and residential mortgage lending make him qualified to serve as a member of our board of directors.

        Mikhail Radik has been a director of Reverse Mortgage Investment Trust Inc. since our February 2014 private offering. Since May 2013, Mr. Radik has served as a portfolio manager of BlueMountain Capital Management, LLC where he manages fund investments in asset-backed and mortgage-backed securities and related mezzanine and equity investments in specialty finance companies. From August 1998 to May 2013, Mr. Radik was employed by J.P. Morgan Securities LLC, most recently as Executive Director responsible for purchases of whole loan pools of consumer and commercial loans, securitizations of purchased and third-party assets and related corporate finance advisory to specialty finance companies. From 1993 to 1996, Mr. Radik was a management consultant with Bain & Company where he advised clients on various strategic initiatives in the automotive, consumer products and oil and gas industry. We believe that Mr. Radik's experience as a portfolio manager in asset-backed and mortgage-backed securities, whole loan trading and securitizations make him qualified to serve as a member of our board of directors.

        Victor M. Rosenzweig has been a director of Reverse Mortgage Investment Trust Inc. since our February 2014 private offering. Mr. Rosenzweig has practiced law at Olshan Frome Wolosky LLP (f/k/a Olshan Grundman Frome Rosenzweig & Wolosky, LLP), a law firm, as a partner from 1972 to 2006 and Of Counsel since 2007. Olshan Frome Wolosky LLP has provided, and may in the future provide, certain services to our company. Since 1997, Mr. Rosenzweig has been a Director of Shenkman Capital Management, Inc., a registered investment adviser specializing in high yield securities. Mr. Rosenzweig is a member of the Board of Editors and Advisors for the Securities Regulation Law Journal, and since 2004 has authored the Journal's Quarterly Survey of SEC Rulemaking and Major Appellate Decisions. We

believe that Mr. Rosenzweig's extensive legal and board experience make him qualified to serve as a member of our board of directors.

Corporate Governance—Board of Directors and Committees

        Our business is subject to the supervision and oversight of our board of directors.

        Our board of directors has determined that Messrs. Belt, Boyd, Montgomery, Mueller, Radik and Rosenzweig are independent directors with independence being determined in accordance with the NYSE listing standards and the rules of the SEC under the Exchange Act. Prior to our acquisition of RMF, RMF retained the services of Olshan Frome Wolosky LLP as its outside legal counsel for certain specified legal matters. Victor M. Rosenzweig, one of our independent directors, is of counsel at Olshan Frome Wolosky LLP. Our board considered this factor, among others, in determining that Mr. Rosenzweig is an independent member of our board of directors.

        Our directors will keep informed about our business by attendance at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

        Our board of directors has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors has adopted charters for each of these committees. Each of these committees is composed exclusively of independent directors, as defined under the applicable rules and regulations of the SEC and the NYSE. Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, independent directors and, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit Committee

        The audit committee is comprised of Messrs. Mueller, Belt and Radik, each of whom is an independent director and "financially literate" under the rules of the NYSE. Mr. Mueller is the chair of our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. The audit committee is responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

        Our audit committee has established a risk committee, which is comprised of certain directors, members of our senior management team and other personnel, to discuss and review guidelines and policies with respect to risk assessment and risk management. For information regarding the risk committee, see "Business—Risk Management."

Compensation Committee

        The compensation committee is comprised of Messrs. Belt, Rosenzweig and Montgomery, each of whom is an independent director. Mr. Belt chairs our compensation committee. The principal functions of the compensation committee is to (1) evaluate the performance of our officers, (2) review the compensation payable to our officers, (3) prepare compensation committee reports and (4) administer the issuance of any equity-based awards issued to our officers and personnel.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee is comprised of Messrs. Rosenzweig, Mueller and Montgomery, each of whom is an independent director. Mr. Rosenzweig chairs our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for seeking, considering and recommending to the board qualified candidates for election as directors and approves and recommends to the full board of directors the appointment of each of our officers.

        It also periodically prepares and submits to the board of directors for adoption the committee's selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance and annually recommends to the board of directors nominees for each committee of the board. In addition, the committee annually facilitates the assessment of the board of directors' performance as a whole and of the individual directors and report thereon to the board.

Lead Independent Director

        We expect to appoint a lead independent director following completion of this offering. Our board of directors is currently chaired by our Chief Executive Officer, Mr. Corn. Our board of directors believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the board of directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our board of directors believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information and that it is advantageous to have a Chairman with an extensive history with and knowledge of our company (as is the case with our Chief Executive Officer). We expect that a lead independent director will help reinforce the independence of our board of directors as a whole. The lead independent director will serve as an effective balance to a combined Chief Executive Officer/Chairman. The lead independent director will be empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, preside over board meetings in the absence of the Chairman and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors and act as liaison between the Chairman and the independent directors.

Compensation Consultant

        Our compensation committee has retained Christenson Advisory Services, LLC, or Christenson, a compensation consulting firm, to provide advice regarding the executive compensation program for our senior management team. Christenson has not performed and does not currently provide any other services to management or us. We have requested that Christenson provide analysis and recommendations regarding base salaries, annual bonuses and long-term incentive compensation for our executive management team, and a director compensation program for independent members of our board of directors.

Code of Business Conduct and Ethics

        Our board of directors has established a code of business conduct and ethics that applies to our officers and personnel and to our directors when such directors are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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  accountability for adherence to the code.

        Any waiver of the code of business conduct and ethics for our officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

        For a discussion of the conflicts of interest facing our company and our policies to address these conflicts, see "Certain Relationships and Related Party Transactions—Conflicts of Interest."

Executive and Director Compensation

Compensation of Directors

        We pay a $125,000 annual base director's fee to each of our independent directors. We pay Messrs. Belt, Montgomery, Mueller and Rosenzweig their base directors' fees 60% in cash and 40% in shares of restricted common stock issued under the 2014 equity incentive plan, which vest in equal installments, after issuance, annually over three years. We pay the BlueMountain nominated directors, Messrs. Boyd and Radik, their base directors' fees all in cash. Pursuant to an arrangement with BlueMountain, each of Messrs. Boyd and Radik, has agreed to assign to BlueMountain or its affiliates any remuneration received for service as a director of our company. In addition, Mr. Montgomery has, pursuant to an agreement with Collingwood, agreed that any compensation received for service as a director of our company would be assigned to Collingwood. In addition, the chairs of the audit, compensation and nominating and corporate governance committees receive an additional annual cash retainer of $20,000, $10,000 and $10,000, respectively. We also reimburse all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

        We pay directors' fees only to those directors who are independent under the NYSE listing standards.

Executive Compensation

        In connection with our February 2014 private offering, we entered into employment agreements with our executive officers, Craig M. Corn, our Chief Executive Officer, David Peskin, our President, Robert V. Sivori, our Chief Operating Officer, St. John Bannon, our Chief Financial Officer and Treasurer, and Timothy A. Isgro, our Chief Investment Officer. See "—Employment Agreements."

Compensation Policies and Practices and Risk Management

        We consider in establishing and reviewing our compensation philosophy and programs whether such programs align the interests of our directors and officers with our interests and those of our stockholders and whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and, consequently, we do not see them as encouraging risk taking. Employees are also eligible to receive a portion of their total compensation in the form of annual cash bonus awards. While the annual cash bonus awards will focus on achievement of annual goals and could encourage the taking of short-term risks at the expense of long-term results, our annual cash bonus awards will represent only a portion of eligible employees' total compensation and will be tied to both corporate performance measures and the individual performance of each eligible employee and will be made at the discretion of our compensation committee. We believe that the annual cash bonus awards will appropriately align the interests of our officers with our interests and those of our stockholders and will balance risk with the desire to focus eligible employees on specific goals important to our success and will not encourage unnecessary or excessive risk taking.

        We will provide our named executive officers and other members of senior management long-term equity awards to help further align their interests with our interests and those of our stockholders. See "—2014 Equity Incentive Plan" for an additional discussion regarding the 2014 equity incentive plan. We believe that these awards will not encourage unnecessary or excessive risk taking, since the awards will generally be provided at the beginning of an employee's tenure or at various intervals to award achievements or provide additional incentive to build long-term value and generally will be subject to vesting schedules to help ensure that executives and members of senior management have significant value tied to our long-term corporate success and performance.

        We believe our compensation philosophy and programs will encourage employees to strive to achieve both short- and long-term goals that are important to our success and building stockholder value, without promoting unnecessary or excessive risk taking. We will review our compensation policies and practices periodically to determine whether such policies and practices are appropriate in light of our risk management objectives.

Employment Agreements

        The employment agreements with our executive officers provide for Mr. Corn to serve as our Chief Executive Officer, Mr. Peskin to serve as our President, Mr. Sivori to serve as our Chief Operating Officer, Mr. Bannon to serve as our Chief Financial Officer and Treasurer, and Mr. Isgro to serve as our Chief Investment Officer.

        These employments agreements, which became effective on February 13, 2014, provide for an initial term of three years. Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least 90 days' notice of non-renewal. These employment agreements require Messrs. Corn, Peskin, Sivori, Bannon and Isgro to devote substantially all of their time to our affairs.

        The employment agreements provide for:

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  an annual base salary of $400,000 for Mr. Corn, $350,000 for Mr. Peskin, $320,000 for Mr. Sivori, $320,000 for Mr. Bannon and $250,000 for Mr. Isgro, subject to increases at the discretion of our board of directors or the compensation committee;

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  eligibility for annual performance bonuses based on the satisfaction of performance goals established by our board of directors or the compensation committee, which will be awarded at the discretion of the compensation committee; Messrs. Corn, Peskin, Sivori, Bannon and Isgro shall have (i) a target annual bonus equal to 150%, 125%, 100%, 100% and 50% of annual base salary, and (ii) a maximum annual bonus of 200%, 175%, 150%, 150% and 300%, respectively;

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  participation in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives; and

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  medical and other group welfare plan coverage and fringe benefits provided to our senior executives.

        The employment agreements provide that, if an executive's employment is terminated by us without "cause" or by the executive for "good reason" (each as defined below), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

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  accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;

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  an amount equal to three times the sum of the executive's then-current annual base salary plus the greater of his annual average bonus over the prior three years (or such fewer years with respect to which the executive received an annual bonus) and the executive's target annual bonus for the year of termination;

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  a prorated annual bonus based on the target annual bonus that the executive could have earned for the year of termination and the number of days employed in the year of termination; and

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  medical benefits for the executive and his eligible family members for 18 months following the executive's termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer, and 100% of the unvested stock or stock-based awards held by the executive will become fully vested and/or exercisable.

        "Cause" means the applicable executive's:

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  conviction of, or plea of nolo contendere to, a felony or any crime involving moral turpitude or fraud (but excluding traffic violations) that is injurious to our business or reputation;

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  willful failure to perform his material duties under the employment agreement (other than any such failure resulting from his incapacity due to injury or physical or mental illness) which failure continues for a period of 30 business days after written demand for corrective action is delivered by us specifically identifying the manner in which we believe the executive has not performed his duties;

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  conduct by the executive constituting an act of willful misconduct or gross negligence in connection with the performance of his duties that are injurious to our business, including, without limitation, embezzlement or the misappropriation of funds or property;

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  failure to adhere to the lawful directions of the Chief Executive Officer or our board of directors, as applicable, or to devote substantially all of his business time and efforts to our company, in either event, which continues for a period of 30 business days after written demand for corrective action is delivered by us; or

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  intentional and material breach of any covenant or other terms and provisions of the applicable employment agreement and, in each case, failure to cure such breach within 10 days following written notice from us specifying such breach.

        "Good reason" means the following, unless consented to by the applicable executive:

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  any change in job title or material diminution in the executive's roles, reporting lines and responsibilities from those set forth in the applicable employment agreement or assignment of duties inconsistent with such position;

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  a reduction in the executive's annual salary or annual bonus potential or failure to promptly pay such amounts when due;

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  if we relocate executive's office outside a specified area;

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  a material breach by us of the employment agreement or any other material agreement between the executive and us; or

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  our notice to the executive of non-renewal of the term of the employment agreement.

        Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability. Specifically, each executive or, in the event of the executive's death, his beneficiaries will receive:

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  accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination,

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  a prorated annual bonus with a target amount equal to at least 100% of the executive's annual salary for the year in which the termination occurs, and

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  100% of the unvested stock awards held by the executive will become fully vested and/or exercisable.

        The employment agreements also contain standard confidentiality provisions, which apply indefinitely, and both non-competition and non-solicitation provisions, which apply during the term of the employment agreements and for a period of 12 months following termination of employment.

401(k) Plan

        We have adopted a tax-qualified 401(k) Retirement Savings Plan pursuant to which eligible employees will be eligible to defer a portion of their salary and save a portion of their cash compensation for retirement in a tax efficient manner.

Pension Benefits; Nonqualified Deferred Compensation

        We do not currently offer any defined pension plans or any nonqualified deferred compensation plans.

2014 Equity Incentive Plan

        On February 6, 2014, our board of directors adopted a 2014 equity incentive plan. Our sole stockholder approved the 2014 equity incentive plan on February 12, 2014. The purpose of the 2014 equity incentive plan is to provide incentive compensation to attract and retain qualified directors, officers, service providers, advisors, consultants and other personnel and any joint venture affiliates of ours. The 2014 equity incentive plan is administered by the compensation committee. The 2014 equity incentive plan permits the granting of stock options, shares of restricted common stock, phantom shares, dividend equivalent rights, restricted stock units, equity awards in our subsidiaries and other equity-based awards. We granted (i) an aggregate of 450,000 shares of our restricted common stock to certain of our executive officers at the time of our February 2014 private offering pursuant to the 2014 equity incentive plan and (ii) an aggregate of 10,000 shares of our restricted common stock to certain of our executive officers and other personnel on April 23, 2014 pursuant to the 2014 equity incentive plan. In addition, on            , 2014, we granted an aggregate of            shares of our restricted common stock to our independent directors as part of their annual directors' fees pursuant to the 2014 equity incentive plan. These shares will vest in equal installments annually over three years.

Administration

        The compensation committee of our board of directors has the full authority to administer and interpret the 2014 equity incentive plan, to authorize the granting of awards, to determine the eligibility of directors, officers, service providers, advisors, consultants and other personnel and any joint venture affiliates of ours to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2014 equity incentive plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2014 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Subject to certain adjustments to the number of shares of stock that may be issued under the 2014 equity incentive plan, the maximum number of shares of stock with respect to which incentive stock options may be granted over the life of the 2014 equity incentive plan shall not exceed 600,000. Unless otherwise required by law or exchange listing rules, any award under the 2014 equity incentive plan to persons who are members of the compensation committee shall be made by the board of directors (and any member of the board of directors who is on the compensation committee shall be required to be recused in respect of the making of such award).

Available Shares

        The 2014 equity incentive plan provides for grants of stock options, shares of restricted common stock, phantom shares, dividend equivalent rights, restricted stock units, equity awards in our subsidiaries and other equity-based awards up to an aggregate of 5% of the shares of our common stock issued and outstanding from time to time on a fully diluted basis but excluding the shares of our common stock that were issued by us to holders of membership interests in RMF as part of the merger consideration in the formation transactions (and assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including subsidiary units, into shares of common stock). If an option or other award granted under the 2014 equity incentive plan expires or terminates, the shares subject to any portion of the award that forfeits, expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2014 equity incentive plan on or after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under the 2014 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the aggregate outstanding shares of all classes and series of our capital stock or violate any of the other restrictions on ownership and transfer of our stock set forth in our charter.

Awards Under the 2014 Equity Incentive Plan

        Stock Options.    The terms of specific options, including whether options shall constitute "incentive stock options" for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the compensation committee. The exercise price of an option shall be determined by the compensation committee and reflected in the applicable award agreement. The exercise price with respect to an option may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the compensation committee. Except in connection with certain corporate transactions involving shares of our stock (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of stock or other securities or similar transaction), we may not, without obtaining stockholder approval: (a) amend the terms of outstanding stock options to reduce the exercise price of such outstanding stock options; (b) cancel outstanding stock options in exchange for or substitution of stock options with an exercise price that is less than the exercise price of the original stock options; or (c) cancel outstanding stock options with an exercise price below the current stock price in exchange for cash or other securities.

        Shares of Restricted Common Stock.    A share of restricted common stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. Grants of shares of restricted common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. A participant granted shares of restricted common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares of restricted common stock. Although dividends may be paid on shares of restricted common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of shares of restricted common stock are prohibited from selling such shares until they vest.

        Phantom Shares.    Phantom shares, when issued, will reduce the number of shares available for grant under the 2014 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of common stock, or, if provided by the compensation committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the compensation committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant, in accordance with procedures established by the compensation committee, or us, as may be provided by the compensation committee at grant). The compensation committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years.

        Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The compensation committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The compensation committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

        Restricted Stock Units.    Restricted stock units represent a promise to pay shares of our common stock (or a cash amount equal to the value thereof) upon completion of a vesting period. Dividend equivalents generally are granted with restricted stock units and are earned during the vesting period, and paid in the year following the year to which they relate.

        Equity Award in Our Subsidiaries.    An equity award in our subsidiaries will represent a fractional share of the interests in a subsidiary or may include units that are structured as profits interests in such subsidiary, providing distributions to the holder of the award based on the achievement of specified levels of profitability by such subsidiary or the achievement of certain goals or events. Our compensation committee will establish all other limitations and conditions of the award as it deems appropriate.

        Other Share-Based Awards.    The 2014 equity incentive plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in Control

        Upon a change in control (as defined in the 2014 equity incentive plan), the compensation committee or our board of directors may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control (including, without limitation, the substitution of stock other than our common stock as the stock optioned pursuant to a stock option award, and the acceleration of the exercisability or vesting of awards granted under the 2014 equity incentive plan, cancellation of any stock options in return for payment equal to the fair market value of shares of stock subject to a stock option as of the date of the change in control less the exercise price applicable thereto (which amount may be zero) and settling of each vested phantom share or, as applicable, other grant made under the 2014 equity incentive plan (in each case whether or not vested)), but only if the compensation committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

        Our board of directors may amend, suspend, alter or discontinue the 2014 equity incentive plan but cannot take any action that would impair the rights of a participant without such participant's consent. To the extent necessary and desirable, the board of directors must obtain approval of our stockholders for any amendment that would:

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  other than through adjustment as provided in the 2014 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2014 equity incentive plan; or

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  change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2014 equity incentive plan.

        The compensation committee or our board of directors may amend the terms of any award granted under the 2014 equity incentive plan, prospectively or retroactively, except that no amendment may adversely affect the rights of any participant with respect to awards previously granted unless such amendments are in connection with compliance with applicable laws without his or her consent.

Amendments and Termination

        Our board of directors may amend, suspend, alter or discontinue the 2014 equity incentive plan but cannot take any action that would impair the rights of an award recipient with respect to an award previously granted without such award recipient's consent unless such amendments are required in order to comply with applicable laws. Our board of directors may not amend the 2014 equity incentive plan without stockholder approval in any case in which an amendment, in the absence of such approval, would cause the 2014 equity incentive plan to fail to comply with any applicable legal requirement or applicable exchange or similar requirement, such as an amendment that would:

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  other than through adjustment as provided in the 2014 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2014 equity incentive plan;

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  materially expand the class of directors, officers, employees, consultants and advisors eligible to participate in the 2014 equity incentive plan;

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  reprice any stock options under the 2014 equity incentive plan; or

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  otherwise require such approval.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision and eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law. For further details with respect to the limitation on the liability of our directors and officers, the indemnification of our directors and officers and the relevant provisions of the MGCL, see "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Indemnification and Limitation of Directors' and Officers' Liability."

        We have obtained a policy of insurance under which our officers or directors will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

Rule 10b5-1 Sales Plans

        Our directors and officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material non-public information subject to compliance with the terms of our insider trading policy.

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee is a current or former officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

 CERTAIN PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information, prior to and upon completion of this offering, regarding the ownership of each class of our capital stock by:

  •
  each of our directors;

  •
  each of our executive officers;

  •
  each holder of 5% or more of each class of our capital stock; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the persons listed below is the address of our principal executive office, 1455 Broad Street, Floor 2, Bloomfield, New Jersey 07003.

Common Stock Beneficially Owned(1)
	Immediately Prior to This Offering(2)(3)		Upon Completion of This Offering(2)(3)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage
Directors and Executive Officers:
Craig M. Corn(4)(5)
David Peskin(6)
Robert V. Sivori(7)
St. John Bannon(8)
Timothy A. Isgro(9)
Bradley D. Belt(10)
Steven Boyd(11)
Robert M. Fine(12)
Brian D. Montgomery(10)
Robert J. Mueller(10)
Mikhail Radik(13)
Victor M. Rosenzweig(10)
All directors and executive officers as a group (12 persons)
5% or Greater Beneficial Owners:

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the completion of this offering. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2)
Assumes            shares of common stock are outstanding immediately before the completion of this offering on a fully diluted basis and             shares of common stock are outstanding immediately after the completion of this offering on a fully diluted basis.

(3)
Includes 1,175,113 shares of common stock which were issued to holders of membership interests in RMF as part of their merger consideration in connection with the formation transactions as further described under "Certain Relationships and Related Party Transactions—Formation Transactions." Excludes up to            shares of common stock that may be issued and sold if the underwriters exercise their overallotment option in full and            shares of common stock reserved for future issuance under the 2014 equity incentive plan.

(4)
100 shares of our common stock were issued to Craig M. Corn in connection with the initial capitalization of our company.

(5)
Includes 189,860 shares of our common stock that Mr. Corn received in the formation transactions. Also includes 120,738 shares of our restricted common stock that were issued at the time of our February 2014 private offering pursuant to the 2014 equity incentive plan and 2,500 shares of our restricted common stock that were issued on April 23, 2014 pursuant to the 2014 equity incentive plan, all of which vest in equal installments annually over three years.

(6)
Includes 47,603 shares of our common stock that Mr. Peskin received in the formation transactions and 92,570 shares of our common stock that BBRO Holdings LLC received in the formation transactions. Mr. Peskin is the sole member and managing member of BBRO Holdings LLC and has sole voting and dispositive power over the shares held by BBRO Holdings LLC. Mr. Peskin disclaims beneficial ownership of such shares except to the extent of his pecuniary interests therein. The address for BBRO Holdings LLC is 6 Legends Circle, Melville NY 11747. Also includes 106,414 shares of our restricted common stock that were issued to Mr. Peskin at the time of our February 2014 private offering pursuant to the 2014 equity incentive plan and 2,500 shares of our restricted common stock that were issued on April 23, 2014 pursuant to the 2014 equity incentive plan, all of which vest in equal installments annually over three years.

(7)
Includes 183,368 shares of our common stock that Mr. Sivori received in the formation transactions. Also includes 107,648 shares of our restricted common stock that were issued at the time of our February 2014 private offering pursuant to the 2014 equity incentive plan and 2,500 shares of our restricted common stock that were issued on April 23, 2014 pursuant to the 2014 equity incentive plan, all of which vest in equal installments annually over three years.

(8)
Includes 2,307 shares of our common stock that Mr. Bannon received in the formation transactions and 85,200 shares of our restricted common stock that were issued at the time of our February 2014 private offering pursuant to the 2014 equity incentive plan, which vest in equal installments annually over three years.

(9)
Includes 30,000 shares of our restricted common stock that were issued at the time of our February 2014 private offering pursuant to the 2014 equity incentive plan, which vest in equal installments annually over three years.

(10)
Includes            shares of our restricted common stock that were issued as part of the annual director's fee pursuant to the 2014 equity incentive plan, which vest in equal installments annually over three years.

(11)
Mr. Boyd is a member of our board of directors and a portfolio manager of BlueMountain Capital Management, LLC. Certain entities affiliated with BlueMountain Capital Management, LLC own 3,333,334 shares of our common stock. Mr. Boyd disclaims beneficial ownership of any shares of common stock shown as beneficially owned by certain entities affiliated with BlueMountain Capital Management, LLC in the table above.

(12)
Includes            shares of our common stock that RR Fund Holdings, LLC received in the formation transactions. Mr. Fine is a member and managing member of RR Fund Holdings, LLC and shares voting and dispositive power over the shares held by RR Funding Holdings, LLC. Mr. Fine disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address for RR Fund Holdings, LLC is 21 Longwood Road, Sands Point, New York 11050.

(13)
Mr. Radik is a member of our board of directors and a portfolio manager of BlueMountain Capital Management, LLC. Certain entities affiliated with BlueMountain Capital Management, LLC own 3,333,334 shares of our common stock. Mr. Radik disclaims beneficial ownership of any shares of common stock shown as beneficially owned by certain entities affiliated with BlueMountain Capital Management, LLC in the table above.

 SELLING STOCKHOLDERS

        The following table sets forth certain information regarding the selling stockholders, which acquired shares of common stock in our February 2014 private offering. Each selling stockholder named in the tables below has sole voting and investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the tables.

        The table below has been prepared based upon the information furnished to us by the selling stockholders.

        Certain selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act. Any profits realized by them in connection with sales of our common stock hereunder may be deemed to be underwriting commissions or discounts under the Securities Act.

        Any selling stockholder that is identified as a broker-dealer will be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder obtained the stock as compensation for services. In addition, any affiliate of a broker-dealer will be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the common stock by selling stockholders who are deemed to be "underwriters" and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be "underwriters" will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be "underwriters" will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        We have been advised that as noted below in the table, some of the selling stockholders are broker-dealers or affiliates of broker-dealers. Except as noted below, we have been advised that each of such selling stockholders purchased our common stock in the ordinary course of business and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the common stock.

        Except as noted in this prospectus, none of the selling stockholders is a director, officer or employee of, or has a material relationship with, us or any of our affiliates.

Common Stock Beneficially Owned Upon Completion of This Offering(1)
Number of Shares of Common Stock Offered in This Offering
Common Stock Beneficially Owned Immediately Prior to This Offering(1)
Selling Stockholder	Number	Percentage(2)		Number	Percentage(2)

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the completion of this offering. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2)
Assumes                shares of common stock are outstanding immediately after the completion of this offering on a fully diluted basis. Excludes up to                 shares of common stock that may be issued and sold if the underwriters exercise their overallotment option in full and                shares of common stock reserved for future issuance under the 2014 equity incentive plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Formation Transactions

        On February 6, 2014, we entered into a merger agreement, as amended, pursuant to which we agreed to acquire RMF for an aggregate consideration of $25.0 million. On February 25, 2014, we made a loan of approximately $3.9 million to RMF, the proceeds of which were used by RMF to repurchase the membership interests of an existing investor in RMF. Such loan was deemed to have been repaid, without further obligation by us, at the effective time of the merger and no merger consideration was paid to this former investor in RMF at the effective time of the merger. On July 11, 2014, the merger was completed and we issued an aggregate of 1,175,113 shares of our common stock (valued at an amount per share equal to $15.00, the offering price per share in our February 2014 private offering, and having an aggregate value of approximately $17.6 million) and paid approximately $3.5 million in cash to holders of membership interests in RMF as part of the merger consideration payable by us in the formation transactions. In the merger, our newly created wholly owned subsidiary, RMF Merger Sub LLC, merged with and into RMF, with RMF surviving the merger as our wholly owned subsidiary.

        Our executive officers and directors, directly or indirectly, collectively owned approximately 44.7% of the outstanding membership interests in RMF. In the merger, they received 693,486 shares of our common stock having an aggregate value of approximately $10.4 million (based on the offering price per share in our February 2014 private offering) and $981,605 in cash in exchange for their membership interests in RMF. Upon completion of this offering, we expect our executive officers and directors and their affiliates will collectively own approximately         % of the outstanding shares of our common stock, or        % if the underwriters exercise their overallotment option in full.

Material Benefits to Related Parties

        Our executive officers and certain of our directors have received material financial and other benefits, as described below.

Craig M. Corn	In the case of Craig M. Corn, our Chief Executive Officer and Chairman:
• In the merger, Mr. Corn received in exchange for his membership interests in RMF 189,860 shares of our common stock with an aggregate value of approximately $2,847,900 and $355,270 in cash.

•

On February 13, 2014, we entered into an employment agreement with Mr. Corn which provides him with an annual base salary of $400,000, bonus and other benefits, including severance upon a termination of his employment with us under certain circumstances.

•

On February 13, 2014, we entered into an indemnification agreement with Mr. Corn which requires us to indemnify him for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against him as an officer or director of us.

•

On February 13, 2014 and April 23, 2014, we granted 120,738 and 2,500 shares of restricted common stock, respectively, to Mr. Corn pursuant to the 2014 equity incentive plan, all of which vest in equal installments annually over three years.

•

Mr. Corn is a beneficiary of the registration rights agreement that we entered into FBR Capital Markets & Co., the initial purchaser and placement agent in our February 2014 private offering, which affords him certain registration rights with respect to shares of our common stock that he received in the merger.

David Peskin	In the case of David Peskin, our President and director:

•

In the merger, Mr. Peskin received in exchange for his membership interests in RMF 140,173 shares of our common stock (a portion of which he received indirectly) with an aggregate value of approximately $2,102,595 and $142,696 in cash.

•

On February 13, 2014, we entered into an employment agreement with Mr. Peskin which provides him with an annual base salary of $350,000, bonus and other benefits, including severance upon a termination of his employment with us under certain circumstances.

•

On February 13, 2014, we entered into an indemnification agreement with Mr. Peskin which requires us to indemnify him for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against him as an officer or director of us.

•

On February 13, 2014 and April 23, 2014, we granted 106,414 and 2,500 shares of restricted common stock, respectively, to Mr. Peskin pursuant to the 2014 equity incentive plan, all of which vest in equal installments annually over three years.

•

Mr. Peskin is a beneficiary of the registration rights agreement that we entered into FBR Capital Markets & Co., the initial purchaser and placement agent in our February 2014 private offering, which affords him certain registration rights with respect to shares of our common stock that he received in the merger.

Robert V. Sivori	In the case of Robert V. Sivori, our Chief Operating Officer:
• In the merger, Mr. Sivori received in exchange for his membership interests in RMF 183,368 shares of our common stock with an aggregate value of approximately $2,750,520 and $349,461 in cash.

•

On February 13, 2014, we entered into an employment agreement with Mr. Sivori which provides him with an annual base salary of $320,000, bonus and other benefits, including severance upon a termination of his employment with us under certain circumstances.

•

On February 13, 2014, we entered into an indemnification agreement with Mr. Sivori which requires us to indemnify him for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against him as an officer or director of us.

•

On February 13, 2014 and April 23, 2014, we granted 107,648 and 2,500 shares of restricted common stock, respectively, to Mr. Sivori pursuant to the 2014 equity incentive plan, all of which vest in equal installments annually over three years.

•

Mr. Sivori is a beneficiary of the registration rights agreement that we entered into FBR Capital Markets & Co., the initial purchaser and placement agent in our February 2014 private offering, which affords him certain registration rights with respect to shares of our common stock that he received in the merger.

St. John Bannon	In the case of St. John Bannon, our Chief Financial Officer and Treasurer:
• In the merger, Mr. Bannon received in exchange for his membership interests in RMF 2,307 shares of our common stock with an aggregate value of approximately $34,605 and $23,066 in cash.

•

On February 13, 2014, we entered into an employment agreement with Mr. Bannon which provides him with an annual base salary of $320,000, bonus and other benefits, including severance upon a termination of his employment with us under certain circumstances.

•

On February 13, 2014, we entered into an indemnification agreement with Mr. Bannon which requires us to indemnify him for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against him as an officer or director of us.

• On February 13, 2014, we granted 85,200 shares of restricted common stock to Mr. Bannon pursuant to the 2014 equity incentive plan, which vest in equal installments annually over three years.

•

Mr. Bannon is a beneficiary of the registration rights agreement that we entered into FBR Capital Markets & Co., the initial purchaser and placement agent in our February 2014 private offering, which affords him certain registration rights with respect to shares of our common stock that he received in the merger.

Timothy A. Isgro	In the case of Timothy A. Isgro, our Chief Investment Officer:

•

On February 13, 2014, we entered into an employment agreement with Mr. Isgro which provides him with an annual base salary of $250,000, bonus and other benefits, including severance upon a termination of his employment with us under certain circumstances.

•

On February 13, 2014, we entered into an indemnification agreement with Mr. Isgro which requires us to indemnify him for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against him as an officer or director of us.

• On February 13, 2014, we granted 30,000 shares of restricted common stock to Mr. Isgro pursuant to the 2014 equity incentive plan, which vest in equal installments annually over three years.
Robert M. Fine	In the case of Robert M. Fine, one of our directors:

•

In the merger, Mr. Fine indirectly received in exchange for his membership interests in RMF 177,778 shares of our common stock with an aggregate value of approximately $2,666,670 and $111,111 in cash.

•

On February 13, 2014, we entered into an indemnification agreement with Mr. Fine which requires us to indemnify him for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against him as an officer or director of us.

•

Mr. Fine is a beneficiary of the registration rights agreement that we entered into FBR Capital Markets & Co., the initial purchaser and placement agent in our February 2014 private offering, which affords him certain registration rights with respect to shares of our common stock that he received in the merger.

        In addition, on February 13, 2014, we entered into an indemnification agreement with our other directors, Messrs. Belt, Boyd, Montgomery, Mueller, Radik and Rosenweig. See "—Indemnification Agreements" below.

Employment Agreements

        We have entered into employment agreements with each of Mr. Corn, our Chief Executive Officer, Mr. Peskin, our President, Mr. Sivori, our Chief Operating Officer, Mr. Bannon, our Chief Financial Officer and Treasurer, Mr. Isgro, our Chief Investment Officer, and Richard C. Jensen, Jr., our General Counsel and Secretary. The employment agreements provide for salary, bonus and other benefits, and severance upon a termination of employment under certain circumstances. We may enter into similar employment arrangements with certain executive officers that we hire in the future. See "Our Management—Employment Agreements" for a description of the material terms of the employment agreements.

Restricted Common Stock and Other Equity-Based Awards

        We have adopted, and our sole stockholder has approved, the 2014 equity incentive plan to provide incentive compensation to our officers, our directors, other personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. The 2014 equity incentive plan provides for grants of equity-based awards up to an aggregate of 5% of the shares of our common stock issued and outstanding from time to time on a fully diluted basis but excluding the shares of our common stock that were issued by us to holders of membership interests in RMF as part of the merger consideration in the formation transactions (and assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including subsidiary units, into shares of common stock). We granted (i) an aggregate of 450,000 shares of our restricted common stock to certain of our executive officers at the time of our February 2014 private offering pursuant to the 2014 equity incentive plan and (ii) an aggregate of 10,000 shares of our restricted common stock to certain of our executive officers and other personnel on April 23, 2014 pursuant to the 2014 equity incentive plan. In addition, we granted an aggregate of                        shares of our restricted common stock to our independent directors as part of their annual directors' fees. These shares of restricted common stock will vest in equal installments annually over three years.

Strategic Services Agreement

        We have entered into a strategic services agreement with Brean Capital pursuant to which Brean Capital provides us with comprehensive capital markets support to facilitate the growth of our portfolio management and reverse mortgage origination, securitization and servicing business. Under the agreement, Brean Capital provides certain services to us, which services include, among other things, the following: (1) secondary marketing services, including managing our loan pipeline and assisting us with our hedging strategies as well as advising and assisting us in the selling of Agency HMBS to, and trading with, third parties and on the pooling of loans, and providing related market support; (2) advisory services to our executive officers and directors, including analyzing, modeling and developing our portfolio of securities, providing assistance with and analyzing the purchase price to be paid by us for any securities purchased from RMF, providing market data relating to financing options, assisting us with and analyzing potential hedging options, providing market data to support our structure and operations as well as research and market intelligence; (3) systems services such as access to certain technology, office space and other infrastructure support; and (4) such other services that may be agreed to by the parties from time to time. For a description of the fees that we have agreed to pay Brean Capital under the strategic services agreement, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations." The term of the strategic services agreement is for a three-year period and is renewable on each anniversary for an additional one-year period upon our election, upon 90 days' prior written notice to Brean Capital, unless terminated earlier. The strategic services agreement may be terminated as follows: (1) we, on the one hand, or Brean Capital, on the other hand, shall be able to terminate the agreement upon 15 days' prior written notice to the other party upon a material breach of such other party's obligations under the agreement and we are able to terminate certain services provided by Brean Capital upon a material breach by Brean Capital of its obligations under the agreement; in each case, provided that the non-breaching party provides the breaching party with at least five business days to cure such breach; (2) we, on the one hand, or Brean Capital, on the other hand, shall be able to terminate the agreement immediately upon reasonably determining that either (x) such party's or parties' activities or (y) the activities of the other party or parties are illegal or otherwise in violation of any required permits, licenses, approvals, consents, registrations, memberships and other authorizations issued by any appropriate U.S. federal, state, local or foreign regulatory agencies or bodies; provided, that in the case of (y) above, prior to any such termination, the terminating party shall provide the non-terminating party notice of such intended termination and at least 30 business days to cure such illegality or violation; and

(3) mutual consent of the parties. One of our directors, Robert M. Fine, serves as the Chief Executive Officer of Brean Capital.

Indemnification Agreements

        We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law against liabilities that may arise by reason of their service to us. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Indemnification and Limitation of Directors' and Officers' Liability."

Registration Rights Agreement

        We have granted registration rights to investors who purchased shares of our common stock in our February 2014 private offering and to holders of membership interests in RMF who received shares of our common stock in the formation transactions, including our officers and directors. See "Stock Eligible for Future Sale—Registration Rights."

Line of Credit

        We have entered into a line of credit with RMF pursuant to which we have agreed to make loans to RMF from time to time up until April 27, 2015; provided that after giving effect to each such loan, the amount of the outstanding loans shall not exceed $40.0 million. Each loan will bear interest on the outstanding principal amount thereof, from and including the date such loan is advanced to RMF to the date such loan is repaid in full, at the rate per annum equal to the higher of (i) 10% and (ii) the Wall Street Journal daily prime rate plus 1%. If RMF fails to pay any amount owing under the agreement, each loan will bear interest at the rate otherwise applicable thereto plus 2% per annum. Any loan may be prepaid in whole or in part at any time and from time to time, without premium or penalty.

Conflicts of Interest

        Conflicts of interest may exist between our directors and officers and other related parties and our company.

        We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, executive officers and employees, and the executive officers and employees of affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of a majority of our independent and disinterested directors. We cannot assure you that our code of business conduct and ethics will be successful in eliminating the influence of conflicts of interest. Our code of business conduct and ethics may be amended from time to time at the discretion of our board of directors, without a vote of our stockholders.

DESCRIPTION OF CAPITAL STOCK

        The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share of which 125 shares are designated as shares of our 12.5% Series A Cumulative Redeemable Non-Voting Preferred Stock, or Series A Preferred Stock. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue with the approval of a majority of our entire board of directors and without stockholder approval. As of                , 2015, we had                shares of common stock issued and outstanding held by                        stockholders of record and 125 shares of Series A Preferred Stock issued and outstanding. Under Maryland law, our stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

        All of the shares of our common stock offered by this prospectus will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of holders of any other class or series of our stock, including our Series A Preferred Stock, and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of outstanding shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us and are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except for amendments to the provisions of our bylaws relating to a special election meeting, and the vote required to amend such provisions, as described under the caption "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Amendment to our Charter and Bylaws" and as may otherwise be specified in the terms of any class or series of stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and the holders of shares of common stock will possess the exclusive voting power. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that, subject to the rights of holders of any class or series of our shares to elect one or more of our trustees, the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Except as described above and subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with or convert into another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation's charter. Our charter provides that these actions may be approved by a majority of all of the votes entitled to be cast on the matter, except that amendments to the provisions of our charter related to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend such provisions, must be approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the amendment. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation.

Series A Preferred Stock

        As of                  , 2015, we had outstanding 125 shares of Series A Preferred Stock. The holders of the Series A Preferred Stock are entitled to receive cumulative cash dividends at the rate of 12.5% per annum of the liquidation preference. Our Series A Preferred Stock ranks senior to our common stock, with respect to dividend and redemption rights and rights upon our liquidation, dissolution or winding up. At our election, the Series A Preferred Stock is redeemable, in whole or in part, for an amount equal to its liquidation preference, plus any accrued and unpaid dividends, plus a redemption premium of $100 per share of Series A Preferred Stock if redeemed before            . The Series A Preferred Stock is not convertible into shares of any other class or series of stock. The Series A Preferred Stock is entitled to a liquidation preference of $1,000 per share plus all accrued and unpaid dividends thereon and any redemption premium then in effect. Holders of Series A Preferred Stock generally have no voting rights, including in the election of directors, other than with respect to any reclassification of Series A Preferred Stock, the authorization or issuance of parity or senior securities and certain amendments to our charter, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, that materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or increase the number of shares of Series A Preferred Stock.

Power to Reclassify Our Unissued Shares of Stock

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorize us to issue the newly-classified shares. Prior to the issuance of shares of each new class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock then outstanding, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded or the terms of any other class or series of our stock. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Stock and Issue Additional Shares of Common and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of our stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our common stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded or the terms of any other class or series of our stock. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See "U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT."

        Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person, including a "group," as defined in Section 13(d)(3) of the Exchange Act, may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the aggregate outstanding shares of all classes and series of our capital stock. We refer to these limits collectively as the "ownership limit." An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of our stock described below is referred to as a "prohibited owner" if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial or constructive owner or, if appropriate, a record owner of shares of our stock in violation of the ownership limit or other restriction.

        The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or any class or series of our preferred stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

        Our board of directors may, in its sole discretion, subject to such conditions and the receipt of such representations and undertakings as it may determine, prospectively or retroactively, waive all or any component of the ownership limit and establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder's ownership in excess of the ownership limit would not result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors in order to determine or ensure our qualification as a REIT. We have granted BlueMountain Capital Management, LLC, together with certain of its affiliates, and American Financial Group, Inc., together with certain of its affiliates, a waiver of the ownership limitations contained in our charter in connection with their purchase of shares of our common stock in our February 2014 private offering.

        In connection with the creation of an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit or any component thereof for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock, preferred stock of any class or series, or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such individual's or entity's percentage ownership of our common stock, preferred stock of any class or series, or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock, preferred stock or stock of all classes and series will be in violation of the ownership limit.

        Our charter further prohibits:

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  any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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  any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our stock, or who would have owned shares of our stock transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days' prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our stock as described above is no longer required in order for us to qualify as a REIT.

        If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons or the intended transferee does not provide the representation and agreement described above, such transfer will be void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

        Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that caused the transfer to the trust (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the market price (as defined in our charter) at the time of the event causing the shares to be transferred to the trust) and (ii) the market price on the date we, or our designee, accept the offer. We may reduce the price, however, by the amount of any dividends or distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and pay any dividends or other distributions held by the trustee with respect to such shares of stock to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the market price of the shares on the day of the event causing the shares to be transferred to the trust and (ii) the net sale price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any other amounts held by the trustee for the beneficiary of the trust. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

        The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

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  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        In addition, if our board of directors determines that a proposed transfer or other event would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder's name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the stockholder's beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

NYSE Listing

        We intend to apply for listing our common stock on the NYSE under the symbol "RMIT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

STOCK ELIGIBLE FOR FUTURE SALE

Issuance of Shares of Common Stock

        After giving effect to this offering and the other transactions described in this prospectus, including the formation transactions, we will have            shares of common stock outstanding (            shares if the underwriters' overallotment option is exercised in full), subject to adjustments under certain circumstances. Of such shares,            shares are "restricted" securities under the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144. We will file a resale shelf registration statement to register the common stock sold in our February 2014 private offering and the shares that we issued to holders of membership interests in RMF as part of the merger consideration payable by us in the formation transactions. See "Description of Capital Stock—Registration Rights."

        The shares of common stock that we will issue in this offering will be newly issued securities for which there is no established trading market. No assurance can be given as to (i) the likelihood that an active market for shares of our common stock will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell the shares or (iv) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See "Risk Factors—Risks Related to Our Common Stock and this Offering—Future sales of our common stock may depress our share price."

        For a description of certain restrictions on transfers of our common stock held by certain of our stockholders, see "Description of Capital Stock—Registration Rights" and "Underwriting."

2014 Equity Incentive Plan

        The 2014 equity incentive plan provides for grants of stock options, shares of restricted common stock, phantom shares, dividend equivalent rights, restricted stock units, equity awards in our subsidiaries and other equity-based awards up to an aggregate of 5% of the shares of our common stock issued and outstanding from time to time on a fully diluted basis but excluding the shares of our common stock that were issued by us to holders of membership interests in RMF as part of the merger consideration in the formation transactions (and assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including subsidiary units, into shares of common stock). If an option or other award granted under the 2014 equity incentive plan expires or terminates, the shares subject to any portion of the award that forfeits, expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2014 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under the 2014 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock, the outstanding shares of any class or series of our preferred stock or the aggregate outstanding shares of all classes and series of our capital stock or violate any of the other restrictions on ownership and transfer of our stock set forth in our charter. At the time of this offering, a total of             shares of our common stock are reserved and available for issuance under the 2014 equity incentive plan.

Rule 144

        In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

        A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Registration Rights

        The purchasers of our common stock in our February 2014 private offering and holders of membership interests in RMF who received shares of our common stock in the formation transactions are entitled to the benefits of a registration rights agreement between us and FBR Capital Markets & Co., a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. Under the registration rights agreement, we agreed, at our expense, to use our commercially reasonable efforts to file with the SEC as soon as reasonably practicable (but in no event later than August 1, 2014) a shelf registration statement registering for resale the registrable shares (as defined in the registration rights agreement) plus any additional common stock issued in respect thereof whether by stock dividend, stock distribution, stock split, or otherwise. We refer to this registration statement as the "resale shelf registration statement." On July 31, 2014, we confidentially submitted the resale shelf registration statement with the SEC. The confidential submission satisfied the filing requirement set forth in the registration rights agreement. We are obligated to use our commercially reasonable efforts to cause the resale shelf registration statement to be declared effective by the SEC as soon as practicable after filing and in any event, subject to certain exceptions, no later than February 13, 2015.

        In addition, if the resale shelf registration statement has not been declared effective by the SEC and the registrable shares have not been listed for trading on a national securities exchange prior to February 13, 2015 (or, if we complete an initial public offering prior to February 13, 2015, on a date that is on or before 60 days after the completion of such initial public offering), then the registration rights agreement and our bylaws require that we hold a special meeting of our stockholders for the purpose of considering and voting on the removal of one or more of our directors then in office and electing the successors of any directors so removed, unless the holders of at least two-thirds of the outstanding registrable shares (other than shares of our common stock issued to the members of RMF in the formation transactions and any shares of our common stock held by our directors or executive officers) waive or defer the requirement that we hold the special election meeting. The registration rights agreement also prohibits holders of shares of our common stock issued to the members of RMF in the formation transactions, our directors and our executive officers from nominating, or participating in the nomination of, any individual for election as a director at the special election meeting. See "Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Meetings of Stockholders."

        If by August 1, 2014 we have not filed the resale shelf registration statement, other than as a result of the SEC being unable to accept such filings, or a registration default, then each of Messrs. Corn, Peskin, Sivori, Bannon and Isgro, if employed by us and at any time is owed an annual or discretionary bonus with respect to services performed in 2014, whether under an employment agreement with us, a bonus plan or any other bonus arrangement, including any bonus compensation for which payment would otherwise be deferred until after that fiscal year, will forfeit 50% of the amount that would otherwise be payable to him in respect of such bonus, and will thereafter forfeit an additional 10% of the amount that would otherwise be payable to him in respect of such bonus for each complete calendar month any such registration default continues after August 1, 2014.

        The registration rights agreement requires us to use our commercially reasonable efforts to cause the resale shelf registration statement to become effective under the Securities Act as soon as practicable after the filing and, subject to the blackout periods described below, to continuously maintain the effectiveness of the resale shelf registration statement under the Securities Act until the first to occur of:

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  the date on which the common stock covered by the resale shelf registration statement has been resold in accordance with the resale shelf registration statement;

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  the date on which the common stock covered by the resale shelf registration statement either has been transferred pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act or are eligible for resale, without any volume or manner-of-sale restrictions or compliance by us with any current public information requirements, pursuant to Rule 144 (subject to the conditions that such shares have been transferred to an unrestricted CUSIP and have been listed on the NYSE, The NASDAQ Stock Market or a similar national securities exchange); and

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  the date on which the common stock covered by the resale shelf registration statement has been sold to us or ceases to be outstanding.

        All holders of the registrable shares and each of their respective direct and indirect transferees may elect to participate in this offering as selling stockholders, subject to:

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  execution of a customary underwriting agreement; completion and execution of any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting agreement; and provision to us of such information as we may reasonably request in writing for inclusion in the registration statement;

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  compliance with the registration rights agreement;

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  cutback rights on the part of the underwriters; and

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  other conditions and limitations that may be imposed by the underwriters.

        If we file this registration statement before the effective date of the resale shelf registration statement and we have used or are using commercially reasonable efforts to complete this offering, our obligation to cause the resale shelf registration statement to be declared effective no later than February 13, 2015 may be deferred until the 60th day following the closing date of this offering; provided, however, that if we file this registration statement before the effective date of the resale shelf registration statement, and the deadline for causing the resale shelf registration statement to go effective is after the 60 day period beginning on the closing date of this offering, we will be required to cause the resale shelf registration statement to be declared effective no later than 60 days after the closing date of this offering.

        Each selling stockholder who elected pursuant to the registration rights agreement to include his, her or its common stock for resale in this offering will not be able to sell any shares of common stock that are not included in this offering for      days following the effective date of this registration statement. All stockholders who have not elected to sell their shares of common stock in this offering may not, subject to certain exceptions, directly or indirectly sell, offer to sell, grant any option or otherwise dispose of any of our common stock (or securities convertible into such shares) for a period of 30 days prior to and up to 60 days (or 180 days, in the case of any holder that is one of our officers, directors or employees) following the effective date of this registration statement.

        Notwithstanding the foregoing, we will be permitted, under limited circumstances, to suspend the use, from time to time, of the prospectus that is part of the resale shelf registration statement (and therefore suspend sales under the resale shelf registration statement) for certain periods, referred to as "blackout periods," if, among other things, any of the following occurs:

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  the representative of the underwriters of an underwritten offering of primary shares by us has advised us that the sale of our common stock under the resale shelf registration statement would have a material adverse effect on such underwritten offering of primary shares;

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  a majority of the independent members of our board of directors determines in good faith that: (i) the offer or sale of any of our common stock under the resale shelf registration statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving us; (ii) after the advice of counsel, the sale of the shares covered by the resale shelf registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law; and (iii) (a) we have a bona fide business purpose for preserving the confidentiality of the proposed transaction, (b) disclosure would have a material adverse effect on us or our ability to consummate the proposed transaction, or (c) the proposed transaction renders us unable to comply with SEC requirements, in each case under circumstances that would make it impracticable or inadvisable to cause the resale shelf registration statement (or such filings) to become effective or promptly amend or supplement the resale shelf registration statement, as applicable; or

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  a majority of the independent members of our board of directors determines in good faith, after the advice of counsel, that we are required by law, rule or regulation, or that it is in our best interests, to supplement the resale shelf registration statement or file a post-effective amendment to the resale shelf registration statement in order to incorporate information into the resale shelf registration statement for the purpose of: (i) including in the resale shelf registration statement and any prospectus required under Section 10(a)(3) of the Securities Act; (ii) reflecting in the prospectus included in the resale shelf registration statement any facts or events arising after the effective date of the resale shelf registration statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth in the prospectus; or (iii) including in the prospectus included in the resale shelf registration statement any material information with respect to the plan of distribution not disclosed in the resale shelf registration statement or any material change to such information.

        The cumulative blackout periods in any rolling 12-month period may not exceed an aggregate of 90 days and, furthermore, may not exceed 60 days in any rolling 90-day period.

        In addition to this limited ability to suspend use of the resale shelf registration statement, until we are eligible to incorporate by reference into the resale shelf registration statement our periodic and current reports that will be filed after the effectiveness of the resale shelf registration statement, we will be required to amend or supplement the resale shelf registration statement to include our quarterly and annual financial information and other developments material to us. Therefore, sales under the resale shelf registration statement will be suspended until the amendment or supplement, as the case may be, is filed and effective.

        A holder that sells our common stock pursuant to the resale shelf registration statement or as a selling stockholder pursuant to an underwritten public offering, including this offering, generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification rights and obligations). In addition, a selling stockholder may be required to deliver information to be used in connection with the resale shelf registration statement in order to have such holder's common stock included in the resale shelf registration statement.

        Pursuant to FINRA Rule 5110(g)(1), our stockholders who are affiliated with members of the Financial Industry Regulatory Authority may be required to refrain, during the period commencing on the effective date of the resale shelf registration statement or this registration statement, and ending on the date that is 180 days after such effective date, from selling, transferring, assigning, pledging or hypothecating or otherwise entering into any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such holder's common stock through the Financial Industry Regulatory Authority member with which such holder is affiliated.

        We will bear certain expenses incident to our registration obligations upon exercise of these registration rights, including the payment of federal securities law and state "blue sky" registration fees, except that we will not bear any brokers' or underwriters' discounts and commissions or transfer taxes relating to sales of our common stock. We have agreed to indemnify each selling stockholder for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholder sells its common stock pursuant to these registration rights. Each selling stockholder will in turn agree to indemnify us for federal or state securities law violations that occur in reliance upon written information it provides for us in the registration statement.

        In connection with our filing of the resale shelf registration statement, we have agreed to use our commercially reasonable efforts (including, without limitation, seeking to cure in our listing application any deficiencies cited by the exchange or market) to list our common stock on the NYSE or other similar national securities exchange and thereafter maintain the listing on such exchange.

        We will also provide, upon request, each holder of the registrable shares copies of the prospectus that is a part of the resale shelf registration statement, notify such holder when the resale shelf registration statement has become effective, and take certain other actions as are required to permit unrestricted resales.

        Generally, you can satisfy the prospectus delivery requirement by disclosing to a selling broker the existence of the requirement to sell the shares in accordance with the resale shelf registration statement and making arrangements with such broker to deliver a current prospectus in connection with any such sale. Upon receipt of a written request therefor, we will provide a reasonable number of current prospectuses to each investor.

Lock-Up Periods

        For a discussion of certain lock-up periods, see "Stock Eligible for Future Sale—Registration Rights" and "Underwriting."

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS

        The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL and to our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors we have may be established only by our board of directors but may not be fewer than the minimum number required under the MGCL, which is one, and our bylaws provide that the number of our directors may not be more than 15. Because our board of directors has the power to amend our bylaws, it could modify the bylaws to change that range. Upon such time as we are eligible to make an election under Subtitle 8 of Title 3 of the MGCL (which we expect will be upon completion of this offering), subject to the terms of any class or series of preferred stock and except at a special election meeting called pursuant to the registration rights agreement and our bylaws, which we refer to as a special election meeting, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and, if our board of directors is classified, any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

        Except as may be provided with respect to any class or series of our stock, at each annual meeting of our stockholders, each of our directors will be elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director, and holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders and subject to the rights of holders of any other class or series of our stock to elect one or more directors, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.

Removal of Directors

        Our charter provides that, subject to the rights of holders of any class or series of our preferred stock to elect or remove one or more directors, a director may be removed with or without cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A Maryland corporation's board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

        Pursuant to the statute, our board of directors has by resolution exempted any business combination between us and (1) any other person, provided, that such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person), (2) Craig M. Corn and any of his affiliates and associates and (3) any person acting in concert with the foregoing, from these provisions of the MGCL. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our company with the five-year prohibition, the supermajority vote requirements and other provisions of the statute. There is no assurance that our board of directors will not amend or repeal this resolution in the future.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

        The MGCL provides that a holder of "control shares" of a Maryland corporation acquired in a "control share acquisition" has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in the corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivering an "acquiring person statement" as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or as of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights unless the corporation's charter or bylaws provide otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to (i) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that our board of directors will not amend or eliminate such provision at any time in the future.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions of the MGCL which provide for:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

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  a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

        Our charter provides that, at such time as we are able to make a Subtitle 8 election (which we expect will be upon completion of this offering), subject to the terms of any class or series of preferred stock and except at a special election meeting, vacancies on our board may be filled only by the remaining directors and (if our board is classified in the future) for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast generally in the election of directors for the removal of any director from the board, with or without cause, (ii) vest in the board the exclusive power to fix the number of directorships and (iii) require, unless called by our chairman of the board, our chief executive officer, our president or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting of our stockholders other than the special election meeting.

Meetings of Stockholders

        Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of our board of directors, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary is required to prepare and deliver the notice of the special meeting. Only the matters set forth in the notice of any special meeting may be considered and acted upon at such meeting.

        In addition, pursuant to the registration rights agreement and our bylaws, we must hold a special election meeting for the purpose of considering and voting on the removal of our directors then in office and electing such number of directors as there are then vacancies on our board of directors (including any vacancies created by the removal of any director at the special election meeting) if a registration statement registering the resale of the registrable shares (as defined in the registration rights agreement) has not been declared effective by the SEC, and if the registrable shares have not been listed for trading on a national securities exchange, within the time periods required by the registration rights agreement and described under the caption "Stock Eligible for Future Sale—Registration Rights."

Amendment to Our Charter and Bylaws

        Except for amendments to the provisions of our charter relating to the removal of directors and the restrictions on ownership and transfer of our stock, and the vote required to amend these provisions (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws, except that amendments to the provisions of our bylaws relating to the special election meeting, and the vote required to amend such provisions, must be approved by the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote thereon (other than shares of our common stock issued to the members of RMF in the formation transactions and any shares of our common stock held by our directors and executive officers).

Exclusive Forum for Certain Litigation

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or if that court does not have jurisdiction, the U.S. district court for the district of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by us or by any director or officer or other employee to us or to our stockholders, (c) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the MGCL or our charter or bylaws, or (d) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine.

Dissolution of Our Company

        The dissolution of our company must be advised by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of other business to be considered by our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of each such nominee and who has provided notice to us within the time period, and containing the information and other materials, specified by the advance notice provisions set forth in our bylaws.

        With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting of our stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving notice and at the time of the special meeting, is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information and other materials, specified by the advance notice provisions set forth in our bylaws. In addition, nominations of individuals for election as directors at a special election meeting may be made by holders of registrable shares entitled to cast, or direct the casting of, at least 20% of the votes entitled to be cast at the special election meeting (other than votes entitled to be cast by holders of shares of our common stock issued to members of RMF in the formation transactions or by our directors or executive officers) within the time period, and containing the information specified by, the registration rights agreement.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. Nevertheless, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

        In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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  any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to (i) any individual who served our predecessor in any of the capacities described above and (ii) any employee or agent of our company or a predecessor of our company.

        We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our charter provides that our board of directors may authorize us to revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to attempt to, or continue to, qualify as a REIT. Our charter also provides that our board of directors may determine that compliance with any restriction or limitation on ownership and transfer of our stock is no longer required for us to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to "we," "our," "us" or "our company" mean only Reverse Mortgage Investment Trust Inc., and not RMF or our other subsidiaries or lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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  U.S. expatriates;

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  persons who mark-to-market our common stock;

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  subchapter S corporations;

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  U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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  financial institutions;

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  insurance companies;

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  broker-dealers;

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  regulated investment companies, or RICs;

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  trusts and estates;

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  holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

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  persons holding our common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

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  persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

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  persons holding their interest through a partnership or similar pass-through entity;

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  persons holding a 10% or more (by vote or value) beneficial interest in us; and

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  except to the extent discussed below, tax-exempt organizations and non-U.S. stockholders (as defined below).

        This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX TREATMENT OF US AS A REIT AND HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION,

THE TAX CONSEQUENCES OF THE HOLDING AND DISPOSITION OF OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation of Our Company—General

        We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2014. We believe that we have been organized and operated and we intend to continue to operate in a manner that will allow us to qualify for taxation as a REIT under the Internal Revenue Code.

        The law firm of Clifford Chance US LLP has acted as our counsel in connection with the preparation of this prospectus. We will receive the opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ending December 31, 2014, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP will be based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP will be conditioned upon factual representations and covenants made by our management regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that they and we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in securitizations of HECM loans, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized, and we intend to operate, so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will qualify as a REIT for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. Clifford Chance US LLP's opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions, discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain REIT qualification.

        Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, and diversity of share ownership, the various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us, including our investment in

RMF, or the fair market value of assets which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under "—Requirements for Qualification as a REIT." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay to our stockholders and, therefore, will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

        Stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which are as high as 39.6%. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "—Taxation of Taxable U.S. Stockholders."

        Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

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  We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions" and "—Foreclosure Property" below.

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  If we elect to treat property that we acquire in connection with a foreclosure of a HECM loan or from certain leasehold terminations as "foreclosure property," we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset test that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the required distribution, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification as a REIT."

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  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs, including RMF after the effective date of an election to treat RMF as a TRS of ours, we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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  If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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  We will generally be subject to tax on the portion of any "excess inclusion income" derived from an investment in residual interests in certain HECM loan securitization structures (i.e., a "taxable mortgage pool" or a residual interest in a REMIC) to the extent that our common stock is held in record name by specified types of tax-exempt organizations known as "disqualified organizations" that are not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through RMF after it is treated as a TRS of ours or any other TRS, we will not be subject to this tax. See "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income."

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  We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

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  We will have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, including RMF following the effective date of an election to treat RMF as a TRS of ours and any other TRS in which we invest, the earnings of which will be subject to U.S. federal corporate income tax.

        In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities);

  (7)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

  (8)
  that uses a calendar year for U.S. federal income tax purposes;

  (9)
  that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

  (10)
  which meets other tests, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification described below, including with respect to the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year; and that conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that following this offering we have issued common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. Our charter provides restrictions regarding the ownership and transfer of shares of our stock, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of shares of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        For purposes of condition (8), we have adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

        In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest (including equity interests in any lower tier partnerships) is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset Tests" and "—Gross Income Tests."

Taxable REIT Subsidiaries

        A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such a TRS would generally be subject to U.S. federal corporate income tax and any applicable state and local taxes on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders. We anticipate that we may make a TRS election with respect to RMF at some point in the future and may make TRS elections with respect to certain other entities we may form in the future, which would allow such entities to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income, third party mortgage servicing fees, inventory sales and other transactions subject to the penalty tax on "prohibited transactions" described below).

        We expect to hold a significant amount of assets and to generate a significant amount of income in RMF after it is treated as a TRS of ours, or other TRSs, including assets that could be treated as dealer property, income from HECM loan servicing fees, and other income or assets that could adversely impact our qualification as a REIT if held or earned directly by us. In order to qualify as a REIT, no more than 25% of the value of our assets may consist of stock or securities of any TRS, including RMF after it is treated as a TRS of ours, and at least 75% of our gross income must be derived from certain real- estate related sources, which do not include dividends or other income derived from a TRS. These limitations may restrict our ability to expand the business of RMF after the effective date of its TRS election. The values of some of our assets, including assets that we hold through RMF or other TRSs and our interest in RMF or such other TRSs, are not subject to precise determination, and such values are subject to change in the future. If our HECM loans, Agency HMBS, Agency H-REMIC securities or other real estate- related assets were to decline in value, securities of RMF and any other TRS held by us would represent a greater proportion of our total assets. In addition, it is possible that we may wish to distribute a dividend from RMF or any other TRS in order to reduce the value of our TRSs below 25% of our assets, but be unable to do so without violating the 75% REIT gross income test. Although we will monitor the aggregate value of the securities of our TRSs, including RMF after the effective date of its TRS election, and intend to conduct our affairs so that such securities will represent less than 25% of the value of our total assets, there can be no assurance that we will be able to comply with these TRS limitations in all market conditions.

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if certain tests regarding the TRS's debt-to-equity ratio are not satisfied, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We expect to engage in transactions with RMF such as acquisitions of HECM loans and loan servicing arrangements. We intend to monitor our transactions with RMF and any other subsidiaries that we own that we treat as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. We may enter into financing and securitization arrangements that give rise to TMPs. Specifically, we may securitize Agency HMBS or HECM loans that we acquire and such securitizations may result in us owning interests in a TMP. To the extent that we do so, we may enter into such transactions through a qualified REIT subsidiary. We would be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered equity for U.S. federal income tax purposes in order to ensure that such entity remains a qualified REIT subsidiary.

        A TMP generally is treated as a corporation for U.S. federal income tax purposes; it cannot be included in any consolidated U.S. federal corporate income tax return. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would be subject to U.S. federal corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary that would become a TMP, in which we own some, but less than all, of the ownership interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

        In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from and gains from the disposition of other shares of REITs, interest income derived from HECM loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests, but we cannot assure you that we will be successful in this effort.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

        Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a HECM loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date of our binding commitment to make or purchase the HECM loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        HECM loans are generally structured so that the principal balance of the loan, together with accrued interest and any additional advances with respect to the loan, should not exceed the value of the real property securing the loan at the time the loan is entered into. In addition, we expect that all or most of the HECM loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process. As a result, we do not expect the apportionment rules described above to apply to the HECM loans we acquire. However, if we were to acquire a HECM loan that is secured by both real property and other property at a time when the value of the real property securing such loan has declined and the amount of such loan exceeds the value of the real property securing such loan at the time we commit to acquire such loan, we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined when we commit to acquire the loan, and the denominator of which is the highest "principal amount" of the loan during the year. Revenue Procedure 2011-16 interprets the "principal amount" of the loan to be the face amount of the loan, despite the Internal Revenue Code requiring taxpayers to treat any market discount, that is the difference between the purchase price of the loan and its face amount, for all purposes (other than certain withholding and information reporting purposes) as interest rather than principal. Any HECM loan that we invest in that is secured by both real and other property may be subject to the interest apportionment rules and the position taken in IRS Revenue Procedure 2011-16 as described above.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

        We believe that the interest income that we receive from our mortgage-related investments and securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent we own non-REMIC collateralized mortgage obligations or other debt instruments secured by HECM loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, as discussed above, if we were to invest in a HECM loan that was secured by both real and other property and the amount of such HECM loan were to exceed the value of the real property securing such loan, income from the loan would be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan would not be qualifying income for purposes of the 75% gross income test.

        We expect that the Agency HMBS that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income, original issue discount and market discount, if any, from such Agency HMBS will be qualifying income for the 95% gross income test. In the case of Agency HMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the HECM loans held by the grantor trust. The interest, original issue discount and market discount on such HECM loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of Agency HMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. As discussed above, if less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our income derived from the REMIC interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest rate swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from Agency HMBS will be qualifying income for purposes of the REIT gross income tests.

Repurchase Agreements

        We have entered into repurchase agreements and may enter into additional repurchase agreements under which we may nominally sell certain of our mortgage assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. We believe that we would be treated for purposes of the REIT gross income and asset test (see "—Asset Tests" below) as the owner of the mortgage assets that are the subject of any such repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the mortgage assets for U.S. federal income tax purposes during the term of the repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.

Fee Income

        We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees are not qualifying income for purposes of either the 75% or 95% gross income test. Any fees earned by RMF after it is treated as a TRS of ours or any other TRS are not included for purposes of the gross income tests. We intend to monitor any nonqualifying fee income so that it will not prevent us from satisfying the 75% and 95% gross income tests.

Dividend Income

        We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Hedging Transactions

        We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including, but not limited to, derivative hedging instruments such as interest rate swaps, interest rate caps, interest rate floors, interest rate swaptions, U.S. Treasury securities and futures on U.S. Treasuries, futures and forward contracts, options on any of the foregoing and other similar transactions that we deem appropriate. Except to the extent provided by Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurances we will be successful in this regard. We may conduct some of our hedging activities through a TRS in which case such TRS would be subject to U.S. federal, state and, if applicable, local income tax.

Rents from Real Property

        Although we do not intend to own rental properties, to the extent that we own real property or interests therein, rents we receive qualify as "rents from real property" in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as "rents from real property," but there can be no assurance we will be successful in this regard.

        In addition, in order for rents received by us to qualify as "rents from real property," the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the greater of 150% of our direct cost in furnishing or rendering the services or the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

        Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

        Due to the nature of the HECM loans, Agency HMBS, Agency H-REMIC, non-Agency HMBS and non-Agency reverse mortgage-backed securities in which we invest, we will be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        As an example, the HECM loans and Agency HMBS in which we invest will be treated as having original issue discount for U.S. federal income tax purposes because interest on such securities will not be payable currently but rather will be added to the outstanding loan balance as it accrues. We will be required to accrue such interest income on a constant yield method notwithstanding the fact that such interest income is not payable until a maturity event or until individual HECM loans are assigned to the FHA. Such accrual will be determined and we will be taxed based on the assumption that all future payments due on such securities will be made. If we collect less on such securities than our purchase price plus the accrued interest we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

        In addition, in the event that any debt instruments or Agency HMBS acquired by us are in default as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

        Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

        Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this "phantom income" is recognized. See "—Annual Distribution Requirements."

Failure to Satisfy the Gross Income Tests

        We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving our failure to satisfy the gross income tests, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test, which could be a significant amount.

Asset Tests

        We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items (including money market securities), U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of Agency HMBS, non-Agency HMBS, non-Agency reverse mortgage-backed securities and HECM loans. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. As further discussed above under "—Gross Income Tests—Interest Income," the IRS has recently issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an "eligible REMIC" that informs the REIT that at least 80% of the REMIC's assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. The remaining 20% of the value of the REIT's interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to qualify as a REIT. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the HECM loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our total assets.

        The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled taxable REIT subsidiaries" as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        We expect that the assets comprising our mortgage-related investments and securities that we own generally will be qualifying assets for purposes of the 75% asset test, and that our holdings of RMF both prior to and subsequent to any election to treat RMF as a TRS, any other TRSs and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements, including the requirement that such assets do not constitute more than 25% of our aggregate assets, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. These limitations may restrict the activities we are able to conduct through RMF after it is treated as a TRS of ours and any other TRS. In addition, if our HECM loans, Agency HMBS, Agency H-REMIC securities, non-Agency HMBS, non-Agency reverse mortgage-backed securities or other real estate-related assets were to decline in value, securities of RMF after it is treated as a TRS of ours and any other TRS held by us would represent a greater proportion of our total assets. Furthermore, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in our TRSs, including RMF after it is treated as a TRS of ours, may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests, and could fail to qualify as a REIT.

        A HECM loan that we own will generally be treated as a real estate asset for purposes of the 75% asset test if, on the date that we originate the HECM loan, the value of the real property securing the loan is equal or greater to the principal amount of the loan. In the event that we invest in a HECM loan that is secured by both real property and other property, the Distressed Debt Revenue Procedures may apply to determine what portion of the HECM loan will be treated as a real estate asset for purposes of the 75% asset test. The interest apportionment rules apply if the HECM loan in question is secured by both real property and other property. We expect that all or most of the HECM loans and other reverse mortgage loans that we acquire will be secured only by real property and no other property value will be taken into account in our underwriting process. Pursuant to Revenue Procedure 2014-51, the IRS has announced that it will not challenge a REIT's treatment of a loan as a real estate asset if the REIT treats the loan as a real estate asset in an amount equal to the lesser of (1) the value of the loan or (2) the greater of (i) the current value of the real property securing the loan or (ii) the value of the real property securing the loan at the relevant testing date (generally, the date the REIT commits to make the loan or to purchase the loan, as the case may be). This safe harbor, if it applied to us, would help us comply with the REIT asset tests following the acquisition of distressed debt if the value of the real property securing the loan were to subsequently decline. We intend to invest in loans acquired at a discount in a manner consistent with maintaining our qualification as a REIT, although no assurance can be given in this regard. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

        In addition, we have entered into repurchase agreements and may enter into additional repurchase agreements under which we may nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any repurchase agreement and that the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets for U.S. federal income tax purposes during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Failure to Satisfy the Asset Tests

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

  •
  90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and our net capital gains); and

    •
    90% of the net income (after tax), if any, from foreclosure property (as described below); minus

  (b)
  the sum of specified items of non-cash income that exceeds a percentage of our income.

        These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares. Stockholders that are U.S. corporations would also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid U.S. federal corporate income tax. We intend to make timely distributions so that we are not subject to the nondeductible 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of interest on HECM loans, non-Agency HMBS and non-Agency reverse mortgage backed securities and other distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we will be required to accrue interest income on HECM loans, Agency HMBS and Agency H-REMIC securities before we receive any payments of interest or principal on such assets, which will generally occur only upon (i) a maturity event, (ii) a borrower voluntary prepayment event, or (iii) when the outstanding loan balance of the HECM loan, or a HECM loan backing an Agency HMBS or Agency H-REMIC security, reaches 98% of the maximum claim amount and the lender assigns the loan to the FHA at par. As a result of such timing differences, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, to use cash reserves, to liquidate non-cash assets at rates or times we regard as unfavorable, or, to the extent possible, to pay dividends in the form of taxable in-kind distributions of property including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

        We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Excess Inclusion Income

        A portion of our income from a TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income." A REIT's excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. We are required to notify stockholders of the amount of "excess inclusion income" allocated to them. A stockholder's share of excess inclusion income:

  •
  cannot be offset by any net operating losses otherwise available to the stockholder;

  •
  in the case of a stockholder that is a REIT, a RIC, or a common trust fund or other pass through entity, is considered excess inclusion income of such entity;

  •
  is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax;

  •
  results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. stockholders; and

  •
  is taxable (at the highest U.S. federal corporate tax rate, currently 35%) to the REIT, rather than its stockholders, to the extent allocable to the REIT's stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

        The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method.

        Tax-exempt investors, RIC or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of an investment in our common stock.

        If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes, and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we will have an interest to ensure that they will not adversely affect our qualification as a REIT.

Prohibited Transactions

        Net income we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through RMF after it is treated as a TRS of ours or any other TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates. We could be subject to the prohibited transaction tax if we were to sell or securitize loans in a manner (such as a securitization using a REMIC structure, or a securitization of HECM loans into Agency HMBS followed by a sale of all or a portion of such Agency HMBS) that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose to engage in certain sales of loans through RMF after it is treated as a TRS of ours or another TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a HECM loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.
Failure to Qualify

        In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders that are not tax- exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

  •
  an individual who is a citizen or resident of the U.S.;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

        Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long- term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder's shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held our common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

  (a)
  the qualified dividend income received by us during such taxable year from non-REIT C corporations (including RMF after it is treated as a TRS of ours and any other TRS in which we may own an interest);

  (b)
  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

  (c)
  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), and any other TRS we may form, or a "qualified foreign corporation" and specified holding period requirements and other requirements are met.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of our Company—General" and "—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

        If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income." As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock

        In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in our common stock at the time of the disposition. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 39.6%) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

        Certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Foreign Accounts

        Dividends paid after June 30, 2014, and gross proceeds from the sale or other disposition of our common stock occurring after December 31, 2016, paid to "foreign financial institutions" in respect of accounts of U.S. stockholders at such financial institutions may be subject to withholding at a rate of 30%, pursuant to administrative guidance. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our common stock. See "—Foreign Accounts" below.

Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) we do not hold an asset that gives rise to "excess inclusion income" (see "—Effect of Subsidiary Entities," and "—Excess Inclusion Income"), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, it is possible that a portion of our dividends received by a tax-exempt stockholder will be treated as UBTI.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI, unless they are able to properly exclude certain amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension- held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

        Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

        Non-U.S. stockholders should consult their tax advisors concerning the U.S. federal estate consequences of ownership of our common stock.

Ordinary Dividends

        The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we may engage in transactions that would result in a portion of our dividends being considered excess inclusion income, and accordingly, it is possible that a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

        Unless (A) our common stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

        If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits. As described below, we do not expect shares of our common stock to constitute USRPIs.

Capital Gain Dividends

        Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. We anticipate that our common stock will be regularly traded on an established securities market in the United States following this offering. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year). We do not anticipate that a material portion of our assets will constitute USRPIs.

Dispositions of Our Common Stock

        Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular stockholder, our common stock will constitute a USRPI only if each of the following three statements is true:

  (a)
  Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

  (b)
  We are not a "domestically-controlled qualified investment entity." A domestically-controlled qualified entity includes a REIT, less than 50% of the value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. Although we believe that we will be a domestically-controlled REIT, because our shares will be transferable and publicly traded after this offering we cannot make any assurance that we will remain a domestically-controlled qualified investment entity; and

  (c)
  Either (i) our common stock is not "regularly traded," as defined by applicable Treasury Regulations, on an established securities market; or (ii) our common stock is "regularly traded" on an established securities market and the selling non-U.S. stockholder has actually or constructively held over 5% of our outstanding common stock any time during the shorter of the five-year period ending on the date of the sale or the period such selling non-U.S. stockholder held our common stock. We anticipate that our common stock will be "regularly traded" on an established securities market after this offering.

        Specific wash sales rules applicable to sales of stock in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our common stock even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. stockholder (a) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. stockholder as gain from the sale or exchange of a USRPI, and (b) acquires, or enters into a contract or option to acquire, other shares of our common stock during the 61-day period that begins 30 days prior to such ex-dividend date.

        If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder's investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual's net capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder comes within an exempt category and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts

        The recently enacted FATCA legislation may, pursuant to recently finalized Treasury Regulations and other guidance, impose withholding taxes on U.S. source payments made to "foreign financial institutions" and, after December 31, 2016, certain other non-U.S. entities and disposition proceeds of U.S. securities realized. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and to certain non-U.S. stockholders. FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity that is not a financial institution either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not otherwise exempt, it must either enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements, or, in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement this legislation, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective stockholders should consult their tax advisors regarding this legislation.

State, Local and Foreign Taxes

        We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company's common stock.

Legislative or Other Actions Affecting REITs

        The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

        A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the shares of common stock. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL.

        The DOL has issued final regulations (as modified by Section 3(42) of ERISA, the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

        The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We expect the common stock to be "widely held" upon completion of the initial public offering.

        The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable." We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

        Assuming that the common stock will be "widely held" and "freely transferable," we believe that our common stock will qualify as publicly offered securities for purposes of the DOL Regulations and that our assets should not be deemed to be "plan assets" of any plan that invests in our common stock. However, no assurance can be given that this will be the case.

UNDERWRITING

        We and the selling stockholders have entered into an underwriting agreement with FBR Capital Markets & Co. and             , as representatives of the underwriters named below, with respect to the shares subject to this offering. Subject to the terms and conditions in the underwriting agreement, we and the selling stockholders have agreed, severally and not jointly, to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the respective number of shares of our common stock set forth opposite its name in the table below:

Underwriters	Number of Shares
FBR Capital Markets & Co.

Total

        The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares being offered to the public is subject to approval of legal matters by counsel and the satisfaction of other conditions. These conditions include, among others, the continued accuracy of representations and warranties made by us and the selling stockholders in the underwriting agreement, delivery of legal opinions and the absence of any material changes in our assets, business or prospects after the date of this prospectus. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold pursuant to the underwriting agreement, other than those covered by the overallotment option described below, if they purchase any of those shares. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        The underwriters propose to offer the shares directly to the public at the public offering price set forth on the cover page of this prospectus and to selected dealers, who may include the underwriters, at the public offering price less a selling concession not in excess of $            per share. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $            per share to brokers and dealers. After the completion of the offering, the underwriters may change the offering price and other selling terms.

        The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

        Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Overallotment Option

        We have granted the underwriters an overallotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase up to            additional shares from us, to cover overallotments, if any. If the underwriters exercise all or part of this option, each underwriter will be obligated to purchase its proportionate number of shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount.

Right of First Refusal

        In connection with our February 2014 private offering, we granted FBR Capital Markets & Co. a right of first refusal to act as sole initial purchaser and/or placement agent for each and every of our private offerings of equity or debt securities until August 13, 2015 and as joint book runner and underwriter in connection with this offering.

Commissions and Expenses

        The following table provides information regarding the amount of the underwriting discount to be paid to the underwriters by us. These amounts are shown assuming both no exercise and full exercise of the underwriters' overallotment option.

	Paid by Us		Paid by Selling Stockholders
	Without Overallotment	With Overallotment	Without Overallotment	With Overallotment
Per Share	$	$	$	$
Total	$	$	$	$

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately            . We will pay the filing fees and up to $            of the expenses (including the reasonable fees and disbursements of counsel to the underwriters) related to obtaining the required approval of certain terms of this offering from FINRA. In the ordinary course of its business, an affiliate of FBR Capital Markets & Co. acquired 143,369 shares of our common stock in our February 2014 private offering. To the extent that the price paid for these shares is less than the initial public offering price of the shares, the difference between these amounts is deemed by FINRA to be underwriting compensation and are, therefore, subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). Pursuant to FINRA Rule 5110(g)(1), these shares may not be sold during this offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these shares by any person for a period of 180 days immediately following the date of the effectiveness or commencement of sales of this offering, subject to certain exceptions set forth in FINRA Rule 5110(g)(2).

Lock-Up Agreements

        We, each of our directors and executive officers and certain of our stockholders, including the selling stockholders, have agreed not to sell or transfer any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for            days after the date of this prospectus, without the prior written consent of the representatives of the underwriters of this offering. Specifically, we and these other persons have agreed, subject to certain limited exceptions, not to directly or indirectly:

  •
  offer, pledge, sell or contract to sell our common stock;

  •
  sell any option or contract to purchase our common stock;

  •
  purchase any option or contract to sell our common stock;

  •
  grant any option for the sale of our common stock

  •
  dispose of or transfer (or enter into any transaction or device which is designed or could be expected to, result in the disposition by any person at any time in the future of) our common stock;

  •
  file any registration statement with respect to our common stock; or

  •
  enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction is to be settled by delivery of our common stock or other securities, in cash or otherwise.

        This lock-up provision applies to our common stock and to securities convertible into or exchangeable or exercisable for our common stock. It also applies to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

        However, with respect to our directors and executive officers and certain of our stockholders, including the selling stockholders, the restrictions described above will not apply to bona fide gifts or transfers to family members or trusts for the direct or indirect benefit of the director or executive officer or his or her family members, provided in each case that the transferee agrees in writing to be bound by the terms of the lock-up agreement. In addition, the restrictions describe above will not apply to any registration statement filed by us in accordance with the terms of the registration rights agreement that we entered into with FBR Capital Markets & Co. upon completion of the February 2014 private offering.

        The representatives of the underwriters of this offering, in their sole discretion, may release, or authorize us to release, as the case may be, the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Stabilization

        Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our common stock. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriters may engage in overallotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

  •
  Stabilizing transactions permit bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

  •
  Overallotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock overallotted by the underwriters is not greater than the number of shares of common stock that they may purchase in the overallotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares in the overallotment option. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares of our common stock in the open market.

  •
  Covering transactions involve the purchase of securities in the open market after the distribution has been completed in order to cover short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the overallotment option. If the underwriters sell more shares of common stock than could be covered by the overallotment option, creating a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the securities originally sold by the selected dealer are purchased in a stabilizing or syndicate covering transaction.

        These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our common stock. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market.

        Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Electronic Distribution

        This prospectus may be made available in electronic format on Internet sites or through other online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. Other than this prospectus in electronic format, any information on the underwriters' or their affiliates' websites and any information contained in any other website maintained by the underwriters or any affiliate of the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Listing; Pricing of the Offering

        We intend to apply to have our common stock listed on the NYSE under the symbol "RMIT."

        Immediately prior to this offering, there was no public market for our common stock. The initial public offering price was determined by negotiations between us and the representatives of the underwriters of this offering. Among the factors considered in determining the initial public offering price were our future prospects and those of our industry in general, our revenues, results of operations and certain other financial and operating information in recent periods, and the valuation measures, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours.

Other Relationships

        Some of the underwriters and their affiliates have engaged and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and/or our affiliates. They have received and may in the future receive customary fees and commissions for these transactions.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. FBR Capital Markets & Co. has been engaged by us to provide certain financial advisory services to us that are not related to this offering.

LEGAL MATTERS

        Certain legal matters relating to this offering, including the validity of common stock offered hereby and certain tax matters, will be passed upon for us by Clifford Chance US LLP. Certain legal matters in connection with the offering will be passed upon for the underwriters by Hunton & Williams LLP. Sidley Austin LLP has acted as counsel to the selling stockholders.

EXPERTS

        The financial statements of Reverse Mortgage Investment Trust Inc. as of December 31, 2013 and for the period from October 29, 2013 (date of inception) to December 31, 2013 appearing in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

        The financial statements of Reverse Mortgage Funding LLC as of December 31, 2013 and 2012 and for the year ended December 31, 2013 and for the period from July 25, 2012 (date of inception) to December 31, 2012 appearing in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Such financial statements are included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

        As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO FINANCIAL STATEMENTS

Pages
Unaudited Pro Forma Combined Consolidated Financial Information	F-2
Unaudited Pro Forma Combined Consolidated Statement of Operations of Reverse Mortgage Investment Trust Inc. for the Nine Months Ended September 30, 2014	F-3
Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations	F-4
Unaudited Pro Forma Combined Income Statement for the Period from October 29, 2013 (Date of Inception) to December 31, 2013	F-7
Notes to Unaudited Pro Forma Combined Income Statement	F-8
Reverse Mortgage Investment Trust Inc.
Unaudited Consolidated Balance Sheets as of September 30, 2014	F-10
Unaudited Consolidated Statements of Operations for the Nine Months Ended September 30, 2014	F-11
Unaudited Consolidated Statement of Changes in Stockholders' Equity for the Nine Months Ended September 30, 2014	F-12
Unaudited Consolidated Statement of Cash Flows for the Nine Months ended September 30, 2014	F-13
Notes to Unaudited Consolidated Financial Statements	F-14
Report of Independent Registered Public Accounting Firm	F-42
Balance Sheet as of December 31, 2013	F-43
Statement of Operations for the Period from October 29, 2013 (Date of Inception) to December 31, 2013	F-44
Statement of Changes in Stockholder's Equity for the Period from October 29, 2013 (Date of Inception) to December 31, 2013	F-45
Statement of Cash Flows for the Period from October 29, 2013 (Date of Inception) to December 31, 2013	F-46
Notes to Financial Statements	F-47
Reverse Mortgage Funding LLC
Unaudited Balance Sheet as of June 30, 2014	F-51
Unaudited Statement of Operations for the Three and Six Months Ended June 30, 2014 and 2013	F-52
Unaudited Statement of Changes in Members' Equity for the Six Months Ended June 30, 2014 and 2013	F-53
Unaudited Statement of Cash Flows for the Six Months Ended June 30, 2014 and 2013	F-54
Notes to Unaudited Financial Statements	F-55
Independent Auditors' Report	F-69
Balance Sheets as of December 31, 2013 and 2012	F-70
Statements of Operations for the Year Ended December 31, 2013 and for the Period from July 25, 2012 (Date of Inception) to December 31, 2012	F-71
Statement of Changes in Members' Equity for the Year Ended December 31, 2013 and for the Period From July 25, 2012 (Date of Inception) to December 31, 2012	F-72
Statements of Cash Flow for the Year ended December 31, 2013 and for the Period From July 25, 2012 (Date of Inception) to December 31, 2012	F-73
Notes to Financial Statements	F-74

Reverse Mortgage Investment Trust Inc.
Unaudited Pro Forma Combined Consolidated Financial Information

        The following unaudited pro forma combined statements of operations for the nine months ended September 30, 2014 and for the period from October 29, 2013 (date of inception) to December 31, 2013 are based on the historical financial information of Reverse Mortgage Investment Trust Inc. ("RMIT") and Reverse Mortgage Funding LLC ("RMF") after giving effect to certain adjustments relating to the merger of RMF with and into RMIT following which RMF became a wholly owned subsidiary of RMIT.

        The acquisition on July 11, 2014 has been accounted for as a business combination using the purchase method of accounting in accordance with Accounting Standards Codification No. 805 ("ASC 805"), Business Combinations, and the adjustments described in the accompanying notes to the unaudited pro forma statements of operations have been made as if such merger had occurred on October 29, 2013 for the purposes of the unaudited pro forma combined consolidated statements of operations. Under the purchase method of accounting, the total purchase price of $25 million has been allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the merger, based on their estimated fair values. Management has made a preliminary allocation of the total purchase price based on various preliminary estimates. The allocation of the estimated merger price is pending finalization of those estimates and analyses. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented herein.

        The unaudited pro forma combined consolidated statements of operations are presented for informational purposes only and are not necessarily indicative of the financial position and results of operations that would have been realized had the transaction been consummated on October 29, 2013, nor indicative of future results. The following unaudited pro forma combined consolidated statements of operations should be read in conjunction with (i) RMIT's unaudited historical consolidated financial statements as of and for the three and nine months ended September 30, 2014, (ii) RMIT's audited historical consolidated financial statements as of and for the period from October 29, 2013 (date of inception) to December 31, 2013, (iii) RMF's unaudited historical financial statements as of and for the three and six months ended June 30, 2014, (iv) RMF's audited historical financial statements as of and for the year ended December 31, 2013, and, in each case, the notes thereto, appearing elsewhere in this prospectus, and (v) "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," and "Cautionary Statements Concerning Forward-Looking Statements" appearing elsewhere in this prospectus.

        The unaudited pro forma combined consolidated statements of operations are based on available information, estimates and certain assumptions that we believe are reasonable in the circumstances, as set forth in the notes thereto. The pro forma adjustments give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the consolidated statements of operations, expected to have a continuing impact on our consolidated operating results. In the opinion of management, all necessary adjustments to the unaudited pro forma combined consolidated financial information have been made.

Reverse Mortgage Investment Trust Inc.

Unaudited Pro Forma Combined Consolidated Statement of Operations

For the Nine Months Ended September 30, 2014

	RMIT(i)	RMF(ii)	RMF(iii)	RMIT Consolidated Pro Forma Adjustments		RMIT Pro Forma(iii)
Interest income
Agency HMBS	$2,840,501	$—	$—	$(284,352)	(A)	$2,556,149
Non-Agency HMBS	3,208,941	—	—			3,208,941
Loans held for investment	564,739	754,869	63,057			1,382,665
Loans held for investment in Agency HMBS	905,099	235,871	80,889			1,221,859
Note and line of credit receivable	264,873	—	—	(264,873)	(B)	—

Total interest income	7,784,153	990,740	143,946	(549,225)		8,369,614

Interest expense
Repurchase agreements	1,716,490	—	—			1,716,490
U.S. Treasury notes sold, not yet purchased	1,379,507	—	—			1,379,507
Secured warehouse borrowings	489,500	254,302	60,688			804,490
Agency HMBS issued	—	208,302	76,050	(284,352)	(A)	—
Line of credit	—	87,534	43,526	(131,060)	(B)	—
Subordinated Debt	—	130,376	3,437	(133,813)	(B)	—

Total interest expense	3,585,497	680,514	183,701	(549,225)		3,900,487

Net interest income	4,198,656	310,226	(39,755)	—		4,469,127
Other income
Origination fees	200,276	356,296	12,842	—		569,414

Total other income	200,276	356,296	12,842	—		569,414

Other gains / (losses)
Unrealized loss on Agency HMBS	(28,708)	—	—	—		(28,708)
Unrealized gain on non-Agency HMBS	10,891,708	—	—	—		10,891,708
Unrealized gain on loans held for investment	7,291,043	2,689,249	337,378	—		10,317,670
Gain on derivative financial instruments	1,247,215	—	—	—		1,247,215
Realized gain on U.S. Treasury notes sold, not yet purchased	295,353	—	—	—		295,353

Total other gains	19,696,611	2,689,249	337,378	—		22,723,238

Operating expenses
Advisory fees	—	2,000,000	—	—		2,000,000
Compensation	5,156,016	4,233,536	350,683	—		9,740,235
Professional fees	1,393,549	379,996	98,041	—		1,871,586
Marketing and promotion	1,383,385	687,843	115,161	—		2,186,389
Servicing	74,000	49,664	6,222	—		129,886
Other expenses	2,268,091	1,319,240	84,724	523,287	(C)	4,195,342

Total operating expenses	10,275,041	8,670,279	654,831	523,287		20,123,438

Net income / (loss)	$13,820,502	$(5,314,508)	$(344,366)	$(523,287)	(D)	$7,638,341

Net income / (loss) per share applicable to common stockholders—Basic and diluted	$1.04				(D)	$0.54

Weighted average number of shares of common stock:
Basic and diluted	13,324,967					14,147,117

(i)
Represents the unaudited historical consolidated statement of operations of RMIT for the nine months ended September 30, 2014. RMIT's unaudited consolidated statement of operations for such period includes RMF's results of operations from July 11, 2014 (date of acquisition) through September 30, 2014

(ii)
Represents the unaudited historical statement of operations of RMF for the six months ended June 30, 2014.

(iii)
Represents the unaudited historical statement of operations of RMF for the period from July 1, 2014 through July 10, 2014. For information regarding the acquisition of RMF by RMIT, which closed on July 11, 2014, please refer to Notes 1 (Description of Transaction) and 2 (Source of RMF Acquisition Cost) to this unaudited pro forma combined consolidated statement of operations.

(iv)
Includes results of operations for RMIT and RMF for the period from January 1, 2014 through September 30, 2014, as adjusted to give effect to the acquisition of RMF by RMIT on July 11, 2014.

See Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations

1. Description of Transaction

        In February 2014, RMIT entered into an agreement and plan of merger, or the merger agreement, as amended, with RMF and the members of RMF. Under the terms of the merger agreement, RMIT acquired 100% of the members' ownership interests in RMF for a purchase price of $25 million, consisting of approximately $3.5 million in cash, the elimination of an intercompany note payable from RMF to RMIT of approximately $3.9 million and the issuance by RMIT of 1,175,114 shares of RMIT common stock issued at $15 per share.

2. Source of RMF Acquisition Cost

        RMIT funded the acquisition of RMF with a combination of cash, the elimination of intercompany debt and newly issued shares of RMIT common stock. The sources for the purchase price were as follows:

Issuance of 1,175,114 shares of RMIT common stock at $15.00 per share	$17,626,710
Payment of cash	3,484,401
Elimination of intercompany debt	3,888,889

$25,000,000

3. Pro Forma Adjustments

        The unaudited pro forma combined consolidated statement of operations of RMIT has been prepared, and the adjustments described below have been made, as if the acquisition of RMF by RMIT on July 11, 2014 had occurred as of October 29, 2013:

(A)
Elimination of interest expense paid by RMF on its Agency HMBS issued and the related interest income earned by RMIT on the Agency HMBS following the completion of the merger.

(B)
Elimination of expense interest paid by RMF and interest earned by RMIT on the subordinated note and line of credit due RMIT.

(C)
Amortization of expense related to intangible assets acquired by RMIT in connection with the merger of RMF.

(D)
No pro forma adjustment has been made to the issuance and sale by RMIT of 125 shares of 12.5% Series A Cumulative Redeemable Non-Voting Preferred Stock on                , 2015 or for                 shares of common stock in this offering.

4. Earnings per Share

        Weighted average number of shares of RMIT common stock outstanding is calculated based on the total number of shares issued (15,333,434) for cash and in connection with the merger (1,175,114) prorated for the nine months ended September 30, 2014.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations (Continued)

4. Earnings per Share (Continued)

        The following table presents a reconciliation of the earnings and shares of common stock used in calculating basic earnings per share:

	RMIT(i)	RMF(ii)	RMF(iii)	RMIT Consolidated Pro Forma Adjustments	RMIT Pro Forma--(iv)--
Numerator:
Net income / (loss)	$13,820,502	$(5,314,508)	$(344,366)	$(523,287)	$7,638,341

Net income / (loss) available to stockholders	$13,820,502	$(5,314,508)	$(344,366)	$(523,287)	$7,638,341

Denominator:
Weighted average number of shares of common stock	13,271,258				14,093,407
Effect of dilutive securities:
Weighted average unvested restricted common stock	53,709				53,709

Weighted average basic and diluted shares	13,324,967				14,147,116

Net income / (loss) per share—Basic and diluted	$1.04				$0.54

(i)
Represents the unaudited historical consolidated statement of operations of RMIT for the nine months ended September 30, 2014. RMIT's unaudited consolidated statement of operations for such period includes RMF's results of operations from July 11, 2014 (date of acquisition) through September 30, 2014

(ii)
Represents the unaudited historical statement of operations of RMF for the six months ended June 30, 2014.

(iii)
Represents the unaudited historical statement of operations of RMF for the period from July 1, 2014 through July 10, 2014. For information regarding the acquisition of RMF by RMIT, which closed on July 11, 2014, please refer to Notes 1 (Description of Transaction) and 2 (Source of RMF Acquisition Cost) to this unaudited pro forma combined consolidated statement of operations.

(iv)
Includes results of operations for RMIT and RMF for the period from January 1, 2014 through September 30, 2014, as adjusted to give effect to the acquisition of RMF by RMIT on July 11, 2014.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Pro Forma Combined Consolidated Statement of Operations (Continued)

5. Net Assets Acquired and Goodwill

        Under the acquisition method of accounting, the total purchase price allocated for the combined consolidated financial statements is based on a preliminary valuation of RMF's tangible and intangible assets as of July 11, 2014, and is summarized as follows:

Assets Acquired
Cash	$3,896,471
Restricted cash	1,250,000
Loans held for investment	61,165,669
Fixed assets	482,229
Real estate	1,450,000
Prepaid expenses and other assets	1,916,299
Software and other intangibles acquired	13,290,000
Liabilities Assumed
Borrowings under warehouse facilities	(48,612,448)
Borrowings payable to the Company	(14,046,964)
Payables	(1,456,256)

Net assets acquired	$19,335,000

        Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and liabilities assumed. This determination of goodwill is preliminary, and is subject to change when the evaluation is complete. A preliminary determination of the goodwill is as follows:

Total purchase price	$25,000,000
Preliminary estimate of the fair value of the net assets acquired	19,335,000

Goodwill	$5,665,000

        The preliminary valuation above is based upon information available to the Company as of September 30, 2014, and is subject to change. The Company continues to review the underlying assumptions and valuation techniques utilized to calculate the fair value of goodwill and other intangible assets acquired. Additional adjustments may be recorded during the allocation period specified by ASC 805 as additional information becomes available.

        The following table presents information about the Company's software and other intangible assets acquired:

	Estimated Fair Value	Estimated Useful Life
Broker relationships	$3,150,000	7.5 years
Loan origination software	2,940,000	5 years
GNMA license	6,180,000	Indefinite
Tradename	720,000	Indefinite
State licenses	300,000	Indefinite

Total software and other intangibles acquired	$13,290,000

Reverse Mortgage Investment Trust Inc.

Unaudited Pro Forma Combined Income Statement

For the Period from October 29, 2013 (Date of Inception) through December 31, 2013

	Historical RMIT October 29, 2013 (Date of Inception) to December 31, 2013	Historical RMF Year Ended December 31, 2013	RMIT Pro Forma Adjustments		RMIT Pro Forma
Interest income
Loans held for investment	$—	$16,399	$(97)	(3B)	$16,302

Other income			—		—
Unrealized gain on Agency HMBS held for investment	—	189,923	(18,337)	(3B)	171,586

Expenses
Compensation	—	3,343,365	(2,310,136)	(3B)	1,033,229
Professional fees	—	275,011	(127,095)	(3B)	147,916
General and administrative expenses	—	578,704	(237,317)	(3B)	341,387
Other expenses	15,149	398,513	(236,109)	(3B)	177,553
Amortization of Other intangibles	—		222,100	(3A)	222,100

	15,149	4,595,593	(2,688,557)		1,922,185

Net loss	$(15,149)	$(4,389,271)	$2,670,123		$(1,734,297)

Net loss per share applicable to common stockholders—Basic	$(170.21)				$(0.63)

Weighted average number of shares of common stock:
Basic	89				2,754,285

See Notes to Unaudited Pro Forma Combined Income Statement

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Pro Forma Combined Income Statement

1. Description of Transaction

        RMIT has entered into an agreement and plan of merger, or the Merger Agreement, as amended, with RMF and the members of RMF. Under the terms of the merger agreement, RMIT will acquire 100% of the members' ownership interests in RMF for a purchase price of $25 million, consisting of $3.5 million in cash, the elimination of an intercompany note payable from RMF to RMIT of approximately $3.9 million and 1,175,113 shares of common stock issued at $15 per share. The purchase price payable by RMIT for the acquisition of the members' ownership interests is subject to adjustment under certain circumstances, as defined in the Merger Agreement.

2. Preliminary Estimate of Source of RMF Acquisition Cost

        RMIT will fund the acquisition of RMF with a combination of cash and newly issued shares of RMIT common stock. An estimate of the sources for the purchase price is as follows:

Source of RMF Acquisition Cost
Issuance of 1,175,113 shares of common stock	$17,626,696
Payment of Cash	3,484,415
Elimination of Subordinated Note due RMIT	3,888,889

$25,000,000

3. Pro Forma Adjustments

        The unaudited pro forma combined income statement has been prepared as if the acquisition had occurred as of October 29, 2013 (Date of Inception).

(A)
Adjustment to reflect the fair value of Other intangibles acquired in the merger with RMF. The Company has preliminarily assigned a value of $5 million to other intangibles acquired relating to the future economic benefit of discounted future cash flows associated with (a) third party loan originators with whom RMF has business agreements with ($2 million to be amortized over 36 months) and (b) state and federal licenses in place and required to conduct RMF's business ($3 million to be amortized over 60 months).

(B)
Elimination of net loss in RMF for the period January 1, 2013 to October 28, 2013 (to reflect RMF results for the period from October 29, 2013 to December 31, 2013), as RMIT was formed on October 29, 2013.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Pro Forma Combined Income Statement (Continued)

4. Earnings per Share

        Weighted average number of shares of common stock outstanding is calculated based total number of shares issued (16,508,547) for cash and for the acquisition of RMF prorated for the period from October 29, 2013 (Date of Inception) to December 31, 2013, calculated as follows:

        The following table presents a reconciliation of the earnings and shares used in calculating basic earnings per share:

Period from October 29, 2013 (date of inception) to December 31, 2013
Numerator:
Net pro forma loss attributable to RMIT common stockholders	$(1,734,297)

Denominator:
Weighted average number of shares of common stockholders	2,754,285
Effect of dilutive securities:
Weighted average unvested restricted common stock

Weighted average dilutive shares	2,754,285

Net loss—Basic	$(0.63)

Net loss—Diluted	$(0.63)

Reverse Mortgage Investment Trust Inc.

Consolidated Balance Sheets (unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Cash	$99,745,068	$1,450
Restricted cash	5,408,044	—
Agency HMBS, at fair value	268,064,691	—
Non-Agency HMBS, at fair value	241,415,013	—
Loans held for investment, at fair value	85,227,156	—
Loans held for investment in Agency HMBS, at fair value	190,263,434	—
Derivative financial instruments	2,025,380	—
Accrued and purchased interest receivable	2,573,228	—
Property and equipment, net	627,800	—
Goodwill and intangible assets	18,782,273	—
Prepaid expenses and other assets	3,399,630	957,255

TOTAL ASSETS	$917,531,717	$958,705

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Repurchase agreements	$596,433,260	$—
Borrowings under warehouse facilities	73,513,932	—
Accrued interest payable	240,056	—
Accounts payable and accrued expenses	2,533,082	—
Amounts due to Reverse Mortgage Funding LLC	—	969,853
Other liabilities	541,621	2,501

TOTAL LIABILITIES	673,261,951	972,354

Commitments and Contingencies (Note 15)
STOCKHOLDERS' EQUITY / (DEFICIT)
Preferred stock, $0.01 par value per share; 50,000,000 shares authorized; no shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value per share; 450,000,000 shares authorized; 16,508,548 shares and 100 shares issued and outstanding, respectively	165,085	1
Additional paid-in capital	230,299,328	1,499
Retained earnings / (Accumulated deficit)	13,805,353	(15,149)

TOTAL STOCKHOLDERS' EQUITY / (DEFICIT)	244,269,766	(13,649)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$917,531,717	$958,705

See notes to the unaudited consolidated financial statements.

Reverse Mortgage Investment Trust Inc.

Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Interest income
Agency HMBS	$1,035,534	$2,840,501
Non-Agency HMBS	1,998,024	3,208,941
Loans held for investment	564,739	564,739
Loans held for investment in Agency HMBS	905,099	905,099
Note and line of credit receivable	44,192	264,873

Total interest income	4,547,588	7,784,153
Interest expense
Repurchase agreements	1,160,258	1,716,490
Secured warehouse borrowings	489,500	489,500
U.S. Treasury notes sold, not yet purchased	367,820	1,379,507

Total interest expense	2,017,578	3,585,497

Net interest income	2,530,010	4,198,656
Other income
Origination fees	200,276	200,276

Total other income	200,276	200,276
Other gains / (losses)
Unrealized loss on Agency HMBS	(1,847,960)	(28,708)
Unrealized gain on non-Agency HMBS	9,483,604	10,891,708
Unrealized gain on loans held for investment	7,291,043	7,291,043
Gain on derivative financial instruments	1,247,215	1,247,215
Unrealized gain on U.S. Treasury notes sold, not yet purchased	313,465	—
Realized gain on U.S. Treasury notes sold, not yet purchased	341,416	295,353

Total other gains	16,828,783	19,696,611
Operating expenses
Compensation	3,991,016	5,156,016
Professional fees	732,315	1,393,549
Marketing and promotion	1,383,385	1,383,385
Servicing	74,000	74,000
Other expenses	1,777,413	2,268,091

Total operating expenses	7,958,129	10,275,041

Net income	$11,600,940	$13,820,502

Net income per share applicable to common stockholders—Basic and diluted	$0.70	$1.04

Weighted average number of shares of common stock:
Basic and diluted	16,472,902	13,324,967

See notes to the unaudited consolidated financial statements.

Reverse Mortgage Investment Trust Inc.

Consolidated Statement of Changes in Stockholders' Equity

For The Nine Months Ended September 30, 2014

(unaudited)

	Common Stock
	Shares of Common Stock	Common Stock at Par	Additional Paid-in Capital	(Accumulated Deficit) / Retained Earnings	Total Stockholders' (Deficit) / Equity
Balance at December 31, 2013	100	$1	$1,499	$(15,149)	$(13,649)
Net proceeds from offering of common stock	15,333,334	153,333	211,239,120	—	211,392,453
Issuance of shares upon merger	1,175,114	11,751	17,614,959	—	17,626,710
Amortization of equity based compensation	—	—	1,443,750	—	1,443,750
Net income	—	—	—	13,820,502	13,820,502

Balance at September 30, 2014	16,508,548	$165,085	$230,299,328	$13,805,353	$244,269,766

See notes to the unaudited consolidated financial statements.

Reverse Mortgage Investment Trust Inc.

Consolidated Statement of Cash Flows (unaudited)

Nine Months Ended September 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,820,502
Adjustments to reconcile net income to net cash provided by operating activities
Net (accretion)/amortization of (discounts)/premiums related to Agency and non-Agency HMBS	(218,621)
Unrealized gain on Agency and non-Agency HMBS	(10,863,000)
Unrealized gain on loans held for investment	(7,291,043)
Realized gain on derivative financial instruments	(1,247,215)
Realized gain on U.S. Treasury notes sold	(295,353)
Depreciation and amortization	337,620
Amortization of equity based compensation	1,443,750
Changes in operating assets and liabilities
Increase in accrued interest receivable	(2,573,228)
Increase in prepaid expenses and other assets	(1,778,904)
Increase in interest payable	240,056
Increase in other liabilities	1,615,946

NET CASH USED IN OPERATING ACTIVITIES	(6,809,490)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of Agency HMBSs, net of change in payable for Agency HMBS purchased	(510,235,780)
Acquisitions of non-Agency HMBSs	(230,749,490)
Proceeds from payments on Agency HMBS	6,433,546
Proceeds from payments on non-Agency HMBS	2,901,934
Proceeds from the sale of Agency HMBS	160,154,062
Acquisition of loans held for investment	(133,936,228)
U.S. Treasury notes sold, not yet purchased	258,428,011
U.S. Treasury notes sold, repurchased	(258,132,656)
Payments on reverse repurchase agreements	(261,117,562)
Proceeds from reverse repurchase agreements	261,117,562
Restricted cash used in investment activities	(4,158,044)
Purchases of property and equipment	(310,464)
Proceeds from real estate held for sale	1,450,000
Premiums paid on interest rate swaps	(778,165)
Acquisition of RMF, net of cash acquired	(3,476,819)
Issuance of note and line of credit receivable	(14,046,968)

NET CASH USED IN INVESTING ACTIVITIES	(726,457,061)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	211,392,453
Proceeds from repurchase agreements	600,975,500
Repayments of repurchase agreements	(4,542,241)
Increase in warehouse financing	24,901,484
Decrease in amounts due to Reverse Mortgage Funding LLC	(411,340)
Decrease in deferred offering costs	694,313

NET CASH PROVIDED BY FINANCING ACTIVITIES	833,010,169

Net increase in cash	99,743,618
Cash Beginning of period	1,450

Cash End of period	$99,745,068

Supplemental disclosure of cash flow information
Interest paid	$3,585,722
Taxes paid	$37,505
Supplemental disclosure of non-cash investing and financing activities:
Fair value of assets acquired	$79,554,197
Fair value of liabilities assumed	$64,115,668

See notes to the unaudited consolidated financial statements.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements

1. Organization

        Reverse Mortgage Investment Trust Inc. (the "Company") was organized in the state of Maryland on October 29, 2013, and an initial 100 shares of common stock were subscribed for on November 5, 2013 for $1,500. On February 13, 2014, the Company completed an initial private offering of common stock (the "Stock Offering") in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by section 4(a)(2) and Rule 506 of Regulation D of the Securities Act, as described in Note 5 to the consolidated financial statements. Under the Company's charter, the Company is authorized to issue up to 450,000,000 shares of common stock, and 50,000,000 shares of preferred stock.

        The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, commencing with its taxable period ending on December 31, 2014. In order to qualify and maintain its qualification as a REIT for U.S. federal income tax purposes, the Company plans to distribute annually at least 90% of its net taxable income to its stockholders.

        The Company is subject to the risks involved with reverse mortgage lending and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, as well as changes in the mortgage market, tax laws, and the government housing policy, especially as it impacts the Federal Housing Administration ("FHA") and Government National Mortgage Association ("GNMA") reverse mortgage programs, interest rate levels, and the availability of financing.

        As a result of the business combination described in Note 4, the Company operates as two business segments: portfolio management business and reverse mortgage origination, securitization and servicing business.

2. Significant Accounting Policies

Basis of Quarterly Presentation

        The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") as contained within the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") for interim financial reporting. In the opinion of management, all adjustments considered necessary for a fair statement of the Company's consolidated financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for the interim period are not necessarily indicative of the results that may be expected for any other interim period or for the entire year.

Use of Estimates

        The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the balance sheet, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All intercompany balances have been eliminated in consolidation.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

Variable Interest Entities

        A variable interest entity ("VIE") is an entity that lacks one or more of the characteristics of a voting interest entity. The Company evaluates each of its investments to determine whether it is a VIE based on: (1) the sufficiency of the entity's equity investment at risk to finance its activities without additional subordinated financial support provided by any parties, including the equity holders; (2) whether as a group the holders of the equity investment at risk have (a) the power, through voting rights or similar rights, to direct the activities of a legal entity that most significantly impacts the entity's economic performance, (b) the obligation to absorb the expected losses of the legal entity and (c) the right to receive the expected residual returns of the legal entity; and (3) whether the voting rights of these investors are proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected returns of their equity, or both, and whether substantially all of the entity's activities involve or are conducted on behalf of an investor that has disproportionately fewer voting rights. An investment that lacks one or more of the above three characteristics is considered to be a VIE. The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

        A VIE is subject to consolidation if the equity investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities, or are not exposed to the entity's losses or entitled to its residual returns. VIEs are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that has both the power to direct the activities of a VIE that most significantly impact the VIE's economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. This determination can sometimes involve complex and subjective analyses.

        The Company has evaluated its real estate securities investments to determine if each represents a variable interest in a VIE. The Company monitors these investments and analyzes them for potential consolidation. The Company's real estate securities investments represent variable interests in VIEs. At September 30, 2014 and December 31, 2013, no VIEs required consolidation as the Company was not the primary beneficiary of any of these VIEs. At September 30, 2014 and December 31, 2013, the maximum exposure of the Company to VIEs is limited to the fair value of its investments in real estate securities as disclosed in the consolidated balance sheets.

Cash and Cash Equivalents

        The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Restricted Cash

        Restricted cash includes the Company's cash related to derivative financial instruments or held by counterparties as collateral against the Company's repurchase agreements. Cash related to derivative financial instruments or held by counterparties as collateral is not available to the Company for general corporate purposes, but may be applied against amounts due to repurchase agreement counterparties or returned to the Company when the collateral requirements are exceeded or at the maturity of the derivative financial instruments or repurchase agreements. As of September 30, 2014, the Company had restricted cash of $3,218,044 related to derivative financial instruments, $440,000 related to repurchase agreements and had $1,750,000 on deposit with two warehouse lenders in connection with the financing of

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

the Company's loans held for investment. Restricted cash also includes cash assets held in trust related to the Company's GNMA mortgage-backed securities ("HMBS") issued, which are backed by FHA-insured home equity conversion mortgage ("HECM") loans and is maintained in custodial accounts by a federally insured bank. As of September 30, 2014, the cash account balance of $128,298 and related trust liability of $128,298 are not reported on the Company's consolidated balance sheet.

Classification of Investment Securities

        ASC 320, Investments—Debt and Equity Securities, requires that at the time of purchase, the Company designates a security as either held-to-maturity, available-for-sale, or trading depending on its ability and intent to hold such security to maturity. The Company has classified its investments in HMBS, the payment of principal and interest of which are guaranteed by GNMA ("Agency HMBS") and its investments in mortgage-backed securities that are issued outside of the GNMA HMBS program, the payment of principal and interest of which are not guaranteed by a U.S. government agency, such as GNMA, or a U.S. government sponsored enterprise, such as Fannie Mae or Freddie Mac ("non-Agency HMBS"), as available-for-sale and has elected the fair value option for all of these investments. Accordingly, all of the Company's available-for-sale Agency HMBS and non-Agency HMBS are reported at fair value, with changes in fair values recognized as unrealized gains and losses in the Company's consolidated statement of operations.

Loans Held for Investment

        HECM loans held for investment are reported at fair value in accordance with ASC 825, Financial Instruments ("ASC 825"). The fair value option was elected for these assets as the Company believes fair value best reflects the expected future economic performance of these assets and related liabilities. In accordance with ASC 825, changes in the fair value of HECM loans are recognized as unrealized gains and losses in the Company's consolidated statements of operations. For HECM loans originated for investment, loan origination fees are recorded by the Company when received and related direct loan origination costs are recognized when incurred. The fair value of these HECM loans, which are initially held in the Company's warehouse, is recorded based on committed trades on a loan by loan basis or, in the event the loans are not at that time committed to a trade, based on open mandatory trades and prevailing market conditions. Fair value also includes the estimated fair value of the loans' future cash flows arising from (i) the excess of the note rates over the interest rates and margins sold to an investor, (ii) the residual gain or loss on securitization of future previously unsecuritized additions to HECM loan balances ("tails"), and (iii) the cost to meet certain U.S. Department of Housing and Urban Development ("HUD") and GNMA issuer and servicing obligations, including estimates of potential shortfalls in loss claims paid to the Company by the FHA.

Loans Held for Investment in HMBS

        Loans securitized into Agency HMBS are treated as a financing. The Company records loans securitized as loans held for investment in an Agency HMBS legal structure, at fair value.

Valuation of Financial Instruments

        ASC 820, Fair Value Measurements ("ASC 820"), establishes a framework for measuring fair value in accordance with GAAP and expands financial statement disclosure requirements for fair value

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

measurements. ASC 820 further specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

  •
  Level 1—Valuation techniques in which all significant inputs are quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

  •
  Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices from markets that are not active for assets or liabilities that are identical or similar to the assets or liabilities being measured. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level II valuation techniques.

  •
  Level 3—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect the Company's assumptions about the assumptions that market participants would use in pricing an asset or liability.

        The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

        When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company consults independent pricing services or third-party broker quotes, provided that there is no ongoing material event that affects the issuer of the securities being valued or the market therefor. If there is such an ongoing event, or if quoted market prices are not available, the Company determines the fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates.

        The HECM loans that the Company originates and securitizes into an Agency HMBS are valued using Level 3 inputs. Because the HECM loans have portions of unused principal limits that may be drawn down in future years, the fair value of such loans also includes an estimate of the future cash flows and the related estimated fair value of those cash flows in excess of or at discount to par.

Interest Income Recognition

        Interest income on the Company's Agency HMBS is accrued based on the actual coupon rate and the outstanding principal balance of such securities. Premiums and discounts are amortized or accreted into interest income over the lives of the securities using the effective yield method, as adjusted for actual prepayments in accordance with ASC 310-20, Nonrefundable Fees and Other Costs. If the Company's estimate of prepayments is incorrect, it may be required to make an adjustment to the amortization or accretion of premiums and discounts that would have an impact on future income.

        Purchased beneficial interests in securitized financial assets, including the Company's non-Agency HMBS, are accounted for in accordance with ASC 325-40, Beneficial Interest in Securitized Financial Assets. Interest income is recognized using the effective yield method. The prospective method is used for adjusting the level yield used to recognize interest income when estimates of future cash flows over the remaining life of the security either increase or decrease. Cash flows for Agency and non-Agency HMBS are projected based on the Company's assumptions for prepayment rates, credit losses and, if appropriate, on its internally sourced Agency HMBS, the related life of loan servicing costs and related issuer costs

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

under its servicing obligations. Actual economic conditions may produce cash flows that could differ significantly from projected cash flows, and differences could result in an increase or decrease in the yield used to record interest income or could result in impairment losses.

Repurchase Agreements

        The Company finances the acquisition of Agency HMBS and non-Agency HMBS primarily with short-term borrowings through master repurchase agreements. As of September 30, 2014, the Company has entered into repurchase agreements with seven financial institutions. The repurchase agreements are uncommitted and, as such, there can be no guarantee that the Company will have continued access to financing under these repurchase agreements.

        Securities sold under repurchase agreements are treated as collateralized financing transactions. Securities financed through a repurchase agreement remain on the balance sheet as an asset and cash received from the purchaser is recorded on the Company's balance sheet as a liability. Interest paid in accordance with repurchase agreements is recorded in interest expense.

Securitization of HECM Loans

        Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. The Company has determined that the securitization of HECM loans and subsequent sale of the related Agency HMBS is not a transfer of a financial asset that may be accounted for as a sale given that the Company retains effective control of the HECM loans. Agency HMBS issued by RMF and purchased by the Company are eliminated in consolidation.

Derivative Financial Instruments

        The Company accounts for derivative financial instruments in accordance with ASC 815, Derivatives and Hedging ("ASC 815"), which requires an entity to recognize all derivatives as either assets or liabilities on the balance sheet and to measure those instruments at fair value. All of the Company's derivative instruments are reported at fair value, with gains and losses accounted for in the statement of operations as gains or losses on derivative financial instruments. Derivatives are used to mitigate interest rate risk exposure rather than speculation.

Property and Equipment

        Property and equipment are recorded at amortized cost. The cost of ordinary repairs and maintenance are expensed, while renewals and replacements are capitalized. Depreciation is computed using the straight-line method over the estimated useful life of each asset. When property is disposed of, the asset and related accumulated depreciation are removed from the accounts. Any resulting realized gain or loss is reflected in the statement of operations in the period incurred.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

Equity Based Compensation

        Compensation expense for equity based awards is recognized ratably over the vesting period of such awards, based upon the estimated fair value of such awards at the grant date. With respect to awards granted in 2014, the Company has applied a zero forfeiture rate for these awards, as they were granted to a limited number of employees, and no historical forfeiture data exists. Forfeitures, or an indication that forfeitures are expected to occur, may result in a revised forfeiture rate and would be accounted for prospectively as a change in estimate.

Earnings Per Share

        Basic earnings per share is computed using the two-class method, which includes the weighted-average number of shares of common stock outstanding during the period and other securities that participate in dividends, such as the Company's unvested restricted stock to arrive at total common equivalent shares. In applying the two-class method, earnings are allocated to both shares of common stock and securities that participate in dividends based on their respective weighted-average shares outstanding for the period. During periods of net loss, losses are allocated only to the extent that the participating securities are required to absorb their share of such losses. (See Note 11.)

Goodwill and Intangible Assets

        The Company's acquisition of RMF was accounted for using ASC 805, Business Combinations ("ASC 805"). Under ASC 805, the purchase price of RMF was allocated to the assets acquired, including identifiable intangible assets, and the liabilities assumed based on their estimated fair values at the date of acquisition. The excess of purchase price over the fair value of the net assets acquired was recognized as goodwill. (See Note 4.) In testing goodwill for impairment, the Company follows ASC 350, Intangibles—Goodwill and Other, which permits a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit is less than its carrying value including goodwill. If the qualitative assessment determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying value including goodwill, then no impairment is determined to exist for the reporting unit. However, if the qualitative assessment determines that it is more likely than not that the fair value of the reporting unit is less than its carrying value including goodwill, the Company will compare the fair value of that reporting unit with its carrying value, including goodwill. If the carrying value of a reporting unit exceeds its fair value, goodwill is considered impaired with the impairment loss equal to the amount by which the carrying value of the goodwill exceeds the implied fair value of that goodwill.

        The Company has capitalized the costs of computer software developed for internal use in accordance with ASC 350-40, Internal-Use Software, which are included within goodwill and intangible assets on the consolidated balance sheets. Capitalized software costs consist of purchased software licenses, software development costs, implementation costs, major upgrades and modifications as well as consulting costs for certain projects that qualify for capitalization. The Company expenses costs related to preliminary project assessment, research and development, reengineering, training and application maintenance as they are incurred.

        The Company does not amortize goodwill or other intangible assets with indefinite lives. The Company amortizes other intangible assets on a straight-line basis over their estimated useful lives.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

2. Significant Accounting Policies (Continued)

Deferred Offering Costs

        Discounts, fees and other related offering costs incurred in connection with the Company's equity offerings are accounted for as a reduction of additional paid-in capital. Costs incurred that are not directly associated with the completion of each offering, such as organizational costs, are expensed as incurred.

        At December 31, 2013, $957,255 of costs were incurred related to the Stock Offering described in Note 5 below and paid by RMF. Upon completion of the Stock Offering, the Company reimbursed RMF from the net proceeds. At September 30, 2014, deferred offering costs of $262,942 consisted of professional fees related to the Company's contemplated equity offering, which are recorded on the consolidated balance sheets as other assets.

3. Recent Accounting Pronouncements

Accounting Standards Issued but Not Yet Adopted

        In June 2013, the FASB issued guidance to change the assessment of whether an entity is an investment company by developing a new two-tiered approach that requires an entity to possess certain fundamental characteristics while allowing judgment in assessing certain typical characteristics. The fundamental characteristics that an investment company is required to have include the following: (1) it obtains funds from one or more investors and provides the investor(s) with investment management services; (2) it commits to its investor(s) that its business purpose and only substantive activities are investing the funds solely for returns from capital appreciation, investment income or both; and (3) it does not obtain returns or benefits from an investee or its affiliates that are not normally attributable to ownership interests. The typical characteristics of an investment company that an entity should consider before concluding whether it is an investment company include the following: (1) it has more than one investment; (2) it has more than one investor; (3) it has investors that are not related parties of the parent or the investment manager; (4) it has ownership interests in the form of equity or partnership interests; and (5) it manages substantially all of its investments on a fair value basis. The new approach requires an entity to assess all of the characteristics of an investment company and consider its purpose and design to determine whether it is an investment company. The guidance includes disclosure requirements about an entity's status as an investment company and financial support provided or contractually required to be provided by an investment company to its investees. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2013 and earlier application is prohibited. The new guidance prohibits REITs from qualifying for investment company accounting; as such, the Company has determined that it did not meet the definition of an investment company under this standard.

        In January 2014, the FASB issued guidance to reduce diversity in practice by clarifying when an in substance repossession or foreclosure has occurred and when a creditor should derecognize the associated loan receivable and recognize the real estate property. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Adoption of ASU 2014-04 is not expected to have a material effect on the Company's consolidated financial statements.

        In June 2014, the FASB issued guidance which amends the accounting guidance for repurchase-to-maturity transactions and repurchase agreements executed as repurchase financings, and requires additional disclosure about certain transactions by the transferor. The accounting changes are effective for public business entities for the first interim or annual period beginning after December 15,

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

3. Recent Accounting Pronouncements (Continued)

2014. The disclosure requirements for certain transactions accounted for as a sale are required to be presented for interim and annual periods beginning after December 15, 2014, and the disclosure requirements for repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions accounted for as secured borrowings are required to be presented for annual periods beginning after December 15, 2014, and for interim periods beginning after March 15, 2015. The Company currently records repurchase arrangements as secured borrowings and does not anticipate this guidance will have an impact on the Company's consolidated financial statements.

        In August 2014, the FASB issued guidance regarding management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern and to provide related footnote disclosures. The new guidance requires that management evaluate each annual and interim reporting period as to whether conditions exist that give rise to substantial doubt about the entity's ability to continue as a going concern within one year from the financial statement issuance date, and if so, provide related disclosures. Disclosures are only required if conditions give rise to substantial doubt, whether or not the substantial doubt is alleviated by management's plans. No disclosures are required specific to going concern uncertainties if an assessment of the conditions does not give rise to substantial doubt. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company does not anticipate that the adoption of this guidance will have a material impact on the Company's consolidated financial statements.

4. Merger with RMF

        Pursuant to its agreement and plan of merger, or the merger agreement, as amended, a subsidiary of the Company merged with and into RMF on July 11, 2014, following which RMF became a wholly owned subsidiary of the Company. Pursuant to the merger agreement, the Company paid approximately $25 million, consisting of $3.5 million in cash, $3.9 million in forgiven intercompany debt and 1,175,113 shares of common stock issued at a price of $15 per share to the former members or RMF.

        The transaction was accounted for as a business combination using the acquisition method of accounting in accordance with ASC 805. The total purchase price of $25 million was allocated to the net tangible and intangible assets acquired and liabilities assumed in connection with the acquisition, based on their estimated fair values at the time of the transaction. Results of operations for RMF are included in the Company's consolidated financial statements from July 11, 2014, the date of acquisition.

        RMF's principal business activities consist of originating and purchasing FHA insured HECM loans for securitization through the GNMA HMBS program. RMF is an approved GNMA issuer and servicer, and issues Agency HMBS securities and services the underlying HECM loans and Agency HMBS securities in accordance with GNMA requirements and regulations.

        RMF is also an FHA approved Title II lender giving the Company the ability to process or service single family loans that will be guaranteed by the FHA. To maintain its FHA and GNMA approvals, the Company must comply with certain regulations set forth by HUD, as well as the regulations of the states where the Company conducts its business activities.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

4. Merger with RMF (Continued)

        Under the acquisition method of accounting, the total purchase price allocated to the identifiable tangible and intangible assets acquired and the liabilities assumed is based on management's preliminary valuation of RMF's tangible and intangible assets acquired by the Company and RMF's liabilities assumed by the Company as of July 11, 2014, and a preliminary valuation of the net assets acquired is summarized as follows:

Assets Acquired
Cash	$3,896,471
Restricted cash	1,250,000
Loans held for investment	61,165,669
Fixed assets	482,229
Real estate	1,450,000
Prepaid expenses and other assets	1,916,299
Software and other intangibles acquired	13,290,000
Liabilities Assumed
Borrowings under warehouse facilities	(48,612,448)
Borrowings payable to the Company	(14,046,964)
Payables	(1,456,256)

Net assets acquired	$19,335,000

        Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and liabilities assumed. This determination of goodwill is preliminary, and is subject to change when the evaluation is complete. A preliminary determination of the goodwill is as follows:

Total purchase price	$25,000,000
Preliminary estimate of the fair value of the net assets acquired	19,335,000

Goodwill	$5,665,000

        The preliminary valuation above is based upon information available to the Company as of September 30, 2014, and is subject to change. The Company continues to review the underlying assumptions and valuation techniques utilized to calculate the fair value of goodwill and other intangible assets acquired. Additional adjustments may be recorded during the allocation period specified by ASC 805 as additional information becomes available.

        The following table presents information about the Company's software and other intangible assets acquired:

	Estimated Fair Value	Estimated Useful Life
Broker relationships	$3,150,000	7.5 years
Loan origination software	2,940,000	5 years
GNMA license	6,180,000	Indefinite
Tradename	720,000	Indefinite
State licenses	300,000	Indefinite

Total software and other intangibles acquired	$13,290,000

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

4. Merger with RMF (Continued)

        Since the acquisition date of July 11, 2014, the Company has recognized $1.5 million in interest income, $0.2 million in orgination fees and $0.1 million of net losses related to its investment in RMF which are reflected in its consolidated statements of operations.

        Amortization expense related to software and other intangibles acquired was $221,918 for each of the three and nine months ended September 30, 2014, and is recorded as other expenses in the consolidated statements of operations.

        The results of RMF are included in the Company's results beginning July 11, 2014. The pro forma interest income, interest expense, other income, other gains and net income of the combined entity for the nine months ended September 30, 2014, assuming the business combination was consummated on January 1, 2014, are as follows:

Nine Months Ended September 30, 2014
Interest income	$8,912,444
Interest expense	$3,900,487
Other income	$569,414
Other gains	$22,180,408
Net income	$7,638,341

        These results include the impact of amortizing certain intangible assets and the elimination of interest paid by RMF related to a subordinated note and line of credit due to the Company and Agency HMBS issued by RMF and sold to the Company. The pro forma results are presented for illustrative purposes only and are not intended to represent or be indicative of the actual consolidated results of operations of the Company that would have been achieved had the business combination occurred on January 1, 2014, nor are they intended to represent or be indicative of future results of operations.

5. Stockholders' Equity

Stock Offering

        On February 13, 2014, the Company sold shares of common stock in the Stock Offering to FBR Capital Markets & Co ("FBR"), as initial purchaser, which shares were resold by FBR to qualified institutional buyers, as such term is defined in Rule 144A under the Securities Act, in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to persons outside the United States in offshore transactions in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The remainder of the Company's shares of common stock was sold in a private placement to "accredited investors," as such term is defined in Rule 501 under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

5. Stockholders' Equity (Continued)

under the Securities Act, with FBR acting as the Company's placement agent. The net proceeds of the Stock Offering are summarized as follows:

	No. of Shares	Par Value	Additional Paid in Capital	Total
Common stock issued at $.01 par value per share	15,333,334	$153,333	$229,696,140	$229,849,473
Less:
Initial purchaser's discount and placement fees, and other Stock Offering expenses				18,457,020

Net proceeds of Stock Offering				$211,392,453

        Proceeds from the Stock Offering were used to fund the cash portion of the consideration payable by the Company in connection with its acquisition of RMF, to acquire certain of the Company's target assets, including Agency HMBS and non-Agency HMBS, and real estate mortgage investment conduits collateralized by HMBS, and for general business purposes.

RMF Merger

        As discussed in Notes 1 and 4 above, on July 11, 2014, the Company acquired 100% of the members' ownership interests in RMF for a purchase price of $25 million, which included the issuance of 1,175,114 shares of common stock valued at $15 per share, the per share offering price in the Stock Offering.

2014 Equity Incentive Plan

        The Company's 2014 Equity Incentive Plan provides incentive compensation to its officers, directors, other personnel and other service providers to encourage their efforts toward the Company's continued success, long-term growth and profitability and to attract, reward and retain key personnel. The 2014 Equity Incentive Plan provides for grants of equity-based awards up to an aggregate of 5% of the shares of the Company's common stock issued and outstanding from time to time on a fully diluted basis (and assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including subsidiary units, into shares of common stock) but excluding the shares of the Company's common stock that were issued by the Company as part of the merger consideration in the formation. A participant granted shares of restricted common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares of restricted common stock. The Company granted an aggregate of 450,000 shares of its restricted common stock to certain of its executive officers at the time of the Stock Offering, and an additional 10,000 shares of its restricted common stock to certain of its executive officers and other personnel on April 23, 2014, each pursuant to the 2014 Equity Incentive Plan. At September 30, 2014, 306,671 awards were available to be granted under the 2014 Equity Incentive Plan. All awards granted as of September 30, 2014 pursuant to the 2014 Equity Incentive Plan vest over a three year period in annual installments beginning on the one-year anniversary of the grant date, provided that there has not been a termination of service of the grantee.

        For the three and nine months ended September 30, 2014, the Company recognized $575,000 and $1,443,750 as equity based compensation, respectively, which is recorded within compensation expense in

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

5. Stockholders' Equity (Continued)

its consolidated statements of operations. Restricted common stock granted as of September 30, 2014 has been valued as of the grant date at the Stock Offering price per share, or $15 per share.

        At September 30, 2014, the Company had unrecognized compensation expense of $5,425,000 related to restricted common stock grants. The unrecognized compensation expense at September 30, 2014 is expected to be recognized over a weighted average period of 2.38 years. As of September 30, 2014, the Company had no forfeiture rate with respect to restricted common stock. Through September 30, 2014, no cash was used in the settlement of awards issued pursuant to the 2014 Equity Incentive Plan.

        The following table presents information about the Company's equity awards:

	Three Months Ended September 30, 2014		Nine Months Ended September 30, 2014
	Number of Awards	Weighted Average Grant Date Fair Value	Number of Awards	Weighted Average Grant Date Fair Value
Restricted common stock
Restricted common stock awards	—	$—	—	$—
Restricted common stock granted	—	—	460,000	15.00
Restricted common stock forfeited	—	—	—	—
Restricted common stock vested	—	—	—	—

Restricted common stock awards outstanding at end of period	—	$—	460,000	$15.00

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

6. Fair Value

Fair Value Measurements

        The following table sets forth the Company's financial instruments that were accounted for at fair value on a recurring and non-recurring basis as of September 30, 2014, by level within the fair value hierarchy:

	Assets and Liabilities at Fair Value
	Level 1	Level 2	Level 3	Total
Recurring basis:
Assets
Agency HMBS
Fixed interest rate	$—	$268,064,691	$—	$268,064,691
Variable interest rate	—	—	—	—

Total Agency HMBS	—	268,064,691	—	268,064,691
Non-Agency HMBS
Variable interest rate	—	—	241,415,013	241,415,013

Total HMBS	—	268,064,691	241,415,013	509,479,704
HECM Loans
Loans held for investment	—	—	85,227,156	85,227,156
Loans held for investment in Agency HMBS	—	—	190,263,434	190,263,434

Total HECM Loans	—	—	275,490,590	275,490,590
Other Assets
Loan rate lock commitments	—	—	755,900	755,900

Total other assets	—	—	755,900	755,900
Derivatives
Derivative financial instruments	—	2,025,380	—	2,025,380

Total Derivatives	—	2,025,380	—	2,025,380
Non-recurring basis:
Goodwill and intangible assets	—	—	18,782,273	18,782,273

Total Goodwill and intangible assets	—	—	18,782,273	18,782,273

Total Assets	$—	$270,090,071	$536,443,776	$806,533,847

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

6. Fair Value (Continued)

        The following tables present additional information about the Company's financial instruments which are measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value:

	Three Months Ended September 30, 2014
	Non-Agency HMBS	HECM Loans	Loan Rate Lock Commitments	Total
Beginning balance	$176,320,139	$—	$—	$176,320,139
Total net transfers into/out of Level 3	—	—	—	—
Acquisitions	54,897,497	258,315,024	273,690	313,486,211
Originations	—	10,800,935	—	10,800,935
Proceeds from sales	—	—	—	—
Net accretion of discounts	(3,295,000)	—	—	(3,295,000)
Proceeds from principal repayments	3,638,671	—	—	3,638,671
Total losses (realized / unrealized) included in earnings	(171,461)	(16,229,256)	—	(16,400,717)
Total gains (realized / unrealized) included in earnings	10,025,167	22,603,887	482,210	33,111,264

Ending balance	$241,415,013	$275,490,590	$755,900	$517,661,503

The amount of total gains or (losses) for the period included in earnings attributable to the change in unrealized gains or losses relating to assets or liabilities still held at the reporting date:	$9,853,706	$6,374,631	$482,210	$16,710,547

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

6. Fair Value (Continued)

	Nine Months Ended September 30, 2014
	Non-Agency HMBS	HECM Loans	Loan Rate Lock Commitments	Total
Beginning balance	$—	$—	$—	$—
Total net transfers into/out of Level 3	—	—	—	—
Acquisitions	229,918,099	258,315,024	273,690	488,506,813
Originations	—	10,800,935	—	10,800,935
Proceeds from sales	—	—	—	—
Net accretion of discounts	(2,060,242)	—	—	(2,060,242)
Proceeds from principal repayments	2,665,448	—	—	2,665,448
Total losses (realized / unrealized) included in earnings	(171,461)	(16,229,256)	—	(16,400,717)
Total gains (realized / unrealized) included in earnings	11,063,169	22,603,887	482,210	34,149,266

Ending balance	$241,415,013	$275,490,590	$755,900	$517,661,503

The amount of total gains or (losses) for the period included in earnings attributable to the change in unrealized gains or losses relating to assets or liabilities still held at the reporting date:	$10,891,708	$6,374,631	$482,210	$17,748,549

        To determine the fair value of non-Agency HMBS, the Company obtains third-party broker quotes which, while non-binding, are indicative of fair value. The Company generally does not adjust the prices it obtains from brokers. The HECM loans that RMF originates and securitizes into an Agency HMBS and eventually sells to the Company and interest rate lock commitments are valued based on the similar-asset valuation approach using Level 3 inputs.

        The Company had no financial assets or liabilities recorded at fair value on a recurring basis at December 31, 2013.

        The Company had no financial assets or liabilities recorded at fair value on a non-recurring basis, other than goodwill and intangible assets discussed in Note 4 pursuant to the preliminary purchase price allocation of RMF, at September 30, 2014. The Company had no financial assets or liabilities recorded at fair value on a non-recurring basis at December 31, 2013.

        There were no transfers into or out of Level 1, Level 2 or Level 3 during the three or nine months ended September 30, 2014.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

6. Fair Value (Continued)

Quantitative Information Regarding Level Fair Value Measurements

	Fair Value at September 30, 2014	Valuation Technique	Unobservable Input Where Discounted Cash Flows are Used	Range
Non-Agency HMBS	$241,415,013	Broker quotes / comparable trades	Constant voluntary prepayment	3% - 35%
Loans held for Investment at fair value	$85,227,156
Loans held for investment in Agency HMBS, at fair value	$190,263,434	Discounted cash flows	Yield(a)	1.90% - 5.56%
			Duration(b)	7.4 - 9.1 Years
Loan rate lock commitments	$755,900		Borrower drawdown pattern as % of initial undrawn(d)	2% - 4% or Contractual
			Housing price index annual increase(e)	1.25%
			Future gain on securitization of undrawn principal(f)	0% - 15%
			Foreclosure rate(g)	4% - 7%
			Servicer advances(h)	3%
			Loans subject to future FHA Insurance Claims(i)	12%
			Loans subject to FHA Insurance Claim that become REO(j)	35%
			Loss on REO(k)	10%
			Cash flow annual discount rate	12%

(a)
Represents the HECM loan note rates. To this input is added the monthly FHA mortgage insurance premium of 1.25% per annum of the unpaid principal balance.

(b)
Effective duration of the non-Agency HMBS including future loan draws, loan prepayments and assignment of loans to the FHA when outstanding principal amount equals or exceeds 98% of the maximum insurance claim at time of origination.

(c)
Prepayment rates are stated monthly and include prepayments from foreclosures, payoffs and assignments to the FHA.

(d)
Represents a monthly estimate of when borrowers will draw down their remaining line of credit or the actual contracted term of payments.

(e)
Projected annual increases in the value of HECM loan collateral.

(f)
Estimated future gain on securitization of borrowers' future principal drawdowns, adjusted for product type, loan payoffs, future swap curve, non-Agency HMBS spread to current HECM loan yields, cost to service and other potential costs to meet HUD and non-Agency HMBS issuer obligations.

(g)
Estimated life-of-portfolio rate of foreclosure.

(h)
Percentage of portfolio on which the Company will advance corporate funds to pay borrower delinquent real estate taxes and insurance premiums.

(i)
Loans foreclosed on that are subject to a loss claim with the FHA.

(j)
Percentage of loans subject to FHA's loss claim that become an uninsured real estate owned property ("REO").

(k)
Loss % on REO (after final FHA loss claim) upon disposition.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

6. Fair Value (Continued)

Fair Value Option

        Changes in fair value for assets and liabilities for which the fair value option was elected are recognized in income as they occur. The fair value option may be elected on an instrument-by-instrument basis at initial recognition of an asset or liability or upon an event that gives rise to a new basis of accounting for that instrument.

        The following table presents the difference between the fair value and the notional balance and/or aggregate unpaid principal amount of assets for which the fair value option was elected:

	September 30, 2014
	Fair Value	Aggregate Unpaid Principal	Difference
Financial assets, at fair value
Agency HMBS
Fixed interest rate	$268,064,691	$246,945,798	$21,118,893
Non-Agency HMBS
Variable interest rate	241,415,013	257,875,946	(16,460,933)

Total HMBS	509,479,704	504,821,744	4,657,960
HECM Loans
Loans held for investment	85,227,156	75,472,117	9,755,039
Loans held for investment in HMBS	190,263,434	168,748,943	21,514,491
Loan rate lock commitments (included in Prepaid expenses and other assets)(1)	755,900	N/A	N/A

Total HECM Loans	276,246,490	244,221,060	31,269,530

Total Assets	$785,726,194	$749,042,804	$35,927,490

(1)
Loan rate lock commitments include $14.4 million in unpaid principal balance of HECM loan commitments.

        The fair value option was elected for these assets and liabilities as the Company believes fair value best reflects the expected future economic performance of these assets and liabilities.

Financial Instruments not Measured at Fair Value

        For financial instruments not measured at fair value, which includes cash, restricted cash, accrued and purchased interest receivable, repurchase agreements and borrowings under warehouse facilities the carrying amounts approximate fair value due to each financial instrument's liquid and short term nature.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

7. Agency and non-Agency HMBS and Loans Held for Investment in Agency HMBS, at Fair Value

        The following tables set forth certain information regarding the Company's Agency HMBS and non-Agency HMBS at September 30, 2014:

							Weighted Average
				Gross Unrealized(2)
	Current Notional Balance	Premium / (Discount)
			Amortized Cost(1)	Gains	Losses	Fair Value	Coupon	Yield(3)
Agency HMBS
Fixed interest rate	$246,945,798	$21,461,064	$268,406,862	$884,799	$(1,226,970)	$268,064,691	4.61%	2.12%

Total Agency HMBS	246,945,798	21,461,064	268,406,862	884,799	(1,226,970)	268,064,691	4.61	2.12
Non-Agency HMBS
Variable interest rate(4)	257,875,946	(27,666,104)	230,209,842	11,377,784	(172,613)	241,415,013	0.57	4.09

Total HMBS	$504,821,744	$(6,205,040)	$498,616,704	$12,262,583	$(1,399,583)	$509,479,704	2.77%	3.02%

(1)
Reflects amortized cost as of the date of merger with RMF.

(2)
The Company has elected the fair value option pursuant to ASC 825 for its Agency HMBS and non-Agency HMBS.

(3)
Unleveraged yield.

(4)
Includes an interest only non-Agency HMBS with a notional balance of $194.0 million.

        At September 30, 2014, the contractual maturities of the Agency HMBS and non-Agency HMBS ranged from 27.1 to 50.1 years, with a weighted average maturity of 33.9 years. All securities in an unrealized loss position as of September 30, 2014, have been in an unrealized loss position for less than one year.

Mortgage Equity Conversion Trust

        The Company acquired securities in Mortgage Equity Conversion Trust 2006-SFG1 ("MECA") on May 13, 2014 for an initial cost of approximately $175 million. The assets of MECA include approximately $26 million of cash and approximately $169 million of unpaid principal HECM loan balances, of which approximately $121 million are performing and $48 million are in the process of mitigation or liquidation.

        The fair value of the MECA investment is approximately $186 million as of September 30, 2014, and is included in non-Agency HMBS, at fair value in the Company's consolidated balance sheets. The Company recognized $9,402,411 and $10,440,413 of unrealized gains in the three and nine months ended September 30, 2014, respectively.

Loans Held for Investment in Agency HMBS, at Fair Value

        HECM loans securitized into Agency HMBS are treated as a financing. The Company records HECM loans securitized as loans held for investment in an Agency HMBS legal structure, at fair value. The nature of an Agency HMBS and the FHA's HECM loan program provides certain options and obligations to RMF as a GNMA issuer (which must also be the servicer of the HECM loan) that preclude accounting for the formation and transfer of the Agency HMBS to a third party as a sale for accounting purposes.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

7. Agency and non-Agency HMBS and Loans Held for Investment in Agency HMBS, at Fair Value (Continued)

        The following tables set forth certain information regarding the Company's loans held for investment in Agency HMBS, at fair value, which are held as Agency HMBS at September 30, 2014:

							Weighted Average
				Gross Unrealized(1)
	Current Notional Balance	Premium / (Discount)	Amortized Cost(2)				Note Rate
				Gains	Losses	Fair Value		Yield(3)
Loans Held for Investment In Agency HMBS, at Fair Value
Fixed interest rate	$68,722,563	$8,060,767	$76,783,331	$1,376,772	$(169,458)	$77,990,645	4.64%	3.10%
Variable interest rate	97,340,554	10,903,102	108,243,656	4,067,629	(38,496)	112,272,789	2.15%	1.12%

Total Loans Held for Investment In Agency HMBS, at Fair Value	$166,063,117	$18,963,869	$185,026,987	$5,444,401	$(207,954)	$190,263,434	3.25%	1.99%

(1)
The Company has elected the fair value option pursuant to ASC 825 for its loans held for investment in Agency HMBS, at fair value.

(2)
Reflects amortized cost as of the date of the merger with RMF.

(3)
Unleveraged yield.

        At September 30, 2014, the contractual maturities of the loans held for investment in Agency HMBS, at fair value, which are held in legal form as Agency HMBS ranged from 29.9 to 50.1 years, with a weighted average maturity of 34.8 years. All securities in an unrealized loss position as of September 30, 2014, have been in an unrealized loss position for less than one year.

The following table summarizes the Company's Agency HMBS and non-Agency HMBS and loans held for investment in Agency HMBS, at fair value as of September 30, 2014 according to their estimated weighted average life classification:

	Agency HMBS		Non-Agency HMBS		Loans Held for Investment in Agency HMBS, at Fair Value
	Fair Value	%	Fair Value	%	Fair Value	%
Weighted average expected life
Less than four years	$48,996,243	18.3%	$—	—%	$—	—%
Greater than four years through five years	190,398,424	71.0	—	—	—	0.0%
Greater than five years through six years	28,670,024	10.7	182,433,015	75.6	1,487,170	0.8%
Greater than six years through seven years	—	—	10,378,926	4.3	11,169,748	5.9%
Greater than 7 years	—	—	48,603,072	20.1	177,606,516	93.3%

	$268,064,691	100.0%	$241,415,013	100.0%	$190,263,434	100.0%

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

8. Borrowings

Repurchase Agreements

        Under repurchase agreements, the Company sells a security to a counterparty and concurrently agrees to repurchase the same security at a later date for a higher specified price. The sale price represents financing proceeds and the difference between the sale and repurchase prices represents interest on the financing. The price at which the security is sold generally represents the market value of the security less a discount or "haircut," which can range broadly. During the term of the repurchase agreement, the counterparty holds the security as collateral. If the agreement is subject to margin calls, the counterparty monitors and calculates what it estimates to be the value of the collateral during the term of the agreement. If this value declines by more than a de minimis threshold, the counterparty could require the Company to post additional collateral (or, margin) in order to maintain the initial haircut on the collateral. This margin is typically required to be posted in the form of cash, which is recorded in the consolidated balance sheets as restricted cash.

        The following table presents certain information regarding the Company's repurchase agreements as of September 30, 2014 by remaining maturity and collateral type:

	Agency HMBS		Non-Agency HMBS
	Repurchase Agreement Payable	Weighted Average Rate	Repurchase Agreement Payable	Weighted Average Rate
Repurchase agreements
30 days or less	$398,373,260	0.35%	$176,078,000	2.14%
31 - 60 days	21,982,000	0.37	—	—
61 - 90 days	—	—	—	—
Greater than 90 days	—	—	—	—

Total / weighted average	$420,355,260	0.35%	$176,078,000	2.14%

        The following table presents information with respect to the Company's posting of Agency HMBS and non-Agency HMBS as collateral at September 30, 2014:

Repurchase agreements payable secured by Agency HMBS	$420,355,260
Fair value of Agency HMBS pledged as collateral under repurchase agreements	$268,064,691
Fair value of Agency HMBS (held as HECM loans on the consolidated balance sheets) pledged as collateral under repurchase agreements	$190,263,434
Repurchase agreements payable secured by non-Agency HMBS	$176,078,000
Fair value of non-Agency HMBS pledged as collateral under repurchase agreements	$241,415,013

        Interest expense reported in the consolidated statements of operations associated with repurchase agreements for the three months and nine months ended September 30, 2014 was $1,160,258 and $1,716,490 respectively. The Company had no repurchase agreement borrowings outstanding as of or at any time during the year ended December 31, 2013.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

8. Borrowings (Continued)

Secured Warehouse Borrowings

        The Company maintains loan agreements with financial institutions for the purpose of funding the purchase and securitization of reverse mortgages prior to securitization of the loans. The borrowings are secured by the underlying mortgages. A summary of the Company's secured warehouse borrowings as of September 30, 2014 is as follows:

Credit Limit	Maturity Date	Interest Rate	September 30, 2014
$25,000,000	November 14, 2014	LIBOR + 2.875%	$20,953,288
$75,000,000	November 19, 2014	Greater of LIBOR + 2.75% or 3%	52,560,644

			$73,513,932

        As of September 30, 2014, $73,776,954 of Loans held for investment were pledged as collateral against warehouse borrowings.

        Interest expense reported in the statements of operations associated with the secured warehouse borrowings for each of the three months and nine months ended September 30, 2014 was $489,500. The Company had no advances under its warehouse facilities as of, or at any time during the year ended December 31, 2013.

        RMF, as the borrower, is required, in accordance with its loan participation agreements, to maintain specific net worth and other financial covenants. On September 30, 2014, RMF was not in compliance with the tangible net worth requirement of one of its warehouse lenders and the profitability requirement of one of its warehouse lenders. However, both agreements were amended with a retroactive effective date, resulting in RMF being in compliance with such requirements as of September 30, 2014.

9. Derivative Financial Instruments

Interest Rate Swap Agreements

        To help mitigate exposure to higher short-term interest rates, the Company uses currently-paying and forward-starting, three-month London Interbank Offered Rate ("LIBOR")-indexed, pay-fixed, receive-variable, interest rate swap agreements and three-month LIBOR for one-month LIBOR interest rate basis swap agreements. These swap agreements establish an economic fixed rate on related borrowings because the variable-rate payments received on the interest rate swap agreements largely offset interest accruing on the related borrowings, leaving the fixed-rate payments to be paid on the interest rate swap agreements as the Company's effective borrowing rate, subject to certain adjustments including changes in spreads between variable rates on the interest rate swap agreements and actual borrowing rates.

        The Company's interest rate swap agreements have not been designated as hedging instruments.

        The following table summarizes information related to derivative instruments at September 30, 2014:

Non-hedge derivatives	September 30 2014	December 31, 2013
Total notional amount of interest rate swaps	$561,900,000	$—

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

9. Derivative Financial Instruments (Continued)

        The following table presents the fair value of the Company's derivative instruments and their balance sheet location at September 30, 2014:

Derivative instruments	Designation	Notional	Balance Sheet Location	September 30, 2014	December 31, 2013
Interest rate swaps	Non-hedge	561,900,000	Derivative assets, at fair value	$2,025,380	$—

        The following table summarizes gains and losses related to the Company's derivatives:

Non-hedge derivatives	Income Statement Location	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Interest rate swaps	Gain on derivative instruments	$1,247,215	$1,247,215

        The following table presents information about the Company's interest rate swap agreements at September 30, 2014:

Weighted Average Pay / Receive Rate for Interest Rate Swaps

Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity
2015	$21,400,000	0.365%	0.234%	1.0
2016	114,400,000	0.785	0.235	2.0
2017	213,500,000	1.023	0.203	2.9
2018	49,000,000	1.279	0.181	3.9
2020	152,300,000	2.030	0.195	5.9
2021	11,300,000	2.224	0.234	6.8

Total/Weighted average	$561,900,000	1.269%	0.207%	3.6

        Restricted cash at September 30, 2014 included $3,218,044 of cash pledged as collateral against interest rate swaps.

10. U.S. Treasury Notes Sold, Not Yet Purchased

        During the three and nine months ended September 30, 2014, the Company had obligations to return U.S. Treasury notes borrowed under reverse repurchase agreements accounted for as securities borrowing transactions. The borrowed notes were used to cover short sales of U.S. Treasury notes. The change in fair value of the borrowed notes was recorded as unrealized gain or loss on U.S. Treasury notes sold in the Company's consolidated statements of operations. At September 30, 2014, the Company had exited all of its U.S. Treasury notes sold, not yet purchased positions.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

10. U.S. Treasury Notes Sold, Not Yet Purchased (Continued)

        For the three months ended September 30, 2014, the Company recognized a gain of $313,465, as unrealized gain on U.S. Treasury notes sold, not yet purchased, in its consolidated statements of operations, as a result of covering certain of its U.S Treasury notes short positions during the quarter.

        For each of the three and nine months ended September 30, 2014, the Company recognized a realized gain of $341,416, as realized gain on U.S. Treasury notes sold in its consolidated statements of operations as a result of covering certain of its U.S Treasury notes short positions.

11. Earnings Per Share

        The following table presents a reconciliation of the earnings and shares used in calculating basic and diluted earnings per share:

	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014
Numerator:
Net income	$11,600,940	$13,820,502

Net income available to stockholders	$11,600,940	$13,820,502

Denominator:
Weighted average number of shares of common stock	16,380,818	13,271,258
Effect of dilutive securities:
Weighted average LTIP units	92,084	53,709

Weighted average basic and diluted shares	16,472,902	13,324,967

Net income per share—Basic and diluted	$0.70	$1.04

12. Offsetting of Assets and Liabilities

        The following table presents information about certain assets and liabilities that are subject to master netting arrangements (or similar agreements) that may be offset on the Company's balance sheet at September 30, 2014:

Offsetting of Derivative Financial Instruments

				Gross Amounts Not Offset in the Balance Sheet
			Net Amounts of Assets Presented in the Balance Sheet
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Balance Sheet		Financial Instruments	Cash Collateral Pledged	Net Amount
September 30, 2014
Assets:
Interest rate swaps	$2,116,488	$(91,108)	$2,025,380	$—	$(2,025,380)	$—

Total	$2,116,488	$(91,108)	$2,025,380	$—	$(2,025,380)	$—

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

13. Related Party Transactions

Sale of Real Estate Owned

        On July 30, 2014, the Company received $1,450,000 from the sale of REO property which was contributed to RMF during 2013 by David Peskin, a member of RMF and the Company's president and one of its directors. No gain or loss was recognized by the Company related to the sale of the REO property.

14. Property and Equipment

        Major classifications of property and equipment and their respective useful lives as of September 30, 2014 and December 31, 2013 are as follows:

	September 30, 2014	December 31, 2013	Useful lives
Computer and network equipment	$587,360	$—	3 - 5 years
Telecommunication equipment	114,259	—	3 - 7 years
Leasehold improvements	41,883	—	1 year

Total property and equipment	743,502	—
Less accumulated depreciation and amortization	115,702	—

Property and equipment—net	$627,800	$—

        The following table presents future depreciation of property and equipment as of September 30, 2014:

Years Ending December 31,
2014 (remaining)	$51,479
2015	205,917
2016	182,730
2017	103,451
2018	47,531
Thereafter	36,692

Total depreciation	$627,800

        Depreciation and amortization expense for each of the three and nine months ended September 30, 2014 was $115,702, and is included in other expenses in the consolidated statements of operations.

        Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized in the statement of operations is measured by the amount by which the carrying amount exceeds the fair value of assets.

15. Commitments and Contingencies

        The Company has entered into various agreements to lease office space under operating leases which can generally be terminated by either party with 30 days' notice. Rent expense for each of the three and

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

15. Commitments and Contingencies (Continued)

nine months ended September 30, 2014 was $213,848 and is included other expenses in the consolidated statements of operations.

        In addition to interest rate lock commitments, the Company, as part of its HECM loan origination and securitization activities, has the obligation to fund further borrower advances (where the borrower has not fully drawn down the HECM loan proceeds available to them), and to additionally fund the payment of the borrowers' obligation to pay the FHA their monthly mortgage insurance premium of an annual 1.25% on the unpaid principal balance. Such additional principal draws on a borrower's HECM loan are available for securitization into Agency HMBS. As of September 30, 2014, the total undrawn HECM loan commitments on loans purchased or originated by the Company was $129,368,680.

        The Company has significant financial and servicing obligations associated with the origination and subsequent securitization of HECM loans into Agency HMBS. These obligations include, among others, the requirements to (1) repurchase a loan out of an Agency HMBS when the HECM loan is being assigned to the FHA, (2) retain that HECM loan in the event it is in default and either cure the default prior to assignment to the FHA or collect the loan through a collateral sale, (3) advance corporate funds to pay for borrower real estate taxes and/or insurance premiums in the event of a borrower default, (4) assume the collateral in the event of a foreclosure if the collateral is not sold within the FHA mandated marketing period, and (5) indemnify FHA against losses if deficiencies are found in the HECM loan documentation, or the HECM loan was not originated in accordance with other state and federal requirements. As of September 30, 2014, the Company has determined that no reserve is required related to any potential loss associated with these contingencies.

16. Segment Information

        The Company operates in two segments: portfolio management business and reverse mortgage origination, securitization and servicing business. These business segments have been identified based on the Company's organizational and management structure. The segments are based on an internally-aligned segment structure, which is how the Company's results are monitored and performance is assessed.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

16. Segment Information (Continued)

        The following tables present financial information by segment for the three and nine months ended September 30, 2014:

	Three Months Ending September 30, 2014
	Portfolio Management	Reverse Mortgage Origination, Securitization and Servicing	Intercompany Eliminations		Total
Interest income	$4,397,937	$1,469,838	$(1,320,187	)(1)	$4,547,588
Interest expense	(1,528,078)	(1,809,687)	1,320,187	(1)	(2,017,578)

Net interest income	2,869,859	(339,849)	—		2,530,010
Unrealized loss on Agency HMBS	(1,413,758)	—	(434,202	)(2)	(1,847,960)
Unrealized gain on non-Agency HMBS	9,483,604	—			9,483,604
Unrealized gain on loans held for investment	—	6,856,841	434,202	(2)	7,291,043
Gain on derivative financial instruments	1,247,215	—			1,247,215
Unrealized gain on U.S. Treasury notes sold, not yet purchased	313,465	—			313,465
Realized gain on U.S. Treasury notes sold, not yet purchased	341,416	—			341,416
Origination fees	—	200,276			200,276
Operating expense	(1,133,092)	(6,825,037)			(7,958,129)

Segment Contribution/Net Income	$11,708,709	$(107,769)	$—		$11,600,940

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

16. Segment Information (Continued)

	Nine Months Ending September 30, 2014
	Portfolio Management	Reverse Mortgage Origination, Securitization and Servicing	Intercompany Eliminations		Total
Interest income	$7,634,502	$1,469,838	$(1,320,187	)(1)	$7,784,153
Interest expense	(3,095,997)	(1,809,687)	1,320,187	(1)	(3,585,497)

Net interest income	4,538,505	(339,849)			4,198,656
Unrealized loss on Agency HMBS	405,494	—	(434,202	)(2)	(28,708)
Unrealized gain on non-Agency HMBS	10,891,708	—			10,891,708
Unrealized gain on loans held for investment	—	6,856,841	434,202	(2)	7,291,043
Gain on derivative financial instruments	1,247,215	—			1,247,215
Unrealized gain on U.S. Treasury notes sold, not yet purchased	—	—			—
Realized gain on U.S. Treasury notes sold, not yet purchased	295,353	—			295,353
Origination fees	—	200,276			200,276
Operating expense	(3,450,004)	(6,825,037)			(10,275,041)

Segment Contribution/Net Income	$13,928,271	$(107,769)	$—		$13,820,502

(1)
Represents the reclassification of interest income for the period related to Agency HMBS issued by RMF and held by the Company.

(2)
Represents the reclassification of gains for the period related to Agency HMBS issued by RMF and held by the Company.

        The following table presents total assets by segment as of September 30, 2014 and December 31, 2013:

	Portfolio Management	Reverse Mortgage Origination, Securitization and Servicing	Total
Total Assets
September 30, 2014	$612,762,532	$304,769,185	$917,531,717
December 31, 2013	$958,705	$—	$958,705

17. Income Taxes

        The Company intends to elect to be treated as a REIT for its current taxable year ending December 31, 2014, with the filing of its 2014 federal income tax return.

        The Company follows ASC 740-10, Income Taxes. This topic provides guidance on the recognition, measurement, classification and disclosures related to uncertain tax positions, along with guidance related to the recording of any interest and penalties. The Company continually evaluates the possible existence of uncertain tax positions. The Company does not have any amount recorded for uncertain income tax positions and does not expect this to change in the next 12 months.

Reverse Mortgage Investment Trust Inc.

Notes to Unaudited Consolidated Financial Statements (Continued)

17. Income Taxes (Continued)

        The Company's major tax jurisdictions are Federal and New Jersey. The statute of limitations is open for all years since the inception of the Company.

18. Subsequent Events

        The Company has evaluated subsequent events from the date of the consolidated financial statements of September 30, 2014 through December 19, 2014, the date these consolidated financial statements were available to be issued and has determined that there have been no subsequent events that require recognition or disclosure in the consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Reverse Mortgage Investment Trust Inc.
Bloomfield, New Jersey

        We have audited the accompanying balance sheet of Reverse Mortgage Investment Trust Inc. (the "Company") as of December 31, 2013 and the related statements of operations, changes in stockholder's equity, and cash flows for the period from October 29, 2013 (Date of Inception) to December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such financial statements presents fairly, in all material respects, the financial position of Reverse Mortgage Investment Trust Inc. as of December 31, 2013, and the results of its operations and its cash flows for the period from October 29, 2013 (Date of Inception) to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
March 31, 2014 (May 14, 2014 as to Notes 5 and 6)

Reverse Mortgage Investment Trust Inc.

Balance Sheet

December 31, 2013
ASSETS
Cash	$1,450
Deferred offering costs	957,255

TOTAL ASSETS	$958,705

LIABILITIES
Amounts due to Reverse Mortgage Funding LLC	$969,853
State taxes payable	2,501

TOTAL LIABILITIES	972,354

Commitments and Contingencies (Note 6)
STOCKHOLDER'S DEFICIT
Preferred stock, $.01 par value per share, 50,000,000 shares authorized, 0 shares issued and outstanding	—
Common stock, $.01 par value per share, 450,000,000 shares authorized, 100 shares issued and outstanding	1
Additional paid in capital	1,499
Accumulated deficit	(15,149)

TOTAL STOCKHOLDER'S DEFICIT	(13,649)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$958,705

See notes to the financial statements

Reverse Mortgage Investment Trust Inc.

Statement of Operations

For the Period from October 29, 2013 (Date of Inception) to December 31, 2013
OPERATING EXPENSES
General and administrative expenses	$12,648
State taxes	2,501

NET LOSS	$15,149

Net loss per share of common stock applicable to common stockholders—Basic and diluted	170.21

Weighted average number of shares of common stock: Basic and diluted	89

See notes to the financial statements

Reverse Mortgage Investment Trust Inc.

Statement of Changes in Stockholder's Equity

For the Period from October 29, 2013 (Date of Inception) to December 31, 2013

	Par Value of Common Stock	Additional Paid in Capital	Total Stockholder's Capital	Accumulated Deficit	Total Stockholder's Deficit
Balance—October 29, 2013 (Date of Inception)	$—	$—	$—	$—	$—
Issuance of 100 shares of common stock (par value $.01)	1	1,499	1,500		1,500
Net loss for the period	—	—	—	(15,149)	(15,149)

Balance as of December 31, 2013	1	1,499	1,500	(15,149)	$(13,649)

See notes to the financial statements

Reverse Mortgage Investment Trust Inc.

Statement of Cash Flows

For The Period October 29, 2013 (Date of Inception) to December 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,149)
Changes in liability:
Increase in state taxes payable	2,501
Increase in amounts due Reverse Mortgage Funding LLC	12,598

NET CASH USED IN OPERATING ACTIVITIES	(50)

CASH FLOWS FROM FINANCING ACTIVITIES
Stockholder's capital contributions	1,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,500

Net Increase in cash	1,450
Cash at beginning of period	—

Cash at end of period	$1,450

SUPPLEMENTAL DISCLOSURES OF NON CASH FINANCING ACTIVITIES:
Deferred offering costs	$957,255

See Notes to the Financial Statements

Reverse Mortgage Investment Trust Inc.

Notes to Financial Statements

As of December 31, 2013 and
For the Period from October 29, 2013 (Date of Inception) to December 31, 2013

1. Organization

        Reverse Mortgage Investment Trust Inc. (the "Company") was organized in the state of Maryland on October 29, 2013, and an initial 100 shares of common stock were subscribed for on November 5, 2013. Under the Company's charter, the Company is authorized to issue up to 450,000,000 shares of common stock, and 50,000,000 shares of preferred stock. The Company had not commenced operations.

        On February 13, 2014, the Company completed a private offering of its common stock (the "Stock Offering") in reliance on the exemption from the registration requirements under the Securities Act, as described in Note 7 to the financial statements.

        The Company intends to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended, commencing with its taxable period ending on December 31, 2014. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income to its stockholders.

        As of December 31, 2013, the sole stockholder of the Company was Craig Corn, Chief Executive Officer ("CEO") of Reverse Mortgage Funding LLC ("RMF") who is also the CEO of the Company, and who made an initial capital contribution of $1,500 to the Company on November 5, 2013.

        The Company currently operates as one business segment.

2. Significant Accounting Policies

Use of Estimates

        The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the balance sheet, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

        The Company will be subject to the risks involved with reverse mortgage lending and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, as well as changes in the mortgage market, tax laws, and the government housing policy, especially as it impacts the Federal Housing Administration ("FHA") and Government National Mortgage Association ("GNMA") reverse mortgage programs, interest rate levels, and the availability of financing.

Deferred Offering Costs

        As of December 31, 2013, $957,255 of costs have been incurred related to the Stock Offering described in Note 6 below and paid by RMF. Upon completion of the Stock Offering, the Company will reimburse RMF from the proceeds of the Stock Offering.

Initial Purchaser's Discount and Placement Fees

        Initial purchaser's discount, placement fees and other related offering costs to be incurred in connection with the Company's Stock Offering will be accounted for as a reduction of the of the capital

Reverse Mortgage Investment Trust Inc.

Notes to Financial Statements (Continued)

As of December 31, 2013 and
For the Period from October 29, 2013 (Date of Inception) to December 31, 2013

2. Significant Accounting Policies (Continued)

proceeds raised. Costs incurred that are not directly associated with the completion of this offering, such as organizational costs, are expensed as incurred.

3. Recent Accounting Pronouncements

Accounting Standards Adopted by us as of December 31, 2013

        In December 2011, the Financial Accounting Standards Board (or, FASB) issued guidance to enhance disclosures about financial instruments and derivative instruments that are either (1) offset or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset. Under the guidance, an entity is required to disclose quantitative information relating to recognized assets and liabilities that are offset or subject to an enforceable master netting arrangement or similar agreement, including the gross amounts of those recognized assets and liabilities, the amounts offset to determine the net amount presented in the statement of financial position and the net amount presented in the statement of financial position. With respect to amounts subject to an enforceable master netting arrangement or similar agreement which are not offset, disclosure is required of the amounts related to recognized financial instruments and other derivative instruments, the amount related to financial collateral (including cash collateral), and the overall net amount after considering amounts that have not been offset. The guidance is effective for annual reporting periods beginning on or after January 1, 2013 and interim periods within those annual periods and retrospective application is required. The adoption of this guidance did not have a material impact on our financial statements.

        In January 2013, the FASB issued guidance to clarify the scope of disclosures about offsetting assets and liabilities. The amendments clarify that the scope of guidance issued in December 2011 to enhance disclosures around financial instruments and derivative instruments that are either (1) offset, or (2) subject to a master netting arrangement or similar agreement, irrespective of whether they are offset, applies to derivatives, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset or subject to an enforceable master netting arrangement or similar agreement. The amendments are effective for interim and annual periods beginning on or after January 1, 2013. The adoption of this guidance did not have a material impact on our financial statements.

Accounting Standards Issued but Not Yet Adopted

        In June 2013, the FASB issued guidance to change the assessment of whether an entity is an investment company by developing a new two-tiered approach that requires an entity to possess certain fundamental characteristics while allowing judgment in assessing certain typical characteristics. The fundamental characteristics that an investment company is required to have include the following: (1) it obtains funds from one or more investors and provides the investor(s) with investment management services; (2) it commits to its investor(s) that its business purpose and only substantive activities are investing the funds solely for returns from capital appreciation, investment income or both; and (3) it does not obtain returns or benefits from an investee or its affiliates that are not normally attributable to ownership interests. The typical characteristics of an investment company that an entity should consider before concluding whether it is an investment company include the following: (1) it has more than one investment; (2) it has more than one investor; (3) it has investors that are not related parties of the parent

Reverse Mortgage Investment Trust Inc.

Notes to Financial Statements (Continued)

As of December 31, 2013 and
For the Period from October 29, 2013 (Date of Inception) to December 31, 2013

3. Recent Accounting Pronouncements (Continued)

or the investment manager; (4) it has ownership interests in the form of equity or partnership interests; and (5) it manages substantially all of its investments on a fair value basis. The new approach requires an entity to assess all of the characteristics of an investment company and consider its purpose and design to determine whether it is an investment company.

        The guidance includes disclosure requirements about an entity's status as an investment company and financial support provided or contractually required to be provided by an investment company to its investees. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2013 and earlier application is prohibited. The new guidance prohibits REITs from qualifying for investment company accounting; as such, we have determined that we will not meet the definition of an investment company under this standard when adopted.

4. Income Taxes

        The Company is a limited liability company which has elected to report as a "C" corporation for income tax purposes. In 2014 the Company will elect to be treated as a REIT.

        The Company has a net operating loss ("NOL") for Federal tax purposes, but due to anticipated tax status change in 2014 has fully reserved the tax benefit resulting from this NOL.

        The Company follows ASC Topic 740-10, Income Taxes. This topic provides guidance on the recognition, measurement, classification and disclosures related to uncertain tax positions, along with guidance related to the recording of any interest and penalties. The Company continually evaluates the possible existence of uncertain tax positions. The Company does not have any amount recorded for uncertain income tax positions and does not expect this to change in the next 12 months.

        The Company's major tax jurisdictions are Federal and New Jersey. The statute of limitations is open for all years since the inception of the Company

5. Earnings Per Share

        The following table presents a reconciliation of the earnings and shares of common stock used in calculating basic earnings per share:

For the Period from October 29, 2013 (Date of Inception) to December 31, 2013
Numerator:
Net loss attributable to Reverse Mortgage Investment Trust Inc. common stockholders	$(15,149)

Denominator:
Weighted average number of shares of common stock	89

Net loss attributable per share—Basic and diluted	$(170.21)

Reverse Mortgage Investment Trust Inc.

Notes to Financial Statements (Continued)

As of December 31, 2013 and
For the Period from October 29, 2013 (Date of Inception) to December 31, 2013

6. Legal Contingencies

        From time to time, the Company may become involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial statements and therefore no accrual is required as of December 31, 2013.

7. Subsequent Events

Stock Offering

        On February 13, 2014, the Company issued and sold 15,333,334 shares of its common stock to investors at an offering price of $15.00 per share in reliance on the exemption from the registration requirements of the Securities Act provided by section 4(2) of the Securities Act to (i) qualified institutional buyers, as such term is defined in section 144A under the Securities Act, or (ii) persons outside the United States in offshore transactions in reliance on Regulation S under the Securities Act. The remainder of the Company's shares of common stock was offered pursuant to a private placement to "accredited investors," as such term is defined in Rule 501 under the Securities Act. The amounts raised in the private offering are summarized as follows.

	No. of Shares	Par Value	Additional Paid in Capital	Total
Common stock issued at $.01 par value	15,333,334	$153,333	$229,696,139	$229,849,473
Less:
Initial purchaser's discount and placement fees, and other offering expenses				18,444,422

Net proceeds of Stock Offering				$211,405,051

        Proceeds from the Stock Offering will be used to fund the cash portion of the consideration payable by the Company in connection with its acquisition of RMF (as discussed below), to acquire certain of the Company's target assets, including mortgage-backed securities backed by FHA-insured home equity conversion mortgage ("HECM") loans ("HMBS"), the ultimate principal and interest of which is guaranteed by GNMA, and real estate mortgage investment conduits collateralized by HMBS, and for general business purposes.

Merger with Reverse Mortgage Funding LLC

        RMF is a HECM originator and servicer, which has received GNMA authority to issue and service HMBS and is licensed to originate HECMs in 52 states. The Company intends to acquire RMF through the issuance of $21.78 million of common stock and the payment of $3.22 million cash to the existing members of RMF. The transaction is contingent upon regulatory and state licensing authorities' approval and is anticipated to be completed within 180 days of the Stock Offering described above.

Reverse Mortgage Funding LLC

Balance Sheets

	June 30, 2014	December 31, 2013
	(unaudited)	(a)
ASSETS
Cash	$6,136,454	$5,033,490
Restricted cash	1,250,000	—
Loans held for investment, at fair value	43,903,319	4,847,340
Loans held for investment in HMBS, at fair value	75,883,939	—
Due from Reverse Mortgage Investment Trust, Inc.	546,891	969,853
Prepaid expenses and other assets	1,366,819	212,205
Property and Equipment, net	2,430,192	1,738,020
Real estate—held for sale	1,450,000	1,450,000

TOTAL ASSETS	$132,967,614	$14,250,908

LIABILITIES AND MEMBERS' EQUITY
LIABILITIES
Subordinated note payable to Reverse Mortgage Investment Trust, Inc.	3,888,889	—
Agency HMBS sold, at fair value	74,053,970	—
Borrowings under warehouse facilities	35,847,157	—
Borrowings payable to Reverse Mortgage Investment Trust Inc.	14,000,000	—
Accounts payable and accrued expenses	717,655	587,568

TOTAL LIABILITIES	128,507,671	587,568

Commitments and Contingencies (Note 11)
MEMBERS' EQUITY
Members' capital
Class A Share Units	8,783,760	8,783,760
Class B Share Units	5,611,111	9,500,000
Accumulated deficit	(9,934,928)	(4,620,420)

TOTAL MEMBERS' EQUITY	4,459,943	13,663,340

TOTAL LIABILITIES AND MEMBERS' EQUITY	$132,967,614	$14,250,908

(a)
Amounts were derived from audited financial statements

See notes to the unaudited financial statements.

Reverse Mortgage Funding LLC

Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Interest income
Loans held for investment	$669,687	$—	$754,869	$—
Loans held for investment in HMBS	232,366	—	235,871	—

Total interest income	902,053	—	990,740	—

Interest expense
Secured warehouse borrowings	221,415	—	254,302	—
Agency HMBS issued	202,417	—	205,497	—
Borrowings payable to RMIT	76,484	—	87,534	—
Subordinated note payable to RMIT	96,956	—	133,181	—

Total interest expense	597,272	—	680,514	—

Net interest income	304,781	—	310,226	—
Other income
Origination fees	301,296	—	356,296	—
Unrealized gain on loans held for investment	2,362,320	—	2,689,249	—

Total other income	2,663,616	—	3,045,545	—

Operating expenses
Compensation	2,716,697	1,136,911	4,353,531	1,239,989
Advisory Fees	—	—	2,000,000	—
Computer and internet	133,036	2,069	171,030	5,167
Licensing fees	107,424	21,693	127,360	113,727
Loan Processing	220,604	—	232,724
Marketing and promotion	573,233	—	687,843	—
Professional fees	378,376	23,243	425,496	36,243
Rent	76,778	2,550	131,897	3,825
Servicing	49,664	—	49,664	—
Travel and Entertainment	95,789	12,635	146,828	16,040
Other	215,784	25,534	343,906	41,442

Total operating expenses	4,567,385	1,224,635	8,670,279	1,456,433

Net loss	$(1,598,988)	$(1,224,635)	$(5,314,508)	$(1,456,433)

See notes to the unaudited financial statements.

Reverse Mortgage Funding LLC

Statement of Changes in Members' Equity

For the Six Months ended June 30, 2014 and 2013

(unaudited)

	Share Units Issued		Members' Capital
						Accumulated Deficit	Total Members' Equity
	Class A units	Class B units	Class A units	Class B units	Total
Balance as of January 1, 2013	1,336,956	—	1,336,956	$—	$1,336,956	$(257,935)	$1,079,021
Members' capital contributions of Class A units at $1 par value	7,430,137	—	7,430,137	—	7,430,137	—	7,430,137
Members' capital contributions of Class B units at $5.93 par value	—	1,601,681	—	9,500,000	9,500,000	—	9,500,000
Net loss for the six months ended June 30,	—	—	—	—	—	(1,456,433)	(1,456,433)

Balance as of June 30, 2013	8,767,093	1,601,681	$8,767,093	$9,500,000	$18,267,093	$(1,714,368)	$16,552,725

Balance as of January 1, 2014	8,783,760	1,601,681	8,783,760	9,500,000	18,283,760	(4,620,420)	13,663,340
Net loss for the six months ended June 30, 2014	—	—	—	—	—	(5,314,508)	(5,314,508)
Repurchase of Member's Class B Units @$6.59 per Unit		(590,093)		(3,888,889)	(3,888,889)	—	(3,888,889)

Balance as of June 30, 2014	8,783,760	1,011,588	$8,783,760	$5,611,111	$14,394,871	$(9,934,928)	$4,459,943

See notes to the unaudited financial statements.

Reverse Mortgage Funding LLC

Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,314,508)	$(1,456,433)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	67,450	9,887
Compensation for services in exchange for Members' Capital	—	115
Change in unrealized gain on loans held for investment	(2,689,249)	—
Changes in operating assets and liabilities:
Decrease in due from Reverse Mortgage Investment Trust, Inc.	422,962	—
Increase in prepaid expenses and other assets	(885,218)	(499,427)
Increase (decrease) in accounts payable and accrued expenses	130,087	(153,178)

NET CASH USED IN OPERATING ACTIVITIES	(8,268,476)	(2,099,036)

CASH FLOWS FROM INVESTING ACTIVITIES
Restricted cash	(1,250,000)	—
Acquisition of loans held for investment	(112,520,065)	—
Capitalized software costs	(172,775)	—
Purchases of property and equipment	(586,847)	(712,138)

NET CASH USED IN INVESTING ACTIVITIES	(114,529,687)	(712,138)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' capital contributions	—	16,930,137
Repurchase of Member's Class B Units	(3,888,889)	—
Subordinated Debt from Reverse Mortgage Investment Trust, Inc.	3,888,889	—
Agency HMBS issued	74,053,970	—
Increase in warehouse financing	35,847,157	—
Borrowings from Reverse Mortgage Investment Trust, Inc.	14,000,000	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	123,901,127	16,930,137

Net Increase in cash	1,102,964	14,118,963
Cash at Beginning of Period	5,033,490	1,182,011

Cash at End of Period	$6,136,454	$15,300,974

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$496,024	$—

See notes to the unaudited financial statements.

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

        Reverse Mortgage Funding LLC (the "Company") is a limited liability company organized on July 25, 2012 (Date of Inception) in the state of New Jersey. On September 25, 2012, the Company reorganized as a limited liability company in the state of Delaware. Merger documents were filed on October 23, 2012, with the Delaware limited liability company being the surviving entity.

        The Company's principal business activities consist of originating and purchasing Federal Housing Administration ("FHA") insured reverse mortgages, referred to as Home Equity Conversion Mortgages ("HECMs") for securitization through the Government National Mortgage Association ("Ginnie Mae" or "GNMA") HMBS participation securities program. The Company is an approved Ginnie Mae HMBS issuer and servicer, and as a result may issue securities and service the underlying loans and securities in accordance with Ginnie Mae requirements and regulations.

        The Company is also an FHA approved Title II lender giving the Company the ability to process or service single family loans that will be guaranteed by the FHA. To maintain its FHA and Ginnie Mae approvals the Company must comply with certain regulations set forth by the U.S. Department of Housing and Urban Development ("HUD"), as well as the regulations of the states where the Company conducts its business activities.

        The Company currently operates as one business segment.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Quarterly Presentation

        The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") as contained within the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") for interim financial reporting. In the opinion of management, all adjustments considered necessary for a fair statement of the Company's financial position, results of operations and cash flows have been included and are of a normal recurring nature. The operating results presented for the interim period are not necessarily indicative of the results that may be expected for any other interim period or for the entire year.

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reported period. Significant estimates used in preparing these financial statements include valuation of loans held for investment (under the fair value option) as whole loans and in the form of Agency HMBS issued, the related Agency HMBS issued and real estate held for sale, and the capitalization of software costs. Actual results could vary from the estimates that were used.

Cash and cash equivalents

        The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Cash and Trust Accounts

        As of June 30, 2014, the Company maintains $1,250,000 of restricted cash on deposit with two warehouse lenders in connection with the financing of its loans held for investment.

        Cash assets held in trust on behalf of the Company's Ginnie Mae HMBS issued are maintained in custodial accounts by a federally insured bank. As of June 30, 2014 the cash account balance of $478,080 and related trust liability of $478,080 are not reported on the Company's balance sheet.

Fair Value Option and Revenue Recognition

        HECM loans held for investment are reported at fair value in accordance with ASC Topic 825, Financial Instruments ("ASC 825"). The fair value option was elected for these assets and liabilities as the Company believes fair value best reflects the expected future economic performance of these assets and related liabilities. In accordance with ASC 825, changes in the fair value of HECM loans are recognized as unrealized gains and losses in the statements of operations. For HECMs originated for investment, loan origination fees are recorded by the Company when received and related direct loan origination costs are recognized when incurred. Loans held in the Company's warehouse are recorded at fair value based on committed trades on a loan by loan basis or, in the event the loans are not at that time committed to a trade, fair value will be based on open mandatory trades, and prevailing market conditions. Fair value will also include the estimated fair value of the loans' future cash flows arising from (i) the excess of the note rates over the interest rates and margins sold to an investor, (ii) the residual gain or loss on securitization of future unsecuritized additions to HECM loan balances, and (iii) the cost to meet certain HUD and Ginnie Mae issuer and servicing obligations, including estimates of potential shortfalls in loss claims paid to the Company by FHA.

        See "Valuation of Financial Instruments" below for additional information.

Securitization of HECM Loans

        Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. The Company has determined that the securitization of HECM loans and subsequent sale of the related Ginnie Mae HMBS is not a transfer of a financial asset that may be accounted for a sale.

        The issuance and sale of Ginnie Mae HMBS by the Company are accounted for as a financing activity. The unpaid principal balances of HECM loans that are originated and placed in an Ginnie Mae HMBS that are issued by the Company are reflected on the balance sheet as a whole loan asset, stated at fair value in accordance with ASC Topic 820, Fair Value Measurement ("ASC 820") but, once securitized, are held in an HMBS security. Pursuant to the adoption and implementation of ASC Topic 860, Transfers and Servicing, the Company has elected to measure and carry the value of these assets using the fair value method. Any change to the fair value is recorded in the statements of operations during the period in which the change occurs.

        The cash flows relating to that portion of the HECM loan not yet drawn are recorded at fair value based on the principles set out in "Valuation of Financial Instruments" below. Any premium to, or

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

discount from the anticipated future draws on the loan will is also reflected in fair value, along with any related financial hedging instruments.

Loan Origination Costs and Fees

        Loan origination costs incurred and origination fees received associated with the origination or purchase of loans are recognized when incurred or received, respectively.

Advertising and Promotion

        Advertising costs and television production costs, including celebrity costs, are capitalized in Prepaid expenses and other assets in the balance sheet and amortized over the period during which future benefits are expected to be received. Advertising expense is included in Marketing and promotion expense in the statement of operations.

Loans Held for Investment in HMBS

        Loans securitized into HMBS are treated as a financing. The Company records loans securitized as loans held for investment in a HMBS legal structure, at fair value.

Agency HMBS Sold

        The Company recognizes the proceeds from the sale of HMBS as a secured borrowing. The Company elected to record the secured borrowing, or the HMBS related obligations, at fair value. The yield on the HECM loans and HMBS related obligations are reflected in the statements of operations. Any changes in fair value are recorded in realized or unrealized gain or loss in the statements of operations. The yield on the HMBS obligations includes recognition of contractual interest expense based on the stated interest rates of the HMBS obligations.

Valuation of Financial Instruments

        ASC 820 establishes a framework for measuring fair value in accordance with GAAP and expands financial statement disclosure requirements for fair value measurements. ASC 820 further specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

          Level 1—Valuation techniques in which all significant inputs are quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

          Level 2—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices from markets that are not active for assets or liabilities that are identical or similar to the assets or liabilities being measured. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level II valuation techniques.

          Level 3—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect our assumptions about the assumptions that market participants would use in pricing an asset or liability.

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The level in the fair value hierarchy within which a fair measurement is categorized in its entirety is based on the lowest level input that is significant to the fair value measurement.

        When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company consults independent pricing services or obtains third party broker quotes, provided that there is no ongoing material event that affects the issuer of the securities being valued or the market therefor. If there is such an ongoing event, or if quoted market prices are not available, the Company's management will determine the fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates.

        Valuation techniques for Ginnie Mae HMBS issued by the Company may be based on models that consider the market value of issued HMBS, the estimated cash flows of each security, establish a benchmark yield, and develop a specific spread to the benchmark yield based on the unique attributes of the Ginnie Mae HMBS including, but not limited to, the prepayment speed assumptions (which would take into account estimated defaults, youngest qualifying borrower age, the assignment to the FHA when the loan balance reaches 98% of the maximum claim amount) and other attributes of the collateral underlying such securities. In general, the Company will use the cash flow assumptions and discount rates associated with HMBS market value of a security when a range of independently provided prices and related assumptions are available.

        The HECM loans that the Company originates and securitizes into a Ginnie Mae HMBS are valued based on the similar-asset valuation approach using Level 3 inputs. Because the HECM loans have portions of unused principal limits that may be drawn down in future years, the fair value of such loans also includes an estimate of the future cash flows and the related estimated fair value of those cash flows in excess of or at discount to par. The fair value also includes an estimate of future net Ginnie Mae contractual servicing cash flows (which, upon receipt, are accounted for as interest income in the statement of operations), potential gain or loss on certain future additions to the loan balance and potential credit losses related to Agency HMBS issuer obligations.

Undrawn HECM Loan Commitments

        Undrawn borrower HECM loan commitments are recorded when proceeds are advanced to the borrower under the loan terms, and at that time are recorded in Loans held for investment, at fair value on the Company's balance sheet.

Income Taxes

        The Company is a limited liability company which has elected to report as a partnership for income tax purposes. A partnership is not a tax paying entity for federal income tax purposes. All income or loss is reported on the individual members' income tax returns.

        For tax purposes, the creation and sale of Ginnie Mae HMBS and other securities by the Company, while possibly treated as a financing transaction for GAAP, will be taxable revenue of the Company for tax purposes. This revenue will be reduced by the Company's costs to operate the business. The taxable revenue will consist primarily of the cash premiums paid by the market for Ginnie Mae HMBS or other securities when issued.

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The Company follows ASC Topic 740-10, Income Taxes. This topic provides guidance on the recognition, measurement, classification and disclosures related to uncertain tax positions, along with guidance related to the recording of any interest and penalties. The Company continually evaluates the possible existence of uncertain tax positions. The Company does not have any amounts recorded for uncertain income tax positions and does not expect this to change in the next 12 months.

        The Company's major tax jurisdictions are Federal and New Jersey. The statute of limitations is open for all years since the inception of the Company.

Property and Equipment

        Property and equipment are recorded at cost. The cost of ordinary repairs and maintenance are expensed, while renewals and replacements are capitalized. Depreciation is computed using the straight-line method over the estimated useful life of each asset. When property is disposed of, the asset and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is reflected the statement of operations in the period incurred.

        The Company has capitalized the costs of computer software developed for internal use in accordance with ASC Topic 350-40, Internal-Use Software, which are included with property and equipment. Capitalized software costs consist of purchased software licenses, software development costs, implementation costs, major upgrades and modifications as well as consulting costs for certain projects that qualify for capitalization. The Company expenses costs related to preliminary project assessment, research and development, reengineering, training and application maintenance as they are incurred.

3. RECENTLY ISSUED ACCOUNTING PRONOUCEMENTS

        In January 2014, the FASB issued Accounting Standards Update ("ASU") 2014-04: Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure ("ASU 2014-04"), to reduce diversity in practice by clarifying when an in substance repossession or foreclosure has occurred and when a creditor should derecognize the associated loan receivable and recognize the real estate property. ASU 2014-04 is not expected to have a material effect on the Company's financial statements. The guidance is effective for interim and annual reporting in fiscal years beginning after December 15, 2014.

        In June 2014, the FASB issued ASU No. 2014-11, Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures, which amends the accounting guidance for repurchase-to-maturity transactions and repurchase agreements executed as repurchase financings, and requires additional disclosure about certain transactions by the transferor. The accounting changes and the disclosure requirements for non-public business entities are effective for annual periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. The Company does not anticipate this guidance will have an impact on the Company's financial statements.

4. FAIR VALUES OF ASSETS AND LIABILITIES

        Assets and liabilities accounted for under ASC 825 are measured at fair value. Gains and losses from initial measurement and subsequent changes in fair value are recognized in earnings. The change in fair value related to initial measurement and subsequent changes in fair value for mortgage loans held for investment for which the Company elected the fair value option are included in unrealized gains and losses on loans held for investment in the statements of operations. The balances of assets and liabilities

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

4. FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

measured at fair value on a recurring basis as of June 30, 2014 and December 31, 2013, are summarized in the following tables.

Fair Value Option

        The Company elected fair value accounting for all HECM loans originated or purchased for investment on an instrument by instrument basis. The following table sets forth the Company's financial instruments that were accounted for at fair value on a recurring basis as of June 30, 2014 and December 31, 2013, by level, within the fair value hierarchy.

	June 30, 2014
	Quoted Price in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
Loans held for investment	$—	$—	$43,903,319	$43,903,319
Loans held for investment in HMBS	—	—	75,883,939	75,883,939
Loan rate lock commitments (included in Prepaid expenses and other assets in the Balance Sheet)	—	—	322,495	322,495

Total assets	$—	$—	$120,109,753	$120,109,753

Agency HMBS sold	$—	$74,053,970	$—	$74,053,970

Total liabilities	$—	$74,053,970	$—	$74,053,970

	December 31, 2013
	Quoted Price in Active Markets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
Loans held for investment	$—	$—	$4,847,340	$4,847,340

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

4. FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

        The following table presents additional information for the six months ended June 30, 2014 about the Company's financial instruments which are measured at fair value on a recurring basis for which the Company has utilized Level 3 inputs to determine fair value:

	Six months Ended June 30, 2014
	HECM Loans	IRLCs	Total
Beginning balance	$4,847,340	$44,344	$4,891,684
Loan originations	39,664,180	—	39,664,180
Loan purchases	72,855,885	—	72,855,885
Total unrealized gains included in earnings(1)	2,411,097	278,152	2,689,249
Transfers in and out of Level 3	—	—	—
Other	8,756	—	8,756

Ending balance	$119,787,258	$322,496	120,109,754

(1)
Includes amounts recorded in unrealized gains on loans held for investment in the Statements of operations.

	Six months Ended June 30, 2014
	HECM Loans	IRLCs	Total
The amount of total gains for the period included in statements of operations attributable to the change in unrealized gains relating to assets or liabilities still held at the reporting date:
Six months Ended June 30, 2014	$27,862	$—	$27,862

        Interest income on loans held for investment measured at fair value, is calculated based on the note rate of the loan and is recorded in interest income in the statements of operations.

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

4. FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

        The following tables reflects (a) the differences between the Loans held for investment measured at fair value and the aggregate unpaid principal amount of related HECM loans the Company is contractually entitled to receive at maturity, and (b) the differences between Loans held for investment in HMBS measured at fair value and fair value of the related Agency HMBS issued, as at June 30, 2014 and December 31, 2013.

	June 30, 2014
	Fair Value Carrying Amount	Aggregate Investment in Loans	Net
Loans held for investment, at fair value	$43,903,319	$39,060,479	$4,842,840
Loans held for investment in HMBS, at fair value	75,883,939	74,053,970	$1,829,969

	$119,787,258	$113,114,449	$6,672,809

	December 31, 2013
	Fair Value Carrying Amount	Aggregate Investment in Loans	Net
Loans held for investment, at fair value	$4,847,340	$4,701,761	$145,579

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

4. FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

Quantitative Information about Level 3 Fair Value Measurements

	Fair Value at June 30, 2014	Valuation Technique	Unobservable Input	Range
Loans held for Investment at fair value	$43,903,319	Discounted cash flows	Yield(a)	2.04% - 5.18%
Loans held for investment in HMBS, at fair value	$75,883,939		Duration(b)	7.4 - 8.7 Years
			Monthly prepayment rate(c)	0.37% - 2.46%
			Borrower drawdown pattern as % of initial undrawn(d)	2% or Contractual
Loan rate lock commitments	$322,495		Housing price index annual increase(e)	1.25%
			Future gain on securitization of undrawn principal(f)	0% - 11%
			Foreclosure rate(g)	9%
			Servicer advances(h)	3%
			Cash flow annual discount rate	12%

(a)
Represents the HECM loan note rates. To this input is added the monthly HUD mortgage insurance premium of 1.25% per annum of the unpaid principal balance.

(b)
Effective duration of the HMBS including future loan draws, loan prepayments and assignment of loans to HUD when outstanding principal amount equals or exceeds 98% of the HUD maximum insurance claim at time of origination.

(c)
Prepayment rates are stated monthly and include prepayments from foreclosures, payoffs and assignments to HUD.

(d)
Represents an estimate of when borrowers will draw down their remaining line of credit or the actual contracted term of payments.

(e)
Projected annual increases in the value of HECM loan collateral.

(f)
Estimated future gain on securitization of borrowers' future principal drawdowns, adjusted for product type, loan payoffs, future swap curve, HMBS spread to current HECM yields, cost to service and other potential costs to meet HUD and Ginnie Mae HMBS issuer obligations.

(g)
Estimated annual rate of foreclosure subsequent to the initial 12 months of loan purchase or origination.

(h)
Percentage of portfolio on which Company has advanced corporate funds to pay borrower delinquent taxes and insurance.

Assets And Liabilities Not Measured At Fair Value

        For cash and cash equivalents the recorded values approximate fair value due to their liquid and short term nature. The carrying value of the Subordinated note payable (the note was subsequently forgiven and contributed as additional paid in capital upon acquisition of the Company—See Note 12 for more information) and Borrowings under warehouse facilities and borrowings payable approximates fair value due to their short term nature.

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

5. PROPERTY AND EQUIPMENT

        Major classifications of property and equipment and their respective useful lives as of June 30, 2014 and December 31, 2013 are as follows:

	June 30, 2014	December 31, 2013	Useful lives
Computer software	$1,959,711	$1,511,543	3 - 5 years
Computer and network equipment	366,971	184,175	3 - 5 years
Telecommunication equipment	175,749	77,416	3 - 7 years
Leasehold improvements	35,308	4,983	1 year

TOTAL	2,537,739	1,778,117
Less accumulated depreciation and amortization	107,547	40,097

Property and equipment—net	$2,430,192	$1,738,020

        Depreciation and amortization expense for the three months ended June 2014 and 2013 was $40,598 and $6,508 respectively, and for the six months ended June, 2014 and 2013 was $67,450 and $9,887 respectively, and is included on Other expenses in the statements of operations.

        Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized in the statement of operations is measured by the amount by which the carrying amount exceeds the fair value of assets.

6. SECURED WAREHOUSE BORROWINGS

        The Company maintains loan agreements with financial institutions for the purpose of funding the purchase and securitization of residential mortgages. The borrowings are secured by the underlying mortgages. A summary of the Company's secured borrowings as of June 30, 2014 is as follows:

Credit Limit	Maturity Date	Interest Rate	June 30, 2014
$25,000,000	9-Aug-14	LIBOR + 2.875%	$16,491,114
$50,000,000	20-Oct-14	Greater of LIBOR + 2.75% or 3%	19,356,043

			$35,847,157

        As of June 30, 2014, $35,510,089 of Loan held for investment were pledged as collateral against warehouse borrowings.

        Interest expense reported in the statements of operations associated with the secured borrowings for the three months and six months ended June, 2014 was $221,415 and $254,302 respectively. The Company had no advances under its warehouse facilities as of, or at any time during the year ended, December 31, 2013.

        The Company is required, in accordance with its loan participation agreements, to maintain specific net worth and other financial covenants. As of June 30, 2014, RMF was not in compliance with the tangible

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

6. SECURED WAREHOUSE BORROWINGS (Continued)

net worth requirements of one of its warehouse lenders. The Company has obtained waivers from the lender as of June 30, 2014.

7. RELATED PARTY TRANSACTIONS

        The Company and Reverse Mortgage Investment Trust, Inc. ("RMIT") (See Note 12—Subsequent Events, for further information) entered into an Intercompany Revolving Credit Agreement on April 28, 2014. The terms of the agreement specify a maximum limit on the line of $20 million, a termination date of April 27, 2015, and an interest rate equal to the greater of 10% or the Wall Street Journal daily prime rate plus 1%. During the three and six months ended June 30, 2014 the Company incurred interest expense of $ 76,484 and $87,534 respectively, in the statements of operations, related to this revolving credit line. As at June 30, 2014 the outstanding balance due to RMIT was $14,000,000.

        On February 25, 2014, the Company repurchased 590,093 Member's Class B Units from a Member for a total consideration of $3,888,889, which was recorded as a reduction of Members' Equity. The repurchase was financed by the Company with a Subordinated Note payable to RMIT in 5 years, at 10% annual interest. During the three and six months ended June 30, 2014 the Company incurred interest expense on this note of $96,956 and $133,181 respectively in the statements of operations. The note was forgiven and contributed as additional paid-in capital subsequent to June 30, 2014. See Note 12—Subsequent Events for further information.

        During 2013, a Member contributed real estate with an agreed upon value of $1,450,000, subject to a $500,000 mortgage at the contribution date, and received a distribution of previously contributed cash of $950,000. The terms of the agreement required the Member to use a portion of the distribution to repay the mortgage in full and contribute an additional $50,000 in cash to the Company. As of June 30, 2014, the real estate is unencumbered and currently listed as held for sale. Upon sale of the property, proceeds received in excess of $1,450,000 would be distributed to the Member. Should the net proceeds be less than $1,450,000, the shortfall up to $1,450,000 will be contributed by the Member to the Company. The real estate was sold subsequent to June 30, 2014. See Note 12—Subsequent Events, for further information.

8. AGENCY HMBS SOLD, AT FAIR VALUE

        The Company recognizes the proceeds from the sale of HMBS as a secured borrowing, which is accounted for at fair value. At June 30, 2014, Agency HMBS sold at fair value were $74,053,970. There were no Agency HMBS issued at December 31, 2013. At June 30, 2014 the weighted-average stated interest rate on HMBS related obligations was 3.76%, the average estimated remaining life of the liability was 7.5 years, and $66,165,667 in HECM loans was pledged as collateral to the securitization pools. During the three months and six months ended June 30, 2014, the Company earned interest income of $232,366 and $235,871 respectively and incurred interest expense of $202,417 and $205,497 respectively, relating to Agency HMBS issued, in the statements of operations.

9. MEMBERS' EQUITY

Members' Units

        The interest of members in the Company is divided into and represented by common units of members' interests. On June 28, 2013, the Company amended its operating agreement to make available 75,000,000 units for issuance, divided into two classes of units: Class A Units and Class B Units. Each unit

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

9. MEMBERS' EQUITY (Continued)

entitles the member to equal governance and voting rights. The personal liability of each member is limited to the amount of the member's capital contribution, less any distributions.

        There are 50,000,000 Class A Units with $1.00 par value authorized for issuance by the Company. At June 30, 2014 and December 31, 2013, the Company had 8,783,760 and 2,640,553 Class A issued and outstanding, respectively.

        There are 25,000,000 Class B Units of $5.93 par value authorized for issuance by the Company. At June 30, 2014 the Company had 1,601,681 Class B Units issued and 1,011,588 Class B Units outstanding, respectively. At December 31, 2013 the Company had 1,601,681 Class B Units issued and outstanding. The Class B Units have a cumulative annual rate of return of 6.50% based on the Company's fiscal year. At June 30, 2014, there were no accumulated and undeclared dividends. At any time during the two-year period following June 28, 2015, each Class B Unit is convertible, at the holder's option, into four fully paid and non-assessable Class A Units.

        The Class A Units recorded as equity in exchange for compensation were recorded at the par amount of $1 per unit.

Capital Requirements

        The Company has been approved as a Title II Investing Mortgagee—FHA Mortgagee Number 31180-0000-5. The Company has also been approved as a Title II FHA lender—FHA Number 31850-0000-5. In October, 2013 the Company was also approved as a Ginnie Mae Issuer.

        Effective May 20, 2013, all FHA approved single-family lenders and lenders must have a net worth of $1 million, plus an additional net worth of one percent of the total volume in excess of $25 million of FHA single-family insured mortgages originated, underwritten, purchased, or serviced during the prior fiscal year, up to a maximum required net worth of $2.5 million. For the Ginnie Mae HMBS programs, Issuers must have a minimum net worth of $5,000,000, plus one percent of the total volume of securities issued (and outstanding) and to be issued under commitments granted to the Company by Ginnie Mae.

        The Company is also required to maintain liquid assets (cash, cash equivalents, or other securities readily convertible into cash) of 20% of its required adjusted net worth with a minimum amount of $200,000 and a maximum amount of $500,000 for FHA purposes. Ginnie Mae has a minimum liquidity requirement equal to 20% of its adjusted minimum net worth requirements.

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

9. MEMBERS' EQUITY (Continued)

        As presented below, the Company was in compliance with the minimum net worth and liquidity requirements as of December 31, 2013.

	December 31, 2013
	FHA	Ginnie Mae
Member's equity	$13,663,340	$13,663,340
Unacceptable assets(a)	(963,853)	(963,853)

Adjusted net worth	$12,699,487	$12,699,487

Minimum net worth required	$1,000,000	$5,000,000

Cash	$5,033,490	$5,033,490

Minimum liquidity required	$200,000	$1,000,000

(a)
Unacceptable assets at December 31, 2013 represent the net amount receivable from RMIT.

10. CONCENTRATION OF CREDIT RISK

        Financial instruments that potentially subject the Company to concentrations of risk consist primarily of cash and cash equivalents and loans held for investments.

        The Company maintains its cash accounts at a local bank. The balances are insured by the Federal Deposit Insurance Corporation. At times, the Company's bank balances may exceed insurable limits. Management consistently monitors this risk.

        Loans held for investments represent FHA insured HECM loans which are secured by real property. The effectiveness of the FHA insurance is dependent on the Company maintaining the rules and regulations associated with the origination and servicing of HECM loans under the FHA program. Failure to follow the FHA regulations could result in claims for losses on a HECM loan being denied or curtailed by FHA. The Company has extensive quality control programs to limit this risk.

        The Company's loan production is not materially dependent on a single individual or region as the Company originates, services and securitizes HECM loans which are located throughout the United States.

11. COMMITMENTS AND CONTINGENCIES

        During 2013, the Company entered into agreements to lease its office space under operating leases which expire at the latest on December 31, 2014 and can be terminated by either party with 30 days' notice. Rent expense for the three and six months ended June 30, 2014 was $73,561 and $131,897 respectively and for the three and six months ended June 30, 2013 was $2,550 and $3,825 respectively, and is included in the statements of operations.

        In addition to interest rate lock commitments, the Company, as part of its HECM loan origination and securitization activities, has the obligation to fund further borrower advances (where the borrower has not fully drawn down the HECM loan proceeds available to them), and to additionally fund the payment of the borrowers' obligation to pay HUD their monthly mortgage insurance premium of an annual 1.25% on the unpaid principal balance). Such additional principal draws on a borrower's HECM loan are available

Reverse Mortgage Funding LLC

Notes to Unaudited Financial Statements (Continued)

11. COMMITMENTS AND CONTINGENCIES (Continued)

for securitization into Ginnie Mae HMBS. As of June 30, 2014 the total undrawn HECM loan commitments on loans purchased or originated by the Company is $56,358,881.

        The Company has significant financial and servicing obligations associated with the origination and subsequent securitization of HECM loans into Ginnie Mae HMBS. These obligations include, among others, the requirements to (1) repurchase a loan out of a Ginnie Mae HMBS when the HECM is being assigned to FHA, (2) retain that HECM in the event it is in default and either cure the default prior to assignment to FHA or collect the loan through a collateral sale, (3) advance corporate funds to pay for borrower tax and/or insurance in the event of a borrower default, (4) assume the collateral in the event of a foreclosure if the collateral is not sold within the FHA mandated marketing period, and (5) indemnify FHA against losses if deficiencies are found in the HECM documentation, or the HECM was not originated in accordance with other state and federal requirements. As of June 30, 2014, the Company has not experienced any losses associated with these contingencies.

12. SUBSEQUENT EVENTS

Purchase of the Company by Reverse Mortgage Investment Trust, Inc.

        In January 2014, the Company entered into an agreement and plan of merger in which it had previously agreed to be acquired by Reverse Mortgage Investment Trust, Inc. ('RMIT") a newly formed real estate investment trust managed by executives of the Company. The acquisition of the Company by RMIT was completed on July 11, 2014. The Company became a wholly owned subsidiary of RMIT.

Sale of Real Estate Owned

        On July 30, 2014, the Company received $1,450,000 from the sale of the Real Estate Owned. (See Note 7.)

Other Events

        The Company has evaluated subsequent events from the date of the financial statements of June 30, 2014 through December 19, 2014, the date these financial statements were available to be issued and has determined that there have been no other subsequent events that require recognition or disclosure in the financial statements. Except as described above there were no other material subsequent events that required recognition or additional disclosure in these financial statements.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Reverse Mortgage Funding LLC
Bloomfield, NJ 07003

        We have audited the accompanying financial statements of Reverse Mortgage Funding LLC (the "Company"), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in members' equity, and cash flows for the year ended December 31, 2013 and for the period from July 25, 2012 (Date of Inception) to December 31, 2012 and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reverse Mortgage Funding LLC as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the year ended December 31, 2013 and for the period from July 25, 2012 (Date of Inception) to December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
April 25, 2014

Reverse Mortgage Funding LLC

Balance Sheets

	December 31, 2013	December 31, 2012
ASSETS
Cash	$5,033,490	$1,182,011
Loans held for investment at fair value	4,847,340	—
Due from Reverse Mortgage Investment Trust Inc.	969,853	—
Prepaid expenses and other assets	212,205	14,953
Property and equipment, net	1,738,020	63,021
Real estate—held for sale	1,450,000	—

TOTAL ASSETS	$14,250,908	$1,259,985
LIABILITIES AND MEMBERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$587,568	$154,178

MEMBERS' EQUITY
Members' capital
Class A Share Units	8,783,760	1,336,956
Class B Share Units	9,500,000	—
Accumulated deficit	(4,620,420)	(231,149)

TOTAL MEMBERS' EQUITY	13,663,340	1,105,807

TOTAL LIABILITIES AND MEMBERS' EQUITY	$14,250,908	$1,259,985

See notes to the financial statements

Reverse Mortgage Funding LLC

Statements of Operations

	For the Year Ended December 31, 2013	For the Period from July 25, 2012 (Date of Inception) to December 31, 2012
REVENUES
Unrealized gains on loans held for investment	$189,923	$—
Interest income	16,399	—

TOTAL REVENUES	206,322	—

OPERATING EXPENSES
Compensation	3,343,365	102,964
Legal fees	275,011	74,655
Licensing fees	268,175	12,475
Marketing and promotion	310,529	—
Other expenses	398,513	41,055

TOTAL OPERATING EXPENSES	4,595,593	231,149

NET LOSS	$(4,389,271)	$(231,149)

See notes to the financial statements

Reverse Mortgage Funding LLC

Statement of Changes in Members' Equity

For the year ended December 31, 2013, and
for the Period from July 25, 2012 (Date of
Inception) to December 31, 2012

	Share Units Issued		Members' Capital
	Class A units	Class B units	Class A units	Class B units	Total	Accumulated Deficit	Total Members' Equity
Balance—July 25, 2012 (Date of Inception)	$—	$—	$—	$—	$—	$—	$—
Issuance of Class A Units ($1.00 par)	1,336,956	—	1,336,956	—	$1,336,956	—	1,336,956
Net Loss	—	—	—	—	—	(231,149)	(231,149)

Balance as of December 31, 2012	1,336,956	—	1,336,956	—	1,336,956	(231,149)	1,105,807
Issuance of Class A Units ($1.00 par)	5,595,376	—	5,595,376	—	5,595,376	—	5,595,376
Member's contribution of real estate	1,450,000	—	1,450,000	—	1,450,000	—	1,450,000
Return of Member's cash contribution in exchange for contribution of real estate	(950,000)	—	(950,000)	—	(950,000)	—	(950,000)
Issuance of Class A Units in exchange for services	1,351,428	—	1,351,428	—	1,351,428	—	1,351,428
Issuance of Class B Units ($5.93 par)	—	1,601,681	—	9,500,000	9,500,000	—	9,500,000
Net loss	—	—	—	—	—	(4,389,271)	(4,389,271)

Balance as of December 31, 2013	$8,783,760	$1,601,681	$8,783,760	$9,500,000	$18,283,760	$(4,620,420)	$13,663,340

See notes to the financial statements

Reverse Mortgage Funding LLC

Statements of Cash Flows

	Year Ended December 31, 2013	For the Period from July 25, 2012 (Date of Inception) to December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,389,271)	$(231,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,097	—
Compensation services in exchange for Members' Capital	1,351,428	—
Change in unrealized gain on loans held for investment	(189,923)	—
Changes in operating assets and liabilities:
Increase in due from Reverse Mortgage Investment Trust Inc.	(969,853)	—
Increase in prepaid expenses and other assets	(197,252)	(14,953)
Increase in accounts payable and accrued expenses	433,390	154,178

NET CASH USED IN OPERATING ACTIVITIES	(3,921,384)	(91,924)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of loans held for investment	(4,657,417)	—
Capitalized software costs	(1,484,757)	(26,786)
Purchases of property and equipment	(230,339)	(36,235)

NET CASH USED IN INVESTING ACTIVITIES	(6,372,513)	(63,021)

CASH FLOWS FROM FINANCING ACTIVITIES
Members' capital contributions	15,095,376	1,336,956
Net refund of member's capital cash contribution in exchange for contribution of real estate	(950,000)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	14,145,376	1,336,956

Net Increase in cash	3,851,479	1,182,011
Cash at Beginning of Period	1,182,011	—

Cash at End of Period	$5,033,490	$1,182,011

NONCASH INVESTING ACTIVITIES
Members' capital issued for services and capitalized into software costs	$316,455	$—

Member's contribution of real estate	$1,450,000	$—

See notes to the financial statements

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

        Reverse Mortgage Funding LLC (the "Company") is a limited liability company organized on July 25, 2012 (RMF's date of inception) under the laws of the state of New Jersey. On September 25, 2012, the Company reorganized as a limited liability company under the laws of the state of Delaware. Merger documents were filed on October 23, 2012, with the Delaware limited liability company being the surviving entity.

        The Company's principal business activities consist of originating and purchasing reverse mortgages, referred to as Home Equity Conversion Mortgages ("HECMs") for securitization through the Government National Mortgage Association ("Ginnie Mae") HMBS participation securities program. The Company is an approved Ginnie Mae HMBS issuer and servicer, and as a result may issue securities and service the underlying loans and securities in accordance with Ginnie Mae requirements and regulations.

        The Company is also a FHA approved Title II lender giving the Company the ability to process or service single family loans that will be guaranteed by the FHA. To maintain its FHA and Ginnie Mae approvals, the Company must comply with certain regulations set forth by the U.S. Department of Housing and Urban Development ("HUD"), as well as the regulations of the states where the Company conducts its business activities.

        During the year ended December 31, 2013, the Company purchased HECMs but did not place such loans into an HMBS security. All loans purchased in 2013 are currently held for investment on the balance sheet. There were no loans purchased or originated for the period from July 25, 2012 (Date of Inception) to December 31, 2012.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and the disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reported period. Significant estimates used in preparing these financial statements include valuation of loans held for investment (under the fair value option) and real estate held for sale, and the capitalization of software costs. Actual results could vary from the estimates that were used.

Cash and cash equivalents

        The Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents. As of December 31, 2013 the Company maintains cash on deposit with one of its warehouse lenders in connection with the financing of its loans held for investment. The balance of such cash is currently not restricted for use by the Company.

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012 (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In June 2013, the Company opened a principal and interest custodial account in accordance with Ginnie Mae requirements for issuers of mortgage-backed securities. As of December 31, 2013 this account was inactive and held no cash.

Fair Value Option and Revenue Recognition

        HECMs held for investment are reported at fair value in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 825, Financial Instruments ("ASC 825"). In accordance with ASC 825, changes in the fair value of HECMs are recognized as unrealized gains and losses in the statement of operations. For HECMs originated for investment, loan origination fees are recorded by the Company when received and related direct loan origination costs are recognized when incurred. Loans held in the Company's warehouse are recorded at fair value based on committed trades on a loan by loan basis or, in the event the loans are not at that time committed to a trade, fair value will be based on open mandatory trades, and prevailing market conditions. Fair value will also include the estimated fair value of the loans' future cash flows arising from (i) the excess of the note rates over the interest rates and margins sold to an investor, (ii) the residual gain or loss on securitization of future unsecuritized additions to HECM balances, and (iii) the cost to meet certain HUD and Ginnie Mae issuer and servicing obligations, including estimates of potential shortfalls in loss claims paid to the Company by FHA.

        See "Valuation of Financial Instruments" below for additional information.

Securitization of HECMs

        Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. The Company has determined that it is probable that the securitization of HECMs and subsequent sale of the related Ginnie Mae HMBS is not a transfer of a financial asset that may be accounted for a sale.

        The issuance and sale of Ginnie Mae HMBS by the Company will be accounted for as a financing activity. The unpaid principal balances of HECMs that will be originated and placed in an Ginnie Mae HMBS that will be issued by the Company will be reflected on the balance sheet as a whole loan asset, stated at fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures ("ASC 820") but, once securitized, are held in an HMBS security.

        Pursuant to the adoption and implementation of ASC Topic 860, Transfers and Servicing, the Company will elect to measure and carry the value of these assets using the fair value method. Any change to the fair value is recorded in earnings during the period in which the change occurs.

        The cash flows relating to that portion of the HECM not yet drawn will be valued at fair value based on the principles set out in "Valuation of Financial Instruments" below. Any premium to, or discount from the anticipated future draws on the loan will also be reflected in fair value, along with any related financial hedging instruments.

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012 (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loan Origination Costs and Fees

        Loan origination costs incurred and origination fees received associated with the origination or purchase of loans are recognized when incurred or received, respectively.

Advertising and Promotion

        Advertising costs are charged to operations when incurred. Television production costs, including celebrity costs, are capitalized in Prepaid expenses and other assets in the balance sheet and amortized over the period during which future benefits are expected to be received. Advertising expense is included in Marketing and promotion expense in the statement of operations.

Valuation of Financial Instruments

        ASC 820 establishes a framework for measuring fair value in accordance with GAAP and expands financial statement disclosure requirements for fair value measurements. ASC 820 further specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

  •
  Level I—Valuation techniques in which all significant inputs are quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

  •
  Level II—Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices from markets that are not active for assets or liabilities that are identical or similar to the assets or liabilities being measured. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level II valuation techniques.

  •
  Level III—Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect our assumptions about the assumptions that market participants would use in pricing an asset or liability.

The level in the fair value hierarchy within which a fair measurement is categorized in its entirety is based on the lowest level input that is significant to the fair value measurement.

        When available, the Company uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Company consults independent pricing services or obtains third party broker quotes, provided that there is no ongoing material event that affects the issuer of the securities being valued or the market therefor. If there is such an ongoing event, or if quoted market prices are not available, the Company's management will determine the fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates.

        Valuation techniques for Ginnie Mae HMBS issued by the Company may be based on models that consider the market value of issued HMBS, the estimated cash flows of each security, establish a benchmark yield, and develop a specific spread to the benchmark yield based on the unique attributes of the Ginnie Mae HMBS including, but not limited to, the prepayment speed assumptions (which would take into account estimated defaults, youngest qualifying borrower age, the assignment to the FHA when

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012 (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the loan balance reaches 98% of the maximum claim amount) and other attributes of the collateral underlying such securities.

        The HECMs that the Company originates and securitizes into a Ginnie Mae HMBS are valued based on the similar-asset valuation approach using both Level III inputs. Because the HECMs have portions of unused principal limits that may be drawn down in future years, the fair value of such loans also includes an estimate of the future cash flows and the related estimated fair value of those cash flows in excess of or at discount to par. The fair value also includes an estimate of future net servicing cash flows, potential gain or loss on certain future additions to the loan balance and potential credit losses related to issuer obligations.

Undrawn HECM Commitments

        Undrawn borrower HECM commitments are recorded when proceeds are advanced to the borrower under the loan terms, and at that time are recorded in Loans held for investment, at fair value.

Income Taxes

        The Company is a limited liability company which has elected to report as a partnership for income tax purposes. A partnership is not a tax paying entity for federal income tax purposes. All income or loss is reported on the individual members' income tax returns.

        For tax purposes, the creation and sale of Ginnie Mae HMBS and other securities by the Company, while possibly treated as a financing transaction for GAAP, will be taxable revenue of the Company for tax purposes. This revenue will be reduced by the Company's costs to operate the business. The taxable revenue will consist primarily of the cash premiums paid by the market for Ginnie Mae HMBS or other securities when issued.

        The Company follows ASC Topic 740-10, Income Taxes. This topic provides guidance on the recognition, measurement, classification and disclosures related to uncertain tax positions, along with guidance related to the recording of any interest and penalties. The Company continually evaluates the possible existence of uncertain tax positions. The Company does not have any amounts recorded for uncertain income tax positions and does not expect this to change in the next 12 months.

        The Company's major tax jurisdictions are Federal and New Jersey. The statute of limitations is open for all years since the inception of the Company.

Property and Equipment

        Property and equipment are recorded at cost. The cost of ordinary repairs and maintenance are expensed, while renewals and replacements are capitalized. Depreciation is computed using the straight-line method over the estimated useful life of each asset. When property is disposed of, the asset and related accumulated depreciation are removed from the accounts. Any resulting gain or loss is reflected in operations in the period incurred.

        The Company has capitalized the costs of computer software developed for internal use in accordance with ASC Topic 350-40, Internal-Use Software, and are included with property and equipment. Capitalized software costs consist of purchased software licenses, software development costs, implementation costs,

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012 (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

major upgrades and modifications as well as consulting costs for certain projects that qualify for capitalization. The Company expenses costs related to preliminary project assessment, research and development, reengineering, training and application maintenance as they are incurred.

3. RECENTLY ISSUED ACCOUNTING PRONOUCEMENTS

        In December 2011, the FASB issued Accounting Standards Update ("ASU") No. 2011-11: Disclosures about Offsetting Assets and Liabilities ("ASU 2011-11") which requires new disclosures about balance sheet offsetting and related arrangements. For derivatives and financial assets and liabilities, the amendment requires disclosure of gross asset and liability amounts, amounts offset on the balance sheet, and amounts subject to offsetting requirements but not offset on the balance sheet. In addition, in January 2013, the FASB issued ASU No. 2013-01: Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, ("ASU No. 2013-01") which addresses implementation issues regarding ASU 2011-11 and is effective for annual reporting periods beginning on or after January 1, 2013 and interim periods within those annual periods. ASU No. 2013-01 is to be applied retrospectively for all comparative periods presented and did not amend the circumstances in which the Company offsets its derivative positions. The adoption of ASU No. 2013-01 did not have a material effect on the Company's financial statements.

        In January 2014, the FASB issued ASU 2014-04: Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure ("ASU 2014-04"), to reduce diversity in practice by clarifying when an in substance repossession or foreclosure has occurred and when a creditor should derecognize the associated loan receivable and recognize the real estate property. ASU 2014-04 is not expected to have a material effect on the Company's financial statements.

4. FAIR VALUES OF ASSETS AND LIABILITIES

        The balance of assets measured at fair value on a recurring basis as of December 31, 2013, is summarized in the following table:

	Quoted Price in Active Markets (Level I)	Significant Observable Inputs (Level II)	Significant Unobservable Inputs (Level III)	Total Fair Value
Loans held for investment	$—	$—	$4,847,340	$4,847,340

Fair Value Option

        The Company elected fair value accounting for substantially all forms of HECMs originated or purchased for investment on an instrument by instrument basis. The following table reflects the differences between the amount of mortgages held for investment measured at fair value and the aggregate unpaid principal amount the Company is contractually entitled to receive at maturity.

        Assets and liabilities accounted for under ASC 825 are measured at fair value. Gains and losses from initial measurement and subsequent changes in fair value are recognized in earnings. The change in fair value related to initial measurement and subsequent changes in fair value for mortgage loans held for investment for which the Company elected the fair value option are included in unrealized gains and losses on loans held for investment in the statement of operations.

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012 (Continued)

4. FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

        Interest income on loans held for investment measured at fair value, is calculated based on the note rate of the loan and is recorded in interest income in the statement of operations.

	Fair Value Carrying Amount	Aggregate Investment in Loans	Net
Loans held for investment reported at fair value at December 31, 2013	$4,847,340	$4,701,761	$145,579

Quantitative Information about Level III Fair Value Measurements

	Fair Value at December 31, 2013	Valuation Technique	Unobservable Input	Range
Loans held for Investment at fair value	$4,847,340	Discounted cash flows(i)	Yield(a)	2.04% - 5.18%
			Duration(b)	7.4 - 8.7 Years
			Monthly prepayment rate(c)	0.37% - 2.46%
			Borrower drawdown pattern as	2% or Contractual
			% of initial undrawn(d)
			Housing price index annual	1.25%
			increase(e)
			Future gain on securitization	0% - 11%
			of undrawn principal(f)
			Foreclosure rate(g)	9%
			Servicer advances(h)	3%
			Cash flow annual discount rate	12%

(a)
Represents the HECM note rates. To this input is added the monthly HUD mortgage insurance premium of annualized 1.25% on unpaid principal balance

(b)
Effective duration of the HMBS including future loan draws, loan prepayments and assignment of loans to HUD when outstanding principal amount equals or exceeds 98% of the HUD maximum insurance claim at time of origination.

(c)
Prepayment rates are stated monthly and include prepayments from foreclosures, payoffs and assignments to HUD.

(d)
Represents an estimate of when borrowers will draw down their remaining line of credit or the actual contracted term of payments.

(e)
Projected annual increases in the value of HECM collateral.

(f)
Estimated future gain on securitization of borrowers' future principal drawdowns, adjusted for product type, loan payoffs, future swap curve, HMBS spread to current HECM yields, cost to service and other potential costs to meet HUD and Ginnie Mae HMBS issuer obligations.

(g)
Estimated annual rate of foreclosure subsequent to the initial 12 months of loan purchase or origination.

(h)
Percentage of portfolio on which Company has advanced corporate funds to pay borrower delinquent taxes and insurance

(i)
The discounted cash flow approach may be substituted by using an available HMBS market price specific to certain loans that have cash flows that are, or are intended to be securitized into HMBS. As of December 31, 2013, $4,762,941 of fair value of loans held for investment on the Balance Sheet were valued based on HMBS price indications.

Assets and liabilities not measured at fair value

        For cash and cash equivalents the recorded values approximate fair value due to their liquid and short term nature.

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012 (Continued)

5. PROPERTY AND EQUIPMENT

        Major classifications of property and equipment and their respective useful lives as of December 31, 2013 and 2012 are summarized as follows:

	December 31, 2013	December 31, 2012	Useful lives
Computer software	$1,511,543	$26,786	3 - 5 years
Computer and network equipment	184,175	36,235	3 - 5 years
Telecommunication equipment	77,416	—	3 - 7 years
Leasehold improvements	4,983	—	1 year

Total	1,778,117	63,021
Less accumulated depreciation and amortization	40,097	—

Property and equipment—net	$1,738,020	$63,021

        Depreciation and amortization expense for the year ended December 31, 2013 was $40,097.

        Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparing the carrying amount to future net undiscounted cash flows expected to be generated by the related asset. If such assets are considered to be impaired, the impairment to be recognized in the statement of operations is measured by the amount by which the carrying amount exceeds the fair value of assets.

6. SECURED WAREHOUSE BORROWINGS

        The Company maintains loan agreements with financial institutions for the purpose of funding the purchase and securitization of residential mortgages. The borrowings are secured by the underlying mortgages. There were no borrowings under these facilities during the year ended December 31, 2013 or during the period from July 25, 2012 (date of inception) to December 31, 2012.

        A summary of the secured borrowings as of December 31, 2013 and 2012 is as follows:

Credit Limit	Maturity Date	Interest rate	2013	2012
$25,000,000	August 9, 2014	LIBOR + 2.875%	$—	$—
$50,000,000	October 20, 2014	Greater of LIBOR +2.75% or 3%	$—	$—

        The Company is required, in accordance with its loan participation agreements, to maintain specific net worth and other financial covenants. As of December 31, 2013, the Company was in compliance with its covenants.

        The Company holds cash in an operating account at UBS Real Estate Securities Inc. as collateral for obligations under the loan participation agreements. The Company can withdraw funds from the account or add funds to the account once per week. If the quarterly average balance falls below the minimum balance requirement of $375,000, the Company will be required to pay an additional fee on the deficit amount.

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012 (Continued)

7. MEMBERS' EQUITY

Members' Units

        The interest of members in the Company is divided into and represented by common units of members' interests. On June 28, 2013, the Company amended its operating agreement to make available 75,000,000 units for issuance, divided into two classes of units: Class A Units and Class B Units. Each unit entitles the member to equal governance and voting rights. The personal liability of each member is limited to the amount of the member's capital contribution, less any distributions.

        There are 50,000,000 Class A Units with $1.00 par value authorized for issuance by the Company. At December 31, 2013 and 2012, the Company had 8,783,760 and 1,336,956 Class A Units issued and outstanding, respectively.

        There are 25,000,000 Class B Units of $5.93 par value authorized for issuance by the Company. At December 31, 2013 the Company had 1,601,681 Class B Units issued and outstanding. There were no Class B Units issued or outstanding at December 31, 2012. The Class B Units have a cumulative annual rate of return of 6.50% based on the Company's fiscal year. At December 31, 2013, accumulated and undeclared dividends aggregated approximately $53,000. At any time during the two-year period following June 28, 2015, each Class B Unit is convertible, at the holder's option, into four fully paid and non-accessible Class A Units.

Members' Capital Contributions

        As of January 1, 2013, Members began contributing services to the Company in exchange for Members' Units in lieu of salary. The total amount attributable to such services was $1,351,428 for the year ended December 31, 2013.

        During 2013, a member contributed real estate with an agreed upon value of $1,450,000, subject to a $500,000 mortgage at the contribution date, and received a distribution of previously contributed cash of $950,000. The terms of the agreement required the Member to use a portion of the distribution to repay the mortgage in full and contribute an additional $50,000 in cash to the Company. As of December 31, 2013, the real estate is unencumbered and currently listed as held for sale. Upon sale of the property, proceeds received in excess of $1,450,000 would be distributed to the Member. Should the net proceeds be less than $1,450,000, the shortfall up to $1,450,000 will be contributed by the Member to the Company.

Capital Requirements

        The Company has been approved as a Title II Investing Mortgagee—FHA Mortgagee Number 31180-0000-5. The Company has also been approved as a Title II FHA lender—FHA Number 31850-0000-5. In October, 2013 the Company was also approved as a Ginnie Mae Issuer. As such, the Company will be subject to certain minimum net worth requirements.

8. CONCENTRATION OF CREDIT RISK

        The Company maintains its cash accounts at a local bank. The balances are insured by the Federal Deposit Insurance Corporation. At times, the Company's bank balances may exceed insurable limits. Management consistently monitors this risk. Financial instruments that potentially subject the Company to credit risk consist principally of cash on deposit.

Reverse Mortgage Funding LLC

Notes to Financial Statements for the Year ended December 31, 2013 and for the Period from
July 25, 2012 (Date of Inception) to December 31, 2012 (Continued)

9. COMMITMENTS AND CONTINGENCIES

        During 2013, the Company entered into agreements to lease its office space under operating leases which expire at the latest on December 31, 2014 and can be terminated by either party with 30 days' notice. Rent expense of $48,017 was recorded in other operating expenses for the year ended December 31, 2013.

        In addition to interest rate lock commitments, the Company, as part of its HECM origination and securitization activities, has the obligation to fund further borrower advances (where the borrower has not fully drawn down the HECM proceeds available to them), and to additionally fund the payment of the borrowers' obligation to pay HUD their monthly mortgage insurance premium of an annual 1.25% on the unpaid principal balance). Such additional principal draws on a borrower's HECM are available for securitization into Ginnie Mae HMBS. As of December 31, 2013 the total undrawn HECM commitments on loans purchased or originated by the Company is $1,293,685.

10. SUBSEQUENT EVENTS

Merger of Company

        In January 2014, the Company entered into an agreement and plan of merger (the "Merger") in which it has agreed to be acquired by Reverse Mortgage Investment Trust Inc. ("RMIT"), a newly formed real estate investment trust managed by executives of the Company. The transaction is contingent upon RMIT obtaining the necessary regulatory approvals. Upon approval and pursuant to the Merger, the Company will become a wholly owned subsidiary of RMIT. The transaction is anticipated to close during the second quarter of 2014.

        Pursuant to the proposed Merger the Company has advanced funds to RMIT to pay for initial legal and other costs associated with the formation of RMIT and its capital raising activities. These amounts, reflected as Due from Reverse Mortgage Investment Trust Inc. on the Balance Sheet, were repaid to the Company in February 2014.

Members' Capital Contribution

        On February 25, 2014, the Company repurchased 590,093 Member's Class B Units from a Member for a total consideration of $3,888,889, which was recorded as a reduction of Members' Equity. The repurchase was financed by the Company with a Subordinated Note payable to RMIT in 5 years, at 10% annual interest. The note is repayable at the earlier of the consummation of the Merger or upon the subordinated note's due date.

Other Events

        The Company has evaluated subsequent events through April 25, 2014, the date which the financial statements were available for issue. Except as described above there were no other material subsequent events that required recognition or additional disclosure in these financial statements.

        Until                            , 2015 (25 days after the date of this prospectus), all dealers that effect buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                Shares

of

Common Stock

PROSPECTUS

FBR

                        , 2015

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other expenses of issuance and distribution.

        The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee		$11,620
New York Stock Exchange application fee	$		*
FINRA filing fee		$15,500
Legal fees and expenses (including Blue Sky fees)*	$		*
Accounting fees and expenses*	$		*
Printing and engraving expenses*	$		*
Transfer agent fees and expenses*	$		*
Miscellaneous	$		*

Total	$		*

*
To be furnished by amendment.

Item 32.    Sales to Special Parties.

        None.

Item 33.    Recent Sales of Unregistered Securities.

        On October 29, 2013, in connection with the formation of Reverse Mortgage Investment Trust Inc. (the "Company"), the Company issued 100 shares of its common stock, par value $0.01 per share ("Common Stock"), to Craig M. Corn for $1,500. Such issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof.

        On February 13, 2014, the Company issued 13,098,333 shares of its Common Stock to FBR Capital Markets & Co. ("FBR"), as initial purchaser, at a price of $13.95 per share in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. FBR resold all of these shares of Common Stock to (i) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. On the same day, the Company sold 2,235,001 shares of its Common Stock to "accredited investors" (as defined in Rule 501(a) under the Securities Act) at a price of $15.00 per share pursuant to a private placement with FBR acting as placement agent. FBR received a placement fee of $1.05 per share for such shares of Common Stock. Net proceeds from the offering, after deducting the initial purchaser's discount and placement fees and the offering expenses, were approximately $211.4 million.

        On February 13, 2014 and April 23, 2014, the Company granted an aggregate of 450,000 shares of its restricted Common Stock to certain of its executive officers pursuant to the Company's 2014 Equity Incentive Plan and an aggregate of 10,000 shares of its restricted Common Stock to certain of its executive officers and other personnel pursuant to the Company's 2014 Equity Incentive Plan, respectively. In addition, on                        , 2014, the Company granted                        shares of its restricted Common Stock to its independent directors as part of their annual directors' fees pursuant to the Company's 2014

Equity Incentive Plan. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

        On                        , 2015, the Company issued 125 shares of its 12.5% Series A Cumulative Redeemable Non-Voting Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock"), to "accredited investors" (as defined in Rule 501(a) under the Securities Act) at a price of $1,000 per share for a total of $            of proceeds, net of offering costs, in reliance on the exemption from the registration requirements of the Securities Act pursuant to Regulation D. The Series A Preferred Stock rank senior to the Company's Common Stock with respect to dividend and redemption rights and rights upon liquidation, dissolution or winding up of the Company. The shares of Series A Preferred Stock are cumulative, non-voting, do not have any maturity date and are not subject to mandatory redemption. The Company may, at its option, redeem the Series A Preferred Stock from time to time, in whole or in part, by payment of $1,000 per share, plus any accumulated, accrued and unpaid distributions through the date of redemption, plus a redemption premium of $100 per share if redeemed before                         .

Item 34.    Indemnification of directors and officers.

        Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

        The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, we may not indemnify a director or officer in a suit by us or on our behalf in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

  •
  In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, manager, member or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us to indemnify and advance expenses to (i) any individual who served our predecessor in any of the capacities described above and (ii) any employee or agent of our company or a predecessor of our company.

        We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.    Treatment of proceeds from stock being registered.

        None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial statements and exhibits.

(a)
Financial Statements.

        See page F-1 for an index to the financial statements and schedules included in this registration statement.

(b)
Exhibits.    The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit number		Exhibit description
1.1	†	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated as of February 6, 2014, by and among Reverse Mortgage Investment Trust Inc., RMF Merger Sub LLC, Reverse Mortgage Funding LLC and the parties listed on Exhibit A thereto.
2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of February 10, 2014, by and among Reverse Mortgage Investment Trust Inc., RMF Merger Sub LLC, Reverse Mortgage Funding LLC and the parties listed on Exhibit A thereto.
3.1		Articles of Amendment and Restatement of Reverse Mortgage Investment Trust Inc.
3.2	†	Articles Supplementary of Reverse Mortgage Investment Trust Inc.

Exhibit number		Exhibit description
3.3		Bylaws of Reverse Mortgage Investment Trust Inc.
4.1	†	Specimen Common Stock Certificate of Reverse Mortgage Investment Trust Inc.
4.2		Registration Rights Agreement, dated February 13, 2014, by and among Reverse Mortgage Investment Trust Inc., FBR Capital Markets & Co. and the parties listed thereto.
5.1	†	Opinion of Clifford Chance US LLP (including consent of such firm).
8.1	†	Tax Opinion of Clifford Chance US LLP (including consent of such firm).
10.1		2014 Reverse Mortgage Investment Trust Inc. Equity Incentive Plan.
10.2		Strategic Services Agreement, dated February 6, 2014, by and among Reverse Mortgage Investment Trust Inc., Reverse Mortgage Funding LLC and Brean Capital, LLC.
10.3	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and Craig M. Corn.
10.4	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and David Peskin.
10.5	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and Robert V. Sivori.
10.6	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and St. John Bannon.
10.7	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and Timothy A. Isgro.
10.8	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and Richard Jensen.
10.9		Form of Indemnification Agreement.
10.10		Form of Restricted Stock Award Agreement.
21.1	†	List of subsidiaries of Reverse Mortgage Investment Trust Inc.
23.1	†	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.2	†	Consent of Clifford Chance US LLP (included in Exhibit 8.1).
23.3		Consent of Deloitte & Touche LLP for Reverse Mortgage Investment Trust Inc.
23.4		Consent of Deloitte & Touche LLP for Reverse Mortgage Funding LLC.
24.1		Power of Attorney (included on signature page).

†
To be filed by amendment.

Item 37.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  (b)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c)
  The undersigned registrant hereby further undertakes that:

            (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bloomfield, State of New Jersey, on December 19, 2014

REVERSE MORTGAGE INVESTMENT TRUST INC.
By:	/s/ CRAIG M. CORN
	Name:	Craig M. Corn
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig M. Corn and Richard C. Jensen, Jr. and each of them, with full power to act without the other, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title

By:	/s/ CRAIG M. CORN Craig M. Corn	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 19, 2014
By:	/s/ ST. JOHN BANNON St. John Bannon	Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	December 19, 2014
By:	/s/ DAVID PESKIN David Peskin	Director and President	December 19, 2014
By:	/s/ BRADLEY D. BELT Bradley D. Belt	Director	December 19, 2014
By:	/s/ STEVEN BOYD Steven Boyd	Director	December 19, 2014

Signatures		Title

By:	/s/ ROBERT M. FINE Robert M. Fine	Director	December 19, 2014
By:	/s/ BRIAN D. MONTGOMERY Brian D. Montgomery	Director	December 19, 2014
By:	/s/ ROBERT J. MUELLER Robert J. Mueller	Director	December 19, 2014
By:	/s/ MIKHAIL RADIK Mikhail Radik	Director	December 19, 2014
By:	/s/ VICTOR M. ROSENZWEIG Victor M. Rosenzweig	Director	December 19, 2014

EXHIBIT INDEX

Exhibit number		Exhibit description
1.1	†	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger, dated as of February 6, 2014, by and among Reverse Mortgage Investment Trust Inc., RMF Merger Sub LLC, Reverse Mortgage Funding LLC and the parties listed on Exhibit A thereto.
2.2
Amendment No. 1 to Agreement and Plan of Merger, dated as of February 10, 2014, by and among Reverse Mortgage Investment Trust Inc., RMF Merger Sub LLC, Reverse Mortgage Funding LLC and the parties listed on Exhibit A thereto.
3.1		Articles of Amendment and Restatement of Reverse Mortgage Investment Trust Inc.
3.2	†	Articles Supplementary of Reverse Mortgage Investment Trust Inc.
3.3		Bylaws of Reverse Mortgage Investment Trust Inc.
4.1	†	Specimen Common Stock Certificate of Reverse Mortgage Investment Trust Inc.
4.2		Registration Rights Agreement, dated February 13, 2014, by and among Reverse Mortgage Investment Trust Inc., FBR Capital Markets & Co. and the parties listed thereto.
5.1	†	Opinion of Clifford Chance US LLP (including consent of such firm).
8.1	†	Tax Opinion of Clifford Chance US LLP (including consent of such firm).
10.1		2014 Reverse Mortgage Investment Trust Inc. Equity Incentive Plan.
10.2		Strategic Services Agreement, dated February 6, 2014, by and among Reverse Mortgage Investment Trust Inc., Reverse Mortgage Funding LLC and Brean Capital, LLC.
10.3	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and Craig M. Corn.
10.4	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and David Peskin.
10.5	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and Robert V. Sivori.
10.6	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and St. John Bannon.
10.7	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and Timothy A. Isgro.
10.8	†	Employment Agreement, dated February 13, 2014, by and between Reverse Mortgage Investment Trust Inc. and Richard Jensen.
10.9		Form of Indemnification Agreement.
10.10		Form of Restricted Stock Award Agreement.
21.1	†	List of subsidiaries of Reverse Mortgage Investment Trust Inc.
23.1	†	Consent of Clifford Chance US LLP (included in Exhibit 5.1).
23.2	†	Consent of Clifford Chance US LLP (included in Exhibit 8.1).
23.3		Consent of Deloitte & Touche LLP for Reverse Mortgage Investment Trust Inc.
23.4		Consent of Deloitte & Touche LLP for Reverse Mortgage Funding LLC.
24.1		Power of Attorney (included on signature page).

†
To be filed by amendment.